PROSPECTUS SUPPLEMENT DATED June 14, 2006
(For use with prospectus dated June 14, 2006)

                                  $749,959,000
                                 (Approximate)
                               INDYMAC MBS, INC.
                                   DEPOSITOR

                           [INDYMACBANK, F.S.B. LOGO]

                          SPONSOR, SELLER AND SERVICER

                 HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                              SERIES INABS 2006-C
                                 ISSUING ENTITY

 DISTRIBUTIONS PAYABLE ON THE 25TH DAY OF EACH MONTH OR THE NEXT BUSINESS DAY,
                             BEGINNING IN JULY 2006
                             ----------------------

    The issuing entity will hold a pool of conforming and non-conforming balance, sub-prime mortgage loans and will issue certificates including the following classes of certificates being offered pursuant to this prospectus supplement and the accompanying prospectus:

                            INITIAL CLASS             PASS-                                UNDERWRITING
                             CERTIFICATE             THROUGH             PRICE TO          DISCOUNT AND         PROCEEDS TO
                             BALANCE(1)            RATE(2)(3)             PUBLIC           COMMISSIONS          COMPANY(4)
                             ----------            ----------             ------           -----------          ----------
1A...................       $153,737,000            Variable             100.0000%            0.2000%             99.8000%
2A...................       $153,334,000            Variable             100.0000%            0.2000%             99.8000%
3A-1.................       $126,609,000            Variable             100.0000%            0.2500%             99.7500%
3A-2.................       $ 73,202,000            Variable             100.0000%            0.2500%             99.7500%
3A-3.................       $ 75,754,000            Variable             100.0000%            0.2500%             99.7500%
3A-4.................       $ 32,115,000            Variable             100.0000%            0.2500%             99.7500%
M-1..................       $ 29,110,000            Variable             100.0000%            0.2500%             99.7500%
M-2..................       $ 25,662,000            Variable             100.0000%            0.2500%             99.7500%
M-3..................       $ 15,321,000            Variable             100.0000%            0.2500%             99.7500%
M-4..................       $ 13,789,000            Variable             100.0000%            0.2500%             99.7500%
M-5..................       $ 13,406,000            Variable             100.0000%            0.2500%             99.7500%
M-6..................       $ 12,257,000            Variable             100.0000%            0.2500%             99.7500%
M-7..................       $ 11,874,000            Variable             100.0000%            0.2500%             99.7500%
M-8..................       $  8,810,000            Variable             100.0000%            0.2500%             99.7500%
M-9..................       $  4,979,000            Variable             100.0000%            0.2500%             99.7500%

(1) Subject to a permitted variance in the aggregate of 5%.

(2) As described under 'Description of the Certificates -- Distributions' in this prospectus supplement, the pass-through rates of the certificates are subject to a Net-WAC rate cap and a maximum cap.

(3) The pass-through rates on the Class A and Subordinated Certificates are based on one-month LIBOR plus an applicable margin and are subject to increase as described under 'Description of the Certificates -- Pass-Through Rates' in this prospectus supplement.

(4) Before deducting expenses.

--------------------------------------------------------------------------------
 CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

 THE CERTIFICATES REPRESENT OBLIGATIONS OF THE ISSUING ENTITY ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF INDYMAC MBS, INC., INDYMAC BANK, F.S.B., OR ANY OF THEIR AFFILIATES.

 THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------

    This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

    Credit enhancement for the offered certificates will consist of:

      Excess interest and overcollateralization as described in this prospectus supplement under 'Description of the Certificates --
      Overcollateralization;' and

      Subordination of payments and the application of realized losses to certain classes of offered certificates as described in this prospectus supplement under 'Yield, Prepayment and Maturity Considerations -- Subordinated Certificates.'

      A mortgage pool policy as described in this prospectus supplement under 'Description of the Certificates -- The Pool Policy.'

    The holders of the offered certificates will also have the benefit of an interest rate swap agreement as described in this prospectus supplement under 'Description of the Certificates -- Interest Rate Swap Agreement.'

    Neither the seller and servicer nor the depositor is a, nor are either of them affiliated with any, government agency, instrumentality or government sponsored enterprise. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

    Credit Suisse Securities (USA) LLC, UBS Securities LLC, Greenwich Capital Markets, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Inc., as underwriters, will purchase the offered certificates from the depositor. Delivery of the certificates will take place in book-entry form on or about June 15, 2006.

          CREDIT SUISSE                            UBS INVESTMENT BANK
                      (CO-LEAD MANAGERS AND BOOK-RUNNERS)

      RBS GREENWICH CAPITAL         LEHMAN BROTHERS         MORGAN STANLEY
                                 (CO-MANAGERS)

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                              PROSPECTUS SUPPLEMENT

SUMMARY ...............................................................     S-4
RISK FACTORS ..........................................................    S-14
THE MORTGAGE POOL .....................................................    S-26
   GENERAL ............................................................    S-26
   MORTGAGE LOAN STATISTICS ...........................................    S-28
   CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING
      ACCOUNTS ........................................................    S-29
   ASSIGNMENT OF THE MORTGAGE LOANS ...................................    S-31
THE ORIGINATOR AND THE SELLER .........................................    S-33
   THE ORIGINATOR AND THE SELLER ......................................    S-33
   ORIGINATION PROCESS ................................................    S-33
   UNDERWRITING STANDARDS .............................................    S-34
SERVICING OF MORTGAGE LOANS ...........................................    S-36
   THE SERVICER .......................................................    S-36
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES .....................    S-37
   ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN
     PREPAID MORTGAGE LOANS ...........................................    S-37
   ADVANCES ...........................................................    S-37
   CERTAIN MODIFICATIONS AND REFINANCINGS .............................    S-38
   DEFAULT MANAGEMENT SERVICES ........................................    S-38
   CERTAIN MATTERS REGARDING THE SERVICER .............................    S-38
   LIMITATIONS ON LIABILITY ...........................................    S-39
THE SPONSOR ...........................................................    S-39
STATIC POOL DATA ......................................................    S-40
THE DEPOSITOR .........................................................    S-40
THE ISSUING ENTITY ....................................................    S-40
THE TRUSTEE ...........................................................    S-40
AFFILIATIONS AND RELATED TRANSACTIONS .................................    S-42
DESCRIPTION OF THE CERTIFICATES .......................................    S-42
   GENERAL ............................................................    S-42
   BOOK-ENTRY CERTIFICATES ............................................    S-43
   PAYMENTS ON MORTGAGE LOANS; ACCOUNTS ...............................    S-44
   DISTRIBUTIONS ON THE CERTIFICATES ..................................    S-45
   FEES AND EXPENSES ..................................................    S-45
   PASS THROUGH RATES .................................................    S-48
   DISTRIBUTIONS OF INTEREST AND PRINCIPAL ............................    S-51
   THE INTEREST RATE SWAP AGREEMENT ...................................    S-55
   THE SWAP PROVIDER ..................................................    S-59
   PAYMENTS UNDER THE INTEREST RATE SWAP AGREEMENT ....................    S-59
   THE SUPPLEMENTAL INTEREST TRUST TRUSTEE ............................    S-60
   EXCESS RESERVE FUND ACCOUNT ........................................    S-60
   OVERCOLLATERALIZATION PROVISIONS ...................................    S-60
   THE POOL INSURER ...................................................    S-61
   THE POOL POLICY ....................................................    S-62
   GLOSSARY ...........................................................    S-64
   CALCULATION OF ONE-MONTH LIBOR .....................................    S-75
   INTEREST COVERAGE ACCOUNT ..........................................    S-75
   OPTIONAL TERMINATION ...............................................    S-76
   RIGHTS OF THE NIMS INSURER UNDER THE POOLING AND SERVICING
      AGREEMENT .......................................................    S-76
   FORM OF REPORTS TO THE CERTIFICATEHOLDERS ..........................    S-76
   MODIFICATIONS TO THE POOLING AND SERVICING AGREEMENT ...............    S-77
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .........................    S-77
   DEFAULTS IN DELINQUENT PAYMENTS ....................................    S-77
   PREPAYMENT CONSIDERATIONS AND RISKS ................................    S-77
   BASIS RISK .........................................................    S-79
   OVERCOLLATERALIZATION PROVISIONS ...................................    S-80
   SUBORDINATED CERTIFICATES ..........................................    S-80
   STRUCTURING ASSUMPTIONS ............................................    S-81
   WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES .................   S-102
   DECREMENT TABLES ...................................................   S-102
   LAST SCHEDULED DISTRIBUTION DATE ...................................   S-111
FEDERAL INCOME TAX CONSEQUENCES .......................................   S-111
ERISA CONSIDERATIONS ..................................................   S-114
USE OF PROCEEDS .......................................................   S-116
METHOD OF DISTRIBUTION ................................................   S-116
LEGAL MATTERS .........................................................   S-117
RATINGS ...............................................................   S-117
INDEX OF DEFINED TERMS ................................................   S-119

                                                                           Page
                                                                           ----

ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
   PROCEDURES .........................................................   A-I-1
ANNEX II - COLLATERAL STATISTICS ......................................  A-II-1

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT  INFORMATION IN THIS PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS SUPPLEMENT .................................       4
RISK FACTORS ..........................................................       5
THE ISSUING ENTITY ....................................................      19
USE OF PROCEEDS .......................................................      34
THE DEPOSITOR .........................................................      34
MORTGAGE LOAN PROGRAM .................................................      35
STATIC POOL DATA ......................................................      37
DESCRIPTION OF THE SECURITIES .........................................      38
CREDIT ENHANCEMENT ....................................................      55
YIELD AND PREPAYMENT CONSIDERATIONS ...................................      61
THE AGREEMENTS ........................................................      64
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ...........................      82
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..............................      88
STATE TAX CONSIDERATIONS ..............................................     117
ERISA CONSIDERATIONS ..................................................     117
LEGAL INVESTMENT ......................................................     121
METHOD OF DISTRIBUTION ................................................     121
LEGAL MATTERS .........................................................     123
FINANCIAL INFORMATION .................................................     123
RATING ................................................................     123
INDEX OF PRINCIPAL TERMS ..............................................     124

      Important Notice About Information Presented in this prospectus supplement and the prospectus

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o this prospectus supplement, which describes the specific terms of your series of certificates.

      If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

      The discussion contained in this prospectus supplement as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

THE TRANSACTION PARTIES

Issuing Entity

Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-C, a common law trust formed under the laws of the State of New York. The issuing entity is also sometimes referred to herein as the "trust" or the "trust fund."

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee and the Custodian

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06S3, and its telephone number is (800) 735-7777.

Swap Provider

Bear Stearns Financial Products Inc., a New York corporation. The principal executive office of the swap provider is located at 383 Madison Avenue, New York, New York 10179.

Pool Insurer

Mortgage Guaranty Insurance Corporation, a Wisconsin corporation with its principal offices in Milwaukee, Wisconsin, will issue a mortgage pool insurance policy. The pool insurer is a monoline private mortgage insurance company and a wholly-owned subsidiary of MGIC Investment Corporation.

Rating Agencies

Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Fitch, Inc. will issue ratings with respect to the certificates.

The NIMS Insurer

After the closing date, it is anticipated that a separate trust will be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. These net interest margin securities may or may not have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers that would issue any financial guaranty insurance policy, if any, are referred to in this prospectus supplement as the "NIMS Insurer." The references to the NIMS Insurer in this prospectus supplement are applicable only if there is one or more NIMS Insurers. If the net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling and servicing agreement. Any insurance policy issued by a NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

THE MORTGAGE LOANS

On the closing date, the mortgage pool will consist of fixed-rate and adjustable-rate, closed-end, sub-prime mortgage loans secured by first and second liens on one-to-four family residential properties. The mortgage pool will be divided into three loan groups, loan group I, loan group II and loan group III. The mortgage loans included in the trust will have been originated in accordance with IndyMac Bank's underwriting standards and origination practices described herein.

The statistical information presented in this prospectus supplement concerning the mortgage loans does not reflect all of the mortgage loans that will be included in the trust fund as of the closing date. The statistical information presented in this prospectus supplement relates to a statistical calculation pool that consists of 3,944 mortgage loans that are expected to be included in the trust fund as of the closing date. Other mortgage loans will also be included in the trust on the closing date.

The aggregate stated principal balance of the mortgage loans delivered to the trust on the closing date is expected to equal approximately $710,321,873 as of the cut-off date, plus or minus 5%. During the period from the closing date up to and including June 30, 2006, the trust expects to acquire subsequent mortgage loans as described below.

The pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical calculation mortgage pool, and the mortgage loans for which information is presented in this prospectus supplement are referred to as statistical calculation mortgage loans. It is expected that the statistical calculation mortgage loans will be delivered on the closing date. However, prior to the issuance of the certificates, some of the mortgage loans included in the statistical calculation mortgage pool may be removed from the mortgage pool as a result of incomplete documentation or otherwise and any mortgage loans that prepay in full prior to the closing date may be removed. Other mortgage loans will be included in the mortgage pool prior to the issuance of the certificates. However, the removal and inclusion of such mortgage loans and the addition of mortgage loans to the mortgage pool on the closing date will not materially alter the characteristics of the mortgage loans which make up the statistical calculation mortgage pool as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary. The depositor believes that the information in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

Pre-Funding Accounts

On the closing date, the depositor will pay to the trust approximately $55,722,687 which will be held by the trustee in pre-funding accounts relating to the three mortgage loan groups. Approximately $11,575,375 will be held by the trustee in a pre-funding account relating to the mortgage loans in group I, approximately $16,595,523 which will be held by the trustee in another pre-funding account relating to the mortgage loans in group II and approximately $27,551,789 which will be held by the trustee in another pre-funding account relating to the mortgage loans in group III. Approximately 7.27% of the assets of the trust fund on the closing date will be represented by amounts on deposit in the pre-funding accounts.

The amount on deposit in each pre-funding account will be reduced by the amount used to purchase subsequent mortgage loans for the related loan group during the period from the closing date up to and including June 30, 2006. Any amounts remaining in each pre-funding account after June 30, 2006 will be distributed on the next distribution date to the holders of the related Class A Certificates in the manner set forth in "Description of the Certificates--Distributions of Interest and Principal" herein.

The subsequent mortgage loans that may be purchased for the trust fund will be required to meet certain criteria as described herein.

See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" in this prospectus supplement.

Interest Coverage Account

On the closing date, the depositor may pay to the trustee, for deposit in an interest coverage account, amounts as specified in the pooling and servicing agreement. Funds on deposit in the interest coverage account, if any, will be applied by the trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the pre-funding feature during the funding period.

See "Description of the Certificates--Interest Coverage Account" in this prospectus supplement.

Cut-off Date

The cut-off date for any mortgage loan delivered to the trustee will be the later of June 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about June 15, 2006.

Statistical Information

Statistical Calculation Date

May 1, 2006.

Statistic Calculation Mortgage Pool

The statistical calculation mortgage loans consist of mortgage loans with an aggregate principal balance of approximately $710,321,873 as of the statistical calculation date, after giving effect to principal payments due on or before that date.

As of the statistical calculation date, the mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Principal Balance:                                   $710,321,873

Weighted Average Mortgage Rate:                                8.508%

Range of Mortgage Rates:                                       4.125% to 14.500%

Average Principal Balance:                                     $180,102

Range of Stated Principal Balances:                            $683 to
                                                               $1,000,000

Weighted Average Original LTV*:                                78.73%

Weighted Average Original Term to Maturity:                    356 months

Non-Zero Weighted Average FICO Credit Risk Score:              614

Weighted Average Remaining Term to Stated Maturity:            355 months

First Liens:                                                   97.46%

Second Liens:                                                  2.54%

Geographic Concentrations in excess of 10%:

   California                                                  16.23%

   Florida                                                     13.34%

*Includes the Combined Original LTV for Second Lien Loans.

Group I Mortgage Loans

The group I mortgage loans included in the statistical calculation pool consist of mortgage loans with an aggregate principal balance of approximately $179,997,052 as of the statistical calculation date, after giving effect to principal payments due on or before that date.

As of the statistical calculation date, the group I mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Principal Balance:                                   $179,997,052

Weighted Average Mortgage Rate:                                8.845%

Range of Mortgage Rates:                                       5.125% to 13.500%

Average Principal Balance:                                     $168,379

Range of Stated Principal Balances:                            $17,842 to
                                                               $640,000

Weighted Average Original LTV:                                 77.73%

Weighted Average Original Term to Maturity:                    358 months

Non-Zero Weighted Average FICO Credit Risk Score:              598

Weighted Average Remaining Term to Stated Maturity:            358 months

First Liens:                                                   100.00%

Second Liens:                                                  0.00%

Geographic Concentrations in excess of 10%:

   Florida                                                     12.00%

   California                                                  11.94%

Group II Mortgage Loans

The group II mortgage loans included in the statistical calculation pool consist of mortgage loans with an aggregate principal balance of approximately $174,475,212 as of the statistical calculation date, after giving effect to principal payments due on or before that date.

As of the statistical calculation date, the group II mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Principal Balance:                                   $174,475,212

Weighted Average Mortgage Rate:                                8.625%

Range of Mortgage Rates:                                       4.125% to
                                                               13.375%

Average Principal Balance:                                     $150,539

Range of Stated Principal Balances:                            $10,000 to
                                                               $560,250

Weighted Average Original LTV*:                                78.84%

Weighted Average Original Term to Maturity:                    354 months

Non-Zero Weighted Average FICO Credit Risk Score:              605

Weighted Average Remaining Term to Stated Maturity:            351 months

First Liens:                                                   96.93%

Second Liens:                                                  3.07%

Geographic Concentrations in excess of 10%:

   Florida                                                     10.43%

   California                                                  10.27%

*Includes the Combined Original LTV for Second Lien Loans.

Group III Mortgage Loans

The group III mortgage loans included in the statistical calculation pool consist of mortgage loans with an aggregate principal balance of approximately $355,849,609 as of the statistical calculation date, after giving effect to principal payments due on or before that date.

As of the statistical calculation date, the group III mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Principal Balance:                                   $355,849,609

Weighted Average Mortgage Rate:                                8.281%

Range of Mortgage Rates:                                       4.500% to 14.500%

Average Principal Balance:                                     $207,372

Range of Stated Principal Balances:                            $683 to
                                                               $1,000,000

Weighted Average Original LTV*:                                79.19%

Weighted Average Original Term to Maturity:                    356 months

Non-Zero Weighted Average FICO Credit Risk Score:              627

Weighted Average Remaining Term to Stated Maturity:            355 months

First Liens:                                                   96.43%

Second Liens:                                                  3.57%

Geographic Concentrations in excess of 10%:

   California                                                  21.33%

   Florida                                                     15.45%

*Includes the Combined Original LTV for Second Lien Loans.

See "The Mortgage Pool" in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans."

                         DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue nineteen classes of certificates, fifteen of which are offered by this prospectus supplement and the accompanying prospectus:

                                    Pass-Through
                                        Rate         Pass-Through
                                     Before and          Rate
                                    Including the     After the          Final                  Initial
                   Initial Class      Optional         Optional        Scheduled     Initial    Rating       Initial
                    Certificate      Termination     Termination     Distribution    Rating    (Moody's)     Rating
      Class         Balance (1)      Date (2)(3)     Date (2)(3)       Date (4)     (S&P)(5)      (5)      (Fitch)(5)
----------------   -------------   --------------   --------------   ------------   --------   ---------   ----------
Offered
Certificates
1A .............    $153,737,000   LIBOR + 0.130%   LIBOR + 0.260%    August 2036      AAA         Aaa         AAA
2A .............    $153,334,000   LIBOR + 0.130%   LIBOR + 0.260%    August 2036      AAA         Aaa         AAA
3A-1 ...........    $126,609,000   LIBOR + 0.040%   LIBOR + 0.080%    August 2036      AAA         Aaa         AAA
3A-2 ...........    $73,202,000    LIBOR + 0.090%   LIBOR + 0.180%    August 2036      AAA         Aaa         AAA
3A-3 ...........    $75,754,000    LIBOR + 0.150%   LIBOR + 0.300%    August 2036      AAA         Aaa         AAA
3A-4 ...........    $32,115,000    LIBOR + 0.240%   LIBOR + 0.480%    August 2036      AAA         Aaa         AAA
M-1 ............    $29,110,000    LIBOR + 0.290%   LIBOR + 0.435%    August 2036      AA+         Aa1         AA+
M-2 ............    $25,662,000    LIBOR + 0.300%   LIBOR + 0.450%    August 2036      AA          Aa2         AA
M-3 ............    $15,321,000    LIBOR + 0.330%   LIBOR + 0.495%    August 2036      AA-         Aa3         AA-
M-4 ............    $13,789,000    LIBOR + 0.380%   LIBOR + 0.570%    August 2036      A+          A1          A+
M-5 ............    $13,406,000    LIBOR + 0.400%   LIBOR + 0.600%    August 2036       A          A2           A
M-6 ............    $12,257,000    LIBOR + 0.470%   LIBOR + 0.705%    August 2036      A-          A3          A-
M-7 ............    $11,874,000    LIBOR + 1.000%   LIBOR + 1.500%    August 2036     BBB+        Baa1        BBB+
M-8 ............     $8,810,000    LIBOR + 1.200%   LIBOR + 1.800%    August 2036      BBB        Baa2         BBB
M-9 ............     $4,979,000    LIBOR + 2.050%   LIBOR + 3.075%    August 2036     BBB-        Baa3        BBB-
Non-Offered
Certificates (6)
Class P ........        $100             (7)             (7)              N/A          NR          NR          NR
Class C ........        (8)              (9)             (9)              N/A          NR          NR          NR
Class R ........        N/A              (7)             (7)              N/A          NR          NR          NR
Class R-X ......        N/A              (7)             (7)              N/A          NR          NR          NR

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% and depends on the amount of mortgage loans actually delivered on the closing date and original amounts on deposit in the pre-funding accounts.

(2) The pass-through rates for the offered certificates may adjust monthly and will be subject to a Net WAC rate cap and a maximum cap, as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates." LIBOR refers to one-month LIBOR for the related interest accrual period calculated as described in this prospectus supplement under "Description of the Certificates--Calculation of One-Month LIBOR."

(3) If on any distribution date, the pass-through rate for a class of offered certificates is based on the applicable cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal" and from certain payments under the interest rate swap agreement as described in this prospectus supplement under "Description of the Certificates--The Interest Rate Swap Agreement."

(4) Each date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(5) The offered certificates will not be offered unless they are assigned the indicated ratings by S&P, Moody's and Fitch. "NR" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. See "Ratings" in this prospectus supplement.

(6) The Class P, Class C, Class R and Class R-X Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to these certificates is provided only to permit a better understanding of the offered certificates.

(7) The Class P, Class R and Class R-X Certificates will not accrue any interest.

(8) The class certificate principal balance of the Class C Certificates will be equal to the amount of overcollateralization at any time which initially is expected to be approximately 2.10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date and original amounts on deposit in the pre-funding accounts and which will represent the amount of initial overcollateralization required by the pooling and servicing agreement.

(9) The pass-through rate for the Class C Certificates will be the rate set forth in the pooling and servicing agreement.

Designations

   Designation                             Class of Certificates
---------------                 ------------------------------------------------
Group I                         Class 1A Certificates.
  Certificates:

Group II                        Class 2A Certificates.
  Certificates:

Group III                       Class 3A-1, Class 3A-2, Class 3A-3
  Certificates:                 and Class 3A-4 Certificates.

Class A                         Group I Certificates, Group II
  Certificates                  Certificates and Group III
                                Certificates.

Subordinated                    Class M-1, Class M-2, Class M-3,
  Certificates:                 Class M-4, Class M-5, Class M-6,
                                Class M-7, Class M-8 and Class M-9 Certificates.

Regular                         Class A Certificates and Subordinated
  Certificates:                 Certificates.

Residual                        Class R Certificates and Class R-X
  Certificates:                 Certificates.

Book-Entry                      Class A Certificates and Subordinated
  Certificates:                 Certificates.

Physical                        Class C, Class P, Class R and Class
  Certificates:                 R-X Certificates.

Offered                         Class A Certificates and Subordinated
  Certificates:                 Certificates.

References to "Class A Certificates" are references to certificates of any or all of the groups of similar designations, as the context requires.

Record Date

Book-Entry Certificates:

For any distribution date, the business day immediately preceding that distribution date.

Physical Certificates:

For any distribution date, the last business day of the month preceding that distribution date.

Denominations

$100,000 and multiples of $1 in excess thereof.

Registration of Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

DISTRIBUTIONS ON THE CERTIFICATES

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for July 2006.

Interest Distributions

The pass-through rate for each class of Class A and Subordinated Certificates will be the rate described in the table above, subject to a cap. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for each class of Class A and Subordinated Certificates and any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date.

Principal Distributions

Principal payments on the certificates will be made on each distribution date in the amounts and priorities described herein under Description of the Certificates--Distributions of Interest and Principal." The Subordinated Certificates will not receive any principal distributions until the later of July 2009 and the distribution date on which the subordination available to the Class A Certificates is greater than or equal to 39.50%, unless the Class A Certificates have been paid down to zero before that date.

Priority of Distributions

Group I Certificates

In general, on any distribution date, payments and other amounts received on or in respect of the group I mortgage loans will be distributed as follows:

First, from interest on the group I mortgage loans, to make distributions in respect of interest on the Group I Certificates; and then, to the extent not paid from interest on the group II mortgage loans and group III mortgage loans, respectively, to make distributions in respect of interest concurrently on the Group II Certificates and each class of Group III Certificates, pro rata, based on the remaining unpaid entitlement of each such class; and

Second, from principal on the group I mortgage loans, to make distributions in respect of principal on the Group I Certificates; and then, to the extent not paid from principal on the group II mortgage loans and group III mortgage loans, respectively, to make distributions in respect of principal concurrently on the Group II Certificates and each class of Group III Certificates then entitled to principal, but in each case, only in the amounts and in the order of priority described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Group II Certificates

In general, on any distribution date, payments and other amounts received on, or in respect of, the group II mortgage loans will be distributed as follows:

First, from interest on the group II mortgage loans, to make distributions in respect of interest on the Group II Certificates; and then, to the extent not paid from interest on the group I mortgage loans and group III mortgage loans, respectively, to make distributions in respect of interest concurrently on the Group I Certificates and each class of Group III Certificates, pro rata, based on the remaining unpaid entitlement of each such class; and

Second, from principal on the group II mortgage loans, to make distributions in respect of principal on the Group II Certificates; and then, to the extent not paid from principal on the group I mortgage loans and group III mortgage loans, to make distributions in respect of principal concurrently on the Group I Certificates and each class of Group III Certificates then entitled to principal, but in each case, only in the amounts and in the order of priority described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Group III Certificates

In general, on any distribution date, payments and other amounts received on, or in respect of, the group III mortgage loans will be distributed as follows:

First, from interest on the group III mortgage loans, to make distributions in respect of interest concurrently, on each class of Group III Certificates, pro rata, based on the entitlement of each such class; and then, to the extent not paid from interest on the group I and group II mortgage loans, to make distributions in respect of interest concurrently on the Group I and Group II Certificates, pro rata, based on the remaining unpaid entitlement of each such class; and

Second, from principal on the group III mortgage loans, to make distributions in respect of principal on the Group III Certificates then entitled to principal, as described herein; and then, to the extent not paid from principal on the group I mortgage loans and group II mortgage loans, to make distributions in respect of principal, concurrently, on the Group I and Group II Certificates, but in each case, only in the amounts and in the order of priority described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Subordinated Certificates

In general, on any distribution date, funds available for distribution from payments and other amounts received on the group I mortgage loans, the group II mortgage loans and the group III mortgage loans remaining after the distributions on the Class A Certificates described above will be distributed as follows:

First, from interest on the group I, group II and group III mortgage loans remaining, to make distributions of interest on the Subordinated Certificates, but only in the amounts and in the order of priority described herein; and

Second, from principal on the group I, group II and group III mortgage loans remaining, to distribute principal on the Subordinated Certificates, but only in the amounts and in the order of priority described herein.

See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Fees and Expenses

The amount available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o     the trustee fee due to the trustee;

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the trustee and servicer are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts netted from the amount that otherwise could be available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan at a rate of 0.500% per annum (referred to as the servicing fee rate) on the stated principal balance of that mortgage loan.

Additional Servicing Compensation

The servicer will also be entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Optional Termination

The servicer will be permitted to purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund as of the last day of the related remittance period declines to less than 10% of the aggregate stated principal balance of the mortgage loans as of their related cut-off dates. If the servicer fails to exercise its option, provided there are unpaid reimbursable amounts outstanding on the NIM, a NIMS Insurer may exercise that option.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

Advances

The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

Trigger Events

The occurrence of a trigger event (as defined in the glossary of this prospectus supplement) following the stepdown date may have the effect of accelerating or decelerating the amortization of the offered certificates and affecting the weighted average lives of such certificates. The stepdown date will be the earlier to occur of (1) the first distribution date following the distribution date on which the aggregate certificate balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the distribution date occurring in July 2009 and (y) the first distribution date on which the subordination available to the Class A Certificates is greater than or equal to 39.50%.

See "Description of the Certificates--Priority of Distributions," "Glossary" and "Yield on the Certificates--General Prepayment Considerations" in this prospectus supplement.

Credit Enhancement

Credit enhancements provide limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Subordination

On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there is not enough money from the mortgage loans on a distribution date to pay all classes of Class A Certificates, the Subordinated Certificates will be the first to forgo payment.

Application of Realized Losses

If, on any distribution date, after the balances of the certificates have been reduced by the amount of principal paid on that date, the total principal balance of the certificates is greater than the aggregate stated principal balance of the mortgage loans, the principal balance of the outstanding Subordinated Certificates that are lowest in order of payment priority will be reduced by the amount of that excess. The Class A Certificates and the Class P Certificates will not be reduced by such excess.

Overcollateralization

On the closing date, the aggregate certificate balance of the offered certificates and the Class P Certificates will be less than the aggregate stated principal balance of the closing date mortgage loans plus amounts on deposit in the pre-funding accounts resulting in overcollateralization equal to the initial amount required by the pooling and servicing agreement. The certificate balance of the Class C Certificates will equal the amount of such overcollateralization. The initial amount of overcollateralization required by the pooling and servicing agreement is expected to be approximately 2.10% of the aggregate stated principal balance of the closing date mortgage loans plus amounts on deposit in the pre-funding accounts. The actual initial level of overcollateralization required by the pooling and servicing agreement may be up to 5% higher than 2.10% but will not be less than the amount specified. On any distribution date, the amount of any overcollateralization will be available to absorb losses from liquidated mortgage loans. If the level of overcollateralization falls below what is required, the excess interest described below will be paid to the certificates as principal. This will have the effect of reducing the balance of the certificates faster than the principal balance of the mortgage loans so that the level of overcollateralization is increased and the required level of overcollateralization may be restored.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates and expenses of the trust fund. Excess interest may be used (a) to pay interest on the certificates that was previously accrued but not paid, (b) to reduce any overcollateralization deficiency and (c) to reimburse the Subordinated Certificates for the losses that were previously allocated to such certificates.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Mortgage Pool Policy

The mortgage loans will be insured by a pool insurance policy issued by the pool insurer. Such policy will cover losses on first-lien mortgage loans included in the trust (approximately 97.46% of the statistical calculation mortgage loans) to the extent that such losses equal or exceed 6.50% of the aggregate stated principal balance of the mortgage loans as of their respective cut-off dates, up to a limit of 8.30% of the aggregate stated principal balance of the mortgage loans as of their respective cut-off dates, subject to certain conditions and exclusions.

See "Description of the Certificates--The Pool Policy" in this prospectus supplement.

Interest Rate Swap Agreement

Deutsche Bank National Trust Company, as trustee on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., the swap provider. The trustee will act as supplemental interest trust trustee pursuant to the pooling and servicing agreement to receive and distribute funds with regards to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On each distribution date beginning in August 2006, the supplemental interest trust trustee will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the supplemental interest trust trustee for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment to the supplemental interest trust trustee, from which payments will be made to certificateholders, to the extent needed after distribution of the total monthly excess spread for that distribution date, to pay unpaid interest amounts, allocated realized losses and basis risk shortfalls and to restore overcollateralization as described in this prospectus supplement.

Upon early termination of the interest rate swap agreement, the supplemental interest trust trustee or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust trustee is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust trustee in the same amount (to the extent not paid by the supplemental interest trust trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, for which payments by the trust to the supplemental interest trust will be subordinated to all distributions to the holders of the offered certificates.

Except as described in the preceding sentence, amounts payable by the trust to the supplemental interest trust trustee will be deducted from available funds before distributions to certificateholders.

See "Description of the Certificates -- The Interest Rate Swap Agreement" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the trustee will elect to treat the trust fund (excluding the interest rate swap agreement, the supplemental interest trust, the pre-funding accounts, the excess reserve fund account, the subsequent mortgage loans interest and the interest coverage account, if any) as one or more REMICs. The certificates (other than the Residual Certificates) will represent ownership of REMIC regular interests (exclusive of any right to receive payments from or any obligation to make payments to the excess reserve fund account or the supplemental interest trust). The Residual Certificates will represent ownership of the sole class of residual interests in each REMIC. Holders of regular certificates will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholder's regular method of accounting.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to the considerations set forth in "ERISA Considerations" in this prospectus supplement and in the prospectus, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prior to the termination of the Supplemental Interest Trust, Plans or persons purchasing with Plan assets may purchase the offered certificates only if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your lawyer whether you can buy or hold an offered certificate.

A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The offered certificates will not constitute mortgage related securities for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

See "Legal Investment" in the prospectus.

                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 4 in the prospectus.

You may have difficulty selling your certificates

      Each underwriter intends to make a secondary market in the certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

Most of the mortgage loans will be newly originated and have little, if any, payment history

      None of the mortgage loans included in the trust will be delinquent as of the cut-off date. However, most of the mortgage loans included in the trust will have been newly originated and have little, if any, payment history. Approximately 93.41% of the statistical calculation mortgage loans, by aggregate outstanding principal balance as of the statistical calculation date, had a first pay date after December 1, 2005. In addition, some of the mortgage loans will not have a first payment date until after the cut-off date and therefore such mortgage loans could not be delinquent as of the cut-off date. Except with respect to 35 of the statistical calculation mortgage loans with an aggregate principal balance as of the statistical calculation date of $7,209,558, none of the statistical calculation mortgage loans have ever been delinquent. With respect to such 35 statistical calculation mortgage loans, five have been delinquent for more than 30 days and one has been delinquent more than one time. In addition, no losses have been incurred on any of the statistical calculation mortgage loans. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

      Investors should note, however, that the majority of the mortgage loans included in the trust fund will have been originated within the twelve months prior to their sale to the trust. Approximately 55.34% of the statistical calculation mortgage loans in loan group I, approximately 55.35% of the statistical calculation mortgage loans in loan group II and approximately 50.29% of the statistical calculation mortgage loans in loan group III have a first payment date occurring after the statistical calculation date and, therefore, such mortgage loans could not have been delinquent as of the cut-off date. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

Sub-prime mortgage loans are subject to greater risk of delinquency and loss

      IndyMac Bank's underwriting standards for mortgage loans are primarily intended to evaluate the borrower's creditworthiness and the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. The underwriting standards used to underwrite sub-prime mortgage loans are less stringent than the standards IndyMac Bank applies to its most creditworthy borrowers and less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the IndyMac Bank underwriting standards for sub-prime mortgage loans similar to the mortgage loans generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

      Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced. See "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

The Subordinated Certificates have a greater risk of loss than the Class A Certificates, and subordination may not be sufficient to protect the Class A Certificates from losses

      If you buy a Subordinated Certificate, you will not receive any payments on your certificate until the holders of the Class A Certificates have received all payments to which they are entitled. Additionally, payments on each class of Subordinated Certificates will be subordinate to payments on the classes of Subordinated Certificates with a lower numeric class designation. As a result, the yield on your Subordinated Certificate will be sensitive to losses on the mortgage loans in either loan group. This sensitivity increases with the subordination of a certificate, so that the yield on the Class M-9 Certificates is the most sensitive. You should carefully consider the risk that you may lose all or a part of the money that you paid for a Subordinated Certificate if losses are greater than expected.

      If you buy a Subordinated Certificate you will not receive any principal distributions any earlier, and potentially later (if a trigger event is in effect), than July 2009, unless the Class A Certificates have been paid down to zero before that date. As a result, the rate at which you receive principal distributions on your Subordinated Certificate will be less rapid than would be the case if principal were distributed on a proportionate basis among the Class A Certificates and the Subordinated Certificates. Because more of the balance of your Subordinated Certificate is outstanding longer, there is a greater period of time during which losses on the mortgage loans will affect your Subordinated Certificate. Therefore the risk that you will lose all or part of the money you paid for the Subordinated Certificate also increases.

      If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder. The timing of losses on the mortgage loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent not covered by the pool policy and to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Subordinated Certificates then outstanding starting with the highest numerical class designation. As a result of these reductions, less interest will accrue on those classes of certificates than would be the case if those losses were not so allocated. Once a realized loss is allocated to a Subordinated Certificate, such written down amount will not be reinstated (except in the case of subsequent recoveries) and will not accrue interest. However, the amount of any realized losses allocated to the Subordinated Certificates may be distributed to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      The pool insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the pool policy.

      Investors in the Class A Certificates should consider the risk that the subordination of the subordinated classes may not be sufficient to protect your certificates from loss.

Excess interest from the mortgage loans and payments received under the pool policy may not provide adequate credit enhancement

      The mortgage loans are expected to generate more interest (net of fees and expenses) than is needed to pay interest on the classes of certificates because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates. If the amount of interest generated by the mortgage loans (net of fees and expenses) is more than the amount that is needed to pay interest on the certificates, some of such "excess interest" will be used to make additional principal payments on the certificates to the extent necessary to maintain or restore the required level of overcollateralization, some may be used to pay interest on the certificates that was previously accrued but not paid and, to the extent described herein, some may be used to reimburse the Subordinated Certificates for losses that were previously allocated to such certificates. The use of excess interest to make additional principal payments on the certificates is intended to reduce the total balance of the offered certificates below the aggregate stated principal balance of the mortgage loans, thereby maintaining or restoring "overcollateralization." In addition, amounts payable to the supplemental interest trust by the swap counterparty under the interest rate swap agreement may be used to cover unpaid interest amounts, net WAC cap carry forward amounts and realized losses and to maintain or restore overcollateralization as described in this prospectus supplement. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificates' share of losses from liquidated mortgage loans.

      However, we cannot assure you that enough excess interest will be generated on the mortgage loans or that amounts available under the supplemental interest trust from the interest rate swap agreement will be available to maintain or restore the required level of overcollateralization.

      The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the pass-through rates on the offered certificates and changes to the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans, and adjustments of the mortgage rates on adjustable-rate mortgage loans. Because the index used to determine the mortgage rates on the adjustable-rate mortgage loans is different from the index used to determine the pass-through rates on the offered certificates, it is possible that the pass-through rate on one or more of these certificates may be higher than the interest rates on the mortgage loans. In that event, it may be necessary to apply all or a portion of the available interest to make required payments of interest on the Class A and Subordinated Certificates. As a result, excess interest may be unavailable for any other purpose.

      Furthermore, although a mortgage pool insurance policy has been acquired on behalf of the trust from the pool insurer with respect to the first-lien mortgage loans as of their respective cut-off dates, such coverage will provide only limited protection against losses on defaulted mortgage loans. Unlike a financial guaranty policy, coverage under a mortgage pool insurance policy is subject to certain limitations and exclusions including, for example, exclusions of otherwise covered mortgage loans with losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices, reports and in the case of the mortgage pool insurance policy, compliance with certain representations and warranties. As a result, coverage under the mortgage pool insurance policy may be denied or limited on mortgage loans. Coverage will not be available under the pool policy on the first-lien mortgage loans until losses equal or exceed 6.50% of the aggregate stated principal balance of such mortgage loans as of their respective cut-off dates, up to a limit of 8.30% of the aggregate stated principal balance of such mortgage loans as of their respective cut-off dates, subject to certain conditions and exclusions, which may further reduce the coverage available to such covered mortgage loans. Approximately 97.46% of the statistical calculation mortgage loans, by aggregate principal balance as of the statistical calculation date, are first-lien mortgage loans.

      Investors in the Class A and Subordinated Certificates, particularly the Class M-9 Certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from loss. Excess interest, overcollateralization and the pool policy are the only forms of credit enhancement for the Class M-9 Certificates.

The difference between the indices on which the pass-through rates on the offered certificates and the mortgage rates on the mortgage loans are calculated may affect the yields on the offered certificates

      The pass-through rates on the Class A and Subordinated Certificates may adjust monthly and are based on one-month LIBOR. The mortgage rates for a substantial majority of the adjustable-rate mortgage loans will be fixed for a period after the origination of each such mortgage loan, after which it will generally adjust annually or semi-annually based on 6-month LIBOR, 1 year LIBOR or 1-year CMT ("Loan Index"). In the case of the statistical calculation mortgage loans included in loan group I, this initial period is two years for approximately 67.15% of such statistical calculation mortgage loans in loan group I, three years for approximately 7.62% of such statistical calculation mortgage loans in loan group I and five years for approximately 3.88% of such statistical calculation mortgage loans in loan group I. In the case of the statistical calculation mortgage loans included in loan group II, this initial period is two years for approximately 75.75% of such statistical calculation mortgage loans in loan group II, three years for approximately 4.85% of such statistical calculation mortgage loans in loan group II and five years for approximately 4.12% of such statistical calculation mortgage loans in loan group II. In the case of the statistical calculation mortgage loans included in loan group III, this initial period is two years for approximately 68.41% of such statistical calculation mortgage loans in loan group III, three years for approximately 4.91% of such statistical calculation mortgage loans in loan group III and five years for approximately 7.99% of such statistical calculation mortgage loans in loan group III. After the initial fixed rate period, the mortgage rates on the adjustable-rate mortgage loans included in each loan group may be limited by the effect of periodic and lifetime caps on the mortgage rates.

      Because the Loan Index and one-month LIBOR may respond differently to economic and market factors, there is not necessarily a correlation in movement between such indices. For example, it is possible that the interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. In addition, although it is possible that both the mortgage rates and pass-through rates on the offered certificates may decline or increase during the same period, because of the difference between mortgage rate adjustment periods and pass-through rate adjustment periods, and due to the effect of periodic and lifetime caps on the mortgage rates, mortgage rates may decline or increase more slowly than the offered certificate pass-through rates. These differences in changes to the mortgage rates and the pass-through rates may reduce the interest payable on the offered certificates due to the imposition of the group I net WAC cap, the group II net WAC cap, the group III net WAC cap or the subordinated net WAC cap, as applicable. In addition, 21.35% of the statistical calculation mortgage loans in loan group I are fixed-rate mortgage loans, 15.45% of the statistical calculation mortgage loans in loan group II are fixed-rate mortgage loans and 18.68% of the statistical calculation mortgage loans in loan group III are fixed-rate mortgage loans. The pass-through rates of the offered certificates adjust monthly while the mortgage rates on the fixed-rate mortgage loans are fixed.

      Although it is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the applicable pass-through rate cap will be paid to the certificateholder from excess funds on future distribution dates, we cannot assure you that funds will be available or sufficient to make those payments, particularly because in a situation where the pass-through rate on a class of offered certificates is limited to the related net WAC rate, there will be little or no total monthly excess spread. Following payments of total monthly excess spread, some or all of this shortfall in respect of the offered certificates will be funded to the extent of net swap payments, if any, received by the supplemental interest trust from the swap provider under the interest rate swap agreement and available after application of such amounts to cover unpaid interest amounts and realized losses and to restore overcollateralization. If total monthly excess spread and net swap payments under the interest rate swap agreement received by the supplemental interest trust from the swap provider do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date. The ratings assigned to the offered certificates do not address the likelihood that payments of the net WAC cap carry forward amounts related to such classes of certificates will be made.

      For a more detailed description of the group I net WAC cap, the group I maximum cap, the group II net WAC cap, the group II maximum cap, the group III net WAC cap, the group III maximum cap, the subordinated net WAC cap and the subordinated maximum cap, see "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

There will be variations in the mortgage loans from the characteristics described in this prospectus supplement

      The pool of mortgage loans used to derive the statistical information herein includes mortgage loans the characteristics of which will vary from the specific characteristics reflected in the final pool of mortgage loans, although the extent of such variance is not expected to be material. A detailed description of the mortgage loans actually delivered on the closing date will be available on the closing date and will be filed with the Securities and Exchange Commission by the depositor.

There are risks relating to mortgage loans secured by second liens

      Approximately 3.07% and 3.57% of the statistical calculation mortgage loans in loan group II and loan group III, respectively, and none of the statistical calculation mortgage loans in loan group I are secured by a second lien on the related mortgaged property that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property, the first lien of which is not included in the trust. The weighted average combined loan-to-value ratio of the statistical calculation mortgage loans secured by a second lien is approximately 91.50%. The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs. In certain circumstances and in accordance with the pooling and servicing agreement where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charge-off the entire outstanding principal balance of the related mortgage loan. The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

      An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens. See the chart entitled "Combined Loan-to-Value Ratios" presented in Annex II to this prospectus supplement.

Increased risk of loss due to simultaneous second liens

      With respect to approximately 26.51% of the of the statistical calculation mortgage loans, by aggregate outstanding principal balance as of the statistical calculation date, at the time of origination of the first lien mortgage loan, the seller also originated a second lien mortgage loan which will not be included in the trust. The weighted average original loan-to-value ratio of such mortgage loans is approximately 79.00% and the weighted average original combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately 98.26%. With respect to certain mortgage loans, at the time of origination of the mortgage loan, the seller also originated a second lien mortgage loan which will not be included in the trust fund. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors with a simultaneous second lien have less equity in the mortgaged property. In addition, the loan-to-value ratios shown in this prospectus supplement do not reflect those simultaneous second lien loans. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

Your yield may be affected as a result of balloon loans included in the trust

      Approximately 12.64%, 15.15% and 14.71% of the statistical calculation mortgage loans in loan group I, loan group II and loan group III, respectively, in each case, by aggregate outstanding principal balance of such loan group as of the statistical calculation date, are balloon loans. All of these balloon loans require monetary payments based on a longer-term amortization schedule and a balloon payment on a maturity date that occurs earlier than the complete amortization of such mortgage loan. Balloon loans pose a special payment risk because the mortgagor must pay, and the servicer is not obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance the balloon balance, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Your yield will be affected by the interest only feature of many of the mortgage loans included in the trust

      Approximately 17.01%, 19.82% and 33.16% of the statistical calculation mortgage loans in loan group I, loan group II and loan group III, respectively, in each case, by aggregate outstanding principal balance of such loan group as of the statistical calculation date, require monthly payments of only accrued interest for a substantial period of time after origination. Interest only loans have been originated in significant volume only recently. As a result, the long-term performance characteristics of these loans are largely unknown. During the interest only period, less principal will be available for distribution to certificateholders than otherwise would be the case. In addition, these mortgage loans may have a higher risk of default and higher severity of losses after the interest only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. See the charts entitled "Product Type" presented in Annex II to this prospectus supplement.

      During the interest only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to fully amortize the mortgage loans.

      Investors should consider the fact that interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, borrowers will generally qualify for larger interest-only mortgage loans than for fully-amortizing mortgage loans.

The liquidation of mortgage loans could cause payment delays and losses

      Substantial delays could result while liquidating delinquent mortgage loans. Further, liquidation expenses (such as legal fees, real estate taxes and maintenance and preservation expenses) will reduce the security for the mortgage loans and in turn reduce the proceeds payable to certificateholders. In the event any of the mortgaged properties fail to provide adequate security for the mortgage loans, and the credit enhancement is insufficient, you could experience a loss.

Unpredictability and effect of prepayments

      A majority of the borrowers under the statistical calculation mortgage loans generally may not prepay their mortgage loans during the first one, two or three years after origination without incurring prepayment charges, which generally are due without regard to the reason why the mortgagor is prepaying the mortgage loan. However, we cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in a prepayment on the certificates.

      o If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

      o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

      None of the prepayment charges will be distributed to holders of the offered certificates.

      In addition, prepayments on mortgage loans with adjusted net interest rates in excess of the net WAC cap or the maximum cap for the related classes of certificates may reduce the relevant cap. If any of the group I maximum cap, the group II maximum cap, the group III maximum cap, the group I net WAC cap, the group II net WAC cap or the group III net WAC cap is in effect on any distribution date, the reduction of the relevant rate cap will have the effect of reducing the pass-through rates of the related certificates on such distribution date.

      See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Class A Certificates may receive a principal distribution as a result of excess funds in the pre-funding accounts

      To the extent that amounts on deposit in the pre-funding accounts have not been fully applied to the purchase of subsequent mortgage loans by the end of the funding period, the holders of the related Class A Certificates will receive, on the distribution date immediately following the end of the funding period, amounts remaining in the related pre-funding account. Such distribution will be applied as principal in reduction of the certificate principal balance of those certificates. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trust will require the application of an amount substantially equal to all amounts on deposit in the pre-funding accounts and that there will be no material principal distribution to the holders of the Class A Certificates on such distribution date.

Rights of the NIMS insurer

      Pursuant to the pooling and servicing agreement, unless a NIMS Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or a NIMS Insurer is the subject of a bankruptcy proceeding (such events, a "NIMS Insurer Default") or the net interest margin securities are no longer outstanding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without their consent, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS Insurer:

      o the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement upon a default by the servicer;

      o the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement; and

      o the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

      In addition, unless a NIMS Insurer Default exists or the net interest margin securities are no longer outstanding, such NIMS Insurer's consent will be required before, among other things:

      o     the removal of the servicer, any successor servicer or the trustee;

      o     the appointment of any co-trustee;

      o any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the servicer with respect to more than 5% of the number of mortgage loans; and

      o     any amendment to the pooling and servicing agreement.

      Investors in the offered certificates should note that:

      o any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;

      o     the rights granted to the NIMS Insurer are extensive;

      o the interests of the NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS Insurers' rights; and

      o the NIMS Insurer's exercise of its rights and consents may negatively affect the holders of the offered certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates without a NIMS Insurer backed by comparable mortgage loans and with comparable payment priorities and ratings.

Insolvency may affect the timing and amount of distributions on the certificates

      The transfer of the mortgage loans by the seller to the depositor will be characterized in the pooling and servicing agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (referred to as the FDIC), as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were to be successful, the FDIC could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rates. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur.

Developments in certain states could have a disproportionate effect on the pool of mortgage loans due to geographic concentration of mortgaged properties

      The charts entitled "Geographic Distribution" presented in Annex II to this prospectus supplement list the states with the highest concentrations of statistical calculation mortgage loans in loan group I, loan group II and loan group III. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      Economic conditions in states with high concentrations of mortgage loans may affect the ability of borrowers in those states to repay their loans on time. Changes in economic conditions and declines in the residential real estate market in states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios. Conversely, other changes in economic conditions and increases in the market values of properties located in states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could therefore make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

      In August, September and October 2005, Hurricanes Katrina, Rita and Wilma struck the Gulf Coast region of the United States. The seller will make a representation and warranty that the physical property subject to any mortgage loan is free of material damage and is in good repair. In the event that a mortgaged property is damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these, or other, hurricanes. Any adverse impact as a result of this event may be borne by the certificateholders, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, property values in these states may be adversely affected by these, or other, hurricanes. Mortgagors in areas affected by the hurricane may also be affected by any decline in the economic environment.

      The tabular disclosures in this prospectus supplement reflect certain loans secured by properties in locations that may have been affected by such hurricanes. At the closing date, the sponsor will determine whether any of such loans are secured by properties in locations affected by such hurricanes. Loans in such locations will be specifically identified and will be deemed to have been included in the mortgage pool only if, within a reasonable time after the closing date, the sponsor determines that they did in fact meet the criteria for inclusion in the mortgage pool (including that the loan to value ratio at the closing date was 100 percent or less). In the event that such a determination cannot be made within a reasonable time period after the closing date, the loans will not be added to the pool.

Certificates may not be appropriate for certain investors

      The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

      o the yield to maturity of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      o the rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      o you may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

      o a secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

      You should also carefully consider the further risks discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under the heading "Risk Factors" in the prospectus.

Certificates are obligations only of the issuing entity

      The certificates will not represent an ownership interest in or obligation of any entity except for the obligations of the depositor and of the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain monthly advances). Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. The certificates are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the mortgage loans) will be the sole source of payments on the certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the certificates.

      For a discussion of additional risks pertaining to the certificates, see "Risk Factors" in the prospectus.

Impact of terrorist attacks

      The economic impact of the United States' military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act. For a further discussion see "Certain Legal Aspects of the Loan--Servicemembers Civil Relief Act" in the prospectus.

Certain mortgage loans have high loan-to-value ratios or combined loan-to-value ratios which may present a greater risk of loss relating to such mortgage loans

      Mortgage loans with a loan-to-value ratio or combined loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 40.01%, 40.46% and 29.58% of the statistical calculation mortgage loans in loan group I, loan group II and loan group III, respectively, in each case, by aggregate principal balance of the related loan group as of the statistical calculation date, had a loan-to-value ratio at origination in excess of 80% and approximately 0.244% of those statistical calculation mortgage loans are covered by any primary mortgage insurance. No mortgage loan had a loan-to-value ratio exceeding 100% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value or combined loan-to-value ratio. See "The Mortgage Pool--General" in this prospectus supplement.

Credit scores may not accurately predict the performance of the mortgage loans

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyze data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default over a two-year period. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on indebtedness, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Violation of various federal and state laws may result in losses on the mortgage loans

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

      o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

      o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

      Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans and restrict the servicer's ability to foreclose in response to the mortgagor's default. The seller's failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected mortgage loans whether held by the trust or a subsequent holder of such mortgage loans and/or limit the servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default. See "Certain Legal Aspects of the Loan--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

      The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the mortgage loans are subject to
Section 32 of Regulation Z nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related mortgage loan. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

      Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

Prepayment interest shortfalls and Relief Act shortfalls may affect the yield on your investment

      When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws will not be covered by the servicer.

      On any distribution date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated first to the monthly interest distributable to the Class C Certificates and then to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Violation of environmental laws or the existence of hazards may result in losses to the trust

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

Risks associated with the interest rate swap agreement and the swap provider

      On each distribution date beginning August 2006 through and including the distribution date in June 2011, any net swap payments payable to the supplemental interest trust by the swap provider under the interest rate swap agreement will be available as described in this prospectus supplement to cover certain unpaid interest amounts, net WAC cap carry forward amounts and realized losses and to restore overcollateralization as described in this prospectus supplement. However, no net swap payments will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds approximately 5.385% per annum. If the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts. To the extent that distributions on the offered certificates depend in part on payments to be received by the trust from amounts paid to the supplemental interest trust trustee under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider under the interest rate swap agreement. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover certain unpaid interest amounts, net WAC cap carry forward amounts and realized losses and to restore overcollateralization.

      Any net swap payment payable by the supplemental interest trust to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may limit the pass-through rates on the certificates. The trust will make a net swap payment to the supplemental interest trust for payment to the swap provider on each distribution date until one-month LIBOR exceeds approximately 5.385% per annum. Due to the priority of the application of available funds, the Subordinated Certificates will bear the effects of any shortfalls resulting from the payment by the trust of any net swap payment before such effects are borne by the Class A Certificates and one or more classes of Subordinated Certificates may suffer a loss as a result of such payment.

      Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust trustee is required under the interest rate swap agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the supplemental interest trust trustee in the same amount (to the extent not paid by the supplemental interest trust trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the holders of the offered certificates). This feature may limit the pass-through rate on the certificates and may result in losses on the certificates. Due to the priority of the application of available funds, the Subordinated Certificates will bear the effects of any shortfalls resulting from a swap termination payment before such effects are borne by the Class A Certificates and one or more classes of Subordinated Certificates may suffer a loss as a result of such payment.

Relocation of the servicer's default management services may result in increased delinquencies and defaults which may adversely affect the yield on the certificates

      The servicer intends to relocate its default management, collections, and loss mitigation functions from Pasadena, California to the Dallas area of Texas in the fourth quarter of 2006. Fewer than 70 of the servicer's employees will be directly affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

      If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from Pasadena until the relocation of those services to the Dallas area has been completed and the default management, collections, and loss mitigation functions in the new site are fully operational.

      Capitalized terms used herein may be defined elsewhere in this prospectus supplement. The index appearing at the end of this prospectus supplement indicates the page number on which each definition in this prospectus supplement appears.

                                THE MORTGAGE POOL

General

      The depositor will purchase mortgage loans from IndyMac Bank, F.S.B. ("IndyMac Bank") pursuant to a pooling and servicing agreement, dated as of the cut-off date, among IndyMac Bank, as seller and servicer, the depositor and Deutsche Bank National Trust Company as trustee and Supplemental Interest Trust Trustee, and will assign to the trustee for the benefit of holders of the certificates the statistical calculation mortgage loans (other than those removed prior to the closing date) and additional similar mortgage loans (together, the "Closing Date Mortgage Loans"). Pursuant to each subsequent transfer instrument, as described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts", the trust will acquire subsequent mortgage loans to be included in the mortgage pool subject to the conditions set forth in this prospectus supplement. The Closing Date Mortgage Loans and Subsequent Mortgage Loans included in the trust are referred to as the "mortgage loans". The Closing Date Mortgage Loans are expected to have an aggregate Stated Principal Balance as of the cut-off date of approximately $710,321,873, plus or minus 5%. The Closing Date Mortgage Loans to be included in loan group I are expected to have an aggregate Stated Principal Balance equal to approximately $179,997,052, the Closing Date Mortgage Loans to be included in loan group II are expected to have an aggregate Stated Principal Balance equal to approximately $174,475,212 and the Closing Date Mortgage Loans to be included in loan group III are expected to have an aggregate Stated Principal Balance equal to approximately $355,849,609 in each case as of the cut-off date, plus or minus 5%. The Closing Date Mortgage Loans will have been acquired or originated by the seller in the normal course of its business.

      Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described below under "--Assignment of Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the certificateholders in that mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's mortgage portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program--Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. IndyMac Bank will sell the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank, as servicer, with respect to the certificates, will be limited to the servicer's contractual servicing obligations under the pooling and servicing agreement.

      Certain information with respect to the mortgage loans included in the statistical calculation mortgage pool is set forth below (such mortgage loans, the "Statistical Calculation Mortgage Loans"). Prior to the closing date, the Statistical Calculation Mortgage Loans may experience some amortization, mortgage loans may be removed from the statistical calculation mortgage pool and other mortgage loans may be substituted for such mortgage loans. The depositor believes that the information set forth in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool will vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Statistical Calculation Mortgage Loans as of the statistical calculation date.

         As of the statistical calculation date, the aggregate Principal Balance of the Statistical Calculation Mortgage Loans is approximately $710,321,873. At origination, approximately 99.13% of the Statistical Calculation Mortgage Loans in loan group I, approximately 96.40% of the Statistical Calculation Mortgage Loans in loan group II and approximately 97.86% of the Statistical Calculation Mortgage Loans in loan group III had stated terms to maturity of 30 years and the remaining loans in each loan group had stated terms to maturity at origination of less than 30 years. Substantially all of the Statistical Calculation Mortgage Loans provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof is not expected to affect the amortization schedule or the relative application of those payments to principal and interest.

      Certain of the mortgage loans included in the trust will be mortgage loans that only require the related mortgagor to pay interest on the principal balance of the mortgage loan for either the first two, five or ten years after its origination, but require that the entire principal balance of the mortgage loan be fully amortized over the related remaining term of the mortgage loan following such interest only period (such mortgage loans are referred to in this prospectus supplement as "Interest-Only Mortgage Loans"). The mortgage rate at which interest is calculated during the period in which only payments of interest are due may be fixed or adjustable or initially fixed and then adjustable. 145 of the Statistical Calculation Mortgage Loans in loan group I, 143 of the Statistical Calculation Mortgage Loans in loan group II and 473 of the Statistical Calculation Mortgage Loans in loan group III, representing approximately 17.01%, 19.82% and 33.16%, respectively, of the Statistical Calculation Mortgage Loans in that loan group are Interest Only Mortgage Loans. See the tables entitled "Product Type" in Annex II for additional characteristics of the Interest-Only Mortgage Loans included in the statistical calculation pool.

      Certain of the mortgage loans included in the trust will be secured by a second lien on the related mortgages property (each a "Second Lien Loan"). None of the Statistical Calculation Mortgage Loans in loan group I, approximately 3.07% of the Statistical Calculation Loans in loan group II and approximately 3.57% of the Statistical Calculation Loans in loan group III are Second Lien Loans.

      Approximately 12.64% of the Statistical Calculation Mortgage Loans in loan group I, approximately 15.15% of the Statistical Calculation Loans in loan group II and approximately 14.71% of the Statistical Calculation Loans in loan group III are balloon loans and provide for equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. See the tables entitled "Product Type" in Annex II for the balloon loans included in the statistical calculation pool.

      Approximately 696 loan group I Statistical Calculation Mortgage Loans, or 59.92% of the Statistical Calculation Mortgage Loans in loan group I, approximately 686 loan group II Statistical Calculation Mortgage Loans, or 58.79% of the Statistical Calculation Mortgage Loans in loan group II and approximately 1,090 loan group III Statistical Calculation Mortgage Loans, or 63.18% of the Statistical Calculation Mortgage Loans in loan group III contain prepayment charges. Prepayment charges provide that if the borrower were to prepay the mortgage loan in full at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the "Prepayment Charge Period"), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Charge Period for the mortgage loans vary from one year to five years, depending on the terms set forth in the related mortgage note. The amount of the prepayment charge varies.

      The mortgage rate of each of the fixed-rate mortgage loans will be fixed for the life of the loan. The Mortgage Rates for a substantial majority of the adjustable-rate mortgage loans will be fixed for a period after the origination of each such mortgage loan, after which it will adjust semi-annually or annually based on the applicable Loan Index. The rates on these loans adjust periodically on a date (the "Adjustment Date") after an initial period during which their rate is fixed that ends on their initial Adjustment Date. The change in the interest rate of any adjustable rate loan on any single Adjustment Date may not exceed a maximum known as its "Periodic Rate Cap" nor the maximum known as the "Maximum Mortgage Rate". The interest rate for each of these mortgage loans is computed as a margin specified in the related mortgage note over the applicable Loan Index which may be 6-month LIBOR, 1-year LIBOR or 1-year CMT. "6-month LIBOR" is the average of interbank offered rates for six month U.S. dollar deposits, respectively, in the London market based on quotations of major banks, as published either (x) by Fannie Mae either 30 or 45 days before the Adjustment Date or (y) in the "Money Rates" section of The Wall Street Journal as of the first business day of the month before the Adjustment Date. "1-year LIBOR" is the average of interbank offered rates for one year U.S. dollar deposits, respectively, in the London market based on quotations of major banks, as published either (x) by Fannie Mae either 30 or 45 days before the Adjustment Date or (y) in the "Money Rates" section of The Wall Street Journal as of the first business day of the month before the Adjustment Date. "1-year CMT" is the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve. The following tables summarize these characteristics of the different loan programs for the different types of adjustable-rate mortgage loans that will be included in the trust. See the tables entitled "Product Type" in Annex II for the adjustable-rate mortgage loans included in the statistical calculation pool.

                            Initial                             Periodic Rate
                          Fixed Rate             Base             Adjustment
        Type                Period               Index              Period
--------------------      ----------         -------------      -------------
2/6 LIBOR
   Adjustable
   Mortgage Loans           2 years          6-month LIBOR          6 mos.
3/6 LIBOR
   Adjustable
   Mortgage Loans           3 years          6-month LIBOR          6 mos.
3/1 CMT
   Adjustable
   Mortgage Loans           3 years           1-year CMT            1 year
3/1 LIBOR
   Adjustable
   Mortgage Loans           3 years          1-year LIBOR           1 year
5/6 LIBOR
   Adjustable
   Mortgage Loans           5 years          6-month LIBOR          6 mos.
5/1 LIBOR
   Adjustable
   Mortgage Loans           5 years          1-year LIBOR           1 year
-------------------------------------------------------------------------------

      The 2/28 Adjustable Mortgage Loans will include performance loans ("Performance Loans") that provide borrowers the potential of a margin reduction for good payment history. The payment history for the Performance Loan is evaluated in the second month preceding the month in which the initial Adjustment Date occurs. If the related borrower has made scheduled payments in full since the origination of that loan with a maximum of one late payment (which cannot be in the month of evaluation) the loan is eligible for a reduction (ranging from 0.50% to 1.00%) in the margin used to calculate the mortgage rate. Approximately 5.40% of the Statistical Calculation Mortgage Loans are Performance Loans.

      The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and, in the case of a second lien mortgage loan, the outstanding principal balance of the related first lien mortgage loan at the time of origination of the second lien mortgage loan and the denominator of which is the Collateral Value of the related mortgaged property. The "Combined Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related first and second lien mortgage liens and the denominator of which is the Collateral Value of the related mortgaged property. The "Collateral Value" of the mortgaged property, other than with respect to mortgage loans the proceeds of which were used to refinance an existing mortgage loan (a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that mortgage loan and (b) the sales price for the mortgaged property, if applicable. In the case of Refinance Loans, the Collateral Value of the related mortgaged property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to those mortgage loans.

Mortgage Loan Statistics

      The Statistical Calculation Mortgage Loans to be included in loan group I consist of 1,069 adjustable-rate and fixed-rate mortgage loans having a Stated Principal Balance as of the statistical calculation date of approximately $179,997,052 after application of scheduled payments due on or before the statistical calculation date whether or not received and application of all unscheduled payments of principal received prior to the statistical calculation date, and subject to a permitted variance of plus or minus 5%. The Statistical Calculation Mortgage Loans to be included in loan group I have the characteristics set forth in Annex II of this prospectus supplement as of the statistical calculation date (the sum in any column may not equal the total indicated due to rounding).

      The Statistical Calculation Mortgage Loans to be included in loan group II consist of 1,159 adjustable-rate and fixed-rate mortgage loans having a Stated Principal Balance as of the statistical calculation date of approximately $174,475,212, after application of scheduled payments due on or before the statistical calculation date whether or not received and application of all unscheduled payments of principal received prior to the statistical calculation date, and subject to a permitted variance of plus or minus 5%. The Statistical Calculation Mortgage Loans to be included in loan group II have the characteristics set forth in Annex II of this prospectus supplement as of the statistical calculation date (the sum in any column may not equal the total indicated due to rounding).

      The Statistical Calculation Mortgage Loans to be included in loan group III consist of 1,716 adjustable-rate and fixed-rate mortgage loans having a Stated Principal Balance as of the statistical calculation date of approximately $355,849,609, after application of scheduled payments due on or before the statistical calculation date whether or not received and application of all unscheduled payments of principal received prior to the statistical calculation date, and subject to a permitted variance of plus or minus 5%. The Statistical Calculation Mortgage Loans to be included in loan group III have the characteristics set forth in Annex II of this prospectus supplement as of the statistical calculation date (the sum in any column may not equal the total indicated due to rounding).

      The depositor believes that the information set forth in this prospectus supplement and in Annex II with respect to the Statistical Calculation Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans will vary.

      See Annex II to this prospectus supplement.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts

      On or before June 30, 2006, and to the extent provided in the pooling and servicing agreement, following the initial issuance of the Certificates, the trust will be obligated to purchase from the depositor, subject to the availability thereof, subsequent mortgage loans to be included in the mortgage pool (the "Subsequent Mortgage Loans"). Each Subsequent Mortgage Loan will be required to have been underwritten in accordance with the criteria set forth under "--Underwriting Standards" herein. The Subsequent Mortgage Loans will be transferred to the trust pursuant to subsequent transfer instruments between the depositor and the trust. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer, the trust will be required to pay to the depositor from amounts on deposit in the Group I Pre-funding Account, the Group II Pre-funding Account or the Group III Pre-funding Account, as applicable, a cash purchase price of 100% of the principal balance thereof. The depositor will designate the later of the first day of the month in which the related subsequent transfer date occurs and the origination date of such mortgage loan as the cut-off date with respect to the related Subsequent Mortgage Loan. The amount paid from the Group I Pre-funding Account, the Group II Pre-funding Account or the Group III Pre-funding Account, as applicable, on each subsequent transfer date will not include accrued interest on the related Subsequent Mortgage Loans. Following each subsequent transfer date, the aggregate Stated Principal Balance of the mortgage loans in loan group I, loan group II or loan group III, as applicable, will increase by an amount equal to the aggregate Stated Principal Balance of the related Subsequent Mortgage Loans so purchased, and the amount in the Group I Pre-funding Account, the Group II Pre-funding Account or the Group III Pre-funding Account, as applicable, will decrease accordingly. The "Funding Period" will be the period from the closing date until the earlier of (i) the date on which the amounts on deposit in the pre-funding accounts are reduced to zero and (ii) June 30, 2006.

      A segregated account (the "Group I Pre-funding Account") will be established by the trustee and funded on the closing date by the depositor with approximately $11,575,375 (the "Original Group I Pre-funded Amount"), subject to a permitted variance equal to the aggregate Stated Principal Balance of any of the Closing Date Mortgage Loans which are added or removed from loan group I of the trust within the permitted variance as described herein under "The Mortgage Pool," to provide the trust with sufficient funds to purchase Subsequent Group I Mortgage Loans. The Original Group I Pre-funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Mortgage Loans to be included in loan group I for the mortgage pool in accordance with the pooling and servicing agreement.

         A segregated account (the "Group II Pre-funding Account") will be established by the trustee and funded on the closing date by the depositor with approximately $16,595,523 (the "Original Group II Pre-funded Amount"), subject to a permitted variance equal to the aggregate Stated Principal Balance of any of the Closing Date Mortgage Loans which are added or removed from loan group II of the trust within the permitted variance as described herein under "The Mortgage Pool," to provide the trust with sufficient funds to purchase Subsequent Mortgage Loans for loan group II. The Original Group II Pre-funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Mortgage Loans to be included in loan group II for the mortgage pool in accordance with the pooling and servicing agreement.

      A segregated account (the "Group III Pre-funding Account") will be established by the trustee and funded on the closing date by the depositor with approximately $27,551,789 (the "Original Group III Pre-funded Amount" and, together with the Original Group I Pre-funded Amount and the Original Group II Pre-funded Amount, the "Original Pre-funded Amounts"), subject to a permitted variance equal to the aggregate Stated Principal Balance of any of the Closing Date Mortgage Loans which are added or removed from loan group II of the trust within the permitted variance as described herein under "The Mortgage Pool," to provide the trust with sufficient funds to purchase Subsequent Mortgage Loans for loan group III. The Original Group III Pre-funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Mortgage Loans to be included in loan group III for the mortgage pool in accordance with the pooling and servicing agreement.

      The Original Pre-funded Amounts in the aggregate will not exceed 25% of the aggregate initial certificate principal balance of the offered certificates.

      Any conveyance of Subsequent Mortgage Loans on a subsequent transfer date is subject to certain conditions including, but not limited to the following:

      (a) each such mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

      (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;

      (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans;

      (d)   the NIMS Insurer, if any, must consent to such conveyance; and

      (e) as of the related cut-off date, each Subsequent Mortgage Loan will satisfy the following criteria:

            (i) such mortgage loan may not be 30 or more days delinquent as of the related cut-off date; provided, however that such mortgage loan may have a first payment date occurring on or after the cut-off date and, therefore, such mortgage loan could not have been delinquent as of such cut-off date;

            (ii) the remaining term to stated maturity of such mortgage loan will not be less than 180 and will not exceed 360 months from its first payment date;

            (iii) such mortgage loan will not provide for negative amortization;

            (iv) such mortgage loan will not have a loan-to-value ratio greater than 100%;

            (v) such mortgage loans will have, as of the related cut-off date, a weighted average age since origination not in excess of zero months;

            (vi) such mortgage loan will not have a mortgage rate less than 4.875% or greater than 13.125%;

            (vii) such mortgage loan will have been serviced by the servicer since origination or purchase by the seller in accordance with its standard servicing practices;

           (viii) such mortgage loan will have a first payment date occurring on or before August 1, 2006;

            (ix) such mortgage loan will have a principal balance no greater than $1,600,000; and

            (x) such mortgage loan will have been underwritten in accordance with the criteria set forth under "--Underwriting Standards of the Seller" herein.

      Following the purchase of any Subsequent Mortgage Loan by the trust to be included in loan group I, the mortgage loans in loan group I (including the related Subsequent Mortgage Loans) will, as of the related cut-off date and subject to a variance of plus or minus 5%: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a mortgage rate of not less than 5.125% and not more than 13.500%; (iii) have a weighted average loan-to-value ratio of approximately 77.80%; (iv) have no mortgage loan with a principal balance in excess of $640,000; (v) will consist of mortgage loans with prepayment charges representing no less than approximately 60.66% of the mortgage loans in loan group I; (vi) with respect to the adjustable-rate mortgage loans in loan group I, have a weighted average gross margin of approximately 5.715%; (vii) have a weighted average FICO Score of approximately 599 and (viii) none of the mortgage loans included in loan group I will be Second Lien Loans; in each case measured by the aggregate Stated Principal Balance of the mortgage loans in loan group I as of the related cut-off date applicable to each mortgage loan. For purposes of the calculations described in this paragraph, percentages of the mortgage loans in loan group I will be based on the principal balance of the Closing Date Mortgage Loans and Subsequent Mortgage Loans in loan group I as of their respective cut-off dates.

      Following the purchase of any Subsequent Mortgage Loan by the trust to be included in loan group II, the mortgage loans in loan group II (including the related Subsequent Mortgage Loans) will, as of the related cut-off date and subject to a variance of plus or minus 5%: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a mortgage rate of not less than 4.125% and not more than 13.375%; (iii) have a weighted average loan-to-value ratio of approximately 78.66%; (iv) have no mortgage loan with a principal balance in excess of $560,250; (v) will consist of mortgage loans with prepayment charges representing no less than approximately 59.07% of the mortgage loans in loan group II; (vi) with respect to the adjustable-rate mortgage loans in loan group II, have a weighted average gross margin of approximately 5.524%; (vii) have a weighted average FICO Score of approximately 605; and (viii) no more than 3.07% the mortgage loans included in loan group II will be Second Lien Loans; in each case measured by the aggregate Stated Principal Balance of the mortgage loans in loan group II as of the related cut-off date applicable to each mortgage loan. For purposes of the calculations described in this paragraph, percentages of the mortgage loans in loan group II will be based on the principal balance of the Closing Date Mortgage Loans and Subsequent Mortgage Loans in loan group II as of their respective cut-off dates.

      Following the purchase of any Subsequent Mortgage Loan by the trust to be included in loan group III, the mortgage loans in loan group III (including the related Subsequent Mortgage Loans) will, as of the related cut-off date and subject to a variance of plus or minus 5%: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a mortgage rate of not less than 4.500% and not more than 14.500%; (iii) have a weighted average loan-to-value ratio of approximately 78.82%; (iv) have no mortgage loan with a principal balance in excess of $1,600,000; (v) will consist of mortgage loans with prepayment charges representing no less than approximately 63.27% of the mortgage loans in loan group III; (vi) with respect to the adjustable-rate mortgage loans in loan group III, have a weighted average gross margin of approximately 5.139%; (vii) have a weighted average FICO Score of approximately 626 and (viii) no more than 3.57% of the mortgage loans included in loan group III will be Second Lien Loans; in each case measured by the aggregate Stated Principal Balance of the mortgage loans in loan group III as of the related cut-off date applicable to each mortgage loan. For purposes of the calculations described in this paragraph, percentages of the mortgage loans in loan group III will be based on the principal balance of the Closing Date Mortgage Loans and Subsequent Mortgage Loans in loan group III as of their respective cut-off dates.

      Notwithstanding the foregoing, the inclusion of any Subsequent Mortgage Loan is subject to receipt of notification from each rating agency that such inclusion would not adversely affect the ratings on any class of offered certificates.

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor, in and to each Closing Date Mortgage Loan and all right, title and interest in and to all other assets included in Home Equity Mortgage Loan Asset-Backed

Trust, Series INABS 2006-C, including all principal and interest received on or with respect to the Closing Date Mortgage Loans, exclusive of principal and interest due on or prior to the related cut-off date. Pursuant to each subsequent transfer instrument, the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor, in and to each Subsequent Mortgage Loan and all right, title and interest in and to all other assets included in Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-C, including all principal and interest received on or with respect to each Subsequent Mortgage Loan, exclusive of principal and interest due on or prior to the related cut-off date.

      In connection with each transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, among other things, the original mortgage note (and any modification or amendment thereto) endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage for any non-MERS mortgage loan, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any document not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 30% of the Closing Date Mortgage Loans in each loan group (the "Delayed Delivery Loans"), the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. If so provided in the pooling and servicing agreement, for non-MERS mortgage loans, assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

      The trustee will review each mortgage file within 90 days of the closing date or subsequent transfer date, as applicable (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date or subsequent transfer date, as applicable), and if any document in a mortgage file is found to be missing or noncompliant with the review criteria set forth in the pooling and servicing agreement, such defect is material and the seller does not cure that defect within 90 days of notice thereof from the trustee (or within a longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan from the trust fund and substitute in its place another mortgage loan; however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date (a "Substitution Adjustment Amount")),

      o have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

      o with respect to an adjustable-rate mortgage loan, (a) have a mortgage rate based upon the same Loan Index and a margin at least equal to and not greater than 50 basis points higher than the deleted mortgage loan, (b) have a mortgage rate subject to a maximum rate that is no less than the maximum rate applicable to the deleted mortgage loan, (c) have Adjustment Dates that are no more or less frequent than the deleted mortgage loan and (d) not be a Performance Loan,

      o have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

      o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

      o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

                          THE ORIGINATOR AND THE SELLER

The Originator and the Seller

      IndyMac Bank, F.S.B. ("IndyMac Bank") will have originated the mortgage loans to be included in the trust and will be the seller of the mortgage loans. The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000.

Origination Process

      IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans. IndyMac Inc began operating a mortgage conduit program in 1993 that, among other types of mortgage loans, purchased "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and that do not conform to Fannie Mae or Freddie Mac underwriting guidelines) and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties. The "sub-prime mortgage loans" include loans made to borrowers with prior credit difficulties as well as other conventional non-conforming mortgage loans secured by first or second liens on one- to four-family residential properties.

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

      During the years 2003, 2004 and 2005, IndyMac Bank originated approximately $29.2 billion, $37.9 billion and $60.8 billion, respectively, of conventional mortgage loans.

Underwriting Standards

      IndyMac Bank's underwriting standards for mortgage loans are primarily intended to evaluate the borrower's creditworthiness and the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. The underwriting standards used to underwrite sub-prime mortgage loans are less stringent than the standards IndyMac Bank applies to its most creditworthy borrowers and less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the IndyMac Bank underwriting standards for sub-prime mortgage loans similar to the mortgage loans generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

      In the process of underwriting mortgage loans, IndyMac Bank may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac Bank's historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgagor and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac Bank's traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac Bank's underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

      Each of the mortgage loans were underwritten or re-underwritten by IndyMac Bank and assigned to one of six credit levels generally indicating the severity of the borrower's derogatory credit items. Some of the mortgage loans were underwritten or re-underwritten and made to borrowers who did not have significantly derogatory credit items and were not, therefore, assigned to a credit level. The credit levels are, in order of decreasing creditworthiness, 1++, 1+, 1, 2, 3 and 4. Through December 2000, the credit level for mortgage loans purchased or originated was primarily based on the prospective mortgagor's FICO Credit Score. After December 2000, the credit level was further evaluated based on the prospective mortgagor's mortgage payment history, foreclosure and bankruptcy history. Higher frequency of late mortgage payments and recency of foreclosure and bankruptcy cause the loans to be rated with a higher numerical credit level. For purposes of this prospectus supplement, borrowers with credit histories not considered to be inferior (i.e., those not assigned a credit level at origination because of their relatively better credit history) are reported as having a credit level of 0.

      IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Income/No Asset, No Ratio and No Doc.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

      The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

      Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

      Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

      IndyMac Bank generally purchases and acquires sub-prime mortgage loans having a credit level of 1+ or greater only under the Full/Alternate, Limited and Stated Income Documentation Programs. Mortgage loans reported here with a credit level indicated as "Not Sub-Prime" could, generally, have been originated under any of IndyMac Bank's documentation programs.

      Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

      To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form.

      Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

      IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

      1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a "third party loan originator" is a mortgage loan eligible for purchase pursuant to this program.

      2. Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for

IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

      Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of eMITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

      Mortgage loans originated through the conduit channel are generally initially underwritten by a "third party seller" to the third party seller's underwriting guidelines. IndyMac Bank reviews each third party seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

      Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

                           SERVICING OF MORTGAGE LOANS

The Servicer

      IndyMac Bank will act as servicer under the pooling and servicing agreement. The principal executive offices of the servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and sub-prime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a servicer and special servicer. The servicer is referred to as the "master servicer" throughout the prospectus.

      The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others.

      The servicer will not have any custodial responsibilities for the mortgage loans.

      If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

      As of December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, IndyMac Bank provided servicing for approximately $31.65 billion, $45.10 billion, $76.33 billion and $88.20 billion, respectively, in conventional mortgage loans. As of the date of this prospectus supplement, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of the servicer nor has there been any material non-compliance by the servicer with applicable servicing criteria as to any other securitization as to which the servicer is a party.

Servicing Compensation and Payment of Expenses

      The expense fees will be payable out of the interest payments of each mortgage loan. The expense fees consist of (a) the monthly servicing fee payable to the servicer and (b) the monthly fee payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement and each subsequent transfer agreement. These fees are described below under "Description of the Certificates--Fees and Expenses.". The amount of the servicing fee will be subject to adjustment with respect to prepaid mortgage loans, as described herein under "Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the Excess Reserve Fund Account. Finally, the servicer is also entitled to any interest paid in connection with prepayments received in the month in which the prepayment is distributed to certificateholders ("Prepayment Interest Excess"). The servicer will be obligated to pay certain ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be reimbursable to the servicer as described below under "Description of the Certificates--Fees and Expenses or otherwise paid by the servicer out of its fee.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and the trust fund is entitled to the interest paid by the borrower only to the first day of the month in which the amount prepaid is to be distributed. Similarly, if the servicer purchases a mortgage loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the trust fund is entitled to the interest paid by the servicer only to the first day of the month in which the purchase price is to be distributed. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments on such mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans will result. Conversely, principal prepayments on such mortgage loans received by the servicer from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall (a "Prepayment Interest Shortfall") in the amount of interest to be distributed to certificateholders with respect to such prepaid mortgage loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the servicer will be required to reduce its servicing fee, but the reduction for any distribution date will be limited to an amount (this amount is referred to as "Compensating Interest") equal to the lesser of (i) Prepayment Interest Shortfalls incurred during the related prepayment period and (ii) the product of:

      o     0.125% multiplied by

      o     one-twelfth multiplied by

      o the aggregate Stated Principal Balance of the mortgage loans as of the first day of the prior month.

Advances

      Except as described below, the servicer will be required to advance prior to each distribution date, from its own funds or amounts received with respect to the mortgage loans that do not constitute Available Funds for that distribution date, an amount (an "Advance") equal to:

      o all of the payments of principal and interest on the mortgage loans due during the related Remittance Period and delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month, except that if the next business day is less than two business days before the related distribution date, then the Determination Date will be the business day preceding the 18th day of the month)
      minus

      o     the total of

      o     the servicing fee for the related period

      plus

      o an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make Advances with respect to delinquent payments of principal or interest on each mortgage loan to the extent that those Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the servicer to make or deposit in the Certificate Account, including any failure to make an Advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required Advance, in accordance with the terms of the pooling and servicing agreement.

      Over the past three years, IndyMac Bank has complied with all advancing obligations required of it as servicer or servicer for a pool of securitized mortgage loans.

Certain Modifications and Refinancings

      The servicer may modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the trust fund immediately preceding the modification. Any modification of a mortgage loan may not be made unless the modification includes a change in the interest rate on the related mortgage loan to approximately a prevailing market rate. The servicer attempts to identify mortgagors who are likely to refinance their mortgage loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the first day of the month in which the proceeds are to be distributed at the applicable mortgage rate minus the sum of the servicing fee rate, net of any unreimbursed Advances of principal and interest on the mortgage loan made by the servicer. The servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. The purchase price will be treated by the servicer as a prepayment in full of the related mortgage loan, and will be distributed by the trustee in accordance with the terms of the pooling and servicing agreement. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Default Management Services

      In connection with the servicing of defaulted mortgage loans, the servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The servicer will be entitled to reasonable compensation for providing those services.

Certain Matters regarding the Servicer

      For a description of the servicer's discretion to waive certain charges and extend due dates in connection with the mortgage loans, see "The Agreements--Collection Procedures" in the prospectus. For a description of the servicer's ability to enter into sub-servicing agreements, see "--Sub-Servicing by Sellers" in the prospectus. For a description of available remedies after the occurrence of an event of default under the pooling and servicing agreement, see "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus. For a discussion of the circumstances in which the servicer may resign or be removed, see "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the prospectus. For a discussion of the appointment of a successor servicer if the trustee is unwilling or unable to act as successor to the servicer, see "The Agreements--Events of Default; Rights Upon Event of Default" in the prospectus. For a description of permissible amendments to the pooling and servicing agreement, see "--Amendment" in the prospectus.

Limitations on Liability

      The servicer will not be liable to the trust or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the servicer and any director, officer, employee or agent of the servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the pooling and servicing agreement will provide that the servicer, depositor and sponsor will be indemnified and held harmless by the trust against any loss, liability, or expense incurred by the servicer, depositor or sponsor, as applicable, in connection with any legal action relating to the pooling and servicing agreement or the certificates other than any loss, liability or expense (i) incurred by the servicer's, depositor's or sponsor's, as applicable, willful misfeasance, bad faith or negligence in the performance of the servicer's duties under the pooling and servicing agreement or (ii) by reason of reckless disregard, of the servicer's, depositor's or sponsor's, as applicable, obligations and duties under the pooling and servicing agreement. None of the servicer, the depositor or the sponsor will be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the servicer's, depositor's or sponsor's, as applicable, duties under the pooling and servicing agreement; or (ii) the servicer, depositor or sponsor, as applicable, deems such action necessary or desirable. In the event that the servicer, depositor or sponsor, as applicable, appears in, prosecutes or defends any legal action, the pooling and servicing agreement will provide that the servicer, depositor or sponsor, as applicable, and any director, officer, employee or agent of the servicer, depositor or sponsor, as applicable, will be reimbursed from the trust for all costs. See "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus.

                                   THE SPONSOR

      The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the servicer of the Closing Date Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993 and, in particular, the sponsor of securitizations backed by sub-prime mortgage loans since 1996. The following table describes the approximate volume of sub-prime mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                     Year                 Approximate Volume
      ---------------------------   --------------------------------------
                     2002                    $.67 billion
                     2003                    $.40 billion
                     2004                    $2.20 billion
                     2005                    $3.32 billion

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

      With respect to 5 of the 16 sub-prime securitizations organized by the sponsor since 2000, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans or a group of mortgage loans included in the related trust, resulting in a sequential distribution of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating.

                                STATIC POOL DATA

      Certain static pool data for securitizations of sub-prime mortgage loans sponsored by IndyMac Bank over the past five years is available on the internet at http://regab.indymacbank.com. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from the other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, performance of a securitization pool may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is unlikely to be indicative of the future performance of the mortgage loans in this prospectus supplement.

      This static pool data is not deemed part of the this prospectus supplement, the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

      o prior securitized pools of IndyMac Bank, F.S.B. that do not include the mortgage loans and that were established before January 1, 2006; or

      o in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

                                  THE DEPOSITOR

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

      In connection with the issuance of the certificates, the depositor will form Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-C, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-C is sometimes referred to in this prospectus supplement and the prospectus as the "issuing entity," the "trust" or the "trust fund." The trustee will serve as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity will be December 31.

      The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                   THE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC") will act as trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody but the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

      Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd, Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06S3. Certificateholders may access monthly statements from the trustee's website (https://www.tss.db.com/invr) or by calling the trustee's investor relations desk at (800) 735-7777.

      DBNTC is providing the information in the preceding two paragraphs at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

      The trustee and any director, officer, employee or agent of the trustee will be indemnified by the seller against any loss, liability or expense incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

      (i) in any way relating to the failure of the servicer to perform its duties and service the mortgage loans in compliance with the terms of the pooling and servicing agreement,

      (ii) that constitutes a specific liability of the trustee under certain sections of the pooling and servicing agreement or

      (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or reckless disregard of the trustee's obligations and duties under the pooling and servicing agreement.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the pooling and servicing agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the trustee will not be liable, individually or as trustee:

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the voting rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the servicer may remove the trustee and appoint a successor trustee if:

      o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      In addition, the holders of certificates evidencing at least 51% of the voting rights of each class of certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each rating agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then -current ratings of the certificates.

                      AFFILIATIONS AND RELATED TRANSACTIONS

      The depositor is a direct wholly owned subsidiary of the sponsor. The sponsor is the servicer and the originator of the mortgage loans.

      There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the trust and (b) any of the servicer, the trustee, any originator of the mortgage loans, the swap counterparty or the pool insurer.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates were issued do not purport to be complete. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2006-C will consist of the following certificates: (a) the Class 1A Certificates (the "Group I Certificates"), (b) the Class 2A Certificates (the "Group II Certificates"), (c) the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates (the "Group III Certificates" and, collectively with the Group I Certificates and Group II Certificates, the "Class A Certificates"), (d) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Subordinated Certificates"), (e) the Class C and Class P Certificates, which are not offered certificates and (f) the Class R and Class R-X Certificates (the "Residual Certificates"), which are not offered certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates described on the cover page or described in this prospectus supplement.

      The "Class Certificate Balance" of any class of Class A or Subordinated Certificates as of any distribution date is the aggregate certificate principal balance issued with respect to such class on the closing date reduced by the sum of:

      o all amounts previously distributed to holders of certificates of that class as payments of principal, and

      o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts applicable to such class of Subordinated Certificates before that distribution date;

provided, however, that, after giving effect to all distributions on a distribution date, the Class Certificate Balance of the most senior class of Subordinated Certificates then outstanding to which Applied Realized Loss Amounts were previously allocated will be increased by the amount of Subsequent Recoveries up to the Unpaid Realized Loss Amount, if any, for such class (with any remaining Subsequent Recoveries applied to increase the Class Certificate Balance of the next most senior class of Subordinated Certificates up to its Unpaid Realized Loss Amount).

      The Unpaid Realized Loss Amount for any class of Subordinate Certificates for which the related Class Certificate Balance was increased by Subsequent Recoveries will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the next most senior class of Subordinated Certificates). Thereafter, such class or classes of Subordinated Certificates will accrue interest on the increased Class Certificate Balance. Once the Class Certificate Balance of a class of certificates has been reduced to zero, that class of certificates will no longer have the benefit of Subsequent Recoveries or reimbursements for Unpaid Realized Loss Amounts.

      If Subsequent Recoveries are received, they will be included as part of the Principal Distribution Amount for the immediately following distribution date and distributed in accordance with the priorities described in this prospectus supplement. Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of Subordinated Certificates, as described above, such Subsequent Recoveries are unlikely, due to the priority of payments, to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to reimbursement in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the distribution date on which such increase occurs.

      The book-entry certificates will be issuable in book-entry form only. The physical certificates will be issued in fully registered certificated form. The offered certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1 in excess thereof.

Book-Entry Certificates

      Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their offered certificates through the Depository Trust Company (the "Depository") in the United States, or upon request, through Clearstream, Luxembourg ("Clearstream") or the Euroclear System ("Euroclear"), in Europe. Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of those classes of certificates and will be held by a nominee of the Depository. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of the Depository. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold those beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $100,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the Depository that its nominee will be CEDE & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities" no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be Cede, as nominee of the Depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the Depository. Monthly and annual reports on the trust fund provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose Depository accounts the book-entry certificates of those beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

Payments on Mortgage Loans; Accounts

      On or prior to the closing date, the servicer will establish an account (the "Certificate Account"), which will be held for the benefit of the certificateholders and into which the servicer will deposit all amounts received in respect of the mortgage loans, net of fees and expenses reimbursable to it. On or prior to the closing date, the trustee will establish an account (the "Distribution Account"), which shall be held by the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each distribution date, the servicer will withdraw from the Certificate Account the amount of Available Funds (calculated for this purpose without considering amounts payable or reimburseable to the trustee) and remit them to the trustee and the trustee will deposit that amount in the Distribution Account. Funds credited to the Certificate Account and the Distribution Account may be invested for the benefit and at the risk of the servicer in Permitted Investments, as defined in the pooling and servicing agreement.

      "Available Funds" with respect to any distribution date will be equal to the sum of:

            i. all scheduled installments of interest (net of the related expense fees) and principal due on the due date on those mortgage loans in the related Remittance Period and either received prior to the related Determination Date or advanced;

            ii. all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans (including the Pool Policy), to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures (collectively referred to as insurance proceeds) and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("liquidation proceeds") during the preceding calendar month (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any) and any Subsequent Recoveries;

            iii. all partial or full prepayments on the mortgage loans and interest received during the related Prepayment Period (other than Prepayment Interest Excess) together with all Compensating Interest thereon;

            iv.   amounts withdrawn from the Interest Coverage Account, if any;

            v. amounts received with respect to that distribution date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the seller or the servicer as of that distribution date;

            vi. with respect to the distribution date immediately following the end of the Funding Period, any amounts remaining in the pre-funding accounts after giving effect to any purchase of Subsequent Mortgage Loans; and

      minus

            vii.  amounts in reimbursement for Advances previously made;

            viii. other amounts as to which the servicer and trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

            ix. any Net Swap Payment or Swap Termination Payment owed by the Supplemental Interest Trust Trustee to the Swap Provider (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider).

      The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be available for distribution to the offered certificates.

Distributions on the Certificates

      Distributions on the certificates will be made by the trustee on the distribution date of each month which will be the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing in July 2006, to the persons in whose names the certificates are registered on the Record Date. The "Record Date" for (x) the physical certificates will be the close of business on the last business day of the month preceding the month of the distribution date and (y) the offered certificates, as long as they are book-entry certificates, the close of business on the business day before the distribution date.

      Distributions on each distribution date will be made by wire transfer to any certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities or by check upon the written request of the certificateholder; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office that the trustee may designate for such purposes from time to time.

      Distributions on the certificates will be made on each distribution date from Available Funds in the order of priority described below under "--Distributions of Interest and Principal."

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity prior to distributions to certificateholders and the source of payments for the fees and expenses:

        Type           Recipient (1)           Amount           General Purpose         Source (2)           Frequency
-------------------   --------------   ----------------------   ---------------   ----------------------   ------------
Servicing Fee         Servicer         0.500% per annum of      Compensation      All collections on the     Monthly
                                       the Stated Principal                       mortgage loans (4)
                                       Balance of each
                                       mortgage loan (3)

Additional            Servicer         Prepayment Interest      Compensation      Interest collections     Time to time
Servicing                              Excess (5)                                 with respect to each
Compensation                                                                      mortgage loan

        Type           Recipient (1)           Amount           General Purpose         Source (2)           Frequency
-------------------   --------------   ----------------------   ---------------   ----------------------   ------------
                                       All late payment fees,   Compensation      Payments made by         Time to time
                                       assumption fees and                        obligors with respect
                                       other similar charges                      to the mortgage loans
                                       (excluding prepayment                      excluding prepayment
                                       charges)                                   charges

                                       All investment income    Compensation      Investment income          Monthly
                                       earned on amounts on                       related to the
                                       deposit in the                             Certificate Account,
                                       Certificate Account,                       the Distribution
                                       Distribution Account                       Account and the Excess
                                       and Excess Reserve                         Reserve Fund Account
                                       Fund Account

                                       Excess Proceeds (6)      Compensation      Liquidation proceeds     Time to time
                                                                                  and Subsequent
                                                                                  Recoveries

Trustee Fee           Trustee          0.005% per annum of      Compensation      All collections on the     Monthly
                                       the Stated Principal                       mortgage loans
                                       Balance of each
                                       mortgage loan

Net Swap Payment      Swap Provider    The amount by which      Payment of Net    Aggregate interest and     Monthly
                                       the Fixed Swap Payment   Swap Payment      principal collected or
                                       exceeds the Floating     to Swap           advanced on the
                                       Swap Payment             Provider          mortgage loans

Insurance expenses    Servicer         Expenses incurred by     Reimbursement     To the extent the        Time to time
                                       the Servicer             of expenses       expenses are covered
                                                                                  by an insurance policy
                                                                                  with respect to the
                                                                                  mortgage loan

Advances and          Servicer         To the extent of         Reimbursement     With respect to each     Time to time
Servicing Advances                     funds available, the     of expenses       mortgage loan, late
                                       amount of any                              recoveries of the
                                       Advances and                               payments of the costs
                                       servicing advances                         and expenses,
                                                                                  liquidation proceeds,
                                                                                  Subsequent Recoveries,
                                                                                  purchase proceeds or
                                                                                  repurchase proceeds
                                                                                  for that mortgage loan
                                                                                  (7)

Nonrecoverable        Servicer         The amount of any        Reimbursement     All collections on the   Time to time
Advances and                           Advances and servicing   of expenses       mortgage loans
Servicing Advances                     advances deemed
                                       non-recoverable

Reimbursement for     Servicer         The amount of the        Reimbursement     All collections on the   Time to time
certain expenses,                      expenses, costs and      of expenses       mortgage loans
costs and                              liabilities incurred
liabilities
incurred by the
servicer or the
depositor in
connection with any
legal action
relating to the
pooling agreement
or the certificates
(3)

        Type           Recipient (1)           Amount           General Purpose         Source (2)           Frequency
-------------------   --------------   ----------------------   ---------------   ----------------------   ------------
Indemnification       Seller,          Amounts for which the    Indemnification   Amounts on deposit on
expenses              Servicer or      seller, the servicer                       the Certificate          Time to time
                      Depositor        and the depositor are                      Account
                                       entitled to
                                       indemnification (8)

Reimbursement for     Trustee          The amounts paid by      Reimbursement     All collections on the   Time to time
any amounts payable                    the Trustee              of expenses       mortgage loans
by the trustee for
recording of
assignments of
mortgages to the
extent not paid by
the servicer

Reimbursement for     Trustee          The amount of costs      Reimbursement     All collections on the   Time to time
trustee's costs                        incurred by the          of expenses       mortgage loans
associated with the                    trustee in connection
transfer of                            with the transfer of
servicing to the                       servicing to the
trustee in the                         trustee in the event
event of                               of termination of the
termination of the                     servicer to the extent
servicer to the                        not paid by the
extent not paid by                     servicer
the servicer

Reimbursement for     Trustee          The amount incurred by   Reimbursement     All collections on the   Time to time
any expenses                           the trustee in           of expenses       mortgage loans
incurred by the                        connection with a tax
trustee in                             audit of the trust
connection with a
tax audit of the
trust

Reimbursement for     Servicer,        The amount of expenses   Reimbursement     All collections on the   Time to time
enforcement           Trustee or       incurred by the          of expenses       mortgage loans
expenses incurred     NIMS Insurer     servicer, the trustee
by the servicer,                       or the NIMS insurer in
the trustee or the                     respect of a breach by
NIMS insurer in                        the sponsor of its
respect of a breach                    representations and
by the sponsor of                      warranties in the
its representations                    mortgage loan purchase
and warranties in                      agreement or the
the mortgage loan                      pooling agreement
purchase agreement
or the pooling
agreement

Any tax imposed       United States    The amount of any tax    Compliance        All collections on the   Time to time
under the Internal    Treasury         under the Internal       with Internal     mortgage loans
Revenue Code on a                      Revenue Code on a        revenue Code
REMIC formed under                     REMIC formed under the
the pooling                            pooling agreement in
agreement in the                       the event the REMIC
event the REMIC                        engages in a
engages in a                           prohibited transaction
prohibited
transaction

----------
(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) The servicing fee is generally payable from interest collections on the mortgage loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the servicing fee.

(5) Prepayment Interest Excess is described above in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(6) The servicer will be entitled to liquidation proceeds on a liquidated mortgage loan in excess of the unpaid principal balance and accrued interest.

(7) Reimbursement of servicing advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(8) Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "Servicing of the Mortgage Loans-- Limitation on Liability."

(9) The trustee entitled to indemnification of certain expenses as described in this prospectus supplement under "The Trustee."

Pass Through Rates

      The pass-through rate for each Interest Accrual Period, a distribution date and the Group I Certificates will be equal to the least of:

            (a) One-Month LIBOR plus the related Pass-Through Margin for that class;

            (b) the "Group I Maximum Cap", which, for any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the group I mortgage loans and (y) the Group I Allocation Percentage of any Net Swap Payment made by the Swap Provider, if any, multiplied by 12 and expressed as a percentage of the aggregate Stated Principal Balance of the group I mortgage loans on the first day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Remittance Period); and

            (c) the "Group I Net WAC Cap", which, for any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to
      (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the group I mortgage loans and the per annum rate of any amount withdrawn from the Interest Coverage Account attributable to the Group I Pre-funding Account, if any, for such distribution date (weighted based on the aggregate Stated Principal Balance of the group I mortgage loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, and the amount in the Group I Pre-funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment or Group I Allocation Percentage of any Swap Termination Payment (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and
      (ii) the denominator of which is equal to the aggregate Stated Principal Balance of the group I mortgage loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, plus any amounts on deposit in the Group I Pre-funding Account.

            The pass-through rate for each Interest Accrual Period, a distribution date and the Group II Certificates will be equal to the least of:

            (a) One-Month LIBOR plus the related Pass-Through Margin for that class;

            (b) the "Group II Maximum Cap", which, for any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the group II mortgage loans and (y) the Group II Allocation Percentage of any Net Swap Payment made by the Swap Provider, if any, multiplied by 12 and expressed as a percentage of the aggregate Stated Principal Balance of the group II mortgage loans on the first day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Remittance Period); and

            (c) the "Group II Net WAC Cap", which, for any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to
      (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the group II mortgage loans and the per annum rate of any amount withdrawn from the Interest Coverage Account attributable to the Group II Pre-funding Account, if any, for such distribution date (weighted based on the aggregate Stated Principal Balance of the group II mortgage loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, and the amount in the Group II Pre-funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment or Group II Allocation Percentage of any Swap Termination Payment (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and
      (ii) the denominator of which is equal to the aggregate Stated Principal Balance of the group II mortgage loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, plus any amounts on deposit in the Group II Pre-funding Account.

            The pass-through rate for each Interest Accrual Period, a distribution date and each class of the Group III Certificates will be equal to the least of:

            (a) One-Month LIBOR plus the related Pass-Through Margin for that class;

            (b) the "Group III Maximum Cap", which, for any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the group III mortgage loans and (y) the Group III Allocation Percentage of any Net Swap Payment made by the Swap Provider, if any, multiplied by 12 and expressed as a percentage of the aggregate Stated Principal Balance of the group III mortgage loans on the first day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Remittance Period); and

            (c) the "Group III Net WAC Cap", which, for any distribution date, will be the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to
      (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the group III mortgage loans and the per annum rate of any amount withdrawn from the Interest Coverage Account attributable to the Group III Pre-funding Account, if any, for such distribution date (weighted based on the aggregate Stated Principal Balance of the group III mortgage loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, and the amount in the Group III Pre-funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group III Allocation Percentage of any Net Swap Payment or Group III Allocation Percentage of any Swap Termination Payment (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider, if any, and (ii) the denominator of which is equal to the aggregate Stated Principal Balance of the group III mortgage loans as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, plus any amounts on deposit in the Group III Pre-funding Account.

      The pass-through rate for the Interest Accrual Period for each distribution date for each class of the Subordinated Certificates will be equal to the least of:

            (a) One-Month LIBOR plus the related Pass-Through Margin for that class,

            (b) the "Subordinated Maximum Cap", which is the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each loan group as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, and the amount in the related pre-funding account, the aggregate Class Certificate Balance of the related Class A Certificates before distributions on the related distribution date) of (i) the Group I Maximum Cap, (ii) the Group II Maximum Cap and (iii) the Group III Maximum Cap; and

            (c) the "Subordinated Net WAC Cap", which is the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each loan group as of the first day of the related Remittance Period, adjusted to reflect unscheduled principal payments made thereafter that were included in the Principal Distribution Amount on the immediately preceding distribution date, and the amount in the related pre-funding account, the aggregate Class Certificate Balance of the related Class A Certificates before distributions on the related distribution date), of (i) the Group I Net WAC Cap, (ii) the Group II New WAC Cap and (iii) the Group III Net WAC Cap.

      "Expense Adjusted Net Maximum Mortgage Rate" for any distribution date and a mortgage loan will be the per annum rate equal to the Maximum Mortgage Rate (or the mortgage rate for such mortgage loan, in the case of the fixed-rate mortgage loans) of such mortgage loan as of the first day of the month preceding the month in which the distribution date occurs minus the Expense Fee Rate.

      "Expense Adjusted Net Mortgage Rate" for any distribution date and a mortgage loan will be the per annum rate equal to the mortgage rate of such mortgage loan as of the first day of the month preceding the month in which the distribution date occurs minus the Expense Fee Rate.

      "Expense Fee Rate" for any distribution date will equal the sum of the servicing fee rate and the trustee fee rate which will be 0.505% per annum.

      The "Pass-Through Margin" for each class of offered certificates will be as follows:

                            Pass-Through Margin   Pass-Through Margin
                              in the interest       in the interest
                            accrual period for    accrual period for
                             each distribution     each distribution
                             date on or before      date after the
                                the Optional           Optional
               Class          Termination Date      Termination Date
           --------------   -------------------   -------------------
           1A............          0.130%                0.260%
           2A............          0.130%                0.260%
           3A-1..........          0.040%                0.080%
           3A-2..........          0.090%                0.180%
           3A-3..........          0.150%                0.300%
           3A-4..........          0.240%                0.480%
           M-1...........          0.290%                0.435%
           M-2...........          0.300%                0.450%
           M-3...........          0.330%                0.495%
           M-4...........          0.380%                0.570%
           M-5...........          0.400%                0.600%
           M-6...........          0.470%                0.705%
           M-7...........          1.000%                1.500%
           M-8...........          1.200%                1.800%

                            Pass-Through Margin   Pass-Through Margin
                              in the interest       in the interest
                            accrual period for    accrual period for
                             each distribution     each distribution
                             date on or before      date after the
                                the Optional           Optional
               Class          Termination Date      Termination Date
           --------------   -------------------   -------------------
           M-9...........          2.050%                3.075%

Distributions of Interest and Principal

      On each distribution date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the Distribution Account as follows:

      (i) Distributions in respect of interest will be made in the following amounts and order of priority:

            (a)   From the Group I Interest Remittance Amount

                        1. to the holders of the Class 1A Certificates, the Accrued Certificate Interest and any Unpaid Interest Amount related to such Certificates on such distribution date; and

                        2. concurrently, to the Class 2A and Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group II Interest Remittance Amount and Group III Interest Remittance Amount on that distribution date.

            (b)   From the Group II Interest Remittance Amount

                        1. the holders of the Class 2A Certificates, the Accrued Certificate Interest and any Unpaid Interest Amount related to such Certificates on such distribution date; and

                        2. concurrently, to the Class 1A and Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group I Interest Remittance Amount and Group III Interest Remittance Amount on that distribution date.

            (c)   From the Group III Interest Remittance Amount

                        1. concurrently, to the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, pro-rata, based on the entitlement of each such class, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates on such distribution date; and

                        2. concurrently, to the Class 1A and Class 2A Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group I Interest Remittance Amount and Group II Interest Remittance Amount on that distribution date.

            (d) From the remaining Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount, sequentially to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates, in that order, the Accrued Certificate Interest for each such class on that distribution date.

            (e) Any remaining Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount remaining undistributed pursuant to clauses (a) through
                  (d) above will be used in determining the amount of Total Monthly Excess Spread, if any, for that distribution date.

      (ii) Distributions in respect of principal will be made in the following amounts and order of priority:

            (a) With respect to each distribution date (a) before the Stepdown Date or (b) if a Trigger Event is in effect:

                        1.    (A)   the Group I Principal Distribution Amount
            for that distribution date to the Class 1A Certificates until the Class Certificate Balance thereof has been reduced to zero; and

                              (B)   from any remaining Group I Principal
                  Distribution Amount, concurrently, to the Class 2A Certificates and Class 3A Certificates (allocated among the Class 3A Certificates as described below), pro rata (after the distribution of the Group II Principal Distribution Amount and Group III Principal Distribution Amount as provided in clause
                  (ii)(a)(2)(A) and (ii)(a)(3)(A) below) until their respective Class Certificate Balances have been reduced to zero;

                        2.    (A)   the Group II Principal Distribution Amount
            for that distribution date to the Class 2A Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

                              (B)   from any remaining Group II Principal
                  Distribution Amount, concurrently, to the Class 1A Certificates and the Class 3A Certificates (allocated among the Class 3A Certificate as described below), pro rata (after the distribution of the Group I Principal Distribution Amount and Group III Principal Distribution Amount as provided in clause (ii)(a)(1)(A) above and clause (ii)(a)(3)(A) below), until their respective Class Certificate Balances have been reduced to zero;

                        3.    (A)   the Group III Principal Distribution Amount
            for that distribution date to the Class 3A Certificates (allocated among the Class 3A Certificates as described below), until the Class Certificate Balances thereof have been reduced to zero; and

                              (B)   from any remaining Group III Principal
                  Distribution Amount, concurrently, to the Class 1A Certificates and the Class 2A Certificates, pro rata (after the distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount as provided in clause (ii)(a)(1)(A) above and clause (ii)(a)(2)(A) above), until their respective Class Certificate Balances have been reduced to zero; and then

                        4. any remaining Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

            (b) With respect to each distribution date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect:

                        1. from the Group I Principal Distribution Amount for that distribution date: (A) the Group I Senior Principal Distribution Amount for that distribution date to the Class 1A Certificates until the Class Certificate Balance thereof has been reduced to zero; and

                              (B) from any Group I Principal Distribution Amount that remains undistributed, concurrently, to the Class 2A Certificates and Class 3A Certificates

                  (allocated among the Class 3A Certificates as described below), pro rata, up to the Group II Principal Distribution Amount and Group III Principal Distribution Amount remaining undistributed after the distribution of the Group II Principal Distribution Amount and Group III Principal Distribution Amount as provided in clause (ii)(b)(2)(A) and (ii)(b)(3)(A) below, until their respective Class Certificate Balances have been reduced to zero;

                        2. from the Group II Principal Distribution Amount for that distribution date: (A) the Group II Senior Principal Distribution Amount for that distribution date to the Class 2A Certificates until the Class Certificate Balance thereof has been reduced to zero; and

                              (B) from any Group II Principal Distribution Amount that remains undistributed, concurrently, to the Class 1A Certificates and Class 3A Certificates (allocated among the Class 3A Certificates as described below), pro rata, up to the Group I Principal Distribution Amount and Group III Principal Distribution Amount remaining undistributed after the distribution of the Group I Principal Distribution Amount and the Group III Principal Distribution Amount as provided in clause (ii)(b)(1)(A) above and (ii)(b)(3)(A) below, until their respective Class Certificate Balances have been reduced to zero;

                        3. from the Group III Principal Distribution Amount for that distribution date: (A) the Group III Senior Principal Distribution Amount for that distribution date to the Class 3A Certificates (allocated among the Class 3A Certificates as described below), until the Class Certificate Balances thereof have been reduced to zero; and

                              (B) from any Group III Principal Distribution Amount that remains undistributed, concurrently, to the Class 1A Certificates and Class 2A Certificates, pro rata, up to the Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed after the distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount as provided in clause
                  (ii)(b)(1)(A) above and (ii)(b)(2)(A) above, until their respective Class Certificate Balances have been reduced to zero; and then

                        4. from any remaining Group I Principal Distribution Amount, Group II Principal Distribution Amount and Group III Principal Distribution Amount, sequentially, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount; to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount; to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount; to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount; to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount; to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount; to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount; to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount; and to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, in that order, in each case until their respective Class Certificate Balances have been reduced to zero.

      On each distribution date, distributions in respect of principal to be made to the Class 3A Certificates will be made sequentially, to the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; provided, however, that with respect to any distribution date on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero, any distributions of principal with respect to the Class 3A Certificates will be made concurrently to the Class 3A-1, Class 3A-2, Class 3A-3 and Class 3A-4 Certificates, pro rata, based on their respective Class Certificate Balances.

      (iii) Any Available Funds remaining after the distributions in clauses (i) and (ii) above shall be distributed in the following order of priority with respect to the offered certificates:

            (a) to fund the Extra Principal Distribution Amount for that distribution date to be paid as a component of the Group I Principal Distribution Amount, Group II Principal Distribution Amount or Group III Principal Distribution Amount as described in clause (ii) above;

            (b) to the holders of the Class M-1 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

            (c) to the holders of the Class M-2 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

            (d) to the holders of the Class M-3 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-3 Certificates, any Unpaid Realized Loss Amount for that class;

            (e) to the holders of the Class M-4 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-4 Certificates, any Unpaid Realized Loss Amount for that class;

            (f) to the holders of the Class M-5 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-5 Certificates, any Unpaid Realized Loss Amount for that class;

            (g) to the holders of the Class M-6 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-6 Certificates, any Unpaid Realized Loss Amount for that class;

            (h) to the holders of the Class M-7 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-7 Certificates, any Unpaid Realized Loss Amount for that class;

            (i) to the holders of the Class M-8 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-8 Certificates, any Unpaid Realized Loss Amount for that class;

            (j) to the holders of the Class M-9 Certificates, first any Unpaid Interest Amounts for that class and second to the holders of the Class M-9 Certificates, any Unpaid Realized Loss Amount for that class;

            (k) to the Excess Reserve Fund Account, the aggregate amount of any Net WAC Cap Carry Forward Amounts for such distribution date to be distributed in the order and priority described under "Excess Reserve Fund Account" below;

            (l) to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

            (m) to the holders of the Class C Certificates, the amounts described in the pooling and servicing agreement; and

            (n) to the holders of the Class R Certificates, the remaining amount.

      If, on a particular distribution date, amounts applied in the order described above are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on the certificates of equal priority based on the amount of interest that each class would otherwise have been entitled to receive in the absence of a shortfall. Any unpaid amount will be carried forward and added to the amount holders of the certificates will be entitled to receive on the next distribution date. Such a shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month.

      On each distribution date, the holders of the Class P Certificates will be entitled to receive all prepayment charges collected in connection with any mortgage loans during the related Remittance Period. The Class P Certificates are not offered hereby.

The Interest Rate Swap Agreement

      Deutsche Bank National Trust Company, as trustee on behalf of a separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust"), will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products, Inc. (the "Swap Provider"). On each distribution date, the Trustee, on behalf of the Supplemental Interest Trust, may receive certain net amounts from the Swap Provider, from which distributions to the trust will be made as described in this prospectus supplement in respect of Unpaid Interest Amounts, Net WAC Cap Carry Forward Amount and amounts necessary to maintain the required level of overcollateralization and to cover Realized Losses, in each case to the extent not covered by Total Monthly Excess Spread. For the avoidance of doubt, the Supplemental Interest Trust and the Interest Rate Swap Agreement will not be assets of any REMIC.

      Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in August 2006 and ending with the distribution date in June 2011, the Supplemental Interest Trust will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the "Fixed Swap Payment", equal to the product of (x) a fixed rate equal to 5.385% per annum, (y) the product of (i) the Swap Notional Amount (as defined below) for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount for that distribution date, or the "Floating Swap Payment", equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, (y) the product of (i) the Swap Notional Amount (as defined below) for that distribution date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement and the denominator of which is
360. A net payment, referred to as a "Net Swap Payment," will be required to be made on or before each such distribution date (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Supplemental Interest Trust, to the extent that the Floating Swap Payment for such distribution date exceeds the Fixed Swap Payment for such distribution date. On each distribution date on which the Supplemental Interest Trust is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount, which payment shall be made prior to all distributions to Certificateholders.

      The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the calculation amount specified in the table below for such distribution date (the "Notional Amount"). The Interest Rate Swap Agreement will terminate immediately following the distribution date in June 2011, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

            Distribution Date          Calculation Amount of Interest
                   in                       Rate Swap Agreement ($)
            -----------------          ------------------------------
            July 2006                               0.00
            August 2006                         2,982,043.45
            September 2006                      2,952,063.20
            October 2006                        2,912,989.44
            November 2006                       2,864,808.83
            December 2006                       2,807,421.70
            January 2007                        2,740,998.39
            February 2007                       2,665,795.78
            March 2007                          2,582,137.55
            April 2007                          2,490,571.88
            May 2007                            2,391,618.82
            June 2007                           2,286,511.06
            July 2007                           2,178,407.56
            August 2007                         2,073,399.32
            September 2007                      1,973,096.34
            October 2007                        1,877,395.07
            November 2007                       1,784,659.71
            December 2007                       1,695,010.04
            January 2008                        1,610,059.30
            February 2008                       1,531,093.51
            March 2008                          1,455,212.05
            April 2008                          1,378,840.03
            May 2008                            1,293,867.65
            June 2008                           1,174,255.80
            July 2008                           1,061,351.79
            August 2008                          952,800.06
            September 2008                       863,074.72
            October 2008                         788,011.45
            November 2008                        737,632.22
            December 2008                        693,544.04
            January 2009                         653,510.17
            February 2009                        615,214.22
            March 2009                           578,038.00
            April 2009                           541,139.12
            May 2009                             495,129.32
            June 2009                            408,474.53
            July 2009                            214,996.45
            August 2009                          184,635.06
            September 2009                       176,562.82
            October 2009                         168,823.71
            November 2009                        161,403.16
            December 2009                        154,082.91
            January 2010                         147,247.49
            February 2010                        140,496.12
            March 2010                           133,700.11
            April 2010                           126,562.68
            May 2010                             120,103.54
            June 2010                            112,935.64
            July 2010                            101,826.65
            August 2010                          96,755.78
            September 2010                       92,463.09
            October 2010                         88,329.88
            November 2010                        84,350.11
            December 2010                        80,518.30
            January 2011                         76,828.55
            February 2011                        73,275.50

            Distribution Date          Calculation Amount of Interest
                   in                       Rate Swap Agreement ($)
            -----------------          ------------------------------
            March 2011                           69,854.22
            April 2011                           66,558.73
            May 2011                             63,385.17
            June 2011                            60,328.98

      The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following:

      o     "Failure to Pay or Deliver",

      o     "Bankruptcy", and

      o     "Merger without Assumption",

each as described in the Interest Rate Swap Agreement.

      "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") include the following:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

      o "Tax Event Upon Merger" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes, or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as described in the Interest Rate Swap Agreement.

      "Additional Termination Events" under the Interest Rate Swap Agreement (each an "Additional Termination Event") include the following:

      o If the Swap Provider fails to comply with the downgrade provisions of the Interest Rate Swap Agreement,

      o If the Swap Provider fails to comply with the Regulation AB provisions of the Interest Rate Swap Agreement, and

      o If an optional termination occurs pursuant to the terms of the Pooling and Servicing Agreement.

      If the Swap Provider's credit ratings are withdrawn or fall below the levels specified in the Interest Rate Swap Agreement, then, unless within the time period specified in the Interest Rate Swap Agreement, each rating agency has reconfirmed the rating of the relevant certificates which was in effect immediately prior to such withdrawal or downgrade, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the Interest Rate Swap Agreement that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the "Downgrade Provisions").

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an "Early Termination Date" . With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Supplemental Interest Trust in the same amount (to the extent not paid by the Supplemental Interest Trust from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Trustee on behalf of the Supplemental Interest Trust), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of such Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the Class A Certificates and Subordinated Certificates.

      Upon a Swap Early Termination, other than in connection with the optional termination of the trust, the Supplemental Interest Trust Trustee, pursuant to the pooling and servicing agreement, will use reasonable efforts to appoint a successor swap provider. In connection with such appointment, if the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust Trustee will apply such Swap Termination Payment to appoint the successor swap provider, and to the extent that the Supplemental Interest Trust Trustee is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Provider and a replacement swap agreement or similar agreement cannot be obtained within 30 days thereafter, then the Supplemental Interest Trust Trustee will deposit such Swap Termination Payment into a separate, non-interest bearing account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust Trustee by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

      Upon a Swap Early Termination in connection with the optional termination of the trust, to the extent that the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust Trustee will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

      A "Swap Provider Trigger Event" shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

      Bear Stearns Financial Products, Inc., a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement the Swap Provider has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179.

      Based upon a reasonable good faith estimate of maximum probable exposure, the "significance percentage" of the Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As set forth in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10% of the aggregate actual class certificate principal balance of the related class or classes of certificates.

Payments Under the Interest Rate Swap Agreement

      Amounts payable by the trust to the Supplemental Interest Trust Trustee in respect of Net Swap Payments and Swap Termination Payments (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Available Funds before distributions to the holders of the Class A Certificates and Subordinated Certificates. On each distribution date, such amounts will be distributed by the trust to the Supplemental Interest Trust Trustee, and paid by the Supplemental Interest Trust Trustee to the Swap Provider pursuant to the Interest Rate Swap Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). Payments by the trust to the Supplemental Interest Trust Trustee in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Subordinated Certificates and will be paid by the trust to the Supplemental Interest Trust Trustee as set forth in the pooling and servicing agreement (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee).

      Net Swap Payments payable by the Swap Provider to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee in the Supplemental Interest Trust. On each distribution date, to the extent required after the distributions of Available Funds and distributions from the Excess Reserve Fund Account are made on that distribution date, the Supplemental Interest Trust Trustee will withdraw the following amounts from the Supplemental Interest Trust for distribution to the certificates in the following order of priority:

      (1) first, to pay any Unpaid Interest Amounts on the Class A Certificates, pro rata, including any accrued Unpaid Interest Amounts from a prior distribution date and then to the Subordinated Certificates, sequentially in order of their payment priority, to pay any Unpaid Interest Amounts including any accrued Unpaid Interest Amounts from prior distribution dates;

      (2) second, to pay any principal on the Certificates, then entitled to receive principal distributions, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount;

      (3) third, sequentially in order of their payment priority, to pay the Subordinated Certificates any Unpaid Realized Losses remaining on the Subordinated Certificates; and

      (4) fourth, to pay the Net WAC Cap Carry Forward Amount on each class of Class A Certificates, pro rata, and then to pay any unpaid Net WAC Cap Carry Forward Amount on each class of Subordinated Certificates, sequentially in order of their distribution priorities.

      The portion, if any, of the Net Swap Payments received from the Swap Provider and not required to be distributed to holders of the certificates on any distribution date will be distributed to the Class C Certificateholders or another party as described in the pooling and servicing agreement and will not be available on any future distribution date to cover any Extra Principal Distribution Amount, Unpaid Interest Amounts, Applied Realized Losses or Net WAC Cap Carry Forward Amounts.

The Supplemental Interest Trust Trustee

      Deutsche Bank National Trust Company (the "Supplemental Interest Trust Trustee") will be the trustee of the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will perform all of the obligations of the trustee under the Interest Rate Swap Agreement. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the trust under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust Trustee receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that the Supplemental Interest Trust Trustee receives the related funds from the trust. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

      Any resignation or removal of Deutsche Bank National Trust Company as Trustee will also result in the resignation or removal, as applicable, of Deutsche Bank National Trust Company as the trustee of the Supplemental Interest Trust and as Supplemental Interest Trust Trustee.

Excess Reserve Fund Account

      Pursuant to the pooling and servicing agreement, the trustee will establish an account (the "Excess Reserve Fund Account"), which will be held in the trust, as part of the trust fund. The Excess Reserve Fund Account will not be an asset of any REMIC. Any Net WAC Cap Carry Forward Amount paid from the Total Monthly Excess Spread will be paid from and to the extent of funds available therefor in the Excess Reserve Fund Account. The ratings on the certificates will not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount. On each distribution date, any Net WAC Cap Carry Forward Amounts will be paid as follows:

      From amounts on deposit in the Excess Reserve Fund Account, as follows:

      1. concurrently, to each class of Class A Certificates, pro rata, the amount of the Net WAC Cap Carry Forward Amount for each such class; and

      2. sequentially, to the classes of Subordinated Certificates, in order of their distribution priority, the amount of the Net WAC Cap Carry Forward Amount for each such class.

      At least six (6) Business Days prior to the related distribution date, the seller will make available to the trustee a statement containing (i) the aggregate certificate balances of each of the Class A Certificates and Subordinated Certificates owned by the seller or any of its affiliates during the immediately preceding Interest Accrual Period and/or as of the date of such statement to the trustee and (ii) the names of the seller and/or any of its affiliates that own such Class A Certificates and Subordinated Certificates during the immediately preceding Interest Accrual Period and/or as of the date of the such statement to the trustee. The seller and its affiliates will agree that (i) the seller and its affiliates will own not less than 100% of any class of certificates and (ii) neither the seller nor any of its affiliates will undertake to sell any certificates held by such entities or purchase any additional certificates from the date of such statement to the trustee until the first day following the related distribution date.

Overcollateralization Provisions

      The pooling and servicing agreement will require that the Total Monthly Excess Spread, if any, on each distribution date and, to the extent available, Net Swap Amounts payable to the Supplemental Interest Trust by the

Swap Provider under the Interest Rate Swap Agreement be applied as an accelerated payment of principal of the certificates, but only to the limited extent hereafter described.

      The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount and, to the extent available, the application of the Net Swap Amounts payable to the Supplemental Interest Trust by the Swap Provider under the Interest Rate Swap Agreement to make payments of principal on the Offered Certificates, will have the effect of accelerating the amortization of the certificates relative to the amortization of the mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the certificates on any distribution date will, to the extent not otherwise required to be deposited in the Excess Reserve Fund Account, be distributed to the Class C Certificateholders and will not be available on any future distribution date to cover any Extra Principal Distribution Amount, Unpaid Interest Amounts or Applied Realized Losses.

      With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the preceding due date plus amounts in the Pre-funding Accounts over (b) the Class Certificate Balance of the Class A and Subordinated Certificates and the Class P Certificates as of that date (assuming the payment of 100% of the Principal Remittance Amount on those certificates on that distribution date) will be the "Overcollateralization Amount" as of that distribution date. The pooling and servicing agreement will require that a portion of the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralization Amount as of that distribution date (the excess is referred to as an "Overcollateralization Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal will be an Extra Principal Distribution Amount for that distribution date. The required level of the overcollateralization with respect to a distribution date is the "Overcollateralization Target Amount." As described in the definition above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event is in effect, the Overcollateralization Target Amount will not "step down."

      If the Overcollateralization Target Amount is permitted to decrease or "step down" on a distribution date in the future, or if an Excess Overcollateralization Amount otherwise exists, the pooling and servicing agreement will provide that some or all of the principal which would otherwise be distributed to the holders of the certificates on that distribution date will (to the extent not otherwise required to be deposited in the Excess Reserve Fund Account) be distributed to the Class C Certificateholders on that distribution date until the Excess Overcollateralization Amount is reduced to zero. This will have the effect of decelerating the amortization of the certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount. With respect to any distribution date, the excess, if any, of (a) the Overcollateralization Amount on that distribution date over
(b) the Overcollateralization Target Amount will be the "Excess Overcollateralization Amount" with respect to that distribution date. The amount distributable to the Class C Certificateholders to effect such a deceleration will be in an amount equal to the lesser of (x) the Excess Overcollateralization Amount and (y) the Principal Remittance Amount.

      If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balance of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans, the Class Certificate Balance of the Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class M-9 Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. Any such reduction to a class of Subordinated Certificates is referred to as an "Applied Realized Loss Amount."

The Pool Insurer

      Mortgage Guaranty Insurance Corporation (the "Pool Insurer"), a Wisconsin corporation with its principal offices in Milwaukee, Wisconsin, is a monoline private mortgage insurance company and a wholly-owned subsidiary of MGIC Investment Corporation. The Pool Insurer is licensed in 50 states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. The Pool Insurer is rated "AA" by S&P, "AA+" by Fitch and "Aa2" by Moody's with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. For further information regarding the Pool Insurer, investors are directed to MGIC Investment Corporation's periodic reports filed with the Securities and Exchange Commission, which are publicly available.

The Pool Policy

      A mortgage pool insurance policy (the "Pool Policy") will be obtained to cover losses (subject to the limitations described herein) by reason of default of the mortgagor on the mortgage loans by aggregate scheduled principal balance as of the cut-off date. The Pool Policy will provide such coverage for the first-lien mortgage loans included in the trust (approximately 97.46% of the statistical calculation mortgage loans) to the extent that such losses in the aggregate equals or exceeds 6.50% of the aggregate Stated Principal Balance of the mortgage loans as of their respective cut-off dates (the "Deductible Amount"), up to a limit of 8.30% of the aggregate Stated Principal Balance of the mortgage loans as of their respective cut-off dates (the "Aggregate Loss Limit"). As a result, the losses paid by the Pool Insurer will be limited to 1.80% of the aggregate Stated Principal Balance of the mortgage loans as of their respective cut-off dates (assuming all of the pre-funded amounts are used to purchase Subsequent Mortgage Loans). The Pool Policy will be issued by the Pool Insurer on the closing date to the trustee as the insured. The Pool Insurer will be paid a one-time up-front non-refundable premium on or prior to the closing date. The servicer will present claims and provide certain notices all in accordance with the terms of the Pool Policy, on behalf of itself, the trustee and the certificateholders. Subject to certain limitations set forth in the pooling and servicing agreement, the servicer is required to use commercially reasonable efforts to maintain the Pool Policy during the term of the pooling and servicing agreement.

      The following summary describes certain provisions of the Pool Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Pool Policy.

      The Pool Policy is a second-loss policy. The Pool Insurer will not be obligated to pay any loss under the Pool Policy until deductible losses have exceeded the Deductible Amount. The Pool Insurer will determine the amount of a deductible loss on a mortgage loan, which generally will be the amount of loss that would have been payable under the Pool Policy in the case of an Approved Sale, except that delinquent interest will only be included in the deductible loss through the date of closing of the Approved Sale.

      The Pool Policy also specifically excludes coverage of (i) any claim resulting from a default on a mortgage loan which was thirty (30) days or more past due as of the cut-off date; (ii) certain claims where there is a pre-existing environmental condition which existed on the property securing the mortgage loan, whether or not known by the person or persons submitting an application for coverage of the mortgage loan, as of the cut-off date and such pre-existing environmental condition (a) was the principal cause of the default and (b) has made the principal residential structure on the property uninhabitable; (iii) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the mortgaged property securing the mortgage loan; (iv) certain claims involving a breach by the insured of its obligations under, or its failure to comply with the terms of, the Pool Policy or of its obligations as imposed by operation of law; and (v) failure of the servicer of a mortgage loan to satisfy the servicing standards under the pooling and servicing agreement.

      In issuing the Pool Policy, the Pool Insurer has relied upon certain information and data regarding the mortgage loans furnished to the Pool Insurer by or on behalf of the insured. The Pool Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation by the borrower, lender or other persons involved in the origination of the mortgage loan or the application for insurance; (ii) failure to construct a mortgaged property securing a mortgage loan in accordance with the specified plans upon which the appraisal of the property at the time the mortgage loan was originated was based or (iii) physical damage to a mortgaged property securing a mortgage loan.

      For the purposes of the Pool Policy, the following terms have the following meanings:

      "Approved Sale" means (1) a sale of a REO Property acquired by the insured because of a Default by the borrower and to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of a REO Property to a third party (other than the insured) at a price exceeding the maximum amount specified by the Pool Insurer to be bid by the insured or as otherwise required by the Pool Policy, (3) the acquisition of a mortgaged property by someone other than the insured by exercise of rights of redemption, if the insured has complied with the terms of the Pool Policy, or (4) the acquisition of a mortgaged property by the issuer of any primary mortgage guaranty insurance covering the mortgage loan secured by such mortgage property.

      "Default" means the failure by the borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of the mortgage loan or (b) to pay all amounts due on acceleration of the mortgage loan by the insured after breach by the borrower of a due-on-sale provision in the mortgage loan. Violation by the borrower of any other term or condition of the mortgage loan which is a basis for such proceedings is not considered to be a Default.

      "Four (4) Months in Default" occurs when the borrower becomes in arrears in an amount equal to or greater than four (4) monthly principal and interest payments due under the terms of the mortgage loan.

      "Qualified" means the Pool Insurer is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Pool Policy, and has a financial strength rating of not lower than "Baa3" from Moody's, "BBB" from S&P and "BBB" from Fitch (if rated by the respective rating agency).

      Within ten (10) days after (a) a borrower is Four (4) Months in Default or
(b) appropriate proceedings to acquire title to a mortgaged property have been commenced, whichever event occurs first, notice thereof must be given to the Pool Insurer by the servicer. Failure to provide such notice on a timely basis will result in interest and expenses accrued during the period of such failure to be excluded from the loss payable under the Pool Policy. Thereafter, the servicer will report monthly to the Pool Insurer in summary form the status of the borrower's account, until a claim is submitted to the Pool Insurer.

      If a mortgage loan is assumed, coverage of such mortgage loan will terminate as of the date of such assumption if the Pool Insurer did not approve the assumption, unless the insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the terms of the mortgage loan or applicable law. The Pool Insurer will not unreasonably withhold approval of an assumption.

      In the event of Default, it will be a condition precedent to payment of a claim on a mortgage loan that the servicer cause to be advanced: (1) hazard insurance premiums, (2) real estate property taxes, (3) property protection and preservation expenses, (4) property sales expenses, and (5) foreclosure costs including court costs and reasonable attorneys fees. In the event of Default, if there is any physical loss or damage (including environmental damage) to the mortgaged property from any cause, whether by accidental means or otherwise, it will be a condition precedent to payment of a claim on the mortgage loan that the servicer cause the mortgaged property to be restored to its condition at the time of the issuance of the Pool Policy, reasonable wear and tear excepted. It will also be a condition precedent to payment of the claim on a mortgage loan that the trustee acquire title to the mortgaged property as required by the Pool Policy.

      Subject to the Deductible Amount and the Aggregate Loss Limit, the amount of loss payable to the servicer (on behalf of the trustee) on each individual claim will be the total of: (1) the unpaid principal balance at the time of an Approved Sale of the property, (2) the amount of the accumulated delinquent interest computed to the date of claim settlement at the related mortgage rate and (3) the amount of advances made on behalf of the servicer (as described in the preceding paragraph) less the sum of: (a) the amount of all rents and other payments (excluding net proceeds of an Approved Sale of the property and the proceeds of fire and extended coverage insurance) collected or received by the insured, which are derived from or in any way related to the property; (b) the amount of cash remaining in any escrow account as of the last payment date; (c) the amount of cash or other collateral to which the insured has retained the right of possession as security for the loan; (d) the amount paid under applicable fire and extended coverage policies which is in excess of the cost of restoring and repairing the property, if the property is damaged, and which has not been paid to the borrower or applied to the payment of the loan as required by the terms of the loan; (e) the amounts of any payments of Loss previously made by the Pool Insurer; (f) the net proceeds upon an Approved Sale of the property other than from acquisition pursuant to a primary mortgage guaranty insurance policy; (g) the amount of any claim payment pursuant to a primary mortgage guaranty insurance policy which the insured received; and (h) certain other amounts excluded under the terms of the Pool Policy.

      Subject to the exhaustion of the Deductible Amount and the Aggregate Loss Limit, in lieu of paying the loss determined by the computation above, the Pool Insurer may, at its option, pay the servicer (on behalf of the trustee) an amount calculated in accordance with the immediately preceding paragraph, but without reduction for net proceeds under clause (f) of such paragraph. As a condition precedent to the payment of any sum under this loss payment option, the trustee will provide the Pool Insurer with good and merchantable title to the mortgaged property. After the mortgaged property is sold by the Pool Insurer, the Pool Insurer will notify the servicer (on behalf of the trustee) of the net amount received for such sale.

      Any claim payment or loss payment as described in the preceding two paragraphs will be a full and final discharge of the Pool Insurer's obligation with respect to such claim or loss under the terms of the Pool Policy.

      When the sum of the Deductible Amount plus the aggregate losses paid by the Pool Insurer (reduced by any net amount the Pool Insurer receives upon disposal of any property) reach an amount equal to the Aggregate Loss Limit, the liability of the Pool Insurer to pay any additional claims for loss ceases until such sum is reduced to an amount below the Aggregate Loss Limit.

      The Pool Policy will continue in force until (i) each mortgage loan has either been paid in full or is otherwise liquidated, or (ii) the offered certificates have either been paid in full or reduced to zero. If at any time the Pool Insurer ceases to be Qualified, the trustee may terminate the Pool Policy upon written notice to the Pool Insurer. The Pool Insurer will use diligent efforts to remain Qualified.

      Unless otherwise mutually agreed, a claim for loss may be filed with the Pool Insurer on the appropriate form provided by the Pool Insurer within sixty
(60) days after the insured has conveyed title to the mortgaged property pursuant to an Approved Sale or the date the Pool Insurer notifies the insured that it will acquire the mortgaged property in settlement of the claim. The claim for loss must include all documents and other information reasonably requested by the Pool Insurer. Failure to file a completed claim for loss that satisfies the requirements for payment of a loss within one hundred eighty (180) days after a claim could first be filed will be deemed an election by the trustee to waive any rights to claim payment under the terms of the Pool Policy. If the claim is not filed within such a sixty day period, accumulated delinquent interest and other amounts accruing on a claim for loss during the period from the 61st day to the 180th day after the claim could first be filed shall not be payable under the Pool Policy.

      Any payment of loss required to be made to the servicer (on behalf of the trustee) with respect to any claim will be payable within thirty (30) days after receipt by the Pool Insurer of such claim, provided that, if the Pool Insurer shall within twenty (20) days after the filing of the claim request additional information necessary to complete its review of the claim, then the thirty (30) day period will be suspended until the Pool Insurer receives the requested information.

Glossary

      As used in this prospectus supplement, the following terms have the meanings set forth below.

      "Accrued Certificate Interest" for each class of Class A and Subordinated Certificates on any distribution date will equal (x) the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to that distribution date at the related pass-through rate minus (y) any Net Interest Shortfall allocated to that class. Interest for each Interest Accrual Period will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

      Net Interest Shortfalls for a loan group on any distribution date will be allocated first to reduce the interest payable on the Class C Certificates on that distribution date and thereafter, to reduce the interest payable on such distribution date to the related Class A Certificates and the Subordinated Certificates, pro rata, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the Subordinated Certificates, be deemed to be entitled to receive based on each Subordinated Class' share of the Assumed Balance) on such distribution date, in each case before taking into account any reduction in such amounts from such net interest shortfalls.

      For purposes of allocating net interest shortfalls for a loan group to the Subordinated Certificates on any distribution date, the amount of interest each class of Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the distribution date will be equal to the amount of interest at the pass-through rate for such class on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that distribution date and that loan group. The "Assumed Balance" for a distribution date and loan group will be equal to the excess of the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the due date occurring in the month prior to the month of that distribution date (after giving effect to prepayments received in the Prepayment Period related to such due date) over the sum of (i) the aggregate Class Certificate Balance of the related Class A Certificates immediately prior to that distribution date and (ii) the product of the Overcollateralization Amount as of the day immediately preceding such distribution date and a fraction, the numerator of which is aggregate Stated Principal Balance of the mortgage loans in that loan group as of the due date occurring in the month prior to the month of that distribution date (after giving effect to prepayments received in the Prepayment Period related to such due date) and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans as of the due date occurring in the month prior to the month of that distribution date (after giving effect to prepayments received in the Prepayment Period related to such due date).

      "Class A Principal Distribution Amount" for a distribution date is the sum of the Group I Senior Principal Distribution Amount, the Group II Senior Principal Distribution Amount and the Group III Senior Principal Distribution Amount for that distribution date.

      "Class M-1 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and

            (B) the Class Certificate Balance of the Class M-1 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 68.10% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-2 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

            (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and

            (C) the Class Certificate Balance of the Class M-2 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 74.80% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-3 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

            (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

            (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and

            (D) the Class Certificate Balance of the Class M-3 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 78.80% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-4 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

             (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

            (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

            (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date) and

            (E) the Class Certificate Balance of the Class M-4 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 82.40% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-5 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

            (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

            (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

            (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

            (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date) and

            (F) the Class Certificate Balance of the Class M-5 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 85.90% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-6 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

            (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

            (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

            (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

            (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

            (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date) and

            (G) the Class Certificate Balance of the Class M-6 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 89.10% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-7 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

            (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

            (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

            (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

            (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

            (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

            (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date) and

            (H) the Class Certificate Balance of the Class M-7 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 92.20% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-8 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

            (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

            (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

            (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

            (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

            (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

            (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

            (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount for that distribution date) and

            (I) the Class Certificate Balance of the Class M-8 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 94.50% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Class M-9 Principal Distribution Amount" for any distribution date is the excess of:

(i)   the sum of

            (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date),

            (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date),

            (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date),

            (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that distribution date),

            (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for that distribution date),

            (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for that distribution date),

            (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for that distribution date),

            (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount for that distribution date),

            (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount for that distribution date) and

            (J) the Class Certificate Balance of the Class M-9 Certificates immediately before that distribution date over (ii) the lesser of

            (A) approximately 95.80% of the aggregate Stated Principal Balances of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and

            (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) minus the product of 0.50% of the sum of the (a) aggregate Stated Principal Balance of the Closing Date Mortgage Loans and (b) the amounts on deposit in the Pre-funding Accounts as of the closing date.

      "Credit Enhancement Percentage" means, for any distribution date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of all classes of certificates subordinated to such class and (ii) the Overcollateralization Amount (in each case after taking into account the distributions of the Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date).

      "Cumulative Net Loss Trigger Event" exists with respect to any distribution date on or after the Stepdown Date, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred from the cut-off date through the last day of the related Remittance Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of such Remittance Period) by (y) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the cut-off date plus amounts on deposit in the Pre-funding Account as of the Closing Date, exceeds the applicable percentages set forth below with respect to such distribution date:

            (A) 1.45% for the first month, plus an additional 1/12th of 1.75% for each month thereafter, from July 2008 through June 2009,

            (B) 3.20% for the first month, plus an additional 1/12th of 1.85% for each month thereafter, from July 2009 through June 2010,

            (C) 5.05% for the first month, plus an additional 1/12th of 1.45% for each month thereafter, from July 2010 through June 2011,

            (D) 6.50% for the first month, plus an additional 1/12th of 0.80% for each month thereafter, from July 2011 through June 2012, and

            (E) 7.30%, from July 2012 and thereafter.

      "Excess Overcollateralization Amount" is described in "--Overcollateralization Provisions."

      "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the Total Monthly Excess Spread for that distribution date and
(y) the Overcollateralization Deficiency for that distribution date.

      "Group I Allocation Percentage" for any distribution date is the aggregate Stated Principal Balance of the group I mortgage loans plus any amounts on deposit in the Group I Pre-funding Account divided by the sum of the aggregate Stated Principal Balance of the group I mortgage loans, the group II mortgage loans and the group III mortgage loans plus any amounts on deposit in the Group I Pre-funding Account, Group II Pre-funding Account and the Group III Pre-funding Account.

      "Group I Interest Remittance Amount" for any distribution date is the portion of clauses (i) through (v) of Available Funds with respect to loan group I attributable to interest minus the sum of the amounts included in clause (vii) (to the extent related to interest on the group I mortgage loans) of the definition of Available Funds and the Group I Allocation Percentage of the sum of the amounts included in clauses (viii) and (ix) of the definition of Available Funds.

      "Group I Principal Distribution Amount" for any distribution date is the product of

            (x) the Principal Distribution Amount for such distribution date, and

            (y) a fraction, the numerator of which is the Principal Remittance Amount for loan group I and distribution date and the denominator of which is the Principal Remittance Amount for all loan groups for such distribution date;

            plus, in the case of the distribution date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-funding Account and not used by the trustee to purchase Subsequent Mortgage Loans to be included in loan group I.

      "Group I Senior Principal Distribution Amount" is the excess of

            (A) the Class Certificate Balance of the Group I Certificates immediately before that distribution date over

            (B) the lesser of (x) the product of (i) approximately 60.50% and
      (ii) the aggregate Stated Principal Balance of all the mortgage loans in loan group I as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all the mortgage loans in loan group I as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) plus any amounts on deposit in the Group I Pre-funding Account minus 0.50% of the aggregate Stated Principal Balance of the group I mortgage loans as of the cut-off date, plus any amounts on deposit in the Group I Pre-funding Account on the closing date.

      "Group II Allocation Percentage" for any distribution date is the aggregate Stated Principal Balance of the group II mortgage loans plus any amounts on deposit in the Group II Pre-funding Account divided by the sum of the aggregate Stated Principal Balance of the group I mortgage loans, the group II mortgage loans and the group III mortgage loans plus any amounts on deposit in the Group I Pre-funding Account, Group II Pre-funding Account and the Group III Pre-funding Account.

      "Group II Interest Remittance Amount" for any distribution date is the portion of clauses (i) through (v) of Available Funds with respect to loan group II attributable to interest minus the sum of the amounts included in clause
(vii) (to the extent related to interest on the group II mortgage loans) of the definition of Available Funds and the Group II Allocation Percentage of the sum of the amounts included in clauses (viii) and (ix) of the definition of Available Funds.

      "Group II Principal Distribution Amount" for any distribution date is the product of

            (x) the Principal Distribution Amount for such distribution date, and

            (y) a fraction, the numerator of which is the Principal Remittance Amount for loan group II and distribution date and the denominator of which is the Principal Remittance Amount for all loan groups for such distribution date;

             plus, in the case of the distribution date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-funding Account and not used by the trustee to purchase Subsequent Mortgage Loans to be included in loan group II.

            "Group II Senior Principal Distribution Amount" is the excess of

            (A) the Class Certificate Balance of the Group II Certificates immediately before that distribution date over

            (B) the lesser of (x) the product of (i) approximately 60.50% and
      (ii) the aggregate Stated Principal Balance of all the mortgage loans in loan group II as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all the mortgage loans in loan group II as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) plus any amounts on deposit in the Group II Pre-funding Account minus 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date, plus any amounts on deposit in the Group II Pre-funding Account on the closing date.

      "Group III Allocation Percentage" for any distribution date is the aggregate Stated Principal Balance of the group III mortgage loans plus any amounts on deposit in the Group III Pre-funding Account divided by the sum of the aggregate Stated Principal Balance of the group I mortgage loans, the group II mortgage loans and the group III mortgage loans plus any amounts on deposit in the Group I Pre-funding Account, Group II Pre-funding Account and the Group III Pre-funding Account.

      "Group III Interest Remittance Amount" for any distribution date is the portion of clauses (i) through (v) of Available Funds with respect to loan group III attributable to interest minus the sum of the amounts included in clause
(vii) (to the extent related to interest on the group III mortgage loans) of the definition of Available Funds and the Group III Allocation Percentage of the sum of the amounts included in clauses (viii) and (ix) of the definition of Available Funds.

      "Group III Principal Distribution Amount" for any distribution date is the product of

            (x) the Principal Distribution Amount for such distribution date, and

            (y) a fraction, the numerator of which is the Principal Remittance Amount for loan group III and distribution date and the denominator of which is the Principal Remittance Amount for all loan groups for such distribution date;

            plus, in the case of the distribution date immediately following the end of the Funding Period, any amounts remaining in the Group III Pre-funding Account and not used by the trustee to purchase Subsequent Mortgage Loans to be included in loan group III.

      "Group III Senior Principal Distribution Amount" is the excess of

            (A) the aggregate Class Certificate Balance of the Group III Certificates immediately before that distribution date over

            (B) the lesser of (x) the product of (i) approximately 60.50% and
      (ii) the aggregate Stated Principal Balance of all the mortgage loans in loan group III as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all the mortgage loans in loan group III as of the last day of the related Remittance Period (after giving effect to principal prepayments received in the Prepayment Period related to that distribution date) plus any amounts on deposit in the Group III Pre-funding Account minus 0.50% of the aggregate Stated Principal Balance of the group III mortgage loans as of the cut-off date, plus any amounts on deposit in the Group III Pre-funding Account on the closing date.

      "Interest Accrual Period" for each class of Class A and Subordinated Certificates and any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date.

      "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Net Interest Shortfall" with respect to any distribution date and a loan group, will be equal to:

      o the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the mortgage loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that loan group and (y) the excess, if any, of the Compensating Interest for the other loan groups over the Prepayment Interest Shortfall for the other loan groups for that distribution date; and

      o the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction.

      "Net WAC Cap Carry Forward Amount" for any class of certificates and any distribution date, is an amount equal to the aggregate amount of Net WAC Shortfall for such class on that distribution date (to the extent not covered by payments from the Excess Reserve Fund Account or the Supplemental Interest Trust), plus any unpaid Net WAC Shortfall for such class from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of certificates, without giving effect to the applicable Net WAC
Cap).

      "Net WAC Shortfall" for any class of certificates and any distribution date on which the pass-through rate for the certificates is the related Net WAC Cap, is an amount equal to excess of (x) the amount of interest such class of certificates would have accrued for such distribution date had such pass-through rate not been limited by the related Net WAC Cap over (y) the amount of interest such class of certificates accrued for such distribution date at the related Net WAC Cap.

      "Overcollateralization Amount" is described in "--Overcollateralization Provisions."

      "Overcollateralization Deficiency" is described in
"--Overcollateralization Provisions."

      "Overcollateralization Target Amount" means, with respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to the initial target percentage set forth in the pooling and servicing agreement of the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the cut-off date plus amounts on deposit in the pre-funding accounts on the closing date (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the post-stepdown date target percentage set forth in the pooling and servicing agreement of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period (after giving effect to principal prepayments received during the related Prepayment Period) and (y) approximately 0.50% of the sum of the aggregate Stated Principal Balance of the Closing Date Mortgage Loans and the amounts on deposit in the pre-funding accounts on the closing date or (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date. The initial target percentage is expected to be approximately 2.10% and the post-stepdown date percentage is expected to be approximately 4.20%. The actual initial target percentage and the post-stepdown date percentage required by the pooling and servicing agreement may be up to 5% higher but will not be less than 2.10% and 4.20%, respectively. The Overcollateralization Amount on the Closing Date will equal the Overcollateralization Target Amount.

      The "Prepayment Period" means for any distribution date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first distribution date, June 1, 2006) and ending on the fifteenth day of the calendar month in which such distribution date occurs.

      "Principal Distribution Amount" means, with respect to any distribution date the sum of (i) the excess of (x) the Principal Remittance Amount for that distribution date over (y) the Excess Overcollateralization Amount, if any, for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date minus (iii) the excess, if any, of (x) the sum of any Net Swap Payment owed to the Swap Provider on that distribution date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that distribution date (to the extent not paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee and other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) over (y) the portion of clauses (i) through (v) of Available Funds attributable to interest.

      "Principal Remittance Amount" means, with respect to a loan group and any distribution date, the amount equal to the sum of the following amounts (without duplication): (i) each payment of principal on a mortgage loan in that loan group due during the related Remittance Period and received or advanced, plus all full and partial principal prepayments received during the related Prepayment Period, (ii) the liquidation proceeds on the mortgage loans in that loan group allocable to principal and Subsequent Recoveries actually collected by the servicer during the preceding calendar month, (iii) the principal portion of the purchase price with respect to each deleted mortgage loan in that loan group that was repurchased as of that distribution date, (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a mortgage loan as of that distribution date, (v) the principal portion of any proceeds from mortgage insurance on the mortgage loans in that loan group or the Pool Policy, (vi) with respect to the distribution date immediately following the end of the Funding Period, any amounts remaining in the pre-funding accounts after giving effect to any purchase of Subsequent Mortgage Loans and (vii) the proceeds on the mortgage loans in that loan group received with respect to the termination of the trust fund (to the extent they relate to principal).

      "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to the principal balance of the mortgage loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Legal Aspects of the Mortgage
Loans--Servicemembers Civil Relief Act" in the prospectus.

      The "Remittance Period" with respect to any distribution date is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

      "60+ Day Delinquent Loan" means each mortgage loan in foreclosure, all REO Property, each mortgage loan for which the mortgagor has filed for bankruptcy, and, without duplication, each mortgage loan with respect to which any portion of a Scheduled Payment is, as of the last day of the Remittance Period before the Remittance Period ending in such calendar month, two months or more past due (without giving effect to any grace period).

      "Stated Principal Balance" means, as to any mortgage loan and any date of determination, the unpaid principal balance of that mortgage loan as of the immediately preceding due date as specified in the amortization schedule for such due date, after giving effect to (x) the principal portion of payments due on or before that due date whether or not received from the related mortgagor and (y) any liquidation proceeds allocable to principal received in the prior calendar month and principal prepayments received prior to the end of the Prepayment Period that includes such due date.

      "Stepdown Date" means the earlier to occur of (i) the first distribution date following the distribution date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the distribution date in July 2009 and (B) the first distribution date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such distribution date) is greater than or equal to approximately 39.50%.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      A "Trigger Event," with respect to each distribution date on or after the Stepdown Date, is in effect if (A) the quotient (expressed as a percentage) of
(x) the three month rolling average of 60+ Day Delinquent Loans, as of the last day of the preceding calendar month, and (y) the Stated Principal Balance of the mortgage loans, as of the last day of the preceding calendar month equals or exceeds 40.75% of the Credit Enhancement Percentage for the Class A Certificates as of the immediately preceding distribution date, or (B) a Cumulative Net Loss Trigger Event is in effect.

      "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (x) the Available Funds over (y) the amounts paid pursuant to clauses (i) and (ii) above under "--Distributions of Interest and Principal," assuming for purposes of this calculation that the Extra Principal Distribution Amount included in the Principal Distribution Amount distributed is zero.

      "Unpaid Interest Amounts" for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for that distribution date and any portion of Accrued Certificate Interest from prior distribution dates remaining unpaid over
(ii) the amount in respect of interest on that class of certificates actually distributed on the preceding distribution date and (b) interest on that excess for the related Interest Accrual Period at the applicable pass-through rate (to the extent permitted by applicable law).

      "Unpaid Realized Loss Amount," with respect to any class of Subordinated Certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates for that class and any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date (as defined below), the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the offered certificates.

      "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 A.M., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks.

      "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Interest Coverage Account

      The trustee may establish for the benefit of the certificateholders a trust account (the "Interest Coverage Account"), as required in the pooling and servicing agreement, and on the Closing Date, the depositor may deliver to the trustee for deposit in the Interest Coverage Account cash amounts as specified in the pooling and servicing agreement. On each distribution date during, and the distribution date immediately following the Funding Period, funds on deposit in the Interest Coverage Account, if any, will be applied by the trustee to cover certain shortfalls in the amount of interest generated by the assets of the trust attributable to the pre-funding feature. Such shortfall may exist during the Funding Period because the interest accruing on the aggregate Stated Principal Balance of the related mortgage loans during such period will be less than the amount of interest which would have accrued on the mortgage loans if the related Subsequent Mortgage Loans were included in the trust as of the Closing Date. On the first distribution date following the termination of the Funding Period (after the distribution on the certificates to be made on such distribution date), funds on deposit in the Interest Coverage Account, if any, to the extent not needed to fund any shortfall of the kind described above, will be released by the trustee to the depositor or its designee. The Interest Coverage Account will not be an asset of any REMIC.

Optional Termination

      The servicer or the NIMS Insurer, if any, will have the right to repurchase all remaining mortgage loans and REO properties and thereby effect early retirement of the certificates on any distribution date (the "Optional Termination Date") following the date on which the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period and REO properties first equals an amount less than 10% of the sum of (i) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the cut-off date and (ii) the sum of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related cut-off dates. If the servicer exercises its option, the purchase price distributed with respect to the certificates will be the sum of (i) 100% of their then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO properties and the appraised value is less than the Stated Principal Balance of the mortgage loans) together with any related Net WAC Cap Carry Forward Amount and (ii) any Swap Termination Payment payable to the Swap Provider then due but unpaid or which is due to the exercise of such option. Distributions on the certificates in respect of any optional termination will first be paid as set forth under "Description of the Certificates--Distributions of Interest and Principal" herein. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

      In connection with the issuance of any net interest margin securities, the servicer may agree to refrain from exercising this option while those securities are outstanding.

Rights of the NIMS Insurer under the Pooling and Servicing Agreement

      After the closing date, a separate trust may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer that would issue a policy will be a third party beneficiary of the pooling and servicing agreement. The NIMS Insurer will have a number of rights under the pooling and servicing agreement, which will include the following:

      o the right to consent to the servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a mortgage loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 125 days, if the waivers or extensions relate to more than 5% of the mortgage loans as of the cut-off date and any cut-off date;

      o the right to consent to the servicer's entering into any sub-servicing agreement with any servicing entity with respect to any of the mortgage loans;

      o the right to direct the trustee to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and the assets of the trust fund following the occurrence of an event of default under the pooling and servicing agreement;

      o the right to approve or reject the appointment of any successor servicer other than the trustee, if the servicer is required to be replaced and the trustee is unwilling or unable to act as successor servicer;

      o the right to consent to any amendment to the pooling and servicing agreement; and

      o     each of the rights under "Risk Factors--Rights of the NIMS Insurer."

Form of Reports to the Certificateholders

      Under the terms of the pooling and servicing agreement, the certificateholders will receive important information concerning matters about the distribution of and performance of the mortgage loans for the related Remittance Period from the trustee on each distribution date. Such information will be made available each month to the certificateholders, the NIMS Insurer, the servicer and the rating agencies by calling the trustee's investor relations desk at (800) 735-7777. Parties that are unable to use the distribution options provided by the trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

      The primary source of information available to investors concerning the Class A and Subordinated Certificates will be the monthly reports made available via the trustee's internet, which will include information as to the outstanding certificate principal balance of the Class A and Subordinated Certificates and the status of the applicable form of credit enhancement. Investors may read and any Form 10-D, Form 10-K or Form 8-K at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

      Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be prepared and signed by the depositor.

Modifications to the Pooling and Servicing Agreement

      The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee with the consent of the NIMS Insurer and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding class of certificates.

      The pooling and servicing agreement also may be amended from time to time by the depositor, the servicer, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates for the purpose of either adding, changing, or eliminating any provisions of the pooling and servicing agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on mortgage loans or (ii) adversely affect in any material respect the interests of the certificateholders without consent of those adversely affected.

      None of the depositor, the servicer nor the trustee may enter into an amendment of the pooling and servicing agreement that would significantly change the permitted activities of the trust fund without the consent of the NIMS Insurer and the certificateholders evidencing percentage interests aggregating not less than 66 2/3% of each class of certificates. Promptly after the execution of any such amendment requiring consent the trustee will furnish a copy of such amendment to each certificateholder.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults in Delinquent Payments

      The yield to maturity of the Class A and Subordinated Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Subordinated Certificates may not receive reimbursement for Applied Realized Loss Amounts in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

      The rate of principal payments on the Class A and Subordinated Certificates, the aggregate amount of distributions on the Class A and Subordinated Certificates and the yields to maturity of the Class A and Subordinated Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the seller or servicer). For those mortgage loans that contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment charges. The fixed-rate mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase by the servicer in connection with a modification and any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described herein) will result in distributions on the Class A and Subordinated Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Class A and Subordinated Certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. The Subordinated Certificates will not receive distributions of principal for at least the first three years after the closing date, unless the Class A Certificates are paid in full.

      Certain of the Statistical Calculation Mortgage Loans are adjustable-rate mortgages ("ARMs"). As is the case with fixed-rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until two, three or five years after the origination thereof (the "Delayed First Adjustment Date Adjustable Mortgage Loans"). The prepayment experience of the Delayed First Adjustment Date Adjustable Mortgage Loans may differ from that of the other ARMs. The Delayed First Adjustment Date Adjustable Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on these Delayed First Adjustment Date Adjustable Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

      In addition, certain of the mortgage loans do not provide for any payments of principal for any of the first two, three, five, or ten years following their origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan. During their interest-only periods, these mortgage loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the Interest-Only Mortgage Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

      In addition, certain of the mortgage loans will be Second Lien Loans. These mortgage loans may involve a greater degree of risk because an overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee, causing a greater risk of default by the second mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

      As described under "The Mortgage Pool--Assignment of the Mortgage Loans" herein, with respect to the Delayed Delivery Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any such related mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the time periods described under "The Mortgage Pool--Assignment of the Mortgage Loans" herein, the seller will be obligated to repurchase the related mortgage loan from the trust fund or, in certain circumstances, remove the mortgage loan from the trust fund and substitute in its place another mortgage loan. Any repurchases pursuant to this provision would have the effect of accelerating the rate of prepayments on the mortgage loans.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Subordinated Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Basis Risk

      Each Interest Accrual Period for the Class A and Subordinated Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The pass-through rates for the Class A and Subordinated Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described herein.

      Class A Certificates

      The pass-through rates for the Class A Certificates may be calculated by reference to the Expense Adjusted Net Mortgage Rates of the mortgage loans in the related loan group, which are either fixed or based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher Expense Adjusted Net Mortgage Rates), were to prepay, the weighted average Expense Adjusted Net Mortgage Rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in any Loan Index. It is possible that a decrease in a Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class of Class A Certificates were to be higher than the related Net WAC Cap, the pass-through rate on those Class A Certificates would be lower than otherwise would be the case. Although holders of the offered certificates are entitled to receive any Net WAC Cap Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Class A Certificates do not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

      Subordinated Certificates

      The pass-through rates for the Subordinated Certificates may be calculated by reference to the Expense Adjusted Net Mortgage Rates of the mortgage loans in all of the loan groups, which are either fixed or based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher Expense Adjusted Net Mortgage Rates), were to prepay, the weighted average Expense Adjusted Net Mortgage Rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in any Loan Index and will not correlate with the fixed mortgage rates. It is possible that a decrease in a Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for the offered certificates were to be higher than the Net WAC Cap, the pass-through rate on one or more classes of the Subordinated Certificates would be lower than otherwise would be the case. In addition, disproportionate prepayment of the mortgage loans in a loan group may adversely affect the pass-through rates on the Subordinated Certificates by changing the weighting factor used to calculate the Net WAC Cap. Although holders of the Subordinated Certificates are entitled to receive any Net WAC Cap Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Subordinated Certificates do not address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

Overcollateralization Provisions

      The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the offered certificates and consequently the yields to maturity of those certificates. If the Overcollateralization Amount is less than the Overcollateralization Target Amount, 100% of the Total Monthly Excess Spread and certain funds in the Supplemental Interest Trust to the extent available for that purpose (in each case only to the extent needed to maintain the Overcollateralization Target Amount) will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Overcollateralization Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the offered certificates and expenses at the expense rate. Mortgage loans with higher Expense Adjusted Net Mortgage Rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher Expense Adjusted Net Mortgage Rates may prepay faster than mortgage loans with relatively lower Expense Adjusted Net Mortgage Rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher Expense Adjusted Net Mortgage Rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the offered certificates. The Swap Provider will only be required to make Swap Payments if One-Month LIBOR exceeds 5.385% per annum. In addition, Net Swap Payments and Swap Termination Payments paid by the Swap Provider (to the extent that the Supplemental Interest Trust Trustee has not applied such Swap Termination Payments to appoint a successor swap provider) will first be applied to cover interest shortfalls on the offered certificates and may be insufficient to make accelerated payments of principal on the offered certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time and from class to class.

Subordinated Certificates

      The Subordinated Certificates provide credit enhancement for the senior certificates and may absorb losses on the mortgage loans in both loan groups. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. If the Overcollateralization Amount has been reduced to zero, Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the Subordinated Certificates then outstanding with the lowest relative payment priority. As a result of such reductions, less interest will accrue on such class of Subordinated Certificates than would otherwise be the case.

      The Principal Distribution Amount includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the Liquidated Mortgage Loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the offered certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss.

      The Subordinated Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the mortgage loans is consistent with such holder's expectations.

      For all purposes, the Class M-9 Certificates will have the lowest distribution priority of any class of Subordinated Certificates.

Structuring Assumptions

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

      With respect to the fixed-rate mortgage loans, a 100% prepayment assumption (PPC) assumes a constant prepayment rate ("CPR") of 4.0% per annum of the then outstanding principal balance of the fixed-rate mortgage loans in the first month of the life of the related mortgage loans and an additional approximately 1.72727% (precisely 19.0%/11 months) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of the fixed-rate mortgage loans, 100% prepayment assumption assumes a CPR of 23.0% per annum each month. A 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption i.e., no prepayments. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption.

      The prepayment assumption with respect to the adjustable-rate mortgage loans assumes:

            (a) a CPR of 2.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the related mortgage loans and building linearly to a CPR of 30.0% in the 12th month;

            (b) beginning in the 12th month and until the 22nd month, a CPR of 30.0%;

            (c) beginning in the 23rd month and until the 27th month, a CPR of 50.0%; and

            (d) beginning in the 28th month and thereafter during the life of such mortgage loans, a CPR of 35.0%.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

      o     the assumed mortgage loans are as set forth below;

      o     the closing date for the certificates occurs on June 15, 2006;

      o distributions on the certificates are made on the 25th day of each month (regardless of whether it falls on a business day), commencing on July 25, 2006, in accordance with the priorities described herein;

      o the mortgage loan prepayment rates with respect to the mortgage loans are a multiple of the applicable prepayment assumption, each as stated in the Prepayment Scenarios below;

      o     prepayments include 30 days' interest thereon;

      o the optional termination is not exercised (except with respect to the weighted average life to call);

      o the Overcollateralization Target Amount is initially as specified herein and thereafter decreases in accordance with the provisions herein;

      o with respect to adjustable rate loans, (a) the mortgage rate for each mortgage loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the gross margin plus the applicable Loan Index (subject to the applicable periodic adjustment cap and maximum interest rate), (b) the assumed level of 6-month LIBOR, 1-year LIBOR and 1-year CMT is 5.317%, 5.394% and 5.022%, respectively, per annum and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

      o     One-Month LIBOR remains constant at 5.130% per annum;

      o a weighted average Expense Fee Rate 0.505% per annum is paid monthly;

      o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

      o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

      o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

      o the amounts on deposit in the pre-funding accounts do not accrue interest during the Funding Period;

      o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page hereof;

      o interest accrues on each class of certificates at the applicable pass-through rate set forth on the cover hereof or as described herein; and

      o     no Swap Early Termination Events occur.

      While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables herein.

                                 LOAN GROUP I(1)

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
        ($)             (%)        (months)       (months)      (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
        262,500.00     10.769        180            180            0           N/A           N/A
        177,020.76      9.317        180            180            1           N/A           N/A
         17,842.40      7.750        180            180            2           N/A           N/A
         66,144.45      7.750        180            180            9           N/A           N/A
        151,475.00      9.063        180            180            0           N/A           N/A
        126,120.61      9.796        180            180            1           N/A           N/A
        398,564.99      5.500        180            180            1           N/A           N/A
         61,215.63      5.500        180            180            6           N/A           N/A
        238,000.00      6.875        120            180            4           N/A           N/A
         66,907.39      9.625        240            240            1           N/A           N/A
     20,103,675.88      9.568        360            360            0          5.868          24
      6,123,185.08      9.644        360            360            1          5.796          23
      1,062,953.71     10.087        360            360            2          5.752          22
        318,649.68      6.625        360            360            3          5.375          21
        359,128.97      7.688        360            360            8          6.857          16
        242,885.04      9.500        360            360            9          5.000          15
        139,369.54      8.500        360            360           10          6.250          14
        198,547.59      9.767        360            360           11          6.349          13
        253,148.23      7.963        360            360           12          5.560          12
      2,475,714.00      8.908        360            360            0          5.742          24
      1,450,209.95      9.211        360            360            1          5.363          23
        160,665.55      8.125        360            360            5          2.375          19
      4,248,850.00      9.027        360            360            0          5.610          24
        633,519.28     10.132        360            360            1          5.935          23
        569,348.10      7.950        360            360            2          4.490          22
        427,090.00      9.184        360            360            0          5.949          24
     31,079,088.00      9.389        360            360            0          5.856          24
      8,699,783.91      9.264        360            360            1          5.750          23
        388,771.23      7.916        360            360            2          5.535          22
        567,231.25      7.941        360            360            4          7.923          20
         91,969.45      6.900        360            360            5          5.900          19
        203,306.97      5.900        360            360            8          5.650          16
        243,554.82     10.336        360            360            9          7.250          15
         90,611.69     11.250        360            360           12          7.500          12
      2,019,801.00      9.429        360            360            0          6.083          24
        234,847.99      8.202        360            360            1          5.589          23
         69,063.54      9.400        360            360            8          5.990          16
      4,375,745.81      9.682        360            360            0          5.929          24
        679,245.42      9.263        360            360            1          5.291          23
        103,338.86     11.875        360            360            2          7.250          22
      1,849,870.00      8.692        360            360            0          5.557          24
        170,890.96      8.250        360            360            1          5.250          23
      2,905,010.00      8.471        240            360            0          5.592          24
        294,400.00      8.734        240            360            1          5.549          23



                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate        Cap            Cap                    Original IO Term
        ($)           (months)      (%)        Floor (%)          (%)            (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        262,500.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        177,020.76       N/A         N/A          N/A            N/A             N/A           N/A              0
         17,842.40       N/A         N/A          N/A            N/A             N/A           N/A              0
         66,144.45       N/A         N/A          N/A            N/A             N/A           N/A              0
        151,475.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        126,120.61       N/A         N/A          N/A            N/A             N/A           N/A              0
        398,564.99       N/A         N/A          N/A            N/A             N/A           N/A              0
         61,215.63       N/A         N/A          N/A            N/A             N/A           N/A              0
        238,000.00       N/A         N/A          N/A            N/A             N/A           N/A             60
         66,907.39       N/A         N/A          N/A            N/A             N/A           N/A              0
     20,103,675.88        6        15.568        5.868          3.000           1.000       LIBOR_6MO           0
      6,123,185.08        6        15.644        5.796          3.000           1.000       LIBOR_6MO           0
      1,062,953.71        6        16.087        5.752          3.000           1.000       LIBOR_6MO           0
        318,649.68        6        12.625        5.375          3.000           1.000       LIBOR_6MO           0
        359,128.97        6        13.688        6.857          3.000           1.000       LIBOR_6MO           0
        242,885.04        6        15.500        5.000          3.000           1.000       LIBOR_6MO           0
        139,369.54        6        14.500        6.250          3.000           1.000       LIBOR_6MO           0
        198,547.59        6        15.767        6.349          3.000           1.000       LIBOR_6MO           0
        253,148.23        6        14.739        5.560          3.000           1.000       LIBOR_6MO           0
      2,475,714.00        6        14.908        5.742          3.000           1.000       LIBOR_6MO           0
      1,450,209.95        6        15.211        5.363          3.000           1.000       LIBOR_6MO           0
        160,665.55        6        14.125        2.375          3.000           1.000       LIBOR_6MO           0
      4,248,850.00        6        15.027        5.610          3.000           1.000       LIBOR_6MO           0
        633,519.28        6        16.132        5.935          3.000           1.000       LIBOR_6MO           0
        569,348.10        6        13.950        4.490          3.000           1.000       LIBOR_6MO           0
        427,090.00        6        15.184        5.949          3.000           1.000       LIBOR_6MO           0
     31,079,088.00        6        15.389        5.856          3.000           1.000       LIBOR_6MO           0
      8,699,783.91        6        15.264        5.750          3.000           1.000       LIBOR_6MO           0
        388,771.23        6        13.916        5.535          3.000           1.000       LIBOR_6MO           0
        567,231.25        6        14.409        7.923          3.234           1.467       LIBOR_6MO           0
         91,969.45        6        12.900        5.900          3.000           1.000       LIBOR_6MO           0
        203,306.97        6        11.900        5.650          3.000           1.000       LIBOR_6MO           0
        243,554.82        6        16.336        7.250          3.000           1.000       LIBOR_6MO           0
         90,611.69        6        17.250        7.500          3.000           1.000       LIBOR_6MO           0
      2,019,801.00        6        15.429        6.083          3.000           1.000       LIBOR_6MO           0
        234,847.99        6        14.202        5.589          3.000           1.000       LIBOR_6MO           0
         69,063.54        6        15.400        5.990          3.000           1.000       LIBOR_6MO           0
      4,375,745.81        6        15.682        5.929          3.000           1.000       LIBOR_6MO           0
        679,245.42        6        15.263        5.291          3.000           1.000       LIBOR_6MO           0
        103,338.86        6        17.875        7.250          3.000           1.000       LIBOR_6MO           0
      1,849,870.00        6        14.692        5.557          3.000           1.000       LIBOR_6MO           0
        170,890.96        6        14.250        5.250          3.000           1.000       LIBOR_6MO           0
      2,905,010.00        6        14.471        5.592          3.000           1.000       LIBOR_6MO         120
        294,400.00        6        14.734        5.549          3.000           1.000       LIBOR_6MO         120

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
        ($)             (%)        (months)       (months)      (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
        340,700.00      7.870        240            360            2          5.008          22
        396,000.00      8.400        240            360            8          5.500          16
        425,918.91      6.448        240            360            9          4.737          15
        896,246.00      8.039        240            360            0          5.605          24
        121,600.00      6.375        240            360            1          2.375          23
        205,199.51      7.990        240            360           10          5.500          14
        743,900.00      8.066        240            360            0          5.375          24
        176,250.00      7.375        240            360            1          2.750          23
      1,175,000.00      8.173        240            360            0          5.529          24
      1,168,950.00      7.985        240            360            1          5.479          23
        799,340.77      7.493        240            360            2          5.450          22
        265,000.00      7.375        240            360            3          6.250          21
        413,845.29      6.934        240            360            7          5.225          17
        660,000.00      6.670        240            360            0          3.341          24
        379,200.00      5.488        240            360            1          3.593          23
        198,000.00      7.500        240            360            2          5.750          22
      1,074,300.00      8.754        240            360            0          5.515          24
        215,000.00      6.750        240            360            2          5.375          22
        200,000.00      8.250        240            360            0          3.750          24
        136,000.00      7.250        336            360            9          5.750          15
         71,599.99      8.000        336            360           11          5.750          13
      7,264,215.00      8.906        480            360            0          5.451          24
        823,886.86      8.368        480            360            1          5.333          23
        249,300.00      9.750        480            360            0          5.000          24
        596,364.07      8.789        480            360            1          5.000          23
      4,463,985.00      8.460        480            360            0          5.196          24
      1,091,246.28      8.202        480            360            1          5.103          23
        311,864.20      8.950        480            360            2          8.450          22
        323,000.00      8.500        480            360            0          5.375          24
      1,680,500.00      8.671        480            360            0          5.247          24
        405,870.43      7.625        480            360            1          5.000          23
        104,307.66      9.250        480            360            2          5.250          22
        147,000.00      6.750        480            360            0          5.500          24
        369,618.72      7.250        480            360            1          5.000          23
        144,000.00      8.050        300            360            7          5.250          17
      3,454,030.00     10.082        360            360            0           N/A           N/A
        959,317.04      9.022        360            360            1           N/A           N/A
        307,072.16      9.152        360            360            2           N/A           N/A
        636,416.43      6.987        360            360            3           N/A           N/A
        400,550.50      7.852        360            360            7           N/A           N/A
        171,187.89      8.750        360            360            8           N/A           N/A
        109,921.82      6.750        360            360            9           N/A           N/A
        378,300.00      8.202        360            360            0           N/A           N/A
        283,789.23      7.500        360            360            1           N/A           N/A
        899,975.14      6.787        360            360            2           N/A           N/A
        167,503.81      7.000        360            360            3           N/A           N/A
        172,353.97      6.375        360            360            4           N/A           N/A




                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate        Cap            Cap                    Original IO Term
        ($)           (months)      (%)        Floor (%)          (%)            (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        340,700.00        6        13.870        5.008          3.000           1.000       LIBOR_6MO         120
        396,000.00        6        14.400        5.500          3.000           1.000       LIBOR_6MO         120
        425,918.91        6        12.448        4.737          3.000           1.000       LIBOR_6MO         120
        896,246.00        6        14.039        5.605          3.000           1.000       LIBOR_6MO         120
        121,600.00        6         9.375        2.375          3.000           1.000       LIBOR_6MO         120
        205,199.51        6        14.490        5.500          2.000           1.500       LIBOR_6MO         120
        743,900.00        6        14.066        5.375          3.000           1.000       LIBOR_6MO         120
        176,250.00        6        13.375        2.750          3.000           1.000       LIBOR_6MO         120
      1,175,000.00        6        14.173        5.529          3.000           1.000       LIBOR_6MO         120
      1,168,950.00        6        13.985        5.479          3.000           1.000       LIBOR_6MO         120
        799,340.77        6        13.493        5.450          3.000           1.000       LIBOR_6MO         120
        265,000.00        6        13.375        6.250          3.000           1.000       LIBOR_6MO         120
        413,845.29        6        12.934        5.225          2.235           1.383       LIBOR_6MO         120
        660,000.00        6        12.670        3.341          3.000           1.000       LIBOR_6MO         120
        379,200.00        6        11.488        3.593          3.000           1.000       LIBOR_6MO         120
        198,000.00        6        13.500        5.750          3.000           1.000       LIBOR_6MO         120
      1,074,300.00        6        14.754        5.515          3.000           1.000       LIBOR_6MO         120
        215,000.00        6        12.750        5.375          3.000           1.000       LIBOR_6MO         120
        200,000.00        6        14.250        3.750          3.000           1.000       LIBOR_6MO         120
        136,000.00        6        13.250        5.750          3.000           1.000       LIBOR_6MO          24
         71,599.99        6        14.000        5.750          3.000           1.000       LIBOR_6MO          24
      7,264,215.00        6        14.906        5.451          3.000           1.000       LIBOR_6MO           0
        823,886.86        6        14.368        5.333          3.000           1.000       LIBOR_6MO           0
        249,300.00        6        15.750        5.000          3.000           1.000       LIBOR_6MO           0
        596,364.07        6        14.789        5.000          3.000           1.000       LIBOR_6MO           0
      4,463,985.00        6        14.448        5.196          3.000           1.000       LIBOR_6MO           0
      1,091,246.28        6        14.202        5.103          3.000           1.000       LIBOR_6MO           0
        311,864.20        6        14.950        8.450          3.000           1.000       LIBOR_6MO           0
        323,000.00        6        14.500        5.375          3.000           1.000       LIBOR_6MO           0
      1,680,500.00        6        14.671        5.247          3.000           1.000       LIBOR_6MO           0
        405,870.43        6        13.625        5.000          3.000           1.000       LIBOR_6MO           0
        104,307.66        6        15.250        5.250          3.000           1.000       LIBOR_6MO           0
        147,000.00        6        12.750        5.500          3.000           1.000       LIBOR_6MO           0
        369,618.72        6        13.250        5.000          3.000           1.000       LIBOR_6MO           0
        144,000.00        6        14.050        5.250          3.000           1.000       LIBOR_6MO          60
      3,454,030.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        959,317.04       N/A         N/A          N/A            N/A             N/A           N/A              0
        307,072.16       N/A         N/A          N/A            N/A             N/A           N/A              0
        636,416.43       N/A         N/A          N/A            N/A             N/A           N/A              0
        400,550.50       N/A         N/A          N/A            N/A             N/A           N/A              0
        171,187.89       N/A         N/A          N/A            N/A             N/A           N/A              0
        109,921.82       N/A         N/A          N/A            N/A             N/A           N/A              0
        378,300.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        283,789.23       N/A         N/A          N/A            N/A             N/A           N/A              0
        899,975.14       N/A         N/A          N/A            N/A             N/A           N/A              0
        167,503.81       N/A         N/A          N/A            N/A             N/A           N/A              0
        172,353.97       N/A         N/A          N/A            N/A             N/A           N/A              0

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
        ($)             (%)        (months)       (months)      (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
         87,797.01      6.500        360            360            5           N/A           N/A
        106,654.95      8.500        360            360            7           N/A           N/A
        646,850.00     10.722        360            360            0           N/A           N/A
        169,945.15     11.460        360            360            1           N/A           N/A
        237,810.01     10.500        360            360            2           N/A           N/A
        810,601.00      8.548        360            360            0           N/A           N/A
        133,136.18      9.625        360            360            1           N/A           N/A
      6,144,782.00      9.195        360            360            0           N/A           N/A
      2,116,711.25      9.082        360            360            1           N/A           N/A
        610,423.01      7.258        360            360            2           N/A           N/A
        164,430.78      7.500        360            360            3           N/A           N/A
        293,351.55      7.375        360            360            4           N/A           N/A
        277,725.16      6.500        360            360            5           N/A           N/A
        286,726.79      7.023        360            360            6           N/A           N/A
        124,833.83      7.818        360            360            7           N/A           N/A
         94,228.17      5.990        360            360            9           N/A           N/A
      1,170,954.00      7.840        360            360            0           N/A           N/A
         63,497.99      7.125        360            360            2           N/A           N/A
         39,865.05      8.600        360            360            7           N/A           N/A
        174,227.82      5.625        360            360            9           N/A           N/A
        180,800.00      7.625        240            360            0           N/A           N/A
        334,800.00      8.054        240            360            1           N/A           N/A
      1,094,520.00      7.795        240            360            2           N/A           N/A
        251,750.00      6.875        240            360            4           N/A           N/A
        889,904.84      6.440        240            360            5           N/A           N/A
      1,493,504.36      7.049        240            360            6           N/A           N/A
        238,435.06      6.500        240            360            7           N/A           N/A
        311,999.44      6.000        240            360            9           N/A           N/A
        784,000.00      7.166        240            360            0           N/A           N/A
        560,000.00      6.823        240            360            1           N/A           N/A
        145,550.00      6.875        240            360            3           N/A           N/A
        505,384.17      6.356        240            360            6           N/A           N/A
        117,600.00      7.750        240            360            2           N/A           N/A
        300,000.00      7.375        240            360            4           N/A           N/A
        245,600.00      7.668        240            360            2           N/A           N/A
        327,237.15      6.700        240            360            9           N/A           N/A
        170,568.00      8.500        240            360            1           N/A           N/A
        374,400.00      8.250        240            360            0           N/A           N/A
        586,450.00      7.787        240            360            1           N/A           N/A
        195,000.00      8.250        240            360            2           N/A           N/A
         55,748.75      7.500        240            360            3           N/A           N/A
        640,000.00      7.500        240            360            5           N/A           N/A
        330,600.00      6.728        240            360            7           N/A           N/A
        111,935.65      6.875        240            360            8           N/A           N/A
        246,000.00      6.600        240            360            9           N/A           N/A
        894,550.00      7.081        240            360            1           N/A           N/A
         75,920.00      7.250        240            360            3           N/A           N/A




                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate        Cap            Cap                    Original IO Term
        ($)           (months)      (%)        Floor (%)          (%)            (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
         87,797.01       N/A         N/A          N/A            N/A             N/A           N/A              0
        106,654.95       N/A         N/A          N/A            N/A             N/A           N/A              0
        646,850.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        169,945.15       N/A         N/A          N/A            N/A             N/A           N/A              0
        237,810.01       N/A         N/A          N/A            N/A             N/A           N/A              0
        810,601.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        133,136.18       N/A         N/A          N/A            N/A             N/A           N/A              0
      6,144,782.00       N/A         N/A          N/A            N/A             N/A           N/A              0
      2,116,711.25       N/A         N/A          N/A            N/A             N/A           N/A              0
        610,423.01       N/A         N/A          N/A            N/A             N/A           N/A              0
        164,430.78       N/A         N/A          N/A            N/A             N/A           N/A              0
        293,351.55       N/A         N/A          N/A            N/A             N/A           N/A              0
        277,725.16       N/A         N/A          N/A            N/A             N/A           N/A              0
        286,726.79       N/A         N/A          N/A            N/A             N/A           N/A              0
        124,833.83       N/A         N/A          N/A            N/A             N/A           N/A              0
         94,228.17       N/A         N/A          N/A            N/A             N/A           N/A              0
      1,170,954.00       N/A         N/A          N/A            N/A             N/A           N/A              0
         63,497.99       N/A         N/A          N/A            N/A             N/A           N/A              0
         39,865.05       N/A         N/A          N/A            N/A             N/A           N/A              0
        174,227.82       N/A         N/A          N/A            N/A             N/A           N/A              0
        180,800.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        334,800.00       N/A         N/A          N/A            N/A             N/A           N/A            120
      1,094,520.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        251,750.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        889,904.84       N/A         N/A          N/A            N/A             N/A           N/A            120
      1,493,504.36       N/A         N/A          N/A            N/A             N/A           N/A            120
        238,435.06       N/A         N/A          N/A            N/A             N/A           N/A            120
        311,999.44       N/A         N/A          N/A            N/A             N/A           N/A            120
        784,000.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        560,000.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        145,550.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        505,384.17       N/A         N/A          N/A            N/A             N/A           N/A            120
        117,600.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        300,000.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        245,600.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        327,237.15       N/A         N/A          N/A            N/A             N/A           N/A            120
        170,568.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        374,400.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        586,450.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        195,000.00       N/A         N/A          N/A            N/A             N/A           N/A            120
         55,748.75       N/A         N/A          N/A            N/A             N/A           N/A            120
        640,000.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        330,600.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        111,935.65       N/A         N/A          N/A            N/A             N/A           N/A            120
        246,000.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        894,550.00       N/A         N/A          N/A            N/A             N/A           N/A            120
         75,920.00       N/A         N/A          N/A            N/A             N/A           N/A            120

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
        ($)             (%)        (months)       (months)      (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
        335,000.00      6.550        240            360            5           N/A           N/A
         96,560.00      7.875        240            360            8           N/A           N/A
        142,334.45     12.000        360            360            4          6.250          32
      1,662,241.00      9.053        360            360            0          5.373          36
        478,593.76      8.197        360            360            1          6.111          35
        430,000.00      9.020        360            360            0          6.058          36
      4,541,039.00      8.893        360            360            0          5.553          36
      1,046,381.00      9.045        360            360            1          5.968          35
         44,964.08     10.500        360            360            2          6.875          34
        518,550.00      7.491        240            360            0          5.911          36
        191,996.38      8.070        240            360            1          6.268          35
        395,600.00      7.000        480            360            0          6.000          36
        119,850.00      9.250        480            360            0          5.500          36
      1,235,730.39      9.721        360            360            3          8.184          33
        738,606.51      9.774        360            360            4          8.232          32
        152,000.00      7.125        360            360            0          5.500          36
         51,181.24     10.875        360            360            1          6.500          35
        819,075.72      9.053        240            360            3          7.553          33
        266,000.00      9.700        240            360            4          8.200          32
         77,200.00      8.000        240            360            6          6.100          30
        220,000.00      8.000        240            360            0          6.500          36
        586,200.00      9.153        480            360            0          5.136          36
        535,450.00      9.274        360            360            0          5.631          60
        500,599.48      9.041        360            360            1          5.656          59
        218,848.38      7.125        360            360            2          5.250          58
        310,000.00      6.250        360            360            0          2.750          60
        112,514.32      7.375        360            360            1          3.500          59
        315,505.49      7.250        360            360            2          3.750          58
        349,200.00      9.375        360            360            0          5.500          60
         72,250.00     10.750        360            360            0          6.000          60
        584,500.00      9.480        360            360            0          5.684          60
        167,754.32     10.250        360            360            1          6.500          59
        216,000.00      7.250        240            360            2          5.250          58
        236,000.00      9.375        240            360            0          7.125          60
        300,800.00      6.815        240            360            1          3.000          59
         96,000.00      8.625        240            360            0          7.125          60
        705,000.00      6.922        240            360            1          5.386          59
        362,333.64      6.375        240            360            1          3.250          59
        245,100.00      9.375        480            360            0          5.500          60
        178,600.00      8.375        480            360            0          5.500          60
        123,963.17      7.875        480            360            1          5.375          59
        117,853.55      6.375        360            360            8          5.375          52
        154,452.39      7.500        360            360            3          3.750          57
        227,995.00      7.625        240            360            3          4.250          57
        288,000.00      7.750        240            360            1          4.250          59
        153,120.00      7.125        240            360            2          5.250          58
         72,000.00      7.625        240            360            3          5.250          57




                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate        Cap            Cap                    Original IO Term
        ($)           (months)      (%)        Floor (%)          (%)            (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        335,000.00       N/A         N/A          N/A            N/A             N/A           N/A            120
         96,560.00       N/A         N/A          N/A            N/A             N/A           N/A            120
        142,334.45       12        18.000        6.250          3.000           2.000         CMT_1YR           0
      1,662,241.00       12        15.053        5.373          2.000           2.000       LIBOR_1YR           0
        478,593.76       12        14.197        6.111          2.000           2.000       LIBOR_1YR           0
        430,000.00       12        14.253        6.058          2.000           2.000       LIBOR_1YR           0
      4,541,039.00       12        14.831        5.553          2.000           2.000       LIBOR_1YR           0
      1,046,381.00       12        15.045        5.968          2.000           2.000       LIBOR_1YR           0
         44,964.08       12        16.500        6.875          2.000           2.000       LIBOR_1YR           0
        518,550.00       12        13.491        5.911          2.000           2.000       LIBOR_1YR         120
        191,996.38       12        14.070        6.268          2.000           2.000       LIBOR_1YR         120
        395,600.00       12        13.000        6.000          2.000           2.000       LIBOR_1YR           0
        119,850.00       12        15.250        5.500          2.000           2.000       LIBOR_1YR           0
      1,235,730.39        6        16.721        8.184          1.500           1.500       LIBOR_6MO           0
        738,606.51        6        16.774        8.232          1.500           1.500       LIBOR_6MO           0
        152,000.00        6        13.125        5.500          3.000           1.000       LIBOR_6MO           0
         51,181.24        6        16.875        6.500          3.000           1.000       LIBOR_6MO           0
        819,075.72        6        16.053        7.553          1.500           1.500       LIBOR_6MO         120
        266,000.00        6        16.700        8.200          1.500           1.500       LIBOR_6MO         120
         77,200.00        6        15.000        6.100          1.500           1.500       LIBOR_6MO         120
        220,000.00        6        14.000        6.500          3.000           1.000       LIBOR_6MO         120
        586,200.00        6        15.153        5.136          3.000           1.000       LIBOR_6MO           0
        535,450.00       12        15.274        5.631          5.000           2.000       LIBOR_1YR           0
        500,599.48       12        15.041        5.656          5.000           2.000       LIBOR_1YR           0
        218,848.38       12        12.125        5.250          5.000           2.000       LIBOR_1YR           0
        310,000.00       12        11.250        2.750          5.000           2.000       LIBOR_1YR           0
        112,514.32       12        12.375        3.500          5.000           2.000       LIBOR_1YR           0
        315,505.49       12        12.250        3.750          5.000           2.000       LIBOR_1YR           0
        349,200.00       12        15.375        5.500          5.000           2.000       LIBOR_1YR           0
         72,250.00       12        16.750        6.000          5.000           2.000       LIBOR_1YR           0
        584,500.00       12        15.480        5.684          5.000           2.000       LIBOR_1YR           0
        167,754.32       12        16.250        6.500          5.000           2.000       LIBOR_1YR           0
        216,000.00       12        12.250        5.250          5.000           2.000       LIBOR_1YR         120
        236,000.00       12        15.375        7.125          5.000           2.000       LIBOR_1YR         120
        300,800.00       12        12.195        3.000          5.000           2.000       LIBOR_1YR         120
         96,000.00       12        14.625        7.125          5.000           2.000       LIBOR_1YR         120
        705,000.00       12        12.638        5.386          5.000           2.000       LIBOR_1YR         120
        362,333.64       12        11.375        3.250          5.000           2.000       LIBOR_1YR         120
        245,100.00       12        15.375        5.500          5.000           2.000       LIBOR_1YR           0
        178,600.00       12        14.375        5.500          5.000           2.000       LIBOR_1YR           0
        123,963.17       12        12.875        5.375          5.000           2.000       LIBOR_1YR           0
        117,853.55        6        12.375        5.375          5.000           1.000       LIBOR_6MO           0
        154,452.39        6        12.500        3.750          5.000           1.000       LIBOR_6MO           0
        227,995.00        6        13.625        4.250          5.000           1.000       LIBOR_6MO         120
        288,000.00        6        13.750        4.250          5.000           1.000       LIBOR_6MO         120
        153,120.00        6        13.125        5.250          5.000           1.000       LIBOR_6MO         120
         72,000.00        6        13.625        5.250          5.000           1.000       LIBOR_6MO         120

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
        ($)             (%)        (months)       (months)      (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
        331,460.91      6.333        240            360            6          5.333          54
        826,820.00      8.211        480            360            0           N/A           N/A
        285,423.57      7.750        480            360            2           N/A           N/A
        352,750.00      8.625        480            360            0           N/A           N/A
        224,937.85      8.125        480            360            1           N/A           N/A
        693,875.00      8.997        480            360            0           N/A           N/A
        430,378.72      7.321        480            360            1           N/A           N/A
        211,763.70      7.375        480            360            3           N/A           N/A
        253,000.00      7.625        480            360            0           N/A           N/A


                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate        Cap            Cap                    Original IO Term
        ($)           (months)      (%)        Floor (%)          (%)            (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        331,460.91        6        12.333        5.333          5.000           1.000       LIBOR_6MO         120
        826,820.00       N/A         N/A          N/A            N/A             N/A           N/A             0
        285,423.57       N/A         N/A          N/A            N/A             N/A           N/A             0
        352,750.00       N/A         N/A          N/A            N/A             N/A           N/A             0
        224,937.85       N/A         N/A          N/A            N/A             N/A           N/A             0
        693,875.00       N/A         N/A          N/A            N/A             N/A           N/A             0
        430,378.72       N/A         N/A          N/A            N/A             N/A           N/A             0
        211,763.70       N/A         N/A          N/A            N/A             N/A           N/A             0
        253,000.00       N/A         N/A          N/A            N/A             N/A           N/A             0

(1)   The values in this table are calculated as of May 1, 2006.

                                LOAN GROUP II(1)

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity       Age     Gross Margin    Next Rate
       ($)              (%)        (months)        (months)     (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
        115,100.73      7.625         120            120           17           N/A           N/A
         35,000.00     10.500         180            180            0           N/A           N/A
        134,940.73      8.375         180            180           19           N/A           N/A
         69,130.22      9.850         180            180           37           N/A           N/A
         53,379.60      8.375         180            180           42           N/A           N/A
        180,000.00      7.292         180            180            0           N/A           N/A
         47,413.09      7.600         180            180           13           N/A           N/A
        236,900.00      8.245         180            180            0           N/A           N/A
         71,028.42     10.055         180            180            1           N/A           N/A
         60,000.00      9.000         180            180            0           N/A           N/A
         29,400.00     10.440         240            240            0           N/A           N/A
         58,262.01      7.250         240            240           54           N/A           N/A
     20,109,306.07      9.306         360            360            0          5.817           24
      5,580,758.21      9.273         360            360            1          5.913           23
      1,225,926.58      9.558         360            360            2          5.542           22
        104,903.80     11.750         360            360            3          7.250           21
        195,468.67      8.000         360            360            4          5.500           20
        385,924.68      6.614         360            360            8          5.174           16
        350,079.78      8.638         360            360            9          5.870           15
        605,720.52      8.912         360            360           11          5.289           13
        309,868.58      7.492         360            360           13          5.355           11
        255,075.69      9.500         360            360           14          6.132           10
        691,378.25      8.458         360            360           15          5.557            9
        635,159.09      6.874         360            360           17          5.440            7
        296,386.01      7.382         360            360           18          4.724            6
        715,393.63      7.541         360            360           19          5.178            5
        773,513.79      6.682         360            360           20          4.556            4
        512,209.01      7.867         360            360           22          5.095            2
        392,348.28      7.824         360            360           23          4.586            1
        169,587.70     10.750         360            360           24          5.750            6
        578,989.48      7.621         360            360           25          5.757            5
        183,916.02      7.750         360            360           26          5.125            4
        236,633.28      8.219         360            360           27          4.817            3
      2,798,555.00      9.051         360            360            0          5.921           24
        808,708.66      8.906         360            360            1          5.101           23
        162,062.21      8.625         360            360            4          5.250           20
        358,257.93      6.750         360            360            9          5.500           15
        103,036.58      6.500         360            360           10          5.500           14
      1,564,900.00      9.907         360            360            0          6.180           24
        685,376.40      8.422         360            360            1          5.320           23
        111,765.45      7.875         360            360            2          4.250           22
        162,589.25      6.625         360            360            9          5.625           15
        188,540.00     10.268         360            360            0          6.250           24
     24,513,585.31      9.142         360            360            0          5.614           24




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances    Frequency   Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        115,100.73       N/A         N/A          N/A             N/A            N/A           N/A              0
         35,000.00       N/A         N/A          N/A             N/A            N/A           N/A              0
        134,940.73       N/A         N/A          N/A             N/A            N/A           N/A              0
         69,130.22       N/A         N/A          N/A             N/A            N/A           N/A              0
         53,379.60       N/A         N/A          N/A             N/A            N/A           N/A              0
        180,000.00       N/A         N/A          N/A             N/A            N/A           N/A              0
         47,413.09       N/A         N/A          N/A             N/A            N/A           N/A              0
        236,900.00       N/A         N/A          N/A             N/A            N/A           N/A              0
         71,028.42       N/A         N/A          N/A             N/A            N/A           N/A              0
         60,000.00       N/A         N/A          N/A             N/A            N/A           N/A              0
         29,400.00       N/A         N/A          N/A             N/A            N/A           N/A              0
         58,262.01       N/A         N/A          N/A             N/A            N/A           N/A              0
     20,109,306.07        6        15.306        5.817           3.000          1.000       LIBOR_6MO           0
      5,580,758.21        6        15.273        5.913           3.000          1.000       LIBOR_6MO           0
      1,225,926.58        6        15.558        5.542           3.000          1.000       LIBOR_6MO           0
        104,903.80        6        17.750        7.250           3.000          1.000       LIBOR_6MO           0
        195,468.67        6        14.000        5.500           3.000          1.000       LIBOR_6MO           0
        385,924.68        6        12.614        5.174           2.453          1.274       LIBOR_6MO           0
        350,079.78        6        14.638        5.870           3.000          1.000       LIBOR_6MO           0
        605,720.52        6        14.912        5.289           3.000          1.000       LIBOR_6MO           0
        309,868.58        6        14.360        5.355           3.000          1.000       LIBOR_6MO           0
        255,075.69        6        15.500        6.132           3.000          1.000       LIBOR_6MO           0
        691,378.25        6        14.756        5.557           3.000          1.000       LIBOR_6MO           0
        635,159.09        6        14.783        5.440           3.000          1.000       LIBOR_6MO           0
        296,386.01        6        13.967        4.724           3.000          1.000       LIBOR_6MO           0
        715,393.63        6        13.967        5.178           2.830          1.000       LIBOR_6MO           0
        773,513.79        6        13.020        4.556           3.000          1.000       LIBOR_6MO           0
        512,209.01        6        14.554        5.095           3.000          1.000       LIBOR_6MO           0
        392,348.28        6        14.235        4.586           3.000          1.000       LIBOR_6MO           0
        169,587.70        6        15.008        5.750           3.000          1.000       LIBOR_6MO           0
        578,989.48        6        14.362        5.757           3.000          1.000       LIBOR_6MO           0
        183,916.02        6        13.750        5.125           3.000          1.000       LIBOR_6MO           0
        236,633.28        6        13.832        4.817           3.000          1.000       LIBOR_6MO           0
      2,798,555.00        6        15.051        5.921           3.000          1.000       LIBOR_6MO           0
        808,708.66        6        14.906        5.101           3.000          1.000       LIBOR_6MO           0
        162,062.21        6        14.625        5.250           3.000          1.000       LIBOR_6MO           0
        358,257.93        6        13.250        5.500           2.000          1.500       LIBOR_6MO           0
        103,036.58        6        11.500        5.500           3.000          1.000       LIBOR_6MO           0
      1,564,900.00        6        15.907        6.180           3.000          1.000       LIBOR_6MO           0
        685,376.40        6        14.422        5.320           3.000          1.000       LIBOR_6MO           0
        111,765.45        6        13.875        4.250           3.000          1.000       LIBOR_6MO           0
        162,589.25        6        13.625        5.625           3.000          1.000       LIBOR_6MO           0
        188,540.00        6        16.268        6.250           3.000          1.000       LIBOR_6MO           0
     24,513,585.31        6        15.139        5.614           3.000          1.000       LIBOR_6MO           0

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity       Age     Gross Margin    Next Rate
       ($)              (%)        (months)        (months)     (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
      5,398,927.70      9.171         360            360            1          5.752           23
        720,346.80      8.906         360            360            2          5.971           22
        781,312.86     10.090         360            360            3          7.045           21
        123,436.71      7.375         360            360            5          7.375           19
        278,573.22      7.700         360            360            7          6.990           17
        128,783.69      8.200         360            360            8          6.200           16
        179,169.64      7.125         360            360            9          5.875           15
        177,133.47      9.750         360            360           10          7.000           14
        231,472.43      8.250         360            360           11          6.750           13
        226,012.90      8.375         360            360           13          5.000           11
        144,979.49      8.625         360            360           23          5.942            1
      1,779,284.94      7.425         360            360           24          4.955            6
      1,149,767.39      7.184         360            360           25          5.066            5
        373,525.19      7.250         360            360           32          3.750            4
      2,646,270.00      8.483         360            360            0          5.425           24
        218,973.43      8.076         360            360            1          3.500           23
        103,057.49      7.875         360            360            2          3.875           22
        146,269.85      8.125         360            360           10          7.250           14
      3,547,400.00      8.951         360            360            0          5.705           24
        855,845.27      8.317         360            360            1          5.463           23
         60,649.95     11.000         360            360           11          7.750           13
        107,877.22      8.000         360            360           13          7.250           11
      1,421,800.00      7.999         360            360            0          6.021           24
      4,884,610.00      8.516         240            360            0          5.449           24
      1,411,440.20      8.056         240            360            1          5.588           23
      1,032,000.00      7.890         240            360            2          5.517           22
        533,600.00      8.104         240            360            3          4.685           21
        200,000.00      7.625         240            360            4          5.625           20
        187,999.00      7.600         240            360            7          6.250           17
        134,400.00      8.375         240            360           11          6.000           13
        223,999.80      6.875         240            360           16          4.500            8
        183,542.29      7.500         240            360           18          4.500            6
      1,736,550.00      7.923         240            360            0          4.967           24
        609,949.99      9.375         240            360            1          5.544           23
        307,800.00      7.875         240            360            3          5.500           21
        117,549.60      6.500         240            360           15          5.125            9
        156,500.00      6.750         240            360            2          2.750           22
        578,500.00      6.839         240            360            0          4.126           24
        387,600.00      7.375         240            360            2          5.625           22
      3,583,150.00      7.814         240            360            0          5.510           24
      1,596,142.48      7.964         240            360            1          5.570           23
        950,200.00      7.760         240            360            2          5.438           22
        132,000.00      8.250         240            360            3          6.000           21
        167,946.62      7.625         240            360            7          3.750           17
        320,000.00      6.950         240            360            8          6.875           16
        145,339.93      6.500         240            360            9          4.500           15
      1,789,760.00      7.470         240            360            0          4.665           24




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances    Frequency   Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
      5,398,927.70        6        15.171        5.752           3.000          1.000       LIBOR_6MO            0
        720,346.80        6        14.906        5.971           3.000          1.000       LIBOR_6MO            0
        781,312.86        6        16.825        7.045           3.368          1.735       LIBOR_6MO            0
        123,436.71        6         8.375        7.375           2.500          3.000       LIBOR_6MO            0
        278,573.22        6        13.700        6.990           3.000          1.000       LIBOR_6MO            0
        128,783.69        6        14.200        6.200           2.000          1.000       LIBOR_6MO            0
        179,169.64        6        13.125        5.875           2.000          2.000       LIBOR_6MO            0
        177,133.47        6        15.750        7.000           3.000          1.000       LIBOR_6MO            0
        231,472.43        6        14.250        6.750           3.000          1.000       LIBOR_6MO            0
        226,012.90        6        15.625        5.000           3.000          1.000       LIBOR_6MO            0
        144,979.49        6        14.986        5.942           3.000          1.000       LIBOR_6MO            0
      1,779,284.94        6        12.791        4.955           3.000          1.000       LIBOR_6MO            0
      1,149,767.39        6        13.416        5.066           3.000          1.000       LIBOR_6MO            0
        373,525.19        6        12.625        3.750           3.000          1.000       LIBOR_6MO            0
      2,646,270.00        6        14.483        5.425           3.000          1.000       LIBOR_6MO            0
        218,973.43        6        14.076        3.500           3.000          1.000       LIBOR_6MO            0
        103,057.49        6        13.875        3.875           3.000          1.000       LIBOR_6MO            0
        146,269.85        6        15.625        7.250           3.000          1.000       LIBOR_6MO            0
      3,547,400.00        6        14.951        5.705           3.000          1.000       LIBOR_6MO            0
        855,845.27        6        14.317        5.463           3.000          1.000       LIBOR_6MO            0
         60,649.95        6        17.000        7.750           3.000          1.000       LIBOR_6MO            0
        107,877.22        6        16.250        7.250           3.000          1.000       LIBOR_6MO            0
      1,421,800.00        6        13.999        6.021           3.000          1.000       LIBOR_6MO            0
      4,884,610.00        6        14.516        5.449           3.000          1.000       LIBOR_6MO          120
      1,411,440.20        6        14.056        5.588           3.000          1.000       LIBOR_6MO          120
      1,032,000.00        6        13.890        5.517           2.709          1.291       LIBOR_6MO          120
        533,600.00        6        14.104        4.685           3.000          1.000       LIBOR_6MO          120
        200,000.00        6        13.625        5.625           3.000          1.000       LIBOR_6MO          120
        187,999.00        6        13.600        6.250           3.000          1.000       LIBOR_6MO          120
        134,400.00        6        14.375        6.000           3.000          1.000       LIBOR_6MO          120
        223,999.80        6        12.875        4.500           3.000          1.000       LIBOR_6MO          120
        183,542.29        6        13.500        4.500           3.000          1.000       LIBOR_6MO          120
      1,736,550.00        6        13.923        4.967           3.000          1.000       LIBOR_6MO          120
        609,949.99        6        15.375        5.544           3.000          1.000       LIBOR_6MO          120
        307,800.00        6        13.875        5.500           3.000          1.000       LIBOR_6MO          120
        117,549.60        6        13.500        5.125           3.000          1.000       LIBOR_6MO          120
        156,500.00        6        12.750        2.750           3.000          1.000       LIBOR_6MO          120
        578,500.00        6        12.839        4.126           3.000          1.000       LIBOR_6MO          120
        387,600.00        6        13.375        5.625           3.000          1.000       LIBOR_6MO          120
      3,583,150.00        6        13.814        5.510           3.000          1.000       LIBOR_6MO          120
      1,596,142.48        6        13.964        5.570           3.000          1.000       LIBOR_6MO          120
        950,200.00        6        13.760        5.438           3.000          1.000       LIBOR_6MO          120
        132,000.00        6        14.250        6.000           3.000          1.000       LIBOR_6MO          120
        167,946.62        6        13.625        3.750           3.000          1.000       LIBOR_6MO          120
        320,000.00        6        12.950        6.875           3.000          1.000       LIBOR_6MO          120
        145,339.93        6        12.500        4.500           2.000          1.500       LIBOR_6MO          120
      1,789,760.00        6        13.470        4.665           3.000          1.000       LIBOR_6MO          120

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity       Age     Gross Margin    Next Rate
       ($)              (%)        (months)        (months)     (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
        430,206.67     6.866          240            360            1          4.430           23
        480,800.00     6.300          240            360            8          5.250           16
        404,000.00     7.625          240            360            0          5.500           24
      1,015,270.00     7.100          240            360            1          5.388           23
        687,750.00     8.301          240            360            2          5.671           22
      1,202,500.00     7.239          240            360            0          4.930           24
        472,857.71     7.250          240            360            2          5.625           22
        374,000.00     6.875          336            360            0          5.625           24
        234,900.00     8.625          336            360            9          5.250           15
        230,240.00     7.250          336            360            1          3.750           23
        259,920.00     8.375          336            360           10          6.000           14
        284,000.00     6.000          336            360            1          3.875           23
      3,732,620.00     8.568          480            360            0          4.890           24
      2,190,832.20     8.392          480            360            1          5.354           23
        151,906.11     7.750          480            360            2          5.375           22
        236,000.00     8.125          480            360            0          5.375           24
        389,888.28     8.000          480            360            1          5.000           23
      1,354,800.00     8.393          480            360            0          5.366           24
      6,134,570.00     8.416          480            360            0          5.166           24
      2,078,636.14     8.331          480            360            1          5.264           23
        704,200.00     7.087          480            360            0          4.438           24
        177,600.00     8.985          480            360            0          6.142           24
        105,365.14     7.500          480            360            1          5.625           23
        589,000.00     7.887          480            360            0          5.121           24
      2,525,050.00     9.448          360            360            0           N/A           N/A
        653,647.03     9.276          360            360            1           N/A           N/A
        141,788.58     7.500          360            360            2           N/A           N/A
        178,414.87     7.350          360            360            6           N/A           N/A
        102,114.09     8.500          360            360           16           N/A           N/A
        126,518.19     7.750          360            360           21           N/A           N/A
         78,668.42     7.875          360            360           24           N/A           N/A
         96,959.73    10.000          360            360           51           N/A           N/A
         95,995.50     9.500          360            360           52           N/A           N/A
         61,963.13    10.500          360            360           89           N/A           N/A
        739,600.00     7.946          360            360            0           N/A           N/A
        222,215.71     8.418          360            360            1           N/A           N/A
        495,882.21     8.034          360            360            6           N/A           N/A
         86,171.41     7.750          360            360           20           N/A           N/A
        128,250.00     8.875          360            360            0           N/A           N/A
        298,629.18     6.500          360            360            5           N/A           N/A
        115,000.00     7.250          360            360            0           N/A           N/A
         68,900.00     9.750          360            360            0           N/A           N/A
        232,066.99     8.832          360            360            1           N/A           N/A
        391,077.06     7.250          360            360            3           N/A           N/A
        377,856.41     6.125          360            360            5           N/A           N/A
        286,766.10     7.875          360            360            6           N/A           N/A
         63,836.16     8.125          360            360           24           N/A           N/A




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances    Frequency   Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        430,206.67        6        12.866        4.430           3.000          1.000       LIBOR_6MO          120
        480,800.00        6        12.300        5.250           3.000          1.000       LIBOR_6MO          120
        404,000.00        6        13.625        5.500           3.000          1.000       LIBOR_6MO          120
      1,015,270.00        6        13.100        5.388           3.000          1.000       LIBOR_6MO          120
        687,750.00        6        14.301        5.671           3.000          1.000       LIBOR_6MO          120
      1,202,500.00        6        13.239        4.930           3.000          1.000       LIBOR_6MO          120
        472,857.71        6        13.250        5.625           3.000          1.000       LIBOR_6MO          120
        374,000.00        6        12.875        5.625           3.000          1.000       LIBOR_6MO           24
        234,900.00        6        14.625        5.250           3.000          1.000       LIBOR_6MO           24
        230,240.00        6        13.250        3.750           3.000          1.000       LIBOR_6MO           24
        259,920.00        6        14.375        6.000           3.000          1.000       LIBOR_6MO           24
        284,000.00        6        12.000        3.875           3.000          1.000       LIBOR_6MO           24
      3,732,620.00        6        14.568        4.890           3.000          1.000       LIBOR_6MO            0
      2,190,832.20        6        14.392        5.354           3.000          1.000       LIBOR_6MO            0
        151,906.11        6        13.750        5.375           3.000          1.000       LIBOR_6MO            0
        236,000.00        6        14.125        5.375           3.000          1.000       LIBOR_6MO            0
        389,888.28        6        14.000        5.000           3.000          1.000       LIBOR_6MO            0
      1,354,800.00        6        14.393        5.366           3.000          1.000       LIBOR_6MO            0
      6,134,570.00        6        14.416        5.166           3.000          1.000       LIBOR_6MO            0
      2,078,636.14        6        14.331        5.264           3.000          1.000       LIBOR_6MO            0
        704,200.00        6        13.087        4.438           3.000          1.000       LIBOR_6MO            0
        177,600.00        6        14.985        6.142           3.000          1.000       LIBOR_6MO            0
        105,365.14        6        13.500        5.625           3.000          1.000       LIBOR_6MO            0
        589,000.00        6        13.887        5.121           3.000          1.000       LIBOR_6MO            0
      2,525,050.00       N/A         N/A          N/A             N/A            N/A           N/A               0
        653,647.03       N/A         N/A          N/A             N/A            N/A           N/A               0
        141,788.58       N/A         N/A          N/A             N/A            N/A           N/A               0
        178,414.87       N/A         N/A          N/A             N/A            N/A           N/A               0
        102,114.09       N/A         N/A          N/A             N/A            N/A           N/A               0
        126,518.19       N/A         N/A          N/A             N/A            N/A           N/A               0
         78,668.42       N/A         N/A          N/A             N/A            N/A           N/A               0
         96,959.73       N/A         N/A          N/A             N/A            N/A           N/A               0
         95,995.50       N/A         N/A          N/A             N/A            N/A           N/A               0
         61,963.13       N/A         N/A          N/A             N/A            N/A           N/A               0
        739,600.00       N/A         N/A          N/A             N/A            N/A           N/A               0
        222,215.71       N/A         N/A          N/A             N/A            N/A           N/A               0
        495,882.21       N/A         N/A          N/A             N/A            N/A           N/A               0
         86,171.41       N/A         N/A          N/A             N/A            N/A           N/A               0
        128,250.00       N/A         N/A          N/A             N/A            N/A           N/A               0
        298,629.18       N/A         N/A          N/A             N/A            N/A           N/A               0
        115,000.00       N/A         N/A          N/A             N/A            N/A           N/A               0
         68,900.00       N/A         N/A          N/A             N/A            N/A           N/A               0
        232,066.99       N/A         N/A          N/A             N/A            N/A           N/A               0
        391,077.06       N/A         N/A          N/A             N/A            N/A           N/A               0
        377,856.41       N/A         N/A          N/A             N/A            N/A           N/A               0
        286,766.10       N/A         N/A          N/A             N/A            N/A           N/A               0
         63,836.16       N/A         N/A          N/A             N/A            N/A           N/A               0

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity       Age     Gross Margin    Next Rate
       ($)              (%)        (months)        (months)     (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
      5,716,386.69       9.182        360            360            0           N/A           N/A
      2,652,781.68       9.177        360            360            1           N/A           N/A
        222,034.25       8.971        360            360            2           N/A           N/A
        426,033.19       7.719        360            360            3           N/A           N/A
         71,789.57       7.625        360            360            4           N/A           N/A
        166,194.18      11.421        360            360           20           N/A           N/A
        111,539.76       9.125        360            360           53           N/A           N/A
        957,000.00       7.494        360            360            0           N/A           N/A
        167,643.01       7.829        360            360            1           N/A           N/A
        185,921.22       6.826        360            360            2           N/A           N/A
        187,098.74       6.250        360            360            5           N/A           N/A
        159,141.21       6.625        360            360            6           N/A           N/A
        118,628.00      11.671        360            180            0           N/A           N/A
         83,954.07      11.289        360            180            1           N/A           N/A
      1,710,197.05       9.528        360            180            0           N/A           N/A
        378,667.55       9.893        360            180            1           N/A           N/A
         13,635.36       8.250        360            180            2           N/A           N/A
         39,433.08       8.875        360            180            3           N/A           N/A
         31,849.00       7.875        360            180            4           N/A           N/A
         40,740.40       8.000        360            180            6           N/A           N/A
         96,450.00       9.409        360            180            0           N/A           N/A
         53,350.35       9.789        360            180            2           N/A           N/A
         75,285.00       8.876        360            180            0           N/A           N/A
         52,949.00      12.250        360            180            0           N/A           N/A
      2,146,113.23       9.965        360            180            0           N/A           N/A
        347,727.64       9.544        360            180            1           N/A           N/A
        688,800.00       8.721        360            360            0          6.488           36
        149,867.65       6.625        360            360            1          2.750           35
        381,000.00       8.750        360            360            0          5.375           36
        153,000.00       8.875        360            360            0          5.250           36
        164,716.78       9.375        360            360            1          5.250           35
      1,210,180.00       8.618        360            360            0          5.876           36
      1,007,564.92       9.192        360            360            1          5.564           35
        854,140.00       8.446        240            360            0          5.823           36
        390,582.50       8.122        240            360            2          5.766           34
        196,500.00       9.801        480            360            0          6.200           36
        199,889.12       8.125        480            360            2          5.000           34
         85,000.00       9.750        480            360            0          5.750           36
        313,000.00       8.855        480            360            0          5.825           36
        172,496.88       7.750        480            360            1          5.250           35
         59,897.28       8.825        360            360            3          7.325           33
        345,876.14       8.964        360            360            4          7.464           32
         87,925.42       7.750        360            360           16          7.000           20
         74,779.68       7.600        360            360            4          6.100           32
        330,620.62       6.990        360            360            5          5.990           31
        160,427.07       9.750        360            360           24          7.000           12
        162,000.00       8.125        240            360            0          5.875           36




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances    Frequency   Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
      5,716,386.69       N/A        N/A           N/A             N/A            N/A           N/A              0
      2,652,781.68       N/A        N/A           N/A             N/A            N/A           N/A              0
        222,034.25       N/A        N/A           N/A             N/A            N/A           N/A              0
        426,033.19       N/A        N/A           N/A             N/A            N/A           N/A              0
         71,789.57       N/A        N/A           N/A             N/A            N/A           N/A              0
        166,194.18       N/A        N/A           N/A             N/A            N/A           N/A              0
        111,539.76       N/A        N/A           N/A             N/A            N/A           N/A              0
        957,000.00       N/A        N/A           N/A             N/A            N/A           N/A              0
        167,643.01       N/A        N/A           N/A             N/A            N/A           N/A              0
        185,921.22       N/A        N/A           N/A             N/A            N/A           N/A              0
        187,098.74       N/A        N/A           N/A             N/A            N/A           N/A              0
        159,141.21       N/A        N/A           N/A             N/A            N/A           N/A              0
        118,628.00       N/A        N/A           N/A             N/A            N/A           N/A              0
         83,954.07       N/A        N/A           N/A             N/A            N/A           N/A              0
      1,710,197.05       N/A        N/A           N/A             N/A            N/A           N/A              0
        378,667.55       N/A        N/A           N/A             N/A            N/A           N/A              0
         13,635.36       N/A        N/A           N/A             N/A            N/A           N/A              0
         39,433.08       N/A        N/A           N/A             N/A            N/A           N/A              0
         31,849.00       N/A        N/A           N/A             N/A            N/A           N/A              0
         40,740.40       N/A        N/A           N/A             N/A            N/A           N/A              0
         96,450.00       N/A        N/A           N/A             N/A            N/A           N/A              0
         53,350.35       N/A        N/A           N/A             N/A            N/A           N/A              0
         75,285.00       N/A        N/A           N/A             N/A            N/A           N/A              0
         52,949.00       N/A        N/A           N/A             N/A            N/A           N/A              0
      2,146,113.23       N/A        N/A           N/A             N/A            N/A           N/A              0
        347,727.64       N/A        N/A           N/A             N/A            N/A           N/A              0
        688,800.00       12        14.721        6.488           2.000          2.000       LIBOR_1YR           0
        149,867.65       12        12.625        2.750           2.000          2.000       LIBOR_1YR           0
        381,000.00       12        14.750        5.375           2.000          2.000       LIBOR_1YR           0
        153,000.00       12        14.875        5.250           2.000          2.000       LIBOR_1YR           0
        164,716.78       12        15.375        5.250           2.000          2.000       LIBOR_1YR           0
      1,210,180.00       12        14.618        5.876           2.000          2.000       LIBOR_1YR           0
      1,007,564.92       12        15.192        5.564           2.000          2.000       LIBOR_1YR           0
        854,140.00       12        14.446        5.823           2.000          2.000       LIBOR_1YR         120
        390,582.50       12        14.122        5.766           2.000          2.000       LIBOR_1YR         120
        196,500.00       12        15.801        6.200           2.000          2.000       LIBOR_1YR           0
        199,889.12       12        14.125        5.000           2.000          2.000       LIBOR_1YR           0
         85,000.00       12        15.750        5.750           2.000          2.000       LIBOR_1YR           0
        313,000.00       12        14.855        5.825           2.000          2.000       LIBOR_1YR           0
        172,496.88       12        13.750        5.250           2.000          2.000       LIBOR_1YR           0
         59,897.28        6        15.825        7.325           1.500          1.500       LIBOR_6MO           0
        345,876.14        6        15.964        7.464           1.500          1.500       LIBOR_6MO           0
         87,925.42        6        15.125        7.000           3.000          1.000       LIBOR_6MO           0
         74,779.68        6        14.600        6.100           1.500          1.500       LIBOR_6MO           0
        330,620.62        6        12.990        5.990           3.000          1.000       LIBOR_6MO           0
        160,427.07        6        15.750        7.000           3.000          1.000       LIBOR_6MO           0
        162,000.00        6        14.125        5.875           3.000          1.000       LIBOR_6MO         120

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity       Age     Gross Margin    Next Rate
       ($)              (%)        (months)        (months)     (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
        304,000.00     9.225          240            360            2          7.725           34
        420,840.00     7.943          240            360            3          5.157           33
        213,935.72     6.625          240            360            1          5.375           35
        336,000.00     7.375          240            360            2          5.375           34
        760,000.00     8.785          360            360            0          5.464           60
        209,876.02     8.625          360            360            1          5.500           59
        120,000.00     9.750          360            360            0          5.750           60
        836,875.00     8.261          360            360            0          6.319           60
        466,110.54     8.405          360            360            1          6.052           59
        304,750.00     8.171          240            360            1          4.090           59
        295,350.00     8.210          240            360            0          3.640           60
        329,600.00     7.681          240            360            1          3.638           59
        415,000.00     9.500          240            360            0          6.000           60
        277,600.00     7.443          240            360            0          4.841           60
         97,600.00     8.625          240            360            1          7.125           59
        320,000.00     6.875          240            360            2          4.250           58
        884,000.00     7.033          240            360            0          4.150           60
        352,000.00     7.250          240            360            1          3.750           59
        167,900.00     7.250          240            360            2          3.750           58
        205,533.42     7.625          480            360            1          5.375           59
        131,148.24     6.875          480            360            1          3.125           59
        127,415.00     6.990          300            360            0          4.250           60
        262,320.00     7.375          240            360            1          5.250           59
        491,167.67     7.311          240            360            3          5.250           57
        135,983.70     7.500          240            360            7          6.500           53
        483,200.00     7.875          480            360            0           N/A           N/A
        180,000.00    10.375          480            360            0           N/A           N/A
         79,977.67     8.125          480            360            1           N/A           N/A
        803,500.00     8.574          480            360            0           N/A           N/A
        432,909.54     9.140          480            360            1           N/A           N/A
        112,650.99     6.500          480            360            3           N/A           N/A


                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances    Frequency   Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        304,000.00        6        16.225        7.725           1.500          1.500       LIBOR_6MO          120
        420,840.00        6        14.453        5.157           1.745          1.255       LIBOR_6MO          120
        213,935.72        6        12.625        5.375           3.000          1.000       LIBOR_6MO          120
        336,000.00        6        13.375        5.375           3.000          1.000       LIBOR_6MO          120
        760,000.00       12        14.140        5.464           5.000          2.000       LIBOR_1YR            0
        209,876.02       12        14.625        5.500           5.000          2.000       LIBOR_1YR            0
        120,000.00       12        14.750        5.750           5.000          2.000       LIBOR_1YR            0
        836,875.00       12        14.176        6.319           5.000          2.000       LIBOR_1YR            0
        466,110.54       12        14.252        6.052           5.000          2.000       LIBOR_1YR            0
        304,750.00       12        13.171        4.090           5.000          2.000       LIBOR_1YR          120
        295,350.00       12        13.210        3.640           5.000          2.000       LIBOR_1YR          120
        329,600.00       12        12.681        3.638           5.000          2.000       LIBOR_1YR          120
        415,000.00       12        14.500        6.000           5.000          2.000       LIBOR_1YR          120
        277,600.00       12        12.443        4.841           5.000          2.000       LIBOR_1YR          120
         97,600.00       12        14.625        7.125           5.000          2.000       LIBOR_1YR          120
        320,000.00       12        11.875        4.250           5.000          2.000       LIBOR_1YR          120
        884,000.00       12        12.377        4.150           5.000          2.000       LIBOR_1YR          120
        352,000.00       12        12.250        3.750           5.000          2.000       LIBOR_1YR          120
        167,900.00       12        12.250        3.750           5.000          2.000       LIBOR_1YR          120
        205,533.42       12        12.625        5.375           5.000          2.000       LIBOR_1YR            0
        131,148.24       12        11.875        3.125           5.000          2.000       LIBOR_1YR            0
        127,415.00       12        11.990        4.250           5.000          2.000       LIBOR_1YR           60
        262,320.00        6        13.375        5.250           5.000          1.000       LIBOR_6MO          120
        491,167.67        6        12.800        5.250           5.000          1.000       LIBOR_6MO          120
        135,983.70        6        13.500        6.500           5.000          1.000       LIBOR_6MO          120
        483,200.00       N/A         N/A          N/A             N/A            N/A           N/A               0
        180,000.00       N/A         N/A          N/A             N/A            N/A           N/A               0
         79,977.67       N/A         N/A          N/A             N/A            N/A           N/A               0
        803,500.00       N/A         N/A          N/A             N/A            N/A           N/A               0
        432,909.54       N/A         N/A          N/A             N/A            N/A           N/A               0
        112,650.99       N/A         N/A          N/A             N/A            N/A           N/A               0

(1)   The values in this table are calculated as of May 1, 2006.

                                LOAN GROUP III(1)

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC      Term         to Maturity      Age      Gross Margin    Next Rate
       ($)              (%)       (months)         (months)     (months)        (%)       Adjustment
-----------------------------------------------------------------------------------------------------
        191,137.94     9.264         180             180            0           N/A           N/A
        324,926.01     6.500         180             180            1           N/A           N/A
        173,803.62     6.161         180             180            2           N/A           N/A
         76,770.22     9.000         180             180            4           N/A           N/A
        150,000.00     8.750         180             180            0           N/A           N/A
         40,000.00    10.625         180             180            0           N/A           N/A
        417,100.00     9.225         180             180            0           N/A           N/A
        127,883.92     9.903         180             180            1           N/A           N/A
        124,182.97     6.625         180             180            2           N/A           N/A
        118,043.66     6.750         180             180            5           N/A           N/A
        130,798.69     6.000         180             180            1           N/A           N/A
        254,000.00     8.631         240             240            0           N/A           N/A
         43,360.10     8.625         240             240            9           N/A           N/A
     30,852,064.58     9.418         360             360            0          5.704          24
     10,164,266.71     8.851         360             360            1          5.503          23
        555,842.08     8.236         360             360            2          4.830          22
        305,226.86     7.750         360             360            8          5.500          16
        349,514.08    10.016         360             360            9          6.820          15
      1,068,311.63     8.720         360             360           10          5.740          14
        333,101.02     8.129         360             360           11          6.000          13
      1,220,823.70     8.180         360             360           12          5.160          12
        556,858.77     8.625         360             360           13          5.625          11
        117,517.26     8.076         360             360           18          5.417           6
        181,294.91     8.074         360             360           19          6.564           5
         69,582.51     6.750         360             360           21          5.500           3
         81,329.38    10.500         360             360           26          8.000           4
      4,965,094.00     8.381         360             360            0          4.402          24
      1,933,951.77     8.189         360             360            1          4.765          23
        479,584.76    10.125         360             360            2          5.000          22
      3,114,450.00     9.052         360             360            0          5.718          24
      1,702,963.57     9.640         360             360            1          6.006          23
        110,219.49     6.750         360             360            6          5.750          18
        479,990.00     8.902         360             360            0          4.404          24
        235,689.74     6.250         360             360            8          5.000          16
     40,733,681.00     9.183         360             360            0          5.698          24
     11,372,605.27     9.031         360             360            1          5.505          23
        571,090.77     8.954         360             360            2          5.542          22
        180,873.12     7.250         360             360            3          7.250          21
        263,105.19     6.875         360             360            4          6.875          20
        167,593.74     6.850         360             360            6          5.850          18
        394,294.13     6.165         360             360            7          4.669          17
        125,372.37     9.193         360             360            9          7.241          15
        184,312.44    11.000         360             360           10          7.000          14
      4,601,690.00     7.966         360             360            0          4.682          24




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index        (months)
------------------------------------------------------------------------------------------------------------------------
        191,137.94       N/A         N/A          N/A            N/A             N/A           N/A              0
        324,926.01       N/A         N/A          N/A            N/A             N/A           N/A              0
        173,803.62       N/A         N/A          N/A            N/A             N/A           N/A              0
         76,770.22       N/A         N/A          N/A            N/A             N/A           N/A              0
        150,000.00       N/A         N/A          N/A            N/A             N/A           N/A              0
         40,000.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        417,100.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        127,883.92       N/A         N/A          N/A            N/A             N/A           N/A              0
        124,182.97       N/A         N/A          N/A            N/A             N/A           N/A              0
        118,043.66       N/A         N/A          N/A            N/A             N/A           N/A              0
        130,798.69       N/A         N/A          N/A            N/A             N/A           N/A              0
        254,000.00       N/A         N/A          N/A            N/A             N/A           N/A              0
         43,360.10       N/A         N/A          N/A            N/A             N/A           N/A              0
     30,852,064.58        6        15.418        5.704          3.000           1.000       LIBOR_6MO           0
     10,164,266.71        6        14.851        5.503          3.000           1.000       LIBOR_6MO           0
        555,842.08        6        14.236        4.830          3.000           1.000       LIBOR_6MO           0
        305,226.86        6        13.750        5.500          3.000           1.000       LIBOR_6MO           0
        349,514.08        6        16.016        6.820          3.000           1.000       LIBOR_6MO           0
      1,068,311.63        6        14.720        5.740          3.000           1.000       LIBOR_6MO           0
        333,101.02        6        14.129        6.000          3.000           1.000       LIBOR_6MO           0
      1,220,823.70        6        14.405        5.160          3.000           1.000       LIBOR_6MO           0
        556,858.77        6        14.625        5.625          3.000           1.000       LIBOR_6MO           0
        117,517.26        6        14.619        5.417          3.000           1.000       LIBOR_6MO           0
        181,294.91        6        13.972        6.564          3.000           1.000       LIBOR_6MO           0
         69,582.51        6        13.380        5.500          3.000           1.000       LIBOR_6MO           0
         81,329.38        6        13.500        8.000          3.000           1.000       LIBOR_6MO           0
      4,965,094.00        6        14.381        4.402          3.000           1.000       LIBOR_6MO           0
      1,933,951.77        6        14.189        4.765          3.000           1.000       LIBOR_6MO           0
        479,584.76        6        16.125        5.000          3.000           1.000       LIBOR_6MO           0
      3,114,450.00        6        15.052        5.718          3.000           1.000       LIBOR_6MO           0
      1,702,963.57        6        15.640        6.006          3.000           1.000       LIBOR_6MO           0
        110,219.49        6        12.750        5.750          3.000           1.000       LIBOR_6MO           0
        479,990.00        6        14.397        4.404          3.000           1.000       LIBOR_6MO           0
        235,689.74        6        11.250        5.000          3.000           1.000       LIBOR_6MO           0
     40,733,681.00        6        15.183        5.698          3.000           1.000       LIBOR_6MO           0
     11,372,605.27        6        15.031        5.505          3.000           1.000       LIBOR_6MO           0
        571,090.77        6        14.954        5.542          3.000           1.000       LIBOR_6MO           0
        180,873.12        6        15.250        7.250          4.000           3.000       LIBOR_6MO           0
        263,105.19        6        14.875        6.875          4.000           3.000       LIBOR_6MO           0
        167,593.74        6        12.850        5.850          3.000           1.000       LIBOR_6MO           0
        394,294.13        6        12.165        4.669          2.336           1.332       LIBOR_6MO           0
        125,372.37        6        15.193        7.241          3.000           1.000       LIBOR_6MO           0
        184,312.44        6        17.000        7.000          3.000           1.000       LIBOR_6MO           0
      4,601,690.00        6        13.966        4.682          3.000           1.000       LIBOR_6MO           0

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
       ($)              (%)        (months)       (months)      (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
        869,650.85     8.351         360             360            1          5.064          23
        184,299.01     8.000         360             360            4          6.950          20
      7,098,768.00     9.140         360             360            0          5.633          24
      2,237,382.04     8.875         360             360            1          5.546          23
        104,269.76     8.375         360             360            2          2.375          22
        885,270.00     8.289         360             360            0          4.364          24
        361,655.86     6.240         360             360            1          5.000          23
        242,079.88     7.375         360             360            2          2.375          22
        191,328.22     7.475         360             360            3          6.475          21
      6,951,382.00     7.844         240             360            0          5.232          24
      2,766,510.00     7.886         240             360            1          4.897          23
        476,876.00     6.625         240             360            2          5.250          22
        359,197.00     6.850         240             360            5          5.850          19
        476,000.00     7.650         240             360            7          5.990          17
        630,000.00     6.750         240             360            8          2.875          16
      3,628,720.00     7.542         240             360            0          3.940          24
      1,545,720.00     7.008         240             360            1          2.425          23
      1,499,578.43     6.995         240             360            2          3.403          22
        736,000.00     6.800         240             360            7          6.800          17
      1,613,470.00     8.155         240             360            0          5.308          24
      1,290,962.35     7.912         240             360            1          4.944          23
        762,250.00     7.902         240             360            2          5.584          22
        448,000.00     6.750         240             360            3          4.250          21
      1,179,610.00     7.575         240             360            0          3.479          24
      1,299,598.00     7.541         240             360            1          4.332          23
        524,000.00     7.668         240             360            2          4.880          22
      8,044,980.00     7.732         240             360            0          5.149          24
      4,116,020.42     7.916         240             360            1          5.486          23
      5,227,211.84     7.031         240             360            2          5.207          22
        604,970.99     7.661         240             360            3          4.772          21
        847,822.67     7.587         240             360            4          6.262          20
        217,600.00     7.850         240             360            7          6.990          17
        508,000.00     5.990         240             360            8          3.990          16
        296,913.50     6.990         240             360            9          4.990          15
        424,000.00     6.625         240             360           11          5.375          13
     10,358,707.00     6.857         240             360            0          3.621          24
      3,484,523.12     6.965         240             360            1          3.344          23
      1,058,312.00     7.417         240             360            2          4.491          22
      1,066,100.00     6.832         240             360            3          4.120          21
        499,400.00     6.800         240             360            4          5.800          20
        217,951.27     7.475         240             360            9          5.250          15
        251,500.00     6.350         240             360           11          5.710          13
      2,600,110.00     7.721         240             360            0          5.042          24
      1,712,899.00     6.833         240             360            1          5.367          23
        809,200.00     7.416         240             360            2          5.154          22
      1,376,760.00     6.021         240             360            0          3.519          24
        827,920.00     6.491         240             360            1          3.000          23




                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate       Cap             Cap                   Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)        Index          (months)
------------------------------------------------------------------------------------------------------------------------
        869,650.85       6        14.351        5.064          3.000           1.000       LIBOR_6MO            0
        184,299.01       6        14.000        6.950          3.000           1.000       LIBOR_6MO            0
      7,098,768.00       6        15.140        5.633          3.000           1.000       LIBOR_6MO            0
      2,237,382.04       6        14.875        5.546          3.000           1.000       LIBOR_6MO            0
        104,269.76       6        14.375        2.375          3.000           1.000       LIBOR_6MO            0
        885,270.00       6        14.289        4.364          3.000           1.000       LIBOR_6MO            0
        361,655.86       6        12.240        5.000          3.000           1.000       LIBOR_6MO            0
        242,079.88       6        13.375        2.375          3.000           1.000       LIBOR_6MO            0
        191,328.22       6        13.475        6.475          2.000           1.000       LIBOR_6MO            0
      6,951,382.00       6        13.844        5.232          3.000           1.000       LIBOR_6MO          120
      2,766,510.00       6        13.886        4.897          3.000           1.000       LIBOR_6MO          120
        476,876.00       6        12.625        5.250          3.000           1.000       LIBOR_6MO          120
        359,197.00       6        12.850        5.850          3.000           1.000       LIBOR_6MO          120
        476,000.00       6        13.650        5.990          3.000           1.000       LIBOR_6MO          120
        630,000.00       6        12.750        2.875          3.000           1.000       LIBOR_6MO          120
      3,628,720.00       6        13.542        3.940          3.000           1.000       LIBOR_6MO          120
      1,545,720.00       6        11.865        2.425          3.673           1.000       LIBOR_6MO          120
      1,499,578.43       6        12.995        3.403          3.000           1.000       LIBOR_6MO          120
        736,000.00       6        13.300        6.800          6.500           1.000       LIBOR_6MO          120
      1,613,470.00       6        14.155        5.308          3.000           1.000       LIBOR_6MO          120
      1,290,962.35       6        13.912        4.944          3.000           1.000       LIBOR_6MO          120
        762,250.00       6        13.902        5.584          3.000           1.000       LIBOR_6MO          120
        448,000.00       6        12.750        4.250          3.000           1.000       LIBOR_6MO          120
      1,179,610.00       6        13.575        3.479          3.000           1.000       LIBOR_6MO          120
      1,299,598.00       6        13.541        4.332          3.000           1.000       LIBOR_6MO          120
        524,000.00       6        13.668        4.880          3.000           1.000       LIBOR_6MO          120
      8,044,980.00       6        13.732        5.149          3.000           1.000       LIBOR_6MO          120
      4,116,020.42       6        13.916        5.486          3.000           1.000       LIBOR_6MO          120
      5,227,211.84       6        13.031        5.207          3.000           1.000       LIBOR_6MO          120
        604,970.99       6        13.661        4.772          3.000           1.000       LIBOR_6MO          120
        847,822.67       6        13.587        6.262          3.000           1.000       LIBOR_6MO          120
        217,600.00       6        13.850        6.990          3.000           1.000       LIBOR_6MO          120
        508,000.00       6        11.990        3.990          2.000           1.500       LIBOR_6MO          120
        296,913.50       6        12.990        4.990          2.000           1.500       LIBOR_6MO          120
        424,000.00       6        13.625        5.375          3.000           1.000       LIBOR_6MO          120
     10,358,707.00       6        12.857        3.621          3.000           1.000       LIBOR_6MO          120
      3,484,523.12       6        12.965        3.344          3.000           1.000       LIBOR_6MO          120
      1,058,312.00       6        13.417        4.491          3.000           1.000       LIBOR_6MO          120
      1,066,100.00       6        12.832        4.120          3.000           1.000       LIBOR_6MO          120
        499,400.00       6        12.800        5.800          3.000           1.000       LIBOR_6MO          120
        217,951.27       6        13.475        5.250          3.000           1.000       LIBOR_6MO          120
        251,500.00       6        12.350        5.710          2.000           1.500       LIBOR_6MO          120
      2,600,110.00       6        13.642        5.042          3.000           1.000       LIBOR_6MO          120
      1,712,899.00       6        12.833        5.367          3.000           1.000       LIBOR_6MO          120
        809,200.00       6        13.416        5.154          3.000           1.000       LIBOR_6MO          120
      1,376,760.00       6        12.021        3.519          3.000           1.000       LIBOR_6MO          120
        827,920.00       6        12.491        3.000          3.000           1.000       LIBOR_6MO          120

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                             Months to
Principal Balances   Gross WAC       Term        to Maturity       Age     Gross Margin   Next Rate
       ($)              (%)        (months)        (months)     (months)       (%)        Adjustment
-----------------------------------------------------------------------------------------------------
        420,000.00     6.875         240             360            2          3.750          22
        354,600.00     7.405         336             360            1          3.369          23
        210,500.00     7.375         336             360            2          5.500          22
        224,000.00     8.125         336             360            8          6.000          16
        140,284.00     7.875         336             360            9          5.500          15
        499,995.00     8.250         336             360           10          5.750          14
        500,000.00     6.375         336             360            2          2.250          22
        366,112.70     7.875         336             360           10          5.750          14
        824,000.00     7.875         336             360            1          5.000          23
        530,350.00     6.804         336             360            2          4.808          22
      8,078,327.00     8.701         480             360            0          5.277          24
      1,788,543.71     8.492         480             360            1          5.360          23
        463,025.64     9.450         480             360            2          5.000          22
        588,432.54     7.625         480             360            3          5.000          21
      1,016,000.00     6.350         480             360            0          3.418          24
      1,237,535.60     7.428         480             360            1          4.068          23
      1,871,784.00     8.334         480             360            0          5.230          24
        499,500.00     7.500         480             360            0          5.000          24
     14,624,864.00     8.493         480             360            0          5.317          24
      2,638,876.86     8.452         480             360            1          5.178          23
        289,810.38     7.663         480             360            2          5.379          22
      1,956,835.00     7.154         480             360            0          4.038          24
        299,021.70     7.875         480             360            2          3.875          22
        499,320.65     6.400         480             360            3          6.400          21
      1,133,800.00     8.393         480             360            0          5.719          24
        414,429.63     9.840         480             360            1          6.063          23
        796,000.00     7.317         480             360            0          5.038          24
      5,257,146.00     9.299         360             360            0           N/A           N/A
      1,439,290.85     8.862         360             360            1           N/A           N/A
      1,424,795.95     7.610         360             360            2           N/A           N/A
        816,211.69     7.611         360             360            3           N/A           N/A
        297,435.42     8.250         360             360            5           N/A           N/A
        125,895.40     8.125         360             360            6           N/A           N/A
      1,431,460.00     7.243         360             360            0           N/A           N/A
      2,531,920.44     6.770         360             360            1           N/A           N/A
      1,149,232.36     7.057         360             360            2           N/A           N/A
        375,819.85     7.569         360             360            3           N/A           N/A
        129,501.64     6.625         360             360            7           N/A           N/A
        212,689.01     5.125         360             360            9           N/A           N/A
        148,964.24     6.375         360             360           10           N/A           N/A
        120,547.54     7.125         360             360           11           N/A           N/A
        979,506.57     8.190         360             360            1           N/A           N/A
        116,564.98     6.875         360             360            4           N/A           N/A
        235,000.00     9.750         360             360            0           N/A           N/A
        317,450.88     6.750         360             360            2           N/A           N/A
         87,322.65     7.125         360             360            6           N/A           N/A
        208,970.00     9.926         360             360            0           N/A           N/A




                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances    Frequency   Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
        420,000.00        6        12.875        3.750          3.000           1.000       LIBOR_6MO         120
        354,600.00        6        12.935        3.369          3.000           1.000       LIBOR_6MO          24
        210,500.00        6        13.375        5.500          3.000           1.000       LIBOR_6MO          24
        224,000.00        6        14.125        6.000          3.000           1.000       LIBOR_6MO          24
        140,284.00        6        13.875        5.500          3.000           1.000       LIBOR_6MO          24
        499,995.00        6        14.250        5.750          3.000           1.000       LIBOR_6MO          24
        500,000.00        6        12.375        2.250          3.000           1.000       LIBOR_6MO          24
        366,112.70        6        13.875        5.750          3.000           1.000       LIBOR_6MO          24
        824,000.00        6        13.875        5.000          2.000           2.000       LIBOR_6MO          24
        530,350.00        6        12.804        4.808          2.385           1.615       LIBOR_6MO          24
      8,078,327.00        6        14.701        5.277          3.000           1.000       LIBOR_6MO           0
      1,788,543.71        6        14.492        5.360          3.000           1.000       LIBOR_6MO           0
        463,025.64        6        15.450        5.000          3.000           1.000       LIBOR_6MO           0
        588,432.54        6        13.625        5.000          3.000           1.000       LIBOR_6MO           0
      1,016,000.00        6        12.350        3.418          3.000           1.000       LIBOR_6MO           0
      1,237,535.60        6        13.428        4.068          3.000           1.000       LIBOR_6MO           0
      1,871,784.00        6        14.334        5.230          3.000           1.000       LIBOR_6MO           0
        499,500.00        6        13.500        5.000          3.000           1.000       LIBOR_6MO           0
     14,624,864.00        6        14.493        5.317          3.000           1.000       LIBOR_6MO           0
      2,638,876.86        6        14.452        5.178          3.000           1.000       LIBOR_6MO           0
        289,810.38        6        13.663        5.379          3.000           1.000       LIBOR_6MO           0
      1,956,835.00        6        13.154        4.038          3.000           1.000       LIBOR_6MO           0
        299,021.70        6        13.875        3.875          3.000           1.000       LIBOR_6MO           0
        499,320.65        6        12.400        6.400          3.000           1.000       LIBOR_6MO           0
      1,133,800.00        6        14.393        5.719          3.000           1.000       LIBOR_6MO           0
        414,429.63        6        15.840        6.063          3.000           1.000       LIBOR_6MO           0
        796,000.00        6        13.317        5.038          3.000           1.000       LIBOR_6MO           0
      5,257,146.00       N/A         N/A          N/A            N/A             N/A           N/A              0
      1,439,290.85       N/A         N/A          N/A            N/A             N/A           N/A              0
      1,424,795.95       N/A         N/A          N/A            N/A             N/A           N/A              0
        816,211.69       N/A         N/A          N/A            N/A             N/A           N/A              0
        297,435.42       N/A         N/A          N/A            N/A             N/A           N/A              0
        125,895.40       N/A         N/A          N/A            N/A             N/A           N/A              0
      1,431,460.00       N/A         N/A          N/A            N/A             N/A           N/A              0
      2,531,920.44       N/A         N/A          N/A            N/A             N/A           N/A              0
      1,149,232.36       N/A         N/A          N/A            N/A             N/A           N/A              0
        375,819.85       N/A         N/A          N/A            N/A             N/A           N/A              0
        129,501.64       N/A         N/A          N/A            N/A             N/A           N/A              0
        212,689.01       N/A         N/A          N/A            N/A             N/A           N/A              0
        148,964.24       N/A         N/A          N/A            N/A             N/A           N/A              0
        120,547.54       N/A         N/A          N/A            N/A             N/A           N/A              0
        979,506.57       N/A         N/A          N/A            N/A             N/A           N/A              0
        116,564.98       N/A         N/A          N/A            N/A             N/A           N/A              0
        235,000.00       N/A         N/A          N/A            N/A             N/A           N/A              0
        317,450.88       N/A         N/A          N/A            N/A             N/A           N/A              0
         87,322.65       N/A         N/A          N/A            N/A             N/A           N/A              0
        208,970.00       N/A         N/A          N/A            N/A             N/A           N/A              0

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
       ($)              (%)        (months)       (months)      (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
        274,780.08      7.125        360             360           1            N/A          N/A
        292,691.10      7.590        360             360           2            N/A          N/A
        275,299.47      7.375        360             360           7            N/A          N/A
        479,606.55      7.000        360             360           1            N/A          N/A
        379,695.66      6.395        360             360           2            N/A          N/A
      7,974,273.00      8.454        360             360           0            N/A          N/A
      6,747,405.80      8.369        360             360           1            N/A          N/A
      1,219,462.45      7.222        360             360           2            N/A          N/A
        338,423.72      7.405        360             360           3            N/A          N/A
        217,651.60      6.250        360             360           5            N/A          N/A
        275,068.51      8.784        360             360           7            N/A          N/A
      1,822,500.00      7.019        360             360           0            N/A          N/A
      1,167,650.87      6.926        360             360           1            N/A          N/A
        998,261.97      6.963        360             360           2            N/A          N/A
        253,585.03      6.750        360             360           6            N/A          N/A
        390,018.11      9.000        360             360          36            N/A          N/A
        620,000.00      7.250        240             360           1            N/A          N/A
        307,150.00      8.442        240             360           2            N/A          N/A
        112,425.00     12.250        240             360           3            N/A          N/A
        743,152.20      6.747        240             360           6            N/A          N/A
        701,600.00      7.732        240             360           7            N/A          N/A
      2,380,304.00     10.052        240             360           0            N/A          N/A
      1,677,975.87      7.976        240             360           1            N/A          N/A
        446,400.31      8.663        240             360           2            N/A          N/A
         58,190.00      9.000        240             360           3            N/A          N/A
         67,630.35     11.625        240             360           4            N/A          N/A
        745,152.60      9.801        240             360           0            N/A          N/A
        273,440.00      7.625        240             360           1            N/A          N/A
        287,360.00      7.125        240             360           2            N/A          N/A
        630,998.00     10.094        240             360           0            N/A          N/A
         31,300.00     10.375        240             360           1            N/A          N/A
        584,800.00      7.337        240             360           2            N/A          N/A
         50,250.00      9.494        240             360           3            N/A          N/A
        889,378.00      7.767        240             360           1            N/A          N/A
        219,500.00      7.625        240             360           2            N/A          N/A
        202,400.00      7.750        240             360           3            N/A          N/A
         67,966.35     11.875        240             360           6            N/A          N/A
      1,303,963.00     10.011        240             360           0            N/A          N/A
        690,650.00      8.025        240             360           1            N/A          N/A
        102,951.05     11.786        240             360           2            N/A          N/A
        451,960.00      6.677        240             360           3            N/A          N/A
         24,100.00     14.000        240             360           5            N/A          N/A
        169,000.00     10.625        360             360           0            N/A          N/A
        179,080.00     13.872        360             180           0            N/A          N/A
      2,112,591.00      9.442        360             180           0            N/A          N/A
        140,717.41      9.383        360             180           1            N/A          N/A
        142,943.90      9.061        360             180           2            N/A          N/A




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate       Cap             Cap                      Original IO
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index      Term (months)
------------------------------------------------------------------------------------------------------------------------
        274,780.08       N/A          N/A          N/A            N/A            N/A           N/A              0
        292,691.10       N/A          N/A          N/A            N/A            N/A           N/A              0
        275,299.47       N/A          N/A          N/A            N/A            N/A           N/A              0
        479,606.55       N/A          N/A          N/A            N/A            N/A           N/A              0
        379,695.66       N/A          N/A          N/A            N/A            N/A           N/A              0
      7,974,273.00       N/A          N/A          N/A            N/A            N/A           N/A              0
      6,747,405.80       N/A          N/A          N/A            N/A            N/A           N/A              0
      1,219,462.45       N/A          N/A          N/A            N/A            N/A           N/A              0
        338,423.72       N/A          N/A          N/A            N/A            N/A           N/A              0
        217,651.60       N/A          N/A          N/A            N/A            N/A           N/A              0
        275,068.51       N/A          N/A          N/A            N/A            N/A           N/A              0
      1,822,500.00       N/A          N/A          N/A            N/A            N/A           N/A              0
      1,167,650.87       N/A          N/A          N/A            N/A            N/A           N/A              0
        998,261.97       N/A          N/A          N/A            N/A            N/A           N/A              0
        253,585.03       N/A          N/A          N/A            N/A            N/A           N/A              0
        390,018.11       N/A          N/A          N/A            N/A            N/A           N/A              0
        620,000.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        307,150.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        112,425.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        743,152.20       N/A          N/A          N/A            N/A            N/A           N/A            120
        701,600.00       N/A          N/A          N/A            N/A            N/A           N/A            120
      2,380,304.00       N/A          N/A          N/A            N/A            N/A           N/A            120
      1,677,975.87       N/A          N/A          N/A            N/A            N/A           N/A            120
        446,400.31       N/A          N/A          N/A            N/A            N/A           N/A            120
         58,190.00       N/A          N/A          N/A            N/A            N/A           N/A            120
         67,630.35       N/A          N/A          N/A            N/A            N/A           N/A            120
        745,152.60       N/A          N/A          N/A            N/A            N/A           N/A            120
        273,440.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        287,360.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        630,998.00       N/A          N/A          N/A            N/A            N/A           N/A            120
         31,300.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        584,800.00       N/A          N/A          N/A            N/A            N/A           N/A            120
         50,250.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        889,378.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        219,500.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        202,400.00       N/A          N/A          N/A            N/A            N/A           N/A            120
         67,966.35       N/A          N/A          N/A            N/A            N/A           N/A            120
      1,303,963.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        690,650.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        102,951.05       N/A          N/A          N/A            N/A            N/A           N/A            120
        451,960.00       N/A          N/A          N/A            N/A            N/A           N/A            120
         24,100.00       N/A          N/A          N/A            N/A            N/A           N/A            120
        169,000.00       N/A          N/A          N/A            N/A            N/A           N/A              0
        179,080.00       N/A          N/A          N/A            N/A            N/A           N/A              0
      2,112,591.00       N/A          N/A          N/A            N/A            N/A           N/A              0
        140,717.41       N/A          N/A          N/A            N/A            N/A           N/A              0
        142,943.90       N/A          N/A          N/A            N/A            N/A           N/A              0

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity       Age     Gross Margin    Next Rate
       ($)              (%)        (months)       (months)      (months)        (%)       Adjustment
----------------------------------------------------------------------------------------------------
        274,660.21      9.224        360             180           3            N/A          N/A
        138,429.43      9.875        360             180           5            N/A          N/A
         12,350.00     14.500        360             180           0            N/A          N/A
        235,950.00     10.414        360             180           0            N/A          N/A
         76,000.00     10.250        360             180           0            N/A          N/A
        180,750.00     13.741        360             180           0            N/A          N/A
         43,286.15     13.750        360             180           1            N/A          N/A
      1,328,040.00      9.596        360             180           0            N/A          N/A
        569,882.62      9.746        360             180           1            N/A          N/A
        264,724.04      5.875        480             360           2           5.000          34
      1,918,440.00      9.150        360             360           0           5.929          36
        405,400.00      8.654        360             360           0           5.838          36
        375,000.00      9.250        360             360           0           6.250          36
        351,800.00      8.903        360             360           0           5.616          36
      2,394,056.00      8.132        360             360           0           5.300          36
        782,743.34      9.303        360             360           1           5.713          35
        468,770.64      8.296        360             360           2           5.473          34
        284,000.00      6.875        240             360           1           3.750          35
      1,891,315.00      9.133        240             360           0           5.725          36
        750,000.00      7.250        240             360           1           5.375          35
        512,212.00      7.632        240             360           2           5.250          34
        427,000.00      8.875        480             360           0           5.375          36
        465,500.00      7.875        480             360           0           5.625          36
        443,852.17      7.500        480             360           1           3.125          35
        995,000.00      7.928        480             360           0           5.173          36
        764,292.06      8.019        480             360           1           5.205          35
         46,533.21      8.750        360             360           1           5.750          35
        859,824.86      8.991        360             360           3           7.047          33
        367,004.60      8.816        360             360           4           7.316          32
        443,071.78      8.473        360             360           5           6.893          31
        412,500.00      7.447        360             360           0           5.193          36
        499,749.79      8.641        240             360           3           7.141          33
        558,500.00      6.400        240             360           5           5.400          19
        235,000.00      6.625        240             360           6           5.625          18
        372,000.00      6.750        240             360           2           2.250          34
        300,000.00      6.875        240             360           3           5.250          33
        670,500.00      6.500        240             360           7           5.990          29
        800,000.00      8.399        360             360           0           4.950          60
        205,463.82      8.160        360             360           1           5.571          59
         79,927.00      9.875        360             360           2           6.000          58
        170,641.81      6.375        360             360           1           3.000          59
        360,000.00      8.000        360             360           0           4.500          60
        475,569.69      6.500        360             360           1           3.500          59
        210,000.00      9.250        360             360           0           5.500          60
        107,050.51      7.875        360             360           2           5.250          58
        785,670.00      9.309        360             360           0           5.959          60
        349,017.30      9.293        360             360           1           6.058          59




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate       Cap             Cap                      Original IO
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index      Term (months)
------------------------------------------------------------------------------------------------------------------------
        274,660.21       N/A          N/A          N/A            N/A            N/A           N/A              0
        138,429.43       N/A          N/A          N/A            N/A            N/A           N/A              0
         12,350.00       N/A          N/A          N/A            N/A            N/A           N/A              0
        235,950.00       N/A          N/A          N/A            N/A            N/A           N/A              0
         76,000.00       N/A          N/A          N/A            N/A            N/A           N/A              0
        180,750.00       N/A          N/A          N/A            N/A            N/A           N/A              0
         43,286.15       N/A          N/A          N/A            N/A            N/A           N/A              0
      1,328,040.00       N/A          N/A          N/A            N/A            N/A           N/A              0
        569,882.62       N/A          N/A          N/A            N/A            N/A           N/A              0
        264,724.04        12       11.875        5.000          3.000          2.000         CMT_1YR            0
      1,918,440.00        12       15.150        5.929          2.000          2.000        LIBOR_1YR           0
        405,400.00        12       14.654        5.838          2.000          2.000        LIBOR_1YR           0
        375,000.00        12       15.250        6.250          2.000          2.000        LIBOR_1YR           0
        351,800.00        12       14.903        5.616          2.000          2.000        LIBOR_1YR           0
      2,394,056.00        12       14.037        5.300          2.000          2.000        LIBOR_1YR           0
        782,743.34        12       15.303        5.713          2.000          2.000        LIBOR_1YR           0
        468,770.64        12       14.296        5.473          2.000          2.000        LIBOR_1YR           0
        284,000.00        12       12.875        3.750          2.000          2.000        LIBOR_1YR         120
      1,891,315.00        12       15.133        5.725          2.000          2.000        LIBOR_1YR         120
        750,000.00        12       13.250        5.375          2.000          2.000        LIBOR_1YR         120
        512,212.00        12       13.632        5.250          2.000          2.000        LIBOR_1YR         120
        427,000.00        12       14.875        5.375          2.000          2.000        LIBOR_1YR           0
        465,500.00        12       13.875        5.625          2.000          2.000        LIBOR_1YR           0
        443,852.17        12       13.500        3.125          2.000          2.000        LIBOR_1YR           0
        995,000.00        12       13.928        5.173          2.000          2.000        LIBOR_1YR           0
        764,292.06        12       14.019        5.205          2.000          2.000        LIBOR_1YR           0
         46,533.21         6       14.750        5.750          3.000          1.000        LIBOR_6MO           0
        859,824.86         6       15.991        7.047          1.500          1.500        LIBOR_6MO           0
        367,004.60         6       15.816        7.316          1.500          1.500        LIBOR_6MO           0
        443,071.78         6       14.663        6.893          2.715          1.095        LIBOR_6MO           0
        412,500.00         6       13.447        5.193          3.000          1.000        LIBOR_6MO           0
        499,749.79         6       15.641        7.141          1.500          1.500        LIBOR_6MO         120
        558,500.00         6       12.400        5.400          3.000          1.000        LIBOR_6MO         120
        235,000.00         6       12.625        5.625          3.000          1.000        LIBOR_6MO         120
        372,000.00         6       12.750        2.250          4.250          2.000        LIBOR_6MO         120
        300,000.00         6       12.875        5.250          3.000          1.000        LIBOR_6MO         120
        670,500.00         6       12.500        5.990          3.000          1.000        LIBOR_6MO         120
        800,000.00        12       14.199        4.950          5.000          2.000        LIBOR_1YR           0
        205,463.82        12       13.588        5.571          5.000          2.000        LIBOR_1YR           0
         79,927.00        12       14.875        6.000          5.000          2.000        LIBOR_1YR           0
        170,641.81        12       12.375        3.000          5.000          2.000        LIBOR_1YR           0
        360,000.00        12       13.000        4.500          5.000          2.000        LIBOR_1YR           0
        475,569.69        12       11.500        3.500          5.000          2.000        LIBOR_1YR           0
        210,000.00        12       14.250        5.500          5.000          2.000        LIBOR_1YR           0
        107,050.51        12       12.875        5.250          5.000          2.000        LIBOR_1YR           0
        785,670.00        12       14.850        5.959          5.000          2.000        LIBOR_1YR           0
        349,017.30        12       15.101        6.058          5.000          2.000        LIBOR_1YR           0

(1)   The values in this table are calculated as of May 1, 2006.

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
       ($)              (%)        (months)       (months)      (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
        432,000.00     7.625         360             360           0           5.500          60
        934,150.00     8.363         240             360           0           5.523          60
      1,721,767.00     7.664         240             360           1           4.878          59
      1,585,250.00     7.333         240             360           0           3.371          60
        224,000.00     6.250         240             360           1           3.250          59
      1,678,110.43     6.844         240             360           2           3.684          58
        676,797.79     7.901         240             360           1           4.817          59
        255,920.00     7.500         240             360           1           3.750          59
        872,000.00     6.580         240             360           2           3.632          58
        208,000.00     7.625         240             360           1           4.250          59
        566,000.00     7.299         240             360           0           3.500          60
        564,000.00     6.350         240             360           1           3.250          59
        428,000.00     6.875         240             360           2           3.750          58
        835,120.00     7.177         240             360           0           5.254          60
      1,801,515.00     7.508         240             360           1           4.585          59
        585,600.00     7.561         240             360           2           5.250          58
      1,215,250.00     6.679         240             360           0           3.353          60
      3,509,753.56     6.695         240             360           1           3.334          59
      2,184,000.00     6.808         240             360           2           3.696          58
        148,758.89     8.125         480             360           1           4.375          59
        231,013.61     7.750         480             360           3           5.375          57
        263,920.00     7.125         480             360           0           3.625          60
        123,661.90     6.500         360             360           3           5.250          57
        261,372.68     7.625         360             360           1           3.750          59
        500,000.00     7.500         240             360           1           5.250          59
        176,320.00     7.625         240             360           2           5.250          58
        223,000.00     5.875         240             360           5           2.250          55
        376,000.00     5.500         240             360           6           2.750          54
        396,000.00     7.500         240             360           2           5.250          58
        384,800.00     6.875         240             360           3           4.250          57
        188,000.00     6.375         240             360           3           4.250          57
        445,836.00     7.972         240             360           2           5.479          58
        450,250.00     7.752         240             360           3           5.544          57
        460,000.00     6.375         240             360           3           3.750          57
        737,600.00     8.502         480             360           0            N/A          N/A
        367,478.62     6.750         480             360           2            N/A          N/A
        122,296.15     6.625         480             360           2            N/A          N/A
        166,120.09    10.100         480             360           5            N/A          N/A
      2,128,315.00     8.368         480             360           0            N/A          N/A
        326,503.75     8.332         480             360           1            N/A          N/A
        395,754.55     8.108         480             360           2            N/A          N/A
        286,738.23     6.877         480             360           3            N/A          N/A




                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate        Cap            Cap                      Original IO
       ($)            (months)       (%)       Floor (%)          (%)            (%)          Index      Term (months)
------------------------------------------------------------------------------------------------------------------------
        432,000.00        12       12.625        5.500          5.000          2.000        LIBOR_1YR           0
        934,150.00        12       13.712        5.523          5.000          2.000        LIBOR_1YR         120
      1,721,767.00        12       12.664        4.878          5.000          2.000        LIBOR_1YR         120
      1,585,250.00        12       12.333        3.371          5.000          2.000        LIBOR_1YR         120
        224,000.00        12       11.250        3.250          5.000          2.000        LIBOR_1YR         120
      1,678,110.43        12       12.209        3.684          5.000          2.000        LIBOR_1YR         120
        676,797.79        12       12.901        4.817          5.000          2.000        LIBOR_1YR         120
        255,920.00        12       12.500        3.750          5.000          2.000        LIBOR_1YR         120
        872,000.00        12       11.580        3.632          5.000          2.000        LIBOR_1YR         120
        208,000.00        12       12.625        4.250          5.000          2.000        LIBOR_1YR         120
        566,000.00        12       12.299        3.500          5.000          2.000        LIBOR_1YR         120
        564,000.00        12       11.350        3.250          5.000          2.000        LIBOR_1YR         120
        428,000.00        12       11.875        3.750          5.000          2.000        LIBOR_1YR         120
        835,120.00        12       12.559        5.254          5.000          2.000        LIBOR_1YR         120
      1,801,515.00        12       12.610        4.585          5.000          2.000        LIBOR_1YR         120
        585,600.00        12       12.561        5.250          5.000          2.000        LIBOR_1YR         120
      1,215,250.00        12       11.679        3.353          5.000          2.000        LIBOR_1YR         120
      3,509,753.56        12       11.695        3.334          5.000          2.000        LIBOR_1YR         120
      2,184,000.00        12       11.927        3.696          5.000          2.000        LIBOR_1YR         120
        148,758.89        12       13.125        4.375          5.000          2.000        LIBOR_1YR           0
        231,013.61        12       12.750        5.375          5.000          2.000        LIBOR_1YR           0
        263,920.00        12       12.125        3.625          5.000          2.000        LIBOR_1YR           0
        123,661.90         6       11.500        5.250          5.000          1.000        LIBOR_6MO           0
        261,372.68         6       13.625        3.750          5.000          1.000        LIBOR_6MO           0
        500,000.00         6       13.500        5.250          5.000          1.000        LIBOR_6MO         120
        176,320.00         6       13.625        5.250          5.000          1.000        LIBOR_6MO         120
        223,000.00         6       10.875        2.250          5.000          1.000        LIBOR_6MO         120
        376,000.00         6       10.500        2.750          5.000          1.000        LIBOR_6MO         120
        396,000.00         6       13.500        5.250          5.000          1.000        LIBOR_6MO         120
        384,800.00         6       12.875        4.250          5.000          1.000        LIBOR_6MO         120
        188,000.00         6       12.375        4.250          5.000          1.000        LIBOR_6MO         120
        445,836.00         6       13.972        5.479          5.000          1.000        LIBOR_6MO         120
        450,250.00         6       13.752        5.544          5.000          1.000        LIBOR_6MO         120
        460,000.00         6       12.375        3.750          5.000          1.000        LIBOR_6MO         120
        737,600.00       N/A          N/A          N/A            N/A            N/A           N/A              0
        367,478.62       N/A          N/A          N/A            N/A            N/A           N/A              0
        122,296.15       N/A          N/A          N/A            N/A            N/A           N/A              0
        166,120.09       N/A          N/A          N/A            N/A            N/A           N/A              0
      2,128,315.00       N/A          N/A          N/A            N/A            N/A           N/A              0
        326,503.75       N/A          N/A          N/A            N/A            N/A           N/A              0
        395,754.55       N/A          N/A          N/A            N/A            N/A           N/A              0
        286,738.23       N/A          N/A          N/A            N/A            N/A           N/A              0

(1)   The values in this table are calculated as of May 1, 2006.

                           PRE-FUNDING LOAN GROUP I(1)

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
       ($)              (%)        (months)       (months)      (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
         44,800.00    10.375          180           180             0           N/A          N/A
      1,973,750.00     9.300          360           360             0          6.024          24
        135,000.00     8.750          360           360             0          6.000          24
      2,794,550.00     9.047          360           360             0          5.680          24
      1,175,450.00     8.883          360           360             0          5.557          24
        940,200.00     9.155          360           360             0          5.935          24
        216,325.00     7.000          240           360             0          5.500          24
        439,000.00     8.516          480           360             0          5.859          24
        224,000.00     9.209          480           360             0          5.360          24
        240,000.00     7.150          480           360             0          6.650          24
         50,000.00    11.250          480           360             0          5.500          24
        221,800.00     8.086          360           360             0           N/A          N/A
         48,450.00     9.000          360           360             0           N/A          N/A
        629,650.00     8.575          360           360             0           N/A          N/A
        886,500.00     6.300          360           360             0           N/A          N/A
        468,000.00    10.020          360           360             0          5.927          36
        195,000.00    11.500          360           360             0          7.250          36
        181,800.00     9.000          360           360             0          5.375          36
        277,500.00     9.250          360           360             0          6.000          36
        109,600.00     7.375          360           360             0          6.625          60
        240,000.00    11.625          360           360             0          6.750          60
         84,000.00     8.125          480           360             0            N/A         N/A


                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate       Cap             Cap                     Original IO
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index     Term (months)
------------------------------------------------------------------------------------------------------------------------
         44,800.00      N/A          N/A          N/A             N/A            N/A          N/A               0
      1,973,750.00        6        15.300        6.024           3.000          1.000       LIBOR_6MO           0
        135,000.00        6        14.750        6.000           3.000          1.000       LIBOR_6MO           0
      2,794,550.00        6        15.047        5.680           3.000          1.000       LIBOR_6MO           0
      1,175,450.00        6        14.883        5.557           3.000          1.000       LIBOR_6MO           0
        940,200.00        6        15.155        5.935           3.000          1.000       LIBOR_6MO           0
        216,325.00        6        13.000        5.500           3.000          1.000       LIBOR_6MO         120
        439,000.00        6        14.516        5.859           3.000          1.000       LIBOR_6MO           0
        224,000.00        6        15.209        5.360           3.000          1.000       LIBOR_6MO           0
        240,000.00        6        13.150        6.650           3.000          1.000       LIBOR_6MO           0
         50,000.00        6        17.250        5.500           3.000          1.000       LIBOR_6MO           0
        221,800.00      N/A          N/A          N/A             N/A            N/A          N/A               0
         48,450.00      N/A          N/A          N/A             N/A            N/A          N/A               0
        629,650.00      N/A          N/A          N/A             N/A            N/A          N/A               0
        886,500.00      N/A          N/A          N/A             N/A            N/A          N/A               0
        468,000.00       12        16.020        5.927           2.000          2.000       LIBOR_1YR           0
        195,000.00       12        17.500        7.250           2.000          2.000       LIBOR_1YR           0
        181,800.00       12        15.000        5.375           2.000          2.000       LIBOR_1YR           0
        277,500.00       12        15.250        6.000           2.000          2.000       LIBOR_1YR           0
        109,600.00       12        12.375        6.625           5.000          2.000       LIBOR_1YR           0
        240,000.00       12        17.625        6.750           5.000          2.000       LIBOR_1YR           0
         84,000.00      N/A          N/A          N/A             N/A            N/A           N/A              0

(1)   The values in this table are calculated as of May 1, 2006.

                          PRE-FUNDING LOAN GROUP II(1)

                                   Original
                                 Amortization   Original Term                              Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin    Next Rate
       ($)              (%)        (months)        (months)     (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
         25,000.00     11.375        180             180           0           N/A           N/A
        412,500.00      5.875        180             180           0           N/A           N/A
      2,643,231.00      9.107        360             360           0          5.490          24
        152,000.00     10.250        360             360           0          6.250          24
        196,000.00      8.500        360             360           0          7.250          24
      3,311,600.00      8.891        360             360           0          5.993          24
        251,700.00      8.473        360             360           0          5.848          24
        297,100.00     11.469        360             360           0          6.837          24
        400,000.00      4.875        360             360           0          6.000          24
      1,134,400.00      8.822        240             360           0          5.343          24
        349,600.00      7.875        240             360           0          5.375          24
        885,400.00      7.862        240             360           0          5.089          24
        324,000.00      7.500        240             360           0          6.000          24
        212,000.00      5.875        240             360           0          3.250          24
        416,000.00      7.750        480             360           0          5.000          24
        507,900.00      9.960        480             360           0          6.058          24
        392,000.00      6.500        480             360           0          3.000          24
        373,125.00      7.317        480             360           0          5.779          24
        651,500.00      9.029        360             360           0           N/A           N/A
        148,000.00      7.500        360             360           0           N/A           N/A
      1,471,260.00      9.279        360             360           0           N/A           N/A
        362,250.00      7.375        360             360           0           N/A           N/A
        374,750.00     10.126        360             360           0          7.056          36
        245,000.00      7.250        240             360           0          5.375          36
        150,300.00      8.750        360             360           0          6.000          60
        160,000.00      9.375        240             360           0          6.500          60
        581,000.00      7.466        480             360           0           N/A           N/A
        167,907.00      8.250        480             360           0           N/A           N/A


                        Rate                                                  Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
         25,000.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        412,500.00      N/A          N/A          N/A            N/A             N/A           N/A               0
      2,643,231.00       6         15.107        5.490          3.000           1.000       LIBOR_6MO            0
        152,000.00       6         16.250        6.250          3.000           1.000       LIBOR_6MO            0
        196,000.00       6         14.500        7.250          3.000           1.000       LIBOR_6MO            0
      3,311,600.00       6         14.891        5.993          3.000           1.000       LIBOR_6MO            0
        251,700.00       6         14.473        5.848          3.000           1.000       LIBOR_6MO            0
        297,100.00       6         17.469        6.837          3.000           1.000       LIBOR_6MO            0
        400,000.00       6         10.875        6.000          3.000           1.000       LIBOR_6MO            0
      1,134,400.00       6         14.822        5.343          3.000           1.000       LIBOR_6MO          120
        349,600.00       6         13.875        5.375          3.000           1.000       LIBOR_6MO          120
        885,400.00       6         13.862        5.089          3.000           1.000       LIBOR_6MO          120
        324,000.00       6         13.500        6.000          3.000           1.000       LIBOR_6MO          120
        212,000.00       6         11.875        3.250          3.000           1.000       LIBOR_6MO          120
        416,000.00       6         13.750        5.000          3.000           1.000       LIBOR_6MO            0
        507,900.00       6         15.960        6.058          3.000           1.000       LIBOR_6MO            0
        392,000.00       6         12.500        3.000          3.000           1.000       LIBOR_6MO            0
        373,125.00       6         13.317        5.779          3.000           1.000       LIBOR_6MO            0
        651,500.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        148,000.00      N/A          N/A          N/A            N/A             N/A           N/A               0
      1,471,260.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        362,250.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        374,750.00      12         16.126        7.056          2.000           2.000       LIBOR_1YR            0
        245,000.00      12         13.250        5.375          2.000           2.000       LIBOR_1YR          120
        150,300.00      12         14.750        6.000          5.000           2.000       LIBOR_1YR            0
        160,000.00      12         15.375        6.500          5.000           2.000       LIBOR_1YR          120
        581,000.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        167,907.00      N/A          N/A          N/A            N/A             N/A           N/A               0

(1)   The values in this table are calculated as of May 1, 2006.

                          PRE-FUNDING LOAN GROUP III(1)

                                   Original
                                 Amortization   Original Term                             Months to
Principal Balances   Gross WAC       Term        to Maturity      Age      Gross Margin   Next Rate
       ($)              (%)        (months)       (months)      (months)       (%)        Adjustment
----------------------------------------------------------------------------------------------------
         59,000.00      9.125        240             240           0           N/A           N/A
      5,088,332.00      9.027        360             360           0          5.810          24
        273,000.00      8.755        360             360           0          6.124          24
      2,000,000.00      9.300        360             360           0          4.400          24
      7,314,577.00      9.145        360             360           0          5.861          24
        104,000.00      6.875        360             360           0          3.000          24
        881,050.00      9.132        360             360           0          5.485          24
        413,600.00      7.692        240             360           0          5.250          24
        304,000.00      7.250        240             360           0          3.500          24
        240,000.00      7.375        240             360           0          5.250          24
        842,126.00      7.346        240             360           0          5.556          24
      1,082,400.00      6.919        240             360           0          3.421          24
        559,360.00      7.267        240             360           0          4.720          24
        419,450.00      6.500        240             360           0          3.000          24
      3,063,494.00      8.556        480             360           0          5.423          24
      1,501,150.00      8.179        480             360           0          5.699          24
        370,600.00     10.783        360             360           0           N/A           N/A
        202,000.00      7.038        360             360           0           N/A           N/A
        235,100.00     11.667        360             360           0           N/A           N/A
      1,387,950.00      8.335        360             360           0           N/A           N/A
        469,000.00      7.250        240             360           0           N/A           N/A
        210,000.00     12.500        360             360           0          7.000          36
        100,000.00      9.000        360             360           0          6.000          36
         64,000.00      9.875        240             360           0          6.375          36
        185,600.00      7.875        240             360           0          5.250          60
         95,000.00      7.500        240             360           0          6.000          60
         87,000.00      8.990        480             360           0           N/A           N/A


                        Rate                                                 Subsequent
                     Adjustment   Lifetime                   Initial Rate   Periodic Rate
Principal Balances   Frequency    Rate Cap   Lifetime Rate       Cap             Cap                    Original IO Term
       ($)            (months)      (%)        Floor (%)         (%)             (%)          Index         (months)
------------------------------------------------------------------------------------------------------------------------
         59,000.00      N/A          N/A          N/A            N/A             N/A           N/A               0
      5,088,332.00       6         15.027        5.810          3.000           1.000       LIBOR_6MO            0
        273,000.00       6         14.755        6.124          3.000           1.000       LIBOR_6MO            0
      2,000,000.00       6         15.300        4.400          3.000           1.000       LIBOR_6MO            0
      7,314,577.00       6         15.145        5.861          3.000           1.000       LIBOR_6MO            0
        104,000.00       6         12.875        3.000          3.000           1.000       LIBOR_6MO            0
        881,050.00       6         15.132        5.485          3.000           1.000       LIBOR_6MO            0
        413,600.00       6         13.692        5.250          3.000           1.000       LIBOR_6MO          120
        304,000.00       6         13.250        3.500          3.000           1.000       LIBOR_6MO          120
        240,000.00       6         13.375        5.250          3.000           1.000       LIBOR_6MO          120
        842,126.00       6         13.346        5.556          3.000           1.000       LIBOR_6MO          120
      1,082,400.00       6         12.919        3.421          3.000           1.000       LIBOR_6MO          120
        559,360.00       6         13.267        4.720          3.000           1.000       LIBOR_6MO          120
        419,450.00       6         12.500        3.000          3.000           1.000       LIBOR_6MO          120
      3,063,494.00       6         14.556        5.423          3.000           1.000       LIBOR_6MO            0
      1,501,150.00       6         14.179        5.699          3.000           1.000       LIBOR_6MO            0
        370,600.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        202,000.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        235,100.00      N/A          N/A          N/A            N/A             N/A           N/A               0
      1,387,950.00      N/A          N/A          N/A            N/A             N/A           N/A               0
        469,000.00      N/A          N/A          N/A            N/A             N/A           N/A             120
        210,000.00      12         18.500        7.000          2.000           2.000       LIBOR_1YR            0
        100,000.00      12         15.000        6.000          2.000           2.000       LIBOR_1YR            0
         64,000.00      12         15.875        6.375          2.000           2.000       LIBOR_1YR          120
        185,600.00      12         12.875        5.250          5.000           2.000       LIBOR_1YR          120
         95,000.00      12         13.500        6.000          5.000           2.000       LIBOR_1YR          120
         87,000.00      N/A          N/A          N/A            N/A             N/A           N/A               0

(1)   The values in this table are calculated as of May 1, 2006.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an offered certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" herein.

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

Prepayment Scenarios(1)

                                 Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V
                                 ----------   -----------   ------------   -----------   ----------
Fixed Rate Loans                    50%           75%           100%          125%          150%
Adjustable Rate Loans               50%           75%           100%          125%          150%

----------
(1) Percentages of the applicable vector for the fixed-rate mortgage loans and percentages of the applicable vector for the adjustable-rate mortgage loans.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                            Class 1A                                     Class 2A
                                      Prepayment Scenario                          Prepayment Scenario
                           ------------------------------------------   ------------------------------------------
Distribution Date            I        II      III       IV       V        I        II      III       IV       V
------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage .....     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2007 ..........      89       84       78       73       67       88       82       77       71       65
June 25, 2008 ..........      70       57       45       33       22       69       56       43       31       20
June 25, 2009 ..........      53       35       20        8        0       52       34       19        6        0
June 25, 2010 ..........      40       28       19        8        0       39       26       17        6        0
June 25, 2011 ..........      33       21       13        8        0       32       20       12        6        0
June 25, 2012 ..........      28       16        9        5        0       26       15        8        4        0
June 25, 2013 ..........      23       12        6        3        0       22       11        5        2        0
June 25, 2014 ..........      19        9        4        2        0       18        8        3        1        0
June 25, 2015 ..........      16        7        3        2        0       15        6        2        1        0
June 25, 2016 ..........      13        6        2        1        0       12        5        1        *        0
June 25, 2017 ..........      11        4        2        *        0       10        3        1        0        0
June 25, 2018 ..........       9        3        1        0        0        8        3        1        0        0
June 25, 2019 ..........       8        3        1        0        0        7        2        *        0        0
June 25, 2020 ..........       6        2        *        0        0        6        1        0        0        0
June 25, 2021 ..........       5        2        0        0        0        4        1        0        0        0
June 25, 2022 ..........       4        1        0        0        0        3        1        0        0        0
June 25, 2023 ..........       4        1        0        0        0        3        *        0        0        0
June 25, 2024 ..........       3        1        0        0        0        2        0        0        0        0
June 25, 2025 ..........       3        *        0        0        0        2        0        0        0        0
June 25, 2026 ..........       2        0        0        0        0        1        0        0        0        0
June 25, 2027 ..........       2        0        0        0        0        1        0        0        0        0
June 25, 2028 ..........       1        0        0        0        0        1        0        0        0        0
June 25, 2029 ..........       1        0        0        0        0        *        0        0        0        0
June 25, 2030 ..........       1        0        0        0        0        *        0        0        0        0
June 25, 2031 ..........       *        0        0        0        0        0        0        0        0        0
June 25, 2032 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2033 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2034 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2035 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2036 ..........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
   Maturity** ..........    5.03     3.50     2.63     2.00     1.46     4.81     3.32     2.47     1.86     1.41
Weighted Average Life to
   Call**(2) ...........    4.66     3.21     2.40     1.83     1.46     4.52     3.11     2.32     1.75     1.41

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                           Class 3A-1                                   Class 3A-2
                                      Prepayment Scenario                          Prepayment Scenario
                           ------------------------------------------   ------------------------------------------
Distribution Date            I        II      III       IV       V        I        II      III       IV       V
------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage .....     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2007 ..........      73       60       46       33       19      100      100      100      100      100
June 25, 2008 ..........      27        0        0        0        0      100       91       38        0        0
June 25, 2009 ..........       0        0        0        0        0       75        0        0        0        0
June 25, 2010 ..........       0        0        0        0        0       21        0        0        0        0
June 25, 2011 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2012 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2013 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2014 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2015 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2016 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2017 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2018 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2019 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2020 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2021 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2022 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2023 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2024 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2025 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2026 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2027 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2028 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2029 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2030 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2031 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2032 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2033 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2034 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2035 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2036 ..........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
   Maturity** ..........    1.55     1.21     1.00     0.87     0.78     3.54     2.46     2.00     1.72     1.50
Weighted Average Life to
   Call**(2) ...........    1.55     1.21     1.00     0.87     0.78     3.54     2.46     2.00     1.72     1.50

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                           Class 3A-3                                   Class 3A-4
                                      Prepayment Scenario                          Prepayment Scenario
                           ------------------------------------------   ------------------------------------------
Distribution Date            I        II      III       IV       V        I        II      III       IV       V
------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage .....     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2007 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2008 ..........     100      100      100       89       43      100      100      100      100      100
June 25, 2009 ..........     100       99       38        0        0      100      100      100       68        0
June 25, 2010 ..........     100       68       31        0        0      100      100      100       68        0
June 25, 2011 ..........      90       41        8        0        0      100      100      100       68        0
June 25, 2012 ..........      68       21        0        0        0      100      100       81       42        0
June 25, 2013 ..........      50        5        0        0        0      100      100       56       26        0
June 25, 2014 ..........      34        0        0        0        0      100       86       39       17        0
June 25, 2015 ..........      22        0        0        0        0      100       65       27       11        0
June 25, 2016 ..........      11        0        0        0        0      100       50       19        6        0
June 25, 2017 ..........       2        0        0        0        0      100       38       13        1        0
June 25, 2018 ..........       0        0        0        0        0       86       29        9        0        0
June 25, 2019 ..........       0        0        0        0        0       71       22        5        0        0
June 25, 2020 ..........       0        0        0        0        0       59       17        1        0        0
June 25, 2021 ..........       0        0        0        0        0       47       12        0        0        0
June 25, 2022 ..........       0        0        0        0        0       39        9        0        0        0
June 25, 2023 ..........       0        0        0        0        0       32        6        0        0        0
June 25, 2024 ..........       0        0        0        0        0       26        3        0        0        0
June 25, 2025 ..........       0        0        0        0        0       21        *        0        0        0
June 25, 2026 ..........       0        0        0        0        0       17        0        0        0        0
June 25, 2027 ..........       0        0        0        0        0       14        0        0        0        0
June 25, 2028 ..........       0        0        0        0        0       11        0        0        0        0
June 25, 2029 ..........       0        0        0        0        0        8        0        0        0        0
June 25, 2030 ..........       0        0        0        0        0        5        0        0        0        0
June 25, 2031 ..........       0        0        0        0        0        2        0        0        0        0
June 25, 2032 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2033 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2034 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2035 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2036 ..........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
   Maturity** ..........    7.34     4.90     3.40     2.36     2.05    15.97    10.95     8.08     5.73     2.57
Weighted Average Life to
   Call**(2) ...........    7.34     4.90     3.40     2.36     2.05    12.71     8.52     6.24     4.32     2.57

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                           Class M-1                                    Class M-2
                                      Prepayment Scenario                          Prepayment Scenario
                           ------------------------------------------   ------------------------------------------
Distribution Date            I        II      III       IV       V        I        II      III       IV       V
------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage .....     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2007 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2008 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2009 ..........     100      100      100      100       86      100      100      100      100      100
June 25, 2010 ..........     100       72       48      100       86      100       72       48       59      100
June 25, 2011 ..........      86       54       33       19       86       86       54       33       19       15
June 25, 2012 ..........      72       41       22       12       50       72       41       22       12        6
June 25, 2013 ..........      60       31       15        7       29       60       31       15        7        *
June 25, 2014 ..........      50       24       11        5       12       50       24       11        5        0
June 25, 2015 ..........      42       18        7        2        2       42       18        7        0        0
June 25, 2016 ..........      35       14        5        0        0       35       14        5        0        0
June 25, 2017 ..........      29       10        4        0        0       29       10        2        0        0
June 25, 2018 ..........      24        8        0        0        0       24        8        0        0        0
June 25, 2019 ..........      20        6        0        0        0       20        6        0        0        0
June 25, 2020 ..........      16        5        0        0        0       16        5        0        0        0
June 25, 2021 ..........      13        3        0        0        0       13        1        0        0        0
June 25, 2022 ..........      11        0        0        0        0       11        0        0        0        0
June 25, 2023 ..........       9        0        0        0        0        9        0        0        0        0
June 25, 2024 ..........       7        0        0        0        0        7        0        0        0        0
June 25, 2025 ..........       6        0        0        0        0        6        0        0        0        0
June 25, 2026 ..........       5        0        0        0        0        5        0        0        0        0
June 25, 2027 ..........       4        0        0        0        0        3        0        0        0        0
June 25, 2028 ..........       2        0        0        0        0        0        0        0        0        0
June 25, 2029 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2030 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2031 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2032 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2033 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2034 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2035 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2036 ..........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
   Maturity** ..........    9.45     6.39     5.10     5.05     6.07     9.42     6.36     5.00     4.61     4.75
Weighted Average Life to
   Call**(2) ...........    8.61     5.77     4.64     4.68     3.79     8.61     5.77     4.55     4.26     3.94

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                           Class M-3                                    Class M-4
                                      Prepayment Scenario                          Prepayment Scenario
                           ------------------------------------------   ------------------------------------------
Distribution Date            I        II      III       IV       V        I        II      III       IV       V
------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage .....     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2007 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2008 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2009 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2010 ..........     100       72       48       31       32      100       72       48       31       18
June 25, 2011 ..........      86       54       33       19       10       86       54       33       19       10
June 25, 2012 ..........      72       41       22       12        6       72       41       22       12        5
June 25, 2013 ..........      60       31       15        7        0       60       31       15        7        0
June 25, 2014 ..........      50       24       11        4        0       50       24       11        0        0
June 25, 2015 ..........      42       18        7        0        0       42       18        7        0        0
June 25, 2016 ..........      35       14        5        0        0       35       14        2        0        0
June 25, 2017 ..........      29       10        0        0        0       29       10        0        0        0
June 25, 2018 ..........      24        8        0        0        0       24        8        0        0        0
June 25, 2019 ..........      20        6        0        0        0       20        6        0        0        0
June 25, 2020 ..........      16        4        0        0        0       16        0        0        0        0
June 25, 2021 ..........      13        0        0        0        0       13        0        0        0        0
June 25, 2022 ..........      11        0        0        0        0       11        0        0        0        0
June 25, 2023 ..........       9        0        0        0        0        9        0        0        0        0
June 25, 2024 ..........       7        0        0        0        0        7        0        0        0        0
June 25, 2025 ..........       6        0        0        0        0        6        0        0        0        0
June 25, 2026 ..........       4        0        0        0        0        0        0        0        0        0
June 25, 2027 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2028 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2029 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2030 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2031 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2032 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2033 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2034 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2035 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2036 ..........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
   Maturity** ..........    9.38     6.34     4.93     4.40     4.21     9.34     6.31     4.88     4.28     3.98
Weighted Average Life to
   Call**(2) ...........    8.61     5.77     4.50     4.07     3.92     8.61     5.77     4.48     3.97     3.73

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                           Class M-5                                    Class M-6
                                      Prepayment Scenario                          Prepayment Scenario
                           ------------------------------------------   ------------------------------------------
Distribution Date            I        II      III       IV       V        I        II      III       IV       V
------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage .....     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2007 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2008 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2009 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2010 ..........     100       72       48       31       18      100       72       48       31       18
June 25, 2011 ..........      86       54       33       19       10       86       54       33       19       10
June 25, 2012 ..........      72       41       22       12        0       72       41       22       12        0
June 25, 2013 ..........      60       31       15        7        0       60       31       15        *        0
June 25, 2014 ..........      50       24       11        0        0       50       24       11        0        0
June 25, 2015 ..........      42       18        7        0        0       42       18        1        0        0
June 25, 2016 ..........      35       14        0        0        0       35       14        0        0        0
June 25, 2017 ..........      29       10        0        0        0       29       10        0        0        0
June 25, 2018 ..........      24        8        0        0        0       24        3        0        0        0
June 25, 2019 ..........      20        1        0        0        0       20        0        0        0        0
June 25, 2020 ..........      16        0        0        0        0       16        0        0        0        0
June 25, 2021 ..........      13        0        0        0        0       13        0        0        0        0
June 25, 2022 ..........      11        0        0        0        0       11        0        0        0        0
June 25, 2023 ..........       9        0        0        0        0        7        0        0        0        0
June 25, 2024 ..........       7        0        0        0        0        0        0        0        0        0
June 25, 2025 ..........       *        0        0        0        0        0        0        0        0        0
June 25, 2026 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2027 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2028 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2029 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2030 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2031 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2032 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2033 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2034 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2035 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2036 ..........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
   Maturity** ..........    9.29     6.26     4.83     4.18     3.80     9.20     6.20     4.76     4.08     3.66
Weighted Average Life to
   Call**(2) ...........    8.61     5.77     4.46     3.90     3.58     8.61     5.77     4.43     3.84     3.47

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                           Class M-7                                    Class M-8
                                      Prepayment Scenario                          Prepayment Scenario
                           ------------------------------------------   ------------------------------------------
Distribution Date            I        II      III       IV       V        I        II      III       IV       V
------------------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage .....     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2007 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2008 ..........     100      100      100      100      100      100      100      100      100      100
June 25, 2009 ..........     100      100      100      100      100      100      100      100      100       87
June 25, 2010 ..........     100       72       48       31       18      100       72       48       31       18
June 25, 2011 ..........      86       54       33       19        3       86       54       33       19        0
June 25, 2012 ..........      72       41       22        8        0       72       41       22        0        0
June 25, 2013 ..........      60       31       15        0        0       60       31        9        0        0
June 25, 2014 ..........      50       24        5        0        0       50       24        0        0        0
June 25, 2015 ..........      42       18        0        0        0       42       17        0        0        0
June 25, 2016 ..........      35       14        0        0        0       35        3        0        0        0
June 25, 2017 ..........      29        4        0        0        0       29        0        0        0        0
June 25, 2018 ..........      24        0        0        0        0       24        0        0        0        0
June 25, 2019 ..........      20        0        0        0        0       20        0        0        0        0
June 25, 2020 ..........      16        0        0        0        0       11        0        0        0        0
June 25, 2021 ..........      13        0        0        0        0        *        0        0        0        0
June 25, 2022 ..........       5        0        0        0        0        0        0        0        0        0
June 25, 2023 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2024 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2025 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2026 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2027 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2028 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2029 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2030 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2031 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2032 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2033 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2034 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2035 ..........       0        0        0        0        0        0        0        0        0        0
June 25, 2036 ..........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
   Maturity** ..........    9.07     6.10     4.68     3.98     3.53     8.86     5.94     4.54     3.84     3.39
Weighted Average Life to
   Call**(2) ...........    8.61     5.77     4.43     3.79     3.38     8.61     5.77     4.41     3.75     3.32

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                Class M-9
                                           Prepayment Scenario
                                ------------------------------------------
     Distribution Date            I        II      III       IV       V
     ------------------------   ------   ------   ------   ------   ------
     Initial Percentage .....     100%     100%     100%     100%     100%
     June 25, 2007 ..........     100      100      100      100      100
     June 25, 2008 ..........     100      100      100      100      100
     June 25, 2009 ..........     100      100      100      100       35
     June 25, 2010 ..........     100       72       48       31        1
     June 25, 2011 ..........      86       54       33        2        0
     June 25, 2012 ..........      72       41       18        0        0
     June 25, 2013 ..........      60       31        0        0        0
     June 25, 2014 ..........      50       23        0        0        0
     June 25, 2015 ..........      42        0        0        0        0
     June 25, 2016 ..........      35        0        0        0        0
     June 25, 2017 ..........      29        0        0        0        0
     June 25, 2018 ..........      23        0        0        0        0
     June 25, 2019 ..........       6        0        0        0        0
     June 25, 2020 ..........       0        0        0        0        0
     June 25, 2021 ..........       0        0        0        0        0
     June 25, 2022 ..........       0        0        0        0        0
     June 25, 2023 ..........       0        0        0        0        0
     June 25, 2024 ..........       0        0        0        0        0
     June 25, 2025 ..........       0        0        0        0        0
     June 25, 2026 ..........       0        0        0        0        0
     June 25, 2027 ..........       0        0        0        0        0
     June 25, 2028 ..........       0        0        0        0        0
     June 25, 2029 ..........       0        0        0        0        0
     June 25, 2030 ..........       0        0        0        0        0
     June 25, 2031 ..........       0        0        0        0        0
     June 25, 2032 ..........       0        0        0        0        0
     June 25, 2033 ..........       0        0        0        0        0
     June 25, 2034 ..........       0        0        0        0        0
     June 25, 2035 ..........       0        0        0        0        0
     June 25, 2036 ..........       0        0        0        0        0
     Weighted Average Life to
        Maturity** ..........    8.57     5.74     4.38     3.73     3.26
     Weighted Average Life to
        Call**(2) ...........    8.55     5.73     4.37     3.72     3.26

----------
(1)   All percentages rounded to the nearest whole percentage.

(2) This calculation assumes the exercise of the 10% optional termination clean-up call on the earliest possible date.

*     If applicable, indicates a percentage between 0.00% and 0.50%.

**    The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in (i) above.

Last Scheduled Distribution Date

      The last scheduled distribution date for each class of certificates is expected to be as follows:

                                                        Last Scheduled
                                                      Distribution Date
                                                      -----------------
        Class 1A Certificates .....................      August 2036
        Class 2A Certificates .....................      August 2036
        Class 3A-1 Certificates ...................      August 2036
        Class 3A-2 Certificates ...................      August 2036
        Class 3A-3 Certificates ...................      August 2036
        Class 3A-4 Certificates ...................      August 2036
        Class M-1 Certificates ....................      August 2036
        Class M-2 Certificates ....................      August 2036
        Class M-3 Certificates ....................      August 2036
        Class M-4 Certificates ....................      August 2036
        Class M-5 Certificates ....................      August 2036
        Class M-6 Certificates ....................      August 2036
        Class M-7 Certificates ....................      August 2036
        Class M-8 Certificates ....................      August 2036
        Class M-9 Certificates ....................      August 2036

      The last scheduled distribution date for each class of offered certificates is the last possible date on which the initial Class Certificate Balance set forth on the cover page hereof for that class is expected to be reduced to zero.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.

      See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

      One or more elections will be made to treat designated portions of the trust (exclusive of the pre-funding accounts, the subsequent mortgage loan interest, the Interest Coverage Account, if any, the Supplemental Interest Trust, the excess reserve fund account and the interest rate swap agreement) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Class A and Subordinated Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code").

      For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Class A Certificates, the Subordinated Certificates, and the Class C Certificates (exclusive of any right to receive payments from or any obligation to make payments to the excess reserve fund account or the supplemental interest trust) and the Class P Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at the prepayment assumption. No representation is made that the mortgage loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      Each holder of a Class A or Subordinated Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the excess reserve fund account and the supplemental interest trust in respect of the Net WAC Cap Carry Forward Amount or the obligation to make payments to the supplemental interest trust. Neither the excess reserve fund account nor the supplemental interest trust is an asset of any REMIC.

      The treatment of amounts received by a holder of a Class A or Subordinated Certificate under such holder's right to receive the Net WAC Cap Carry Forward Amount, will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A or Subordinated Certificate must allocate its purchase price for such Class A or Subordinated Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of the Net WAC Cap Carry Forward Amount in accordance with the relative fair market values of each property right. The trustee will, as required by the Pooling and Servicing Agreement, treat payments made to the holders of the Class A and Subordinated Certificates with respect to the Net WAC Cap Carry Forward Amount, as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the trustee may as required by the Pooling and Servicing Agreement, treat the right to receive payments in respect of Net WAC Cap Carry Forward Amounts as having more than a de minimis value. Upon request, the trustee will make available information regarding such amounts as has been provided to it by the Depositor. Under the REMIC regulations, the trustee is required to account for the REMIC regular interest and the right to receive payments in respect of the Net WAC Cap Carry Forward Amount as discrete property rights. Holders of the Class A and Subordinated Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A and Subordinated Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trustee's treatment of payments of the Net WAC Cap Carry Forward Amount is respected, ownership of the right to the Net WAC Cap Carry Forward Amount will entitle the owner to amortize the price paid for the right to the Net WAC Cap Carry Forward Amount under the Notional Principal Contract Regulations.

      Any payments made to a beneficial owner of a Class A or Subordinated Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Cap Carry Forward Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A or Subordinated Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the supplemental interest account pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Cap Carry Forward Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Cap Carry Forward Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A and Subordinated Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

      Because a beneficial owner of any Net WAC Cap Carry Forward Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A or Subordinated Certificate may have income that exceeds cash distributions on the Class A or Subordinated Certificate, in any period and over the term of the Class A or Subordinated Certificate. As a result, the Class A or Subordinated Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Cap Carry Forward Amounts would be subject to the limitations described above.

      Upon the sale of a Class A or Subordinated Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments in respect of the Net WAC Cap Carry Forward Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Class A or Subordinated Certificate, as the case may be. A holder of a Class A or Subordinated Certificate will have gain or loss from such a termination of the right to receive payments in respect of the Net WAC Cap Carry Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Net WAC Cap Carry Forward Amount.

      Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Cap Carry Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      It is possible that the right to receive payments in respect of the Net WAC Cap Carry Forward Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Cap Carry Forward Amount. Holders of the Class A and Subordinated Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

      The REMIC regular interest component of each Class A and Subordinated Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Subordinated Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

      Because the Net WAC Cap Carry Forward Amount is treated as separate rights of the Class A and Subordinated Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the excess reserve fund account and the supplemental interest trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

      It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to

REMIC compliance under the pooling and servicing agreement and (iii) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the Class A and Mezzanine Certificates. See "Description of the Securities" and "Federal Income Tax Consequences REMICs" in the prospectus. The responsibility for filing annual federal information returns and other tax reports, as required by the pooling and servicing agreements, will be borne by the trustee. See "Federal Income Tax Consequences--REMICs" in the prospectus.

      For further information regarding the federal income tax consequences of investing in the Class A and Subordinated Certificates, see "Federal Income Tax Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) should consult with its counsel with respect to the potential consequences under ERISA and/or Section 4975 of the Code of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit "parties in interest" (under ERISA) and "disqualified persons" (under the Code) with respect to an employee benefit or similar plan subject to ERISA and/or to the excise tax provisions set forth under Section 4975 of the Code from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans subject to that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. However, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans, or with assets of Plans that are subject to ERISA, are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the certificates will constitute "equity interests" for purposes of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriters substantially identical individual administrative exemptions (collectively, the "Exemption"), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption extends exemptive relief to certificates rated in the four highest generic rating categories, including Subordinated Certificates, in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), are met.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, including the conditions that apply to any pre-funding account, see "ERISA Considerations" in the prospectus.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least "BBB-" or its equivalent from at least one of S&P, Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). An offered certificate that satisfies the requirements of the Exemption other than a rating requirement may be eligible for purchase by an insurance company general account that includes plan assets, in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

ERISA Considerations While the Supplemental Interest Trust is in Existence

      For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or
(ii) (A) it is an accredited investor within the meaning of the Exemption and
(B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

After Termination of the Supplemental Interest Trust

      Subsequent to the termination of the Supplemental Interest Trust which holds the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the senior certificates and the Subordinated Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing an offered certificate must make its own determination that the conditions described above will be satisfied for such certificate.

      Each beneficial owner of a subordinated certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the servicer, any servicer, the underwriters and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of any class of Offered Certificates to a Plan is in no respect a representation by the depositor, the trustee, the Supplemental Interest Trust Trustee, the servicer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the initial mortgage loans and to fund the pre-funding accounts.

                             METHOD OF DISTRIBUTION

      Subject to the terms of the underwriting agreement, dated June 12, 2006, Credit Suisse Securities (USA) LLC, UBS Securities LLC, Greenwich Capital Markets, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (the "underwriters") have severally agreed to purchase, and the depositor has agreed to sell to the underwriters, the principal amount of the offered certificates (the "Underwritten Certificates") set forth under their respective names below.

                                     Credit Suisse                         Greenwich                       Morgan Stanley
                                    Securities (USA)   UBS Securities   Capital Markets,      Lehman           & Co.
                                          LLC               LLC               Inc.         Brothers Inc.    Incorporated
                                    ----------------   --------------   ----------------   -------------   --------------
Class 1A Certificates ...........   $     76,868,500   $   53,807,950   $      7,686,850   $   7,686,850   $    7,686,850
Class 2A Certificates ...........   $     76,667,000   $   53,666,900   $      7,666,700   $   7,666,700   $    7,666,700
Class 3A-1 Certificates .........   $     63,304,500   $   44,313,150   $      6,330,450   $   6,330,450   $    6,330,450
Class 3A-2 Certificates .........   $     36,601,000   $   25,620,700   $      3,660,100   $   3,660,100   $    3,660,100
Class 3A-3 Certificates .........   $     37,877,000   $   26,513,900   $      3,787,700   $   3,787,700   $    3,787,700
Class 3A-4 Certificates .........   $     16,057,500   $   11,240,250   $      1,605,750   $   1,605,750   $    1,605,750
Class M-1 Certificates ..........   $     14,555,000   $   10,188,500   $      1,455,500   $   1,455,500   $    1,455,500
Class M-2 Certificates ..........   $     12,831,000   $    8,981,700   $      1,283,100   $   1,283,100   $    1,283,100
Class M-3 Certificates ..........   $      7,660,500   $    5,362,350   $        766,050   $     766,050   $      766,050
Class M-4 Certificates ..........   $      6,894,500   $    4,826,150   $        689,450   $     689,450   $      689,450
Class M-5 Certificates ..........   $      6,703,000   $    4,692,100   $        670,300   $     670,300   $      670,300
Class M-6 Certificates ..........   $      1,972,600   $    8,445,850   $        612,850   $     612,850   $      612,850
Class M-7 Certificates ..........   $     10,092,900   $            0   $        593,700   $     593,700   $      593,700
Class M-8 Certificates ..........   $      4,405,000   $    3,083,500   $        440,500   $     440,500   $      440,500
Class M-9 Certificates ..........   $      2,489,500   $    1,742,650   $        248,950   $     248,950   $      248,950

      The depositor has been advised that the underwriters propose to initially offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page of this prospectus supplement minus a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                                    Selling Concession   Reallowance Discount
                                    ------------------   --------------------
Class 1A Certificates ...........         0.10%                 0.08%
Class 2A Certificates ...........         0.10%                 0.08%
Class 3A-1 Certificates .........         0.14%                 0.09%
Class 3A-2 Certificates .........         0.14%                 0.09%
Class 3A-3 Certificates .........         0.14%                 0.09%
Class 3A-4 Certificates .........         0.14%                 0.09%
Class M-1 Certificates ..........         0.14%                 0.09%
Class M-2 Certificates ..........         0.14%                 0.09%
Class M-3 Certificates ..........         0.14%                 0.09%

Class M-4 Certificates ..........         0.14%                 0.09%
Class M-5 Certificates ..........         0.14%                 0.09%
Class M-6 Certificates ..........         0.14%                 0.09%
Class M-7 Certificates ..........         0.14%                 0.09%
Class M-8 Certificates ..........         0.14%                 0.09%
Class M-9 Certificates ..........         0.14%                 0.09%

      After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

      Each underwriter intends to make a secondary market in each class of Underwritten Certificates purchased by it, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      Until the distribution of the Underwritten Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to the rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

      The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Thacher Proffitt &Wood LLP, New York, New York. Certain legal matters will be passed on for the underwriters by McKee Nelson LLP.

                                     RATINGS

      It is a condition to the issuance of the offered Certificates that they are assigned the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), and by Fitch, Inc. ("Fitch"), collectively, the "rating agencies."

             Class    S&P Rating    Moody's Rating    Fitch Rating
             -----    ----------    --------------    ------------
               A          AAA            Aaa              AAA
              M-1         AA+            Aa1              AA+
              M-2         AA             Aa2               AA
              M-3         AA-            Aa3              AA-
              M-4         A+              A1               A+
              M-5          A              A2               A
              M-6         A-              A3               A-
              M-7        BBB+            Baa1             BBB+
              M-8        BBB             Baa2             BBB
              M-9        BBB-            Baa3             BBB-

      The ratings assigned to mortgage pass-through certificates generally address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. The ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans, nor do they address the likelihood of the payment of any Net WAC Cap Carry Forward Amount.

      The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The ratings of the agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies described above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by any other rating agency. The rating assigned by another rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             INDEX OF DEFINED TERMS

("DBNTC") .............................................................       40
1-year CMT ............................................................       27
1-year LIBOR ..........................................................       27
60+ Day Delinquent Loan ...............................................       74
6-month LIBOR .........................................................       27
Accrued Certificate Interest ..........................................       64
Adjustment Date .......................................................       27
Advance ...............................................................       37
Aggregate Loss Limit ..................................................       62
Applied Realized Loss Amount ..........................................       61
ARMs ..................................................................       78
Assumed Balance .......................................................       64
Available Funds .......................................................       44
Cede ..................................................................       44
Certificate Account ...................................................       44
Class A Certificates ..................................................       43
Class A Principal Distribution Amount .................................       65
Class Certificate Balance .............................................       43
Class M-1 Principal Distribution Amount ...............................       65
Class M-2 Principal Distribution Amount ...............................       65
Class M-3 Principal Distribution Amount ...............................       65
Class M-4 Principal Distribution Amount ...............................       66
Class M-5 Principal Distribution Amount ...............................       66
Class M-6 Principal Distribution Amount ...............................       67
Class M-7 Principal Distribution Amount ...............................       68
Class M-8 Principal Distribution Amount ...............................       68
Class M-9 Principal Distribution Amount ...............................       69
Clearstream ...........................................................       43
Closing Date Mortgage Loans ...........................................       26
Code ..................................................................      111
Collateral Value ......................................................       28
Combined Loan-to-Value Ratio ..........................................       28
Compensating Interest .................................................       37
Conventional Non-Conforming Mortgage Loans ............................       33
CPR ...................................................................       81
Credit Enhancement Percentage .........................................       70
Cumulative Net Loss Trigger Event .....................................       70
DBNTC .................................................................       40
Deductible Amount .....................................................       62
Delayed Delivery Loans ................................................       32
Delayed First Adjustment Date Adjustable Mortgage Loans ...............       78
Deleted Mortgage Loan .................................................       32
Depository ............................................................       43
Determination Date ....................................................       37
Distribution Account ..................................................       44
Downgrade Provisions ..................................................       58
DTC ...................................................................        1
Due-On-Sale ...........................................................       78
Early Termination Date ................................................       58
e-MITS ................................................................       34
ERISA .................................................................      114
Euroclear .............................................................       43
Excess Overcollateralization Amount ...................................       61
Excess Reserve Fund Account ...........................................       60
Exemption .............................................................      114
Expense Adjusted Net Maximum Mortgage Rate ............................       50
Expense Adjusted Net Mortgage Rates ...................................       50
Expense Fee Rate ......................................................       50
Extra Principal Distribution Amount ...................................       70
Fixed Swap Payment ....................................................       55
Floating Swap Payment .................................................       55
funding period ........................................................       29
Global Securities .....................................................        1
Group I Allocation Percentage .........................................       71
Group I Certificates ..................................................       43
Group I Interest Remittance Amount ....................................       71
Group I Maximum Cap ...................................................       48
Group I Net WAC Cap ...................................................       48
Group I Pre-funding Account ...........................................       29
Group I Principal Distribution Amount .................................       71
Group I Senior Principal Distribution Amount ..........................       71
Group II Allocation Percentage ........................................       71
Group II Certificates .................................................       43
Group II Interest Remittance Amount ...................................       71
Group II Maximum Cap ..................................................       49
Group II Net WAC Cap ..................................................       49
Group II Pre-funding Account ..........................................       29
Group II Principal Distribution Amount ................................       71
Group II Senior Principal Distribution Amount .........................       72
Group III Allocation Percentage .......................................       72
Group III Interest Remittance Amount ..................................       72
Group III Maximum Cap .................................................       49
Group III Net WAC Cap .................................................       49
Group III Pre-funding Account .........................................       30
Group III Principal Distribution Amount ...............................       72
Group III Senior Principal Distribution Amount ........................       72
IndyMac Bank ..........................................................       26
Interest Accrual Period ...............................................       72
Interest Coverage Account .............................................       75
Interest Rate Swap Agreement ..........................................       55
interest-only mortgage loans ..........................................       27
IRS ...................................................................      112
LIBOR Determination Date ..............................................       75
Liquidated Mortgage Loan ..............................................       73
Liquidation Proceeds ..................................................       44
Loan Index ............................................................       16
Loan-to-Value Ratio ...................................................       28
Master Servicer .......................................................       36
Maximum Mortgage Rate .................................................       27
Mortgage Loans ........................................................       26
Net Interest Shortfall ................................................       73
Net Swap Payment ......................................................       55
Net WAC Cap Carry Forward Amount ......................................       73
Net WAC Shortfall .....................................................       73

NIMS Insurer ..........................................................        4
NIMS Insurer Default ..................................................       20
Notional Amount .......................................................       55
Notional Principal Contract Regulations ...............................      112
OID Regulations .......................................................      112
One-Month LIBOR .......................................................       75
Optional Termination Date .............................................       76
Original Group I Pre-funded Amount ....................................       29
Original Group II Pre-funded Amount ...................................       29
Original Group III Pre-funded Amount ..................................       30
Original Pre-funded Amounts ...........................................       30
Overcollateralization .................................................       73
Overcollateralization Amount ..........................................       61
Overcollateralization Deficiency ......................................       73
Overcollateralization Target Amount ...................................   61, 73
Pass-Through Margin ...................................................       50
Performance Loans .....................................................       28
Periodic Rate Cap .....................................................       27
Plan ..................................................................      114
Pool Insurer ..........................................................       61
Pool Policy ...........................................................       62
Prepayment Charge Period ..............................................       27
Prepayment Interest Excess ............................................       37
Prepayment Interest Shortfall .........................................       37
Prepayment Penalty Period .............................................       27
Prepayment Period .....................................................       73
Principal Remittance Amount ...........................................   73, 74
Rating Agencies .......................................................      117
Realized Loss .........................................................       74
Record Date ...........................................................       45
Reference Banks .......................................................       75
Refinance Loan ........................................................       28
Relief Act Reduction ..................................................       74
REMIC .................................................................      111
Remittance Period .....................................................       74
Residual Certificates .................................................       43
scheduled payments ....................................................       27
Securities Act ........................................................      114
Stated Principal Balance ..............................................       74
Statistical Calculation Mortgage Loans ................................       26
Stepdown Date .........................................................       74
Subordinated Certificates .............................................       43
Subordinated Maximum Cap ..............................................       50
Subordinated Net WAC Cap ..............................................       50
Sub-Prime Mortgage Loans ..............................................       33
Subsequent Mortgage Loans .............................................       29
Subsequent Recoveries .................................................       74
subsequent transfer dates .............................................       29
subsequent transfer instruments .......................................       29
Substitution Adjustment Amount ........................................       32
Supplemental Interest Trust ...........................................       55
Supplemental Interest Trust Administrator .............................       60
Supplemental Interest Trust Trustee ...................................       60
Swap Default ..........................................................       57
Swap Early Termination ................................................       58
Swap Provider .........................................................       55
Swap Provider Trigger Event ...........................................       58
Swap Termination Payment ..............................................       58
Telerate Page 3750 ....................................................       75
Termination Event .....................................................       57
Total Monthly Excess Spread ...........................................       74
Trigger Event .........................................................       74
underwriters ..........................................................      116
Underwritten Certificates .............................................      116
Unpaid Interest Amounts ...............................................       75
Unpaid Realized Loss Amount ...........................................       75

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2006-C (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

                                   Annex I-1

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream,

                                    Annex I-2

Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

      Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                                   Annex I-3

      The term "U.S. Person" means:

      (1) a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia,

      (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   Annex I-4

                                                                        ANNEX II

                   STATISTICAL CALCULATION MORTGAGE LOANS(1)

                        CURRENT STATED PRINCIPAL BALANCE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                     Number of                           Percentage of Aggregate
           Range of                 Statistical                            Principal Balance of
        Current Stated              Calculation    Aggregate Principal   Statistical Calculation
     Principal Balance ($)        Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
       0.01 -  50,000.00 ......          366          $  12,745,206                1.79%
  50,000.01 - 100,000.00 ......          755             58,098,744                8.18
 100,000.01 - 150,000.00 ......          799             99,526,381               14.01
 150,000.01 - 200,000.00 ......          629            110,768,896               15.59
 200,000.01 - 250,000.00 ......          463            104,282,307               14.68
 250,000.01 - 300,000.00 ......          350             96,017,419               13.52
 300,000.01 - 350,000.00 ......          216             69,952,841                9.85
 350,000.01 - 400,000.00 ......          186             70,039,350                9.86
 400,000.01 - 450,000.00 ......           78             33,469,702                4.71
 450,000.01 - 500,000.00 ......           61             29,469,289                4.15
 500,000.01 - 550,000.00 ......           11              5,759,343                0.81
 550,000.01 - 600,000.00 ......           12              6,861,116                0.97
 600,000.01 - 650,000.00 ......            7              4,466,000                0.63
 650,000.01 - 700,000.00 ......            1                670,500                0.09
 700,000.01 - 750,000.00 ......            6              4,372,258                0.62
 800,000.01 - 850,000.00 ......            1                824,000                0.12
 950,000.01 - 1,000,000.00 ....            3              2,998,522                0.42
                                       -----          -------------              ------
   Total ......................        3,944          $ 710,321,873              100.00%
                                       =====          =============              ======

As of May 1, 2006 the average current principal balance of the Statistical Calculation Mortgage Loans was approximately $180,102.

----------
(1) The values in all tables in this Annex II are calculated as of May 1, 2006.

                                   Annex II-1

                                  MORTGAGE RATE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                     Number of                           Percentage of Aggregate
                                    Statistical                           Principal Balance of
                                    Calculation    Aggregate Principal   Statistical Calculation
Current Gross Mortgage Rate (%)   Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
 4.001 -  4.500 ...............            2          $     596,720                0.08%
 4.501 -  5.000 ...............            3              1,337,500                0.19
 5.001 -  5.500 ...............           12              3,837,073                0.54
 5.501 -  6.000 ...............           35              9,957,214                1.40
 6.001 -  6.500 ...............          123             32,733,256                4.61
 6.501 -  7.000 ...............          253             67,218,037                9.46
 7.001 -  7.500 ...............          314             72,052,343               10.14
 7.501 -  8.000 ...............          498            106,537,728               15.00
 8.001 -  8.500 ...............          426             90,618,559               12.76
 8.501 -  9.000 ...............          526             91,848,014               12.93
 9.001 -  9.500 ...............          490             77,320,426               10.89
 9.501 - 10.000 ...............          474             66,996,060                9.43
10.001 - 10.500 ...............          289             31,946,424                4.50
10.501 - 11.000 ...............          183             22,870,430                3.22
11.001 - 11.500 ...............          109             12,322,499                1.73
11.501 - 12.000 ...............          110             11,970,124                1.69
12.001 - 12.500 ...............           60              7,430,350                1.05
12.501 - 13.000 ...............           18              1,341,233                0.19
13.001 - 13.500 ...............           10              1,034,319                0.15
13.501 - 14.000 ...............            7                293,966                0.04
14.001 - 14.500 ...............            2                 59,600                0.01
                                       -----          -------------              ------
   Total ......................        3,944          $ 710,321,873              100.00%
                                       =====          =============              ======

As of May 1, 2006, the weighted average mortgage rate of the Statistical Calculation Mortgage Loans was approximately 8.508%.

                                   Annex II-2

                                   FICO SCORE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                     Number of                           Percentage of Aggregate
                                    Statistical                            Principal Balance of
                                    Calculation    Aggregate Principal   Statistical Calculation
           FICO Score             Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
500 and below .................           27          $   4,137,688                 0.58%
501 - 520 .....................          212             32,618,279                 4.59
521 - 540 .....................          307             51,712,064                 7.28
541 - 560 .....................          366             61,731,961                 8.69
561 - 580 .....................          369             66,504,113                 9.36
581 - 600 .....................          420             78,186,433                11.01
601 - 620 .....................          655            120,758,176                17.00
621 - 640 .....................          411             82,727,510                11.65
641 - 660 .....................          313             62,884,002                 8.85
661 - 680 .....................          239             49,172,654                 6.92
681 - 700 .....................          226             31,933,253                 4.50
701 - 720 .....................          172             24,557,067                 3.46
721 - 740 .....................          124             19,776,292                 2.78
741 - 760 .....................           64             11,659,904                 1.64
761 - 780 .....................           24              6,696,648                 0.94
781 - 800 .....................           12              4,109,661                 0.58
801 - 820 .....................            3              1,156,165                 0.16
                                       -----          -------------               ------
   Total ......................        3,944          $ 710,321,873               100.00%
                                       =====          =============               ======

As of May 1, 2006, the non-zero weighted average FICO score of the Statistical Calculation Mortgage Loans was approximately 614.

                                CREDIT LEVELS(1)
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                    Number of                            Percentage of Aggregate
                                   Statistical                             Principal Balance of
                                   Calculation     Aggregate Principal   Statistical Calculation
          Credit Level            Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
0 .............................          358          $   34,900,816               4.91%
1++ ...........................        2,414             471,423,191              66.37
1+ ............................          389              72,978,042              10.27
1 .............................          228              45,288,121               6.38
2 .............................          162              27,670,585               3.90
3 .............................          154              23,425,334               3.30
4 .............................          239              34,635,784               4.88
                                       -----          --------------             ------
   Total ......................        3,944          $  710,321,873             100.00%
                                       =====          ==============             ======

(1) Credit Levels are assigned as described under the heading "--Underwriting Standards."

                                   Annex II-3

                                   LIEN STATUS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
           Lien Status             Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
First Lien.....................         3,601            $   692,259,125                97.46%
Second Lien....................           343                 18,062,748                 2.54
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
            Original                 Calculation       Aggregate Principal     Statistical Calculation
    Loan-to-value Ratios (%)       Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
50.00 and below................           189            $    26,804,269                 3.77%
50.01 -  55.00.................            81                 14,689,879                 2.07
55.01 -  60.00.................           120                 22,464,589                 3.16
60.01 -  65.00.................           177                 36,286,106                 5.11
65.01 -  70.00.................           333                 56,847,320                 8.00
70.01 -  75.00.................           261                 49,440,475                 6.96
75.01 -  80.00.................         1,180                255,932,004                36.03
80.01 -  85.00.................           350                 62,756,892                 8.83
85.01 -  90.00.................           719                108,562,313                15.28
90.01 -  95.00.................           222                 35,926,123                 5.06
95.01 - 100.00.................           312                 40,611,903                 5.72
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

As of May 1, 2006, the weighted average original loan-to-value ratio of the Statistical Calculation Mortgage Loans was approximately 78.73%.

                          TYPE OF DOCUMENTATION PROGRAM
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
             Type of                 Calculation       Aggregate Principal     Statistical Calculation
      Documentation Program        Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
Full...........................         2,049            $   346,254,258                48.75%
Limited Income & Asset.........            69                 16,186,423                 2.28
Stated Doc.....................         1,793                340,695,692                47.96
No Ratio.......................             7                  2,056,565                 0.29
No Income No Asset.............            17                  3,388,948                 0.48
No Doc.........................             9                  1,739,987                 0.24
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

                                   Annex II-4

                                  LOAN PURPOSE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
          Loan Purpose             Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
Purchase.......................         1,478            $   269,613,175                37.96%
Refinance-Rate Term............           245                 35,370,835                 4.98
Cashout........................         2,221                405,337,864                57.06
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

                                OCCUPANCY TYPE(1)
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
         Occupancy Type            Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
Owner Occupied.................         3,604            $   660,202,157                92.94%
Second Home....................            37                  8,679,004                 1.22
Investor Occupied..............           303                 41,440,712                 5.83
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

(1) Based on representations of the related mortgagors at the time of origination.

                                  PROPERTY TYPE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
          Property Type            Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
Single Family Residence........         2,796            $   486,449,487                68.48%
PUD............................           522                108,052,628                15.21
2 Unit.........................           207                 44,460,560                 6.26
Condo Unit.....................           238                 39,934,314                 5.62
Townhouse......................           106                 12,639,408                 1.78
3 Unit.........................            31                  9,573,449                 1.35
4 Unit.........................            17                  5,132,948                 0.72
High Rise Condo................            27                  4,079,079                 0.57
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

                                   Annex II-5

                             GEOGRAPHIC DISTRIBUTION
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
     Geographic Distribution       Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
California.....................           459            $   115,301,087                16.23%
Florida........................           507                 94,789,101                13.34
New York.......................           252                 69,384,869                 9.77
New Jersey.....................           245                 53,398,141                 7.52
Maryland.......................           209                 43,417,306                 6.11
Georgia........................           209                 31,696,296                 4.46
Illinois.......................           174                 31,307,106                 4.41
Virginia.......................           158                 30,077,267                 4.23
Texas..........................           260                 29,047,185                 4.09
Massachusetts..................           110                 26,335,028                 3.71
Other..........................         1,361                185,568,486                26.12
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

                                    ZIP CODE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                     Number of                                        Aggregate
                                    Statistical                                  Principal Balance of
                                    Calculation        Aggregate Principal     Statistical Calculation
            Zip Code               Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
20735..........................             9            $     2,462,363                 0.35%
11434..........................             7                  2,321,300                 0.33
11717..........................             7                  2,093,583                 0.29
92223..........................             5                  1,703,848                 0.24
11413..........................             5                  1,681,744                 0.24
11706..........................             6                  1,632,986                 0.23
33186..........................             7                  1,599,842                 0.23
92345..........................             8                  1,543,785                 0.22
85270..........................             5                  1,525,980                 0.21
33142..........................             8                  1,470,176                 0.21
Other..........................         3,877                692,286,266                97.46
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

                           REMAINING TERM TO MATURITY
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
Remaining Term to Maturity           Calculation       Aggregate Principal     Statistical Calculation
         (months)                  Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
180 and below..................           277            $    15,000,084                 2.11%
181 - 240......................             6                    451,930                 0.06
241 - 360......................         3,661                694,869,859                97.82
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

As of May 1, 2006, the weighted average remaining term to maturity of the Statistical Calculation Mortgage Loans was approximately 355 months.

                                   Annex II-6

                                  PRODUCT TYPE
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                         Percentage of
                                           Number of                                       Aggregate
                                          Statistical                                 Principal Balance of
                                          Calculation       Aggregate Principal     Statistical Calculation
          Product Type                  Mortgage Loans      Balance Outstanding          Mortgage Loans
------------------------------------    --------------      -------------------     -----------------------
10 Year Fixed.......................             1            $       115,101                 0.02%
15 Year Fixed.......................            51                  4,023,323                 0.57
15 Year Fixed-60 Month IO...........             1                    238,000                 0.03
20 Year Fixed.......................             6                    451,930                 0.06
30 Year Fixed.......................           509                 80,798,003                11.37
30 Year Fixed-120 Month IO..........           192                 25,564,814                 3.60
Fixed-30/10 Balloon.................             1                    169,000                 0.02
Fixed-30/15 Balloon.................           224                 10,623,660                 1.50
Fixed-40/30 Balloon.................            53                  9,901,993                 1.39
2/6 Month LIBOR.....................         1,789                305,847,854                43.06
2/6 Month LIBOR-24 Month IO.........            18                  5,240,502                 0.74
2/6 Month LIBOR-60 Month IO.........             1                    144,000                 0.02
2/6 Month LIBOR-120 Month IO........           395                110,276,600                15.52
2/6 Month LIBOR-40/30 Balloon.......           319                 73,872,683                10.40
3/6 Month LIBOR.....................            36                  5,365,979                 0.76
3/6 Month LIBOR-120 Month IO........            21                  5,454,801                 0.77
3/6 Month LIBOR-40/30 Balloon.......             2                    586,200                 0.08
3/1 ARM 1 Year LIBOR................           116                 18,654,558                 2.63
3/1 ARM 1 Year Libor-120 Month IO...            20                  5,392,796                 0.76
3/1 ARM 1 Year LIBOR-40/30 Balloon..            19                  4,577,980                 0.64
3/1 ARM 1 Year CMT..................             1                    142,334                 0.02
3/1 ARM 1 Year CMT-40/30 Balloon....             1                    264,724                 0.04
5/6 Month LIBOR ....................             4                    657,341                 0.09
5/6 Month LIBOR-120 Month IO........            21                  5,562,253                 0.78
5/1 ARM 1 Year LIBOR................            43                  9,534,824                 1.34
5/1 ARM 1 Year LIBOR-60 Month IO....             1                    127,415                 0.02
5/1 ARM 1 Year LIBOR-120 Month IO...            91                 25,205,167                 3.55
5/1 ARM 1 Year LIBOR-40/30 Balloon..             8                  1,528,037                 0.22
                                             -----            ---------------               ------

   Total............................         3,944            $   710,321,873               100.00%
                                             =====            ===============               ======

                                   Annex II-7

                         ORIGINAL PREPAYMENT CHARGE TERM
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
   Original Prepayment Charge        Calculation       Aggregate Principal     Statistical Calculation
          Term (months)            Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
0..............................         1,472            $   275,043,385                38.72%
12.............................           183                 40,518,478                 5.70
24.............................         1,344                244,225,622                34.38
36.............................           943                149,890,785                21.10
60.............................             2                    643,603                 0.09
                                        -----            ---------------               ------
   Total.......................         3,944            $   710,321,873               100.00%
                                        =====            ===============               ======

             INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
Initial Periodic Rate Cap (%)      Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
1.001 - 1.500..................            38            $     5,946,665                 1.03%
1.501 - 2.000..................           172                 33,457,972                 5.78
2.001 - 2.500..................             1                    123,437                 0.02
2.501 - 3.000..................         2,520                493,801,073                85.37
3.501 - 4.000..................             4                    863,864                 0.15
4.001 - 4.500..................             1                    372,000                 0.06
4.501 - 5.000..................           169                 43,135,037                 7.46
6.001 - 6.500..................             1                    736,000                 0.13
                                        -----            ---------------               ------
   Total.......................         2,906            $   578,436,048               100.00%
                                        =====            ===============               ======

            SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
Subsequent Periodic Rate Cap (%)   Mortgage Loans      Balance Outstanding          Mortgage Loans
--------------------------------   --------------      -------------------     -----------------------
0.501 - 1.000...................        2,549            $   501,517,829                86.70%
1.001 - 1.500...................           47                  8,501,512                 1.47
1.501 - 2.000...................          305                 67,429,406                11.66
2.501 - 3.000...................            5                    987,301                 0.17
                                        -----            ---------------               ------
   Total........................        2,906            $   578,436,048               100.00%
                                        =====            ===============               ======

                                   Annex II-8

                    GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
      Gross Margin (%)             Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
4.000 and below................           235            $    65,834,585                11.38%
4.001 - 4.500..................           116                 27,527,515                 4.76
4.501 - 5.000..................           392                102,813,822                17.77
5.001 - 5.500..................           884                162,120,631                28.03
5.501 - 6.000..................           595                120,222,538                20.78
6.001 - 6.500..................           250                 33,191,078                 5.74
6.501 - 7.000..................           201                 38,170,363                 6.60
7.001 - 7.500..................           197                 23,200,841                 4.01
7.501 - 8.000..................            19                  2,207,179                 0.38
8.001 - 8.500..................            15                  2,933,679                 0.51
8.501 - 9.000..................             2                    213,815                 0.04
                                        -----            ---------------               ------
   Total.......................         2,906            $   578,436,048               100.00%
                                        =====            ===============               ======

As of May 1, 2006, the weighted average gross margin of the Statistical Calculation Mortgage Loans was approximately 5.361%.

               MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
   Maximum Mortgage Rate (%)       Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
 8.001 -  8.500................             1            $       123,437                 0.02%
 8.501 -  9.000................             1                    280,000                 0.05
 9.001 -  9.500................             1                    121,600                 0.02
10.001 - 10.500................             3                    972,720                 0.17
10.501 - 11.000................             7                  2,466,100                 0.43
11.001 - 11.500................            26                  8,309,963                 1.44
11.501 - 12.000................            47                 14,794,490                 2.56
12.001 - 12.500................            89                 24,554,407                 4.24
12.501 - 13.000................           151                 41,311,939                 7.14
13.001 - 13.500................           210                 52,203,099                 9.02
13.501 - 14.000................           373                 84,694,716                14.64
14.001 - 14.500................           348                 76,470,564                13.22
14.501 - 15.000................           422                 78,879,487                13.64
15.001 - 15.500................           364                 66,038,156                11.42
15.501 - 16.000................           342                 54,097,097                 9.35
16.001 - 16.500................           202                 27,181,927                 4.70
16.501 - 17.000................           120                 18,952,022                 3.28
17.001 - 17.500................            71                  9,946,271                 1.72
17.501 - 18.000................            68                  8,961,696                 1.55
18.001 - 18.500................            40                  6,052,626                 1.05
18.501 - 19.000................            11                  1,075,415                 0.19
19.001 - 19.500................             9                    948,319                 0.16
                                        -----            ---------------               ------
   Total.......................         2,906            $   578,436,048               100.00%
                                        =====            ===============               ======

As of May 1, 2006, the weighted average Maximum Mortgage Rate of the Statistical Calculation Mortgage Loans was approximately 14.497%.

                                   Annex II-9

               MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                                    Percentage of
                                      Number of                                       Aggregate
                                     Statistical                                 Principal Balance of
                                     Calculation       Aggregate Principal     Statistical Calculation
  Minimum Mortgage Rate (%)        Mortgage Loans      Balance Outstanding          Mortgage Loans
-------------------------------    --------------      -------------------     -----------------------
4.000 and below................           235            $    65,834,585                11.38%
4.001 - 4.500..................           116                 27,527,515                 4.76
4.501 - 5.000..................           392                102,813,822                17.77
5.001 - 5.500..................           884                162,120,631                28.03
5.501 - 6.000..................           595                120,222,538                20.78
6.001 - 6.500..................           250                 33,191,078                 5.74
6.501 - 7.000..................           201                 38,170,363                 6.60
7.001 - 7.500..................           197                 23,200,841                 4.01
7.501 - 8.000..................            19                  2,207,179                 0.38
8.001 - 8.500..................            15                  2,933,679                 0.51
8.501 - 9.000..................             2                    213,815                 0.04
                                        -----            ---------------               ------
   Total.......................         2,906            $   578,436,048               100.00%
                                        =====            ===============               ======

As of May 1, 2006, the weighted average minimum mortgage rate of the Statistical Calculation Mortgage Loans was approximately 5.361%.

                                   Annex II-10

             NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS

                  (ALL STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                              Percentage of
                                     Number of                             Aggregate Principal
                                    Statistical                                 Balance of
                                    Calculation    Aggregate Principal   Statistical Calculation
   Next Rate Adjustment Date      Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
March 2006 ....................            1         $       104,701               0.02%
May 2006 ......................           60              10,220,936               1.77
June 2006 .....................            4                 504,302               0.09
July 2006 .....................            1                 176,636               0.03
August 2006 ...................            5                 825,501               0.14
September 2006 ................           10               1,423,404               0.25
October 2006 ..................           25               3,478,571               0.60
November 2006 .................            9                 906,738               0.16
January 2007 ..................            2                 242,173               0.04
February 2007 .................            1                  81,682               0.01
March 2007 ....................            2                 259,111               0.04
April 2007 ....................            2                 333,890               0.06
May 2007 ......................            3                 465,836               0.08
June 2007 .....................            2                 675,500               0.12
July 2007 .....................            3                 428,476               0.07
August 2007 ...................           20               5,469,460               0.95
September 2007 ................           13               3,245,550               0.56
November 2007 .................            4               1,071,313               0.19
December 2007 .................           11               2,779,761               0.48
January 2008 ..................           10               1,937,954               0.34
February 2008 .................           32               9,839,298               1.70
March 2008 ....................          110              25,850,898               4.47
April 2008 ....................          703             138,621,033              23.96
May 2008 ......................          727             137,055,045              23.69
June 2008 .....................          258              48,410,914               8.37
July 2008 .....................          508             102,014,808              17.64
September 2008 ................            1                 670,500               0.12
November 2008 .................            3                 520,272               0.09
December 2008 .................            1                 330,621               0.06
January 2009 ..................           33               5,476,737               0.95
February 2009 .................            6                 956,983               0.17
March 2009 ....................           14               2,904,207               0.50
April 2009 ....................           66              11,479,866               1.98
May 2009 ......................           35               7,480,640               1.29
June 2009 .....................           11               1,836,575               0.32
July 2009 .....................           42               7,741,121               1.34
August 2010 ...................            1                 117,854               0.02
October 2010 ..................            2                 467,445               0.08
November 2010 .................            2                 599,000               0.10
February 2011 .................           16               3,801,497               0.66
March 2011 ....................           32               8,955,417               1.55
April 2011 ....................           62              15,840,970               2.74
May 2011 ......................           30               7,020,356               1.21
June 2011 .....................           12               2,775,900               0.48
July 2011 .....................           11               3,036,600               0.52
                                       -----         ---------------             ------
   Total ......................        2,906         $   578,436,048             100.00%
                                       =====         ===============             ======

As of May 1, 2006, the weighted average number of months to the next adjustment date for the Statistical Calculation Mortgage Loans was approximately 26 months.

                                   Annex II-11

                GROUP I STATISTICAL CALCULATION MORTGAGE LOANS(1)

                        CURRENT STATED PRINCIPAL BALANCE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                              Percentage of
                                    Number of                              Aggregate Principal
            Range of               Statistical                                  Balance of
         Current Stated            Calculation     Aggregate Principal   Statistical Calculation
     Principal Balance ($)        Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
      0.01 -  50,000.00 .......           64         $     2,443,621               1.36%
 50,000.01 - 100,000.00 .......          231              18,057,653              10.03
100,000.01 - 150,000.00 .......          253              31,409,330              17.45
150,000.01 - 200,000.00 .......          181              32,123,526              17.85
200,000.01 - 250,000.00 .......          125              28,208,800              15.67
250,000.01 - 300,000.00 .......          102              27,928,315              15.52
300,000.01 - 350,000.00 .......           65              21,080,400              11.71
350,000.01 - 400,000.00 .......           41              15,499,252               8.61
400,000.01 - 450,000.00 .......            4               1,667,154               0.93
450,000.01 - 500,000.00 .......            2                 939,000               0.52
600,000.01 - 650,000.00 .......            1                 640,000               0.36
                                       -----         ---------------             ------
   Total ......................        1,069         $   179,997,052             100.00%
                                       =====         ===============             ======

As of May 1, 2006 the average current principal balance of the Group I Statistical Calculation Mortgage Loans was approximately $168,379.

----------
(1) The values in all tables in this Annex II are calculated as of May 1, 2006.

                                   Annex II-12

                                  MORTGAGE RATE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                              Percentage of
                                    Number of                              Aggregate Principal
                                   Statistical                                 Balance of
                                   Calculation     Aggregate Principal   Statistical Calculation
Current Gross Mortgage Rate (%)   Mortgage Loans   Balance Outstanding         Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
 5.001 -  5.500 ...............            3         $       738,981               0.41%
 5.501 -  6.000 ...............            8               1,612,130               0.90
 6.001 -  6.500 ...............           28               6,073,095               3.37
 6.501 -  7.000 ...............           44               9,490,452               5.27
 7.001 -  7.500 ...............           70              14,594,891               8.11
 7.501 -  8.000 ...............          138              26,346,754              14.64
 8.001 -  8.500 ...............          106              21,810,830              12.12
 8.501 -  9.000 ...............          142              24,236,590              13.46
 9.001 -  9.500 ...............          138              21,317,406              11.84
 9.501 - 10.000 ...............          150              22,415,357              12.45
10.001 - 10.500 ...............           79              10,471,925               5.82
10.501 - 11.000 ...............           52               7,515,276               4.18
11.001 - 11.500 ...............           36               4,055,165               2.25
11.501 - 12.000 ...............           45               5,599,235               3.11
12.001 - 12.500 ...............           19               2,764,948               1.54
12.501 - 13.000 ...............            8                 727,417               0.40
13.001 - 13.500 ...............            3                 226,600               0.13
                                       -----         ---------------             ------
   Total ......................        1,069         $   179,997,052             100.00%
                                       =====         ===============             ======

As of May 1, 2006, the weighted average mortgage rate of the Group I Statistical Calculation Mortgage Loans was approximately 8.845%.

                                   Annex II-13

                                   FICO SCORE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                             Percentage of
                                     Number of                             Aggregate Principal
                                    Statistical                                Balance of
                                    Calculation    Aggregate Principal   Statistical Calculation
          FICO Score              Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
500 and below .................            7         $     1,036,324               0.58%
501 - 520 .....................           85              13,392,244               7.44
521 - 540 .....................          119              17,874,615               9.93
541 - 560 .....................          118              17,667,124               9.82
561 - 580 .....................          115              20,372,407              11.32
581 - 600 .....................          129              22,607,601              12.56
601 - 620 .....................          177              27,460,731              15.26
621 - 640 .....................          120              23,120,792              12.85
641 - 660 .....................           80              14,887,459               8.27
661 - 680 .....................           61              10,929,004               6.07
681 - 700 .....................           23               3,671,947               2.04
701 - 720 .....................           12               2,332,002               1.30
721 - 740 .....................           13               2,574,648               1.43
741 - 760 .....................            5                 892,582               0.50
761 - 780 .....................            2                 393,600               0.22
781 - 800 .....................            2                 385,407               0.21
801 - 820 .....................            1                 398,565               0.22
                                       -----         ---------------             ------
   Total ......................        1,069         $   179,997,052             100.00%
                                       =====         ===============             ======

As of May 1, 2006, the non-zero weighted average FICO score of the Group I Statistical Calculation Mortgage Loans was approximately 598.

                                CREDIT LEVELS(1)
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                     Number of                           Percentage of Aggregate
                                    Statistical                            Principal Balance of
                                    Calculation    Aggregate Principal   Statistical Calculation
         Credit Level             Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------   --------------   -------------------   -----------------------
1 .............................           73         $    14,616,943               8.12%
1+ ............................          111              19,161,442              10.65
1++ ...........................          638             108,509,620              60.28
2 .............................           54               8,758,209               4.87
3 .............................           55               7,920,721               4.40
4 .............................           95              13,010,526               7.23
N/A ...........................           43               8,019,590               4.46
                                       -----         ---------------             ------
   Total ......................        1,069         $   179,997,052             100.00%
                                       =====         ===============             ======

(1) Credit Levels are assigned as described under the heading "--Underwriting Standards."

                                   Annex II-14

                                   LIEN STATUS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                                                       Percentage of
                              Number of                             Aggregate Principal
                             Statistical                                 Balance of
                             Calculation    Aggregate Principal   Statistical Calculation
       Lien Status         Mortgage Loans   Balance Outstanding        Mortgage Loans
------------------------   --------------   -------------------   -----------------------
First Lien .............        1,069          $ 179,997,052               100.00%
                                -----          -------------               ------
   Total ...............        1,069          $ 179,997,052               100.00%
                                =====          =============               ======

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                              Number of                           Percentage of Aggregate
                             Statistical                            Principal Balance of
        Original             Calculation    Aggregate Principal   Statistical Calculation
Loan-to-value Ratios (%)   Mortgage Loans   Balance Outstanding        Mortgage Loans
------------------------   --------------   -------------------   -----------------------
50.00 and below ........           67          $   7,965,458                 4.43%
50.01 - 55.00 ..........           29              4,546,414                 2.53
55.01 - 60.00 ..........           46              7,911,527                 4.40
60.01 - 65.00 ..........           63             12,252,965                 6.81
65.01 - 70.00 ..........          103             16,751,509                 9.31
70.01 - 75.00 ..........           75             12,919,869                 7.18
75.01 - 80.00 ..........          264             45,638,382                25.36
80.01 - 85.00 ..........          126             22,211,279                12.34
85.01 - 90.00 ..........          179             32,270,079                17.93
90.01 - 95.00 ..........           59             10,174,133                 5.65
95.01 - 100.00 .........           58              7,355,436                 4.09
                                -----          -------------               ------
   Total ...............        1,069          $ 179,997,052               100.00%
                                =====          =============               ======

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

As of May 1, 2006, the weighted average original loan-to-value ratio of the Group I Statistical Calculation Mortgage Loans was approximately 77.73%.

                          TYPE OF DOCUMENTATION PROGRAM
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                              Number of                           Percentage of Aggregate
                             Statistical                            Principal Balance of
        Type of              Calculation    Aggregate Principal   Statistical Calculation
  Documentation Program    Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------  --------------   -------------------   -----------------------
Full ....................         610          $  93,298,779                51.83%
Stated ..................         416             78,466,952                43.59
Limited Documentation ...          25              4,733,098                 2.63
No Income No Assets .....           9              1,835,526                 1.02
No Document .............           7                862,032                 0.48
No Ratio ................           2                800,666                 0.44
                                -----          -------------               ------
   Total ................       1,069          $ 179,997,052               100.00%
                                =====          =============               ======

                                   Annex II-15

                                  LOAN PURPOSE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                Number of                           Percentage of Aggregate
                               Statistical                            Principal Balance of
                               Calculation    Aggregate Principal   Statistical Calculation
       Loan Purpose          Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------   --------------   -------------------   -----------------------
Cashout ..................         744           $ 135,898,178                75.50%
Purchase .................         247              31,937,317                17.74
Refinance-Rate Term ......          78              12,161,557                 6.76
                                 -----           -------------               ------
   Total .................       1,069           $ 179,997,052               100.00%
                                 =====           =============               ======

                                OCCUPANCY TYPE(1)
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                Number of                           Percentage of Aggregate
                               Statistical                            Principal Balance of
                               Calculation    Aggregate Principal   Statistical Calculation
      Occupancy Type         Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------   --------------   -------------------   -----------------------
Owner Occupied ...........         937           $ 161,780,505                89.88%
Non-Owner ................         123              16,749,490                 9.31
2nd Home .................           9               1,467,057                 0.82
                                 -----           -------------               ------
   Total .................       1,069           $ 179,997,052               100.00%
                                 =====           =============               ======

(1) Based on representations of the related mortgagors at the time of origination.

                                  PROPERTY TYPE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                Number of                           Percentage of Aggregate
                               Statistical                            Principal Balance of
                               Calculation    Aggregate Principal   Statistical Calculation
      Property Type          Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------   --------------   -------------------   -----------------------
Single Family Residence ..         813           $ 133,870,876                74.37%
PUD ......................          98              19,225,740                10.68
2 Unit ...................          51               9,775,381                 5.43
Condo Unit ...............          57               9,097,454                 5.05
Townhouse ................          35               3,959,358                 2.20
4 Unit ...................           5               1,451,328                 0.81
3 Unit ...................           5               1,428,350                 0.79
High Rise Condo ..........           5               1,188,565                 0.66
                                 -----           -------------               ------
   Total .................       1,069           $ 179,997,052               100.00%
                                 =====           =============               ======

                                   Annex II-16

                             GEOGRAPHIC DISTRIBUTION
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
 Geographic Distribution    Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
Florida .................         128           $  21,603,970                12.00%
California ..............          84              21,488,249                11.94
New York ................          59              15,849,879                 8.81
Maryland ................          70              15,224,210                 8.46
New Jersey ..............          55              11,919,887                 6.62
Illinois ................          47               9,616,392                 5.34
Virginia ................          49               8,549,664                 4.75
Michigan ................          72               7,743,044                 4.30
Texas ...................          77               7,696,652                 4.28
Georgia .................          49               7,187,921                 3.99
Other ...................         379              53,117,184                29.51
                                -----           -------------               ------
   Total ................       1,069           $ 179,997,052               100.00%
                                =====           =============               ======

                                    ZIP CODE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
         Zip Code           Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
11717 ...................           3           $     894,433                 0.50%
20735 ...................           3                 848,400                 0.47
77120 ...................           3                 816,899                 0.45
60056 ...................           2                 692,885                 0.38
78820 ...................           3                 688,250                 0.38
33068 ...................           5                 670,395                 0.37
90247 ...................           1                 640,000                 0.36
33647 ...................           2                 610,300                 0.34
11706 ...................           2                 593,650                 0.33
11726 ...................           2                 583,737                 0.32
Other ...................       1,043             172,958,104                96.09
                                -----           -------------               ------
   Total ................       1,069           $ 179,997,052               100.00%
                                =====           =============               ======


                           REMAINING TERM TO MATURITY
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                Number of                           Percentage of Aggregate
                               Statistical                            Principal Balance of
Remaining Term to Maturity     Calculation    Aggregate Principal   Statistical Calculation
         (months)             Mortgage Loans  Balance Outstanding        Mortgage Loans
--------------------------   --------------   -------------------   -----------------------
180 and below ............          19           $   1,498,884                 0.83%
181 - 240 ................           1                  66,907                 0.04
241 - 360 ................       1,049             178,431,260                99.13
                                 -----           -------------               ------
   Total .................       1,069           $ 179,997,052               100.00%
                                 =====           =============               ======

As of May 1, 2006, the weighted average remaining term to maturity of the Group I Statistical Calculation Mortgage Loans was approximately 358 months.

                                   Annex II-17

                                  PRODUCT TYPE
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                           Number of                           Percentage of Aggregate
                                          Statistical                            Principal Balance of
                                          Calculation    Aggregate Principal   Statistical Calculation
             Product Type               Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------------   --------------   -------------------   -----------------------
15 Year Fixed .......................            18          $   1,260,884                 0.70%
15 Year Fixed-60 Month IO ...........             1                238,000                 0.13
20 Year Fixed .......................             1                 66,907                 0.04
2/6 Month LIBOR .....................           558             89,634,062                49.80
2/6 Month LIBOR-120 Month IO ........            61             13,053,860                 7.25
2/6 Month LIBOR-24 Month IO .........             2                207,600                 0.12
2/6 Month LIBOR-40/30 Balloon .......            87             17,831,158                 9.91
2/6 Month LIBOR-60 Month IO .........             1                144,000                 0.08
30 Year Fixed .......................           153             21,694,970                12.05
30 Year Fixed-120 Month IO ..........            55             11,893,817                 6.61
3/1 Arm 1 Year CMT ..................             1                142,334                 0.08
3/1 Arm 1 Year LIBOR ................            52              8,203,219                 4.56
3/1 Arm 1 Year LIBOR-120 Month IO ...             4                710,546                 0.39
3/1 Arm 1 Year Libor-40/30 Balloon ..             2                515,450                 0.29
3/6 Month LIBOR .....................            15              2,177,518                 1.21
3/6 Month LIBOR-120 Month IO ........             7              1,382,276                 0.77
3/6 Month LIBOR-40/30 Balloon .......             2                586,200                 0.33
5/1 Arm 1 Year LIBOR ................            14              3,166,622                 1.76
5/1 Arm 1 Year LIBOR-120 Month IO ...             9              1,916,134                 1.06
5/1 Arm 1 Year LIBOR-40/30 Balloon ..             3                547,663                 0.30
5/6 Month LIBOR .....................             2                272,306                 0.15
5/6 Month LIBOR-120 Month IO ........             5              1,072,576                 0.60
Fixed-40/30 Balloon .................            16              3,278,949                 1.82
                                              -----          -------------               ------
   Total ............................         1,069          $ 179,997,052               100.00%
                                              =====          =============               ======

                                   Annex II-18

                         ORIGINAL PREPAYMENT CHARGE TERM
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                Number of                           Percentage of Aggregate
                               Statistical                            Principal Balance of
Original Prepayment Charge     Calculation    Aggregate Principal   Statistical Calculation
       Term (months)         Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------   --------------   -------------------   -----------------------
0 ........................         373           $  72,134,146                40.08%
12 .......................          50              10,362,627                 5.76
24 .......................         386              57,811,342                32.12
36 .......................         260              39,688,937                22.05
                                 -----           -------------               ------
   Total .................       1,069           $ 179,997,052               100.00%
                                 =====           =============               ======

             INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                   Number of                           Percentage of Aggregate
                                  Statistical                            Principal Balance of
                                  Calculation    Aggregate Principal   Statistical Calculation
Initial Periodic Rate Cap (%)   Mortgage Loans   Balance Outstanding        Mortgage Loans
-----------------------------   --------------   -------------------   -----------------------
1.001 - 1.500 ...............         19            $   3,136,613                 2.22%
1.501 - 2.000 ...............         60                9,951,160                 7.03
2.501 - 3.000 ...............        712              121,367,870                85.73
3.501 - 4.000 ...............          1                  132,581                 0.09
4.501 - 5.000 ...............         33                6,975,301                 4.93
                                     ---            -------------               ------
   Total ....................        825            $ 141,563,524               100.00%
                                     ===            =============               ======

            SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                           Percentage of Aggregate
                                     Statistical                            Principal Balance of
                                     Calculation    Aggregate Principal   Statistical Calculation
Subsequent Periodic Rate Cap (%)   Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------------   --------------   -------------------   -----------------------
0.501 - 1.000 ..................         718            $ 122,570,417                86.58%
1.001 - 1.500 ..................          21                3,658,557                 2.58
1.501 - 2.000 ..................          85               15,201,968                10.74
2.501 - 3.000 ..................           1                  132,581                 0.09
                                         ---            -------------               ------
   Total .......................         825            $ 141,563,524               100.00%
                                         ===            =============               ======

                                   Annex II-19

                    GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
     Gross Margin (%)       Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
4.000 and below .........         19            $   3,888,582                 2.75%
4.001 - 4.500 ...........         12                2,550,006                 1.80
4.501 - 5.000 ...........        115               29,190,917                20.62
5.001 - 5.500 ...........        244               37,849,621                26.74
5.501 - 6.000 ...........        190               35,257,239                24.91
6.001 - 6.500 ...........         80                8,645,532                 6.11
6.501 - 7.000 ...........         61               11,178,044                 7.90
7.001 - 7.500 ...........         82                9,194,294                 6.49
7.501 - 8.000 ...........          5                  661,794                 0.47
8.001 - 8.500 ...........         15                2,933,679                 2.07
8.501 - 9.000 ...........          2                  213,815                 0.15
                                 ---            -------------               ------
   Total ................        825            $ 141,563,524               100.00%
                                 ===            =============               ======

As of May 1, 2006, the weighted average gross margin of the Group I Statistical Calculation Mortgage Loans was approximately 5.704%.

               MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
Maximum Mortgage Rate (%)   Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
 9.001 -  9.500 .........          1            $     121,600                 0.09%
10.501 - 11.000 .........          1                  200,000                 0.14
11.001 - 11.500 .........          3                  951,534                 0.67
11.501 - 12.000 .........          3                  493,667                 0.35
12.001 - 12.500 .........         15                3,226,095                 2.28
12.501 - 13.000 .........         16                3,510,592                 2.48
13.001 - 13.500 .........         36                7,688,837                 5.43
13.501 - 14.000 .........        103               21,027,108                14.85
14.001 - 14.500 .........         88               18,109,772                12.79
14.501 - 15.000 .........        114               19,979,134                14.11
15.001 - 15.500 .........        122               19,998,231                14.13
15.501 - 16.000 .........        119               17,941,337                12.67
16.001 - 16.500 .........         70                9,658,206                 6.82
16.501 - 17.000 .........         48                7,719,169                 5.45
17.001 - 17.500 .........         28                3,465,437                 2.45
17.501 - 18.000 .........         31                4,043,592                 2.86
18.001 - 18.500 .........         17                2,530,198                 1.79
18.501 - 19.000 .........          7                  672,417                 0.47
19.001 - 19.500 .........          3                  226,600                 0.16
                                 ---            -------------               ------
   Total ................        825            $ 141,563,524               100.00%
                                 ===            =============               ======

As of May 1, 2006, the weighted average Maximum Mortgage Rate of the Group I Statistical Calculation Mortgage Loans was approximately 15.022%.

                                   Annex II-20

               MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
Minimum Mortgage Rate (%)   Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
4.000 and below .........         19            $   3,888,582                 2.75%
4.001 - 4.500 ...........         12                2,550,006                 1.80
4.501 - 5.000 ...........        115               29,190,917                20.62
5.001 - 5.500 ...........        244               37,849,621                26.74
5.501 - 6.000 ...........        190               35,257,239                24.91
6.001 - 6.500 ...........         80                8,645,532                 6.11
6.501 - 7.000 ...........         61               11,178,044                 7.90
7.001 - 7.500 ...........         82                9,194,294                 6.49
7.501 - 8.000 ...........          5                  661,794                 0.47
8.001 - 8.500 ...........         15                2,933,679                 2.07
8.501 - 9.000 ...........          2                  213,815                 0.15
                                 ---            -------------               ------
   Total ................        825            $ 141,563,524               100.00%
                                 ===            =============               ======

As of May 1, 2006, the weighted average minimum mortgage rate of the Group I Statistical Calculation Mortgage Loans was approximately 5.704%.

                                   Annex II-21

             NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS

                (GROUP I STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
Next Rate Adjustment Date   Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
May 2006 .................        11           $   1,378,153                  0.97%
May 2007 .................         1                 196,465                  0.14
August 2007 ..............         5               1,230,425                  0.87
September 2007 ...........         5                 787,137                  0.56
December 2007 ............         4                 425,937                  0.30
January 2008 .............         1                 393,929                  0.28
February 2008 ............         2                 583,650                  0.41
March 2008 ...............        25               4,707,392                  3.33
April 2008 ...............       198              34,758,170                 24.55
May 2008 .................       234              36,968,631                 26.11
June 2008 ................        63              10,858,805                  7.67
July 2008 ................       160              28,581,986                 20.19
November 2008 ............         1                  77,200                  0.05
January 2009 .............        17               2,984,531                  2.11
February 2009 ............         2                 217,216                  0.15
March 2009 ...............         2                 146,093                  0.10
April 2009 ...............        25               3,968,299                  2.80
May 2009 .................        14               2,678,350                  1.89
June 2009 ................         2                 129,400                  0.09
July 2009 ................        20               3,516,455                  2.48
August 2010 ..............         1                 117,854                  0.08
October 2010 .............         1                 331,461                  0.23
February 2011 ............         3                 454,447                  0.32
March 2011 ...............         4                 903,474                  0.64
April 2011 ...............        13               2,656,965                  1.88
May 2011 .................         4                 848,950                  0.60
June 2011 ................         3                 527,850                  0.37
July 2011 ................         4               1,134,300                  0.80
                                 ---           -------------                ------
   Total .................       825           $ 141,563,524                100.00%
                                 ===           =============                ======

As of May 1, 2006, the weighted average number of months to the next adjustment date for the Group I Statistical Calculation Mortgage Loans was approximately 26 months.

                                   Annex II-22

               GROUP II STATISTICAL CALCULATION MORTGAGE LOANS(2)

                        CURRENT STATED PRINCIPAL BALANCE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                Number of                           Percentage of Aggregate
         Range of              Statistical                            Principal Balance of
      Current Stated           Calculation    Aggregate Principal   Statistical Calculation
   Principal Balance ($)     Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------   --------------   -------------------   -----------------------
      0.01 -  50,000.00 ..        181           $   5,928,786                 3.40%
 50,000.01 - 100,000.00 ..        238              18,640,500                10.68
100,000.01 - 150,000.00 ..        256              31,979,618                18.33
150,000.01 - 200,000.00 ..        179              31,323,702                17.95
200,000.01 - 250,000.00 ..        123              27,664,919                15.86
250,000.01 - 300,000.00 ..         75              20,641,457                11.83
300,000.01 - 350,000.00 ..         54              17,453,435                10.00
350,000.01 - 400,000.00 ..         45              17,014,388                 9.75
400,000.01 - 450,000.00 ..          3               1,255,500                 0.72
450,000.01 - 500,000.00 ..          3               1,453,658                 0.83
550,000.01 - 600,000.00 ..          2               1,119,250                 0.64
                                -----           -------------               ------
   Total .................      1,159           $ 174,475,212               100.00%
                                =====           =============               ======

As of May 1, 2006 the average current principal balance of the Group II Statistical Calculation Mortgage Loans was approximately $150,539.

----------
(2) The values in all tables in this Annex II are calculated as of May 1, 2006.

                                   Annex II-23

                                  MORTGAGE RATE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                           Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
Current Gross Mortgage Rate (%)     Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
 4.001 -  4.500 ...............              1         $       103,920               0.06%
 4.501 -  5.000 ...............              1                 357,500               0.20
 5.501 -  6.000 ...............              4                 699,934               0.40
 6.001 -  6.500 ...............             33               6,607,189               3.79
 6.501 -  7.000 ...............             58              10,956,078               6.28
 7.001 -  7.500 ...............             91              18,469,858              10.59
 7.501 -  8.000 ...............            148              26,300,098              15.07
 8.001 -  8.500 ...............            142              27,190,915              15.58
 8.501 -  9.000 ...............            153              23,572,735              13.51
 9.001 -  9.500 ...............            156              22,563,832              12.93
 9.501 - 10.000 ...............            126              14,759,813               8.46
10.001 - 10.500 ...............            107               8,754,892               5.02
10.501 - 11.000 ...............             50               5,672,770               3.25
11.001 - 11.500 ...............             34               3,711,083               2.13
11.501 - 12.000 ...............             26               2,044,367               1.17
12.001 - 12.500 ...............             20               2,093,272               1.20
12.501 - 13.000 ...............              6                 310,565               0.18
13.001 - 13.500 ...............              3                 306,392               0.18
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the weighted average mortgage rate of the Group II Statistical Calculation Mortgage Loans was approximately 8.625%.

                                  Annex II-24

                                   FICO SCORE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
        FICO Score                  Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
500 and below .................             13         $     1,954,505               1.12%
501 - 520 .....................             61               9,349,798               5.36
521 - 540 .....................             97              16,328,179               9.36
541 - 560 .....................            112              15,662,914               8.98
561 - 580 .....................            111              18,480,072              10.59
581 - 600 .....................            128              22,446,086              12.86
601 - 620 .....................            187              30,914,633              17.72
621 - 640 .....................             90              14,812,319               8.49
641 - 660 .....................             89              13,671,878               7.84
661 - 680 .....................             72              10,899,016               6.25
681 - 700 .....................             81               7,181,253               4.12
701 - 720 .....................             61               6,515,933               3.73
721 - 740 .....................             35               2,635,705               1.51
741 - 760 .....................             15               2,425,640               1.39
761 - 780 .....................              6               1,043,280               0.60
781 - 800 .....................              1                 154,000               0.09
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the non-zero weighted average FICO score of the Group II Statistical Calculation Mortgage Loans was approximately 605.

                                CREDIT LEVELS(1)
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
        Credit Level                Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
1 .............................             76         $    11,284,943               6.47%
1+ ............................            157              26,151,148              14.99
1++ ...........................            620             106,475,255              61.03
2 .............................             50               7,340,170               4.21
3 .............................             39               5,585,797               3.20
4 .............................             61               8,830,314               5.06
N/A ...........................            156               8,807,585               5.05
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

(1) Credit Levels are assigned as described under the heading "--Underwriting Standards."

                                  Annex II-25

                                   LIEN STATUS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
         Lien Status                Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
First Lien ....................          1,009         $   169,121,832              96.93%
Second Lien ...................            150               5,353,380               3.07
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

                        ORIGINAL LOAN-TO-VALUE RATIOS(2)
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
            Original                  Calculation    Aggregate Principal   Statistical Calculation
    Loan-to-value Ratios (%)        Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
50.00 and below ...............             55         $     7,366,076               4.22%
50.01 -  55.00 ................             18               2,806,374               1.61
55.01 -  60.00 ................             30               4,828,729               2.77
60.01 -  65.00 ................             55               9,232,654               5.29
65.01 -  70.00 ................            101              16,117,841               9.24
70.01 -  75.00 ................             82              14,338,203               8.22
75.01 -  80.00 ................            276              49,199,229              28.20
80.01 -  85.00 ................            120              18,531,959              10.62
85.01 -  90.00 ................            289              35,849,390              20.55
90.01 -  95.00 ................             70               9,306,654               5.33
95.01 - 100.00 ................             63               6,898,102               3.95
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

(2) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

As of May 1, 2006, the weighted average original loan-to-value ratio of the Group II Statistical Calculation Mortgage Loans was approximately 78.84%.

                          TYPE OF DOCUMENTATION PROGRAM
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
            Type of                   Calculation    Aggregate Principal   Statistical Calculation
     Documentation Program          Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
Full ..........................            630         $    95,107,670              54.51%
Stated ........................            512              75,571,071              43.31
Limited Documentation .........             17               3,796,471               2.18
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

                                  Annex II-26

                                  LOAN PURPOSE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
          Loan Purpose              Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
Cashout .......................            780         $   128,943,222              73.90%
Purchase ......................            293              34,836,433              19.97
Refinance-Rate Term ...........             86              10,695,557               6.13
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

                                OCCUPANCY TYPE(1)
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
       Occupancy Type               Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
Owner Occupied ................          1,050         $   159,811,384               91.60%
Non-Owner .....................             97              12,816,397                7.35
2nd Home ......................             12               1,847,431                1.06
                                        ------         ---------------              ------
   Total ......................          1,159         $   174,475,212              100.00%
                                        ======         ===============              ======

(1) Based on representations of the related mortgagors at the time of origination.

                                  PROPERTY TYPE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
        Property Type               Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
Single Family Residence .......            857         $   126,903,998              72.73%
PUD ...........................            126              19,511,550              11.18
2 Unit ........................             59              11,220,692               6.43
Condo Unit ....................             68               9,386,772               5.38
3 Unit ........................             12               3,454,499               1.98
Townhouse .....................             26               2,682,617               1.54
High Rise Condo ...............              9               1,132,154               0.65
4 Unit ........................              2                 182,930               0.10
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

                                  Annex II-27

                             GEOGRAPHIC DISTRIBUTION
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
    Geographic Distribution         Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
Florida .......................            122         $    18,206,002              10.43%
California ....................             99              17,917,156              10.27
New Jersey ....................             87              17,124,564               9.81
New York ......................             61              14,416,639               8.26
Maryland ......................             66              11,842,645               6.79
Georgia .......................             84              11,643,731               6.67
Illinois ......................             63               9,273,647               5.32
Virginia ......................             49               8,028,750               4.60
Massachusetts .................             33               7,400,153               4.24
Texas .........................             67               6,288,207               3.60
Other .........................            428              52,333,719              29.99
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

                                    ZIP CODE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
            Zip Code                Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
11434 .........................              3         $     1,142,550               0.65%
71070 .........................              3                 924,231               0.53
11208 .........................              3                 880,600               0.50
10306 .........................              2                 800,000               0.46
20735 .........................              3                 755,600               0.43
77310 .........................              3                 702,949               0.40
10473 .........................              4                 702,211               0.40
82050 .........................              3                 691,000               0.40
20111 .........................              3                 687,000               0.39
20772 .........................              3                 652,880               0.37
Other .........................          1,129             166,536,191              95.45
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

                           REMAINING TERM TO MATURITY
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
  Remaining Term to Maturity          Calculation    Aggregate Principal   Statistical Calculation
           (months)                 Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
180 and below .................            160         $     6,191,873               3.55%
181 - 240 .....................              2                  87,662               0.05
241 - 360 .....................            997             168,195,678              96.40
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the weighted average remaining term to maturity of the Group II Statistical Calculation Mortgage Loans was approximately 351 months.

                                  Annex II-28

                                  PRODUCT TYPE
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
          Product Type              Mortgage Loans   Balance Outstanding        Mortgage Loans
---------------------------------   --------------   -------------------   -----------------------
10 Year Fixed ...................            1         $       115,101               0.07%
15 Year Fixed ...................           13                 887,792               0.51
20 Year Fixed ...................            2                  87,662               0.05
2/6 Month LIBOR .................          562              86,566,794              49.62
2/6 Month LIBOR - 120 Month IO ..          105              26,063,964              14.94
2/6 Month LIBOR - 24 Month IO ...            5               1,383,060               0.79
2/6 Month LIBOR - 40/30
  Balloon .......................           85              17,845,418              10.23
30 Year Fixed ...................          139              18,590,934              10.66
30/15 Balloon ...................          146               5,188,980               2.97
3/1 ARM 1 Year LIBOR ............           25               3,755,129               2.15
3/1 ARM 1 Year LIBOR - 120 Month
  IO ............................            6               1,244,723               0.71
3/1 ARM 1 Year LIBOR - 40/30
  Balloon .......................            7                 966,886               0.55
3/6 Month LIBOR .................            8               1,059,526               0.61
3/6 Month LIBOR - 120 Month IO ..            6               1,436,776               0.82
5/1 ARM 1 Year LIBOR ............           12               2,392,862               1.37
5/1 ARM 1 Year LIBOR - 120 Month
  IO ............................           16               3,443,800               1.97
5/1 ARM 1 Year LIBOR - 40/30
  Balloon .......................            2                 336,682               0.19
5/1 ARM 1 Year LIBOR - 60 Month
  IO ............................            1                 127,415               0.07
5/6 Month LIBOR - 120 Month IO ..            4                 889,471               0.51
Fixed - 40/30 Balloon ...........           14               2,092,238               1.20
                                        ------         ---------------             ------
   Total ........................        1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

                                  Annex II-29

                         ORIGINAL PREPAYMENT CHARGE TERM
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
   Original Prepayment Charge         Calculation    Aggregate Principal   Statistical Calculation
          Term (months)             Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
0 .............................            473         $    71,900,645              41.21%
12 ............................             37               6,558,127               3.76
24 ............................            366              61,262,471              35.11
36 ............................            283              34,753,970              19.92
                                        ------         ---------------             ------
   Total ......................          1,159         $   174,475,212             100.00%
                                        ======         ===============             ======

             INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
 Initial Periodic Rate Cap (%)      Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
1.001 - 1.500 .................              7         $       999,203               0.68%
1.501 - 2.000 .................             46               7,617,632               5.16
2.001 - 2.500 .................              1                 123,437               0.08
2.501 - 3.000 .................            754             131,294,699              89.01
3.501 - 4.000 .................              1                 287,305               0.19
4.501 - 5.000 .................             35               7,190,230               4.87
                                        ------         ---------------             ------
   Total ......................            844         $   147,512,505             100.00%
                                        ======         ===============             ======

            SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
Subsequent Periodic Rate Cap (%)    Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------------    --------------   -------------------   -----------------------
0.501 - 1.000 ...............            761         $   132,641,062              89.92%
1.001 - 1.500 ...............             10               1,714,035               1.16
1.501 - 2.000 ...............             71              12,746,666               8.64
2.501 - 3.000 ...............              2                 410,742               0.28
                                      ------         ---------------             ------
   Total ....................            844         $   147,512,505             100.00%
                                      ======         ===============             ======

                                  Annex II-30

                    GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
      Gross Margin (%)              Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
4.000 and below ...............             41         $     7,915,836               5.37%
4.001 - 4.500 .................             37               7,029,726               4.77
4.501 - 5.000 .................            105              23,911,336              16.21
5.001 - 5.500 .................            270              45,927,227              31.13
5.501 - 6.000 .................            183              34,352,207              23.29
6.001 - 6.500 .................             95              11,989,286               8.13
6.501 - 7.000 .................             58               9,855,252               6.68
7.001 - 7.500 .................             47               5,470,248               3.71
7.501 - 8.000 .................              8               1,061,387               0.72
                                        ------         ---------------             ------
   Total ......................            844         $   147,512,505             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the weighted average gross margin of the Group II Statistical Calculation Mortgage Loans was approximately 5.514%.

               MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
   Maximum Mortgage Rate (%)        Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
 8.001 -  8.500 ...............              1         $       123,437               0.08%
10.001 - 10.500 ...............              1                 103,920               0.07
10.501 - 11.000 ...............              1                 357,500               0.24
11.001 - 11.500 ...............              5                 876,271               0.59
11.501 - 12.000 ...............              7               1,442,643               0.98
12.001 - 12.500 ...............             23               5,154,673               3.49
12.501 - 13.000 ...............             47               9,698,208               6.57
13.001 - 13.500 ...............             65              14,070,629               9.54
13.501 - 14.000 ...............            114              21,901,772              14.85
14.001 - 14.500 ...............            117              23,898,814              16.20
14.501 - 15.000 ...............            123              20,132,903              13.65
15.001 - 15.500 ...............            109              19,221,479              13.03
15.501 - 16.000 ...............             92              12,792,856               8.67
16.001 - 16.500 ...............             61               7,011,413               4.75
16.501 - 17.000 ...............             32               4,427,008               3.00
17.001 - 17.500 ...............             17               2,666,318               1.81
17.501 - 18.000 ...............             16               1,725,046               1.17
18.001 - 18.500 ...............              8               1,419,227               0.96
18.501 - 19.000 ...............              2                 181,997               0.12
19.001 - 19.500 ...............              3                 306,392               0.21
                                        ------         ---------------             ------
   Total ......................            844         $   147,512,505             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the weighted average Maximum Mortgage Rate of the Group II Statistical Calculation Mortgage Loans was approximately 14.573%.

                                  Annex II-31

               MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
  Minimum Mortgage Rate (%)         Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
4.000 and below ...............             41         $     7,915,836               5.37%
4.001 - 4.500 .................             37               7,029,726               4.77
4.501 - 5.000 .................            105              23,911,336              16.21
5.001 - 5.500 .................            270              45,927,227              31.13
5.501 - 6.000 .................            183              34,352,207              23.29
6.001 - 6.500 .................             95              11,989,286               8.13
6.501 - 7.000 .................             58               9,855,252               6.68
7.001 - 7.500 .................             47               5,470,248               3.71
7.501 - 8.000 .................              8               1,061,387               0.72
                                        ------         ---------------             ------
   Total ......................            844         $   147,512,505             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the weighted average minimum mortgage rate of the Group II Statistical Calculation Mortgage Loans was approximately 5.514%.

                                  Annex II-32

             NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS

                (GROUP II STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
    Next Rate Adjustment Date       Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
March 2006 ....................              1         $       104,701               0.07%
May 2006 ......................             26               3,918,334               2.66
June 2006 .....................              4                 504,302               0.34
July 2006 .....................              1                 176,636               0.12
August 2006 ...................              4                 755,919               0.51
September 2006 ................              9               1,349,471               0.91
October 2006 ..................             24               3,423,614               2.32
November 2006 .................              8                 844,178               0.57
January 2007 ..................              2                 242,173               0.16
February 2007 .................              1                  81,682               0.06
March 2007 ....................              2                 259,111               0.18
April 2007 ....................              2                 333,890               0.23
July 2007 .....................              3                 428,476               0.29
August 2007 ...................              8               1,981,695               1.34
September 2007 ................              3                 634,519               0.43
December 2007 .................              1                 200,000               0.14
January 2008 ..................              7               1,171,824               0.79
February 2008 .................              9               1,969,056               1.33
March 2008 ....................             37               7,673,991               5.20
April 2008 ....................            187              30,822,002              20.89
May 2008 ......................            204              36,013,541              24.41
June 2008 .....................             81              14,597,343               9.90
July 2008 .....................            135              24,621,130              16.69
December 2008 .................              1                 330,621               0.22
January 2009 ..................              6                 841,496               0.57
February 2009 .................              2                 363,897               0.25
March 2009 ....................              5               1,140,407               0.77
April 2009 ....................             16               2,441,896               1.66
May 2009 ......................              6                 870,450               0.59
June 2009 .....................              3                 519,600               0.35
July 2009 .....................             11               1,706,320               1.16
October 2010 ..................              1                 135,984               0.09
February 2011 .................              2                 491,168               0.33
March 2011 ....................              4                 931,820               0.63
April 2011 ....................             12               2,239,142               1.52
May 2011 ......................              9               1,661,766               1.13
June 2011 .....................              4                 790,750               0.54
July 2011 .....................              3                 939,600               0.64
                                        ------         ---------------             ------
   Total ......................            844         $   147,512,505             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the weighted average number of months to the next adjustment date for the Group II Statistical Calculation Mortgage Loans was approximately 24 months.

                                  Annex II-33

              GROUP III STATISTICAL CALCULATION MORTGAGE LOANS(3)

                        CURRENT STATED PRINCIPAL BALANCE
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
         Range of                     Statistical                            Principal Balance of
      Current Stated                  Calculation    Aggregate Principal   Statistical Calculation
   Principal Balance ($)            Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------------    --------------   -------------------   -----------------------
      0.01 -   50,000.00 .......            121         $     4,372,799               1.23%
 50,000.01 -  100,000.00 .......            286              21,400,591               6.01
100,000.01 -  150,000.00 .......            290              36,137,433              10.16
150,000.01 -  200,000.00 .......            269              47,321,668              13.30
200,000.01 -  250,000.00 .......            215              48,408,588              13.60
250,000.01 -  300,000.00 .......            173              47,447,646              13.33
300,000.01 -  350,000.00 .......             97              31,419,006               8.83
350,000.01 -  400,000.00 .......            100              37,525,710              10.55
400,000.01 -  450,000.00 .......             71              30,547,047               8.58
450,000.01 -  500,000.00 .......             56              27,076,631               7.61
500,000.01 -  550,000.00 .......             11               5,759,343               1.62
550,000.01 -  600,000.00 .......             10               5,741,866               1.61
600,000.01 -  650,000.00 .......              6               3,826,000               1.08
650,000.01 -  700,000.00 .......              1                 670,500               0.19
700,000.01 -  750,000.00 .......              6               4,372,258               1.23
800,000.01 -  850,000.00 .......              1                 824,000               0.23
950,000.01 - 1,000,000.00 ......              3               2,998,522               0.84
                                         ------         ---------------             ------
   Total .......................          1,716         $   355,849,609             100.00%
                                         ======         ===============             ======

As of May 1, 2006 the average current principal balance of the Group III Statistical Calculation Mortgage Loans was approximately $207,372.

----------
(3) The values in all tables in this Annex II are calculated as of May 1, 2006.

                                  Annex II-34

                                  MORTGAGE RATE
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
Current Gross Mortgage Rate (%)     Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
 4.001 -  4.500 ...............              1         $       492,800              0.14%
 4.501 -  5.000 ...............              2                 980,000              0.28
 5.001 -  5.500 ...............              9               3,098,092              0.87
 5.501 -  6.000 ...............             23               7,645,150              2.15
 6.001 -  6.500 ...............             62              20,052,971              5.64
 6.501 -  7.000 ...............            151              46,771,506             13.14
 7.001 -  7.500 ...............            153              38,987,594             10.96
 7.501 -  8.000 ...............            212              53,890,876             15.14
 8.001 -  8.500 ...............            178              41,616,814             11.70
 8.501 -  9.000 ...............            231              44,038,689             12.38
 9.001 -  9.500 ...............            196              33,439,188              9.40
 9.501 - 10.000 ...............            198              29,820,890              8.38
10.001 - 10.500 ...............            103              12,719,607              3.57
10.501 - 11.000 ...............             81               9,682,385              2.72
11.001 - 11.500 ...............             39               4,556,250              1.28
11.501 - 12.000 ...............             39               4,326,522              1.22
12.001 - 12.500 ...............             21               2,572,130              0.72
12.501 - 13.000 ...............              4                 303,251              0.09
13.001 - 13.500 ...............              4                 501,327              0.14
13.501 - 14.000 ...............              7                 293,966              0.08
14.001 - 14.500  ..............              2                  59,600              0.02
                                        ------         ---------------            ------
   Total ......................          1,716         $   355,849,609            100.00%
                                        ======         ===============            ======

As of May 1, 2006, the weighted average mortgage rate of the Group III Statistical Calculation Mortgage Loans was approximately 8.281%.

                                  Annex II-35

                                   FICO SCORE
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
        FICO Score                  Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
500 and below .................              7         $     1,146,859               0.32%
501 - 520 .....................             66               9,876,238               2.78
521 - 540 .....................             91              17,509,270               4.92
541 - 560 .....................            136              28,401,923               7.98
561 - 580 .....................            143              27,651,633               7.77
581 - 600 .....................            163              33,132,746               9.31
601 - 620 .....................            291              62,382,812              17.53
621 - 640 .....................            201              44,794,399              12.59
641 - 660 .....................            144              34,324,665               9.65
661 - 680 .....................            106              27,344,635               7.68
681 - 700 .....................            122              21,080,053               5.92
701 - 720 .....................             99              15,709,132               4.41
721 - 740 .....................             76              14,565,940               4.09
741 - 760 .....................             44               8,341,682               2.34
761 - 780 .....................             16               5,259,768               1.48
781 - 800 .....................              9               3,570,254               1.00
801 - 820 .....................              2                 757,600               0.21
                                        ------         ---------------             ------
   Total ......................          1,716         $   355,849,609             100.00%
                                        ======         ===============             ======

As of May 1, 2006, the non-zero weighted average FICO score of the Group III Statistical Calculation Mortgage Loans was approximately 627.

                                CREDIT LEVELS(1)
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
          Credit Level              Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
1 .............................             79         $    19,386,235               5.45%
1+ ............................            121              27,665,452               7.77
1++ ...........................          1,156             256,438,316              72.06
2 .............................             58              11,572,205               3.25
3 .............................             60               9,918,816               2.79
4 .............................             83              12,794,943               3.60
N/A ...........................            159              18,073,642               5.08
                                        ------         ---------------             ------
   Total ......................          1,716         $   355,849,609             100.00%
                                        ======         ===============             ======

(1) Credit Levels are assigned as described under the heading "--Underwriting Standards."

                                  Annex II-36

                                   LIEN STATUS
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                             Number of                            Percentage of Aggregate
                            Statistical                             Principal Balance of
                            Calculation     Aggregate Principal   Statistical Calculation
       Lien Status         Mortgage Loans   Balance Outstanding        Mortgage Loans
------------------------   --------------   -------------------   -----------------------
First Lien .............        1,523           $ 343,140,241               96.43%
Second Lien ............          193              12,709,368                3.57
                                -----           -------------              ------
   Total ...............        1,716           $ 355,849,609              100.00%
                                =====           =============              ======

                        ORIGINAL LOAN-TO-VALUE RATIOS(3)
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                              Number of                           Percentage of Aggregate
                             Statistical                            Principal Balance of
        Original             Calculation    Aggregate Principal   Statistical Calculation
Loan-to-value Ratios (%)   Mortgage Loans   Balance Outstanding        Mortgage Loans
------------------------   --------------   -------------------   -----------------------
50.00 and below ........           67           $  11,472,735                3.22%
50.01 - 55.00 ..........           34               7,337,092                2.06
55.01 - 60.00 ..........           44               9,724,333                2.73
60.01 - 65.00 ..........           59              14,800,486                4.16
65.01 - 70.00 ..........          129              23,977,970                6.74
70.01 - 75.00 ..........          104              22,182,404                6.23
75.01 - 80.00 ..........          640             161,094,393               45.27
80.01 - 85.00 ..........          104              22,013,654                6.19
85.01 - 90.00 ..........          251              40,442,843               11.37
90.01 - 95.00 ..........           93              16,445,336                4.62
95.01 - 100.00 .........          191              26,358,365                7.41
                                -----           -------------              ------
   Total ...............        1,716           $ 355,849,609              100.00%
                                =====           =============              ======

(3) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

As of May 1, 2006, the weighted average original loan-to-value ratio of the Group III Statistical Calculation Mortgage Loans was approximately 79.19%

                          TYPE OF DOCUMENTATION PROGRAM
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
        Type of               Calculation    Aggregate Principal   Statistical Calculation
  Documentation Program     Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
Stated ..................         865           $ 186,657,669               52.45%
Full ....................         809             157,847,809               44.36
Limited Documentation ...          27               7,656,854                2.15
No Income No Assets .....           8               1,553,422                0.44
No Ratio ................           5               1,255,900                0.35
No Document .............           2                 877,955                0.25
                                -----           -------------              ------
   Total ................       1,716           $ 355,849,609              100.00%
                                =====           =============              ======

                                   Annex II-37

                                  LOAN PURPOSE
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
       Loan Purpose         Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
Purchase ................         938           $ 202,839,425               57.00%
Cashout .................         697             140,496,463               39.48
Refinance-Rate Term .....          81              12,513,722                3.52
                                -----           -------------              ------
   Total ................       1,716           $ 355,849,609              100.00%
                                =====           =============              ======

                                OCCUPANCY TYPE(1)
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                               Number of                           Percentage of Aggregate
                              Statistical                            Principal Balance of
                              Calculation    Aggregate Principal   Statistical Calculation
      Occupancy Type        Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------   --------------   -------------------   -----------------------
Owner Occupied ..........       1,617           $ 338,610,269               95.16%
Non-Owner ...............          83              11,874,824                3.34
2nd Home ................          16               5,364,516                1.51
                                -----           -------------              ------
   Total ................       1,716           $ 355,849,609              100.00%
                                =====           =============              ======

(1) Based on representations of the related mortgagors at the time of origination.

                                  PROPERTY TYPE
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                Number of                           Percentage of Aggregate
                               Statistical                            Principal Balance of
                               Calculation    Aggregate Principal   Statistical Calculation
      Property Type          Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------   --------------   -------------------   -----------------------
Single Family Residence ..       1,126           $ 225,674,614               63.42%
PUD ......................         298              69,315,338               19.48
2 Unit ...................          97              23,464,486                6.59
Condo Unit ...............         113              21,450,087                6.03
Townhouse ................          45               5,997,434                1.69
3 Unit ...................          14               4,690,600                1.32
4 Unit ...................          10               3,498,690                0.98
High Rise Condo ..........          13               1,758,361                0.49
                                 -----           -------------              ------
   Total .................       1,716           $ 355,849,609              100.00%
                                 =====           =============              ======

                                   Annex II-38

                             GEOGRAPHIC DISTRIBUTION
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                       Number of                           Percentage of Aggregate
                                      Statistical                            Principal Balance of
                                      Calculation    Aggregate Principal   Statistical Calculation
    Geographic Distribution         Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
California ....................            276       $        75,895,683            21.33%
Florida .......................            257                54,979,129            15.45
New York ......................            132                39,118,351            10.99
New Jersey ....................            103                24,353,690             6.84
Maryland ......................             73                16,350,451             4.59
Texas .........................            116                15,062,326             4.23
Virginia ......................             60                13,498,852             3.79
Georgia .......................             76                12,864,645             3.62
Massachusetts .................             47                12,598,451             3.54
Illinois ......................             64                12,417,067             3.49
Other .........................            512                78,710,963            22.12
                                        ------       -------------------          -------
   Total ......................          1,716       $       355,849,609           100.00%
                                        ======       ===================          =======

                                    ZIP CODE
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                             Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
            Zip Code                Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
92223 .........................              5       $         1,703,848             0.48%
11413 .........................              5                 1,681,744             0.47
77260 .........................              3                 1,407,510             0.40
33142 .........................              7                 1,374,626             0.39
90807 .........................              3                 1,302,400             0.37
11717 .........................              4                 1,199,150             0.34
95132 .........................              4                 1,198,651             0.34
92879 .........................              3                 1,170,900             0.33
11368 .........................              2                 1,148,500             0.32
92154 .........................              3                 1,087,163             0.31
Other .........................          1,677               342,575,118            96.27
                                        ------       -------------------          -------
   Total ......................          1,716       $       355,849,609           100.00%
                                        ======       ===================          =======

                           REMAINING TERM TO MATURITY
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                            Principal Balance of
  Remaining Term to Maturity         Calculation     Aggregate Principal   Statistical Calculation
            (months)                Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
180 and below .................             98       $         7,309,328             2.05%
181 - 240 .....................              3                   297,360             0.08
241 - 360 .....................          1,615               348,242,921            97.86
                                        ------       -------------------          -------
   Total ......................          1,716       $       355,849,609           100.00%
                                        ======       ===================          =======

As of May 1, 2006, the weighted average remaining term to maturity of the Group III Statistical Calculation Mortgage Loans was approximately 355 months.

                                   Annex II-39

                                  PRODUCT TYPE
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                            Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
          Product Type              Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
15 Year Fixed .................             20       $         1,874,647             0.53%
20 Year Fixed .................              3                   297,360             0.08
2/6 Month LIBOR ...............            669               129,646,998            36.43
2/6 Month LIBOR - 120
   Month IO ...................            229                71,158,776            20.00
2/6 Month LIBOR - 24
   Month IO ...................             11                 3,649,842             1.03
2/6 Month LIBOR - 40/30
   Balloon ....................            147                38,196,107            10.73
30 Year Fixed .................            217                40,512,099            11.38
30 Year Fixed - 120 Month IO ..            137                13,670,997             3.84
30/10 Balloon .................              1                   169,000             0.05
30/15 Balloon .................             78                 5,434,681             1.53
3/1 ARM 1 Year CMT - 40/30
   Balloon ....................              1                   264,724             0.07
3/1 ARM 1 Year LIBOR ..........             39                 6,696,210             1.88
3/1 ARM 1 Year LIBOR - 120
   Month IO ...................             10                 3,437,527             0.97
3/1 ARM 1 Year LIBOR - 40/30
   Balloon ....................             10                 3,095,644             0.87
3/6 Month LIBOR ...............             13                 2,128,934             0.60
3/6 Month LIBOR - 120
   Month IO ...................              8                 2,635,750             0.74
5/1 ARM 1 Year LIBOR ..........             17                 3,975,340             1.12
5/1 ARM 1 Year LIBOR - 120
   Month IO ...................             66                19,845,234             5.58
5/1 ARM 1 Year LIBOR - 40/30
   Balloon ....................              3                   643,693             0.18
5/6 Month LIBOR ...............              2                   385,035             0.11
5/6 Month LIBOR - 120
   Month IO ...................             12                 3,600,206             1.01
Fixed - 40/30 Balloon .........             23                 4,530,806             1.27
                                        ------       -------------------          -------
   Total ......................          1,716       $       355,849,609           100.00%
                                        ======       ===================          =======

                                   Annex II-40

                         ORIGINAL PREPAYMENT CHARGE TERM
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                             Principal Balance of
  Original Prepayment Charge         Calculation     Aggregate Principal   Statistical Calculation
         Term (months)              Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
0 .............................            626       $       131,008,595            36.82%
12 ............................             96                23,597,724             6.63
24 ............................            592               125,151,809            35.17
36 ............................            400                75,447,878            21.20
60 ............................              2                   643,603             0.18
                                        ------       -------------------          -------
   Total ......................          1,716       $       355,849,609           100.00%
                                        ======       ===================          =======

             INITIAL PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                             Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
 Initial Periodic Rate Cap (%)      Mortgage Loans   Balance Outstanding        Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
1.001 - 1.500 .................             12       $         1,810,849             0.63%
1.501 - 2.000 .................             66                15,889,180             5.49
2.501 - 3.000 .................          1,054               241,138,505            83.34
3.501 - 4.000 .................              2                   443,978             0.15
4.001 - 4.500 .................              1                   372,000             0.13
4.501 - 5.000 .................            101                28,969,507            10.01
6.001 - 6.500 .................              1                   736,000             0.25
                                        ------       -------------------          -------
   Total ......................          1,237       $       289,360,019           100.00%
                                        ======       ===================          =======

            SUBSEQUENT PERIODIC RATE CAP OF THE ADJUSTABLE-RATE LOANS
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                             Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
Subsequent Periodic Rate Cap (%)    Mortgage Loans   Balance Outstanding        Mortgage Loans
--------------------------------    --------------   -------------------   -----------------------
0.501 - 1.000 .................          1,070       $       246,306,349            85.12%
1.001 - 1.500 .................             16                 3,128,920             1.08
1.501 - 2.000 .................            149                39,480,772            13.64
2.501 - 3.000 .................              2                   443,978             0.15
                                        ------       -------------------          -------
   Total ......................          1,237       $       289,360,019           100.00%
                                        ======       ===================          =======

                                   Annex II-41

                    GROSS MARGIN OF THE ADJUSTABLE-RATE LOANS
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                            Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
       Gross Margin (%)             Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
4.000 and below ...............           175          $    54,030,166              18.67%
4.001 - 4.500 .................            67               17,947,783               6.20
4.501 - 5.000 .................           172               49,711,568              17.18
5.001 - 5.500 .................           370               78,343,783              27.07
5.501 - 6.000 .................           222               50,613,093              17.49
6.001 - 6.500 .................            75               12,556,260               4.34
6.501 - 7.000 .................            82               17,137,068               5.92
7.001 - 7.500 .................            68                8,536,299               2.95
7.501 - 8.000 .................             6                  483,998               0.17
                                        -----          ---------------             ------
   Total ......................         1,237          $   289,360,019             100.00%
                                        =====          ===============             ======

As of May 1, 2006, the weighted average gross margin of the Group III Statistical Calculation Mortgage Loans was approximately 5.115%.

               MAXIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                            Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
   Maximum Mortgage Rate (%)        Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
 8.501 -  9.000 ...............             1          $       280,000               0.10%
10.001 - 10.500 ...............             2                  868,800               0.30
10.501 - 11.000 ...............             5                1,908,600.              0.66
11.001 - 11.500 ...............            18                6,482,158               2.24
11.501 - 12.000 ...............            37               12,858,180               4.44
12.001 - 12.500 ...............            51               16,173,639               5.59
12.501 - 13.000 ...............            88               28,103,138               9.71
13.001 - 13.500 ...............           109               30,443,633              10.52
13.501 - 14.000 ...............           156               41,765,836              14.43
14.001 - 14.500 ...............           143               34,461,978              11.91
14.501 - 15.000 ...............           185               38,767,451              13.40
15.001 - 15.500 ...............           133               26,818,446               9.27
15.501 - 16.000 ...............           131               23,362,904               8.07
16.001 - 16.500 ...............            71               10,512,309               3.63
16.501 - 17.000 ...............            40                6,805,846               2.35
17.001 - 17.500 ...............            26                3,814,516               1.32
17.501 - 18.000 ...............            21                3,193,058               1.10
18.001 - 18.500 ...............            15                2,103,201               0.73
18.501 - 19.000 ...............             2                  221,000               0.08
19.001 - 19.500 ...............             3                  415,327               0.14
                                        -----          ---------------             ------
   Total ......................         1,237          $   289,360,019             100.00%
                                        =====          ===============             ======

As of May 1, 2006, the weighted average Maximum Mortgage Rate of the Group III Statistical Calculation Mortgage Loans was approximately 14.201%.

                                   Annex II-42

               MINIMUM MORTGAGE RATE OF THE ADJUSTABLE-RATE LOANS
               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                            Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
   Minimum Mortgage Rate (%)        Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
4.000 and below ...............           175          $    54,030,166              18.67%
4.001 - 4.500 .................            67               17,947,783               6.20
4.501 - 5.000 .................           172               49,711,568              17.18
5.001 - 5.500 .................           370               78,343,783              27.07
5.501 - 6.000 .................           222               50,613,093              17.49
6.001 - 6.500 .................            75               12,556,260               4.34
6.501 - 7.000 .................            82               17,137,068               5.92
7.001 - 7.500 .................            68                8,536,299               2.95
7.501 - 8.000 .................             6                  483,998               0.17
                                        -----          ---------------             ------
   Total ......................         1,237          $   289,360,019             100.00%
                                        =====          ===============             ======

As of May 1, 2006, the weighted average minimum mortgage rate of the Group III Statistical Calculation Mortgage Loans was approximately 5.115%.

                                   Annex II-43

             NEXT RATE ADJUSTMENT DATE OF THE ADJUSTABLE-RATE LOANS

               (GROUP III STATISTICAL CALCULATION MORTGAGE LOANS)

                                      Number of                            Percentage of Aggregate
                                     Statistical                            Principal Balance of
                                     Calculation     Aggregate Principal   Statistical Calculation
   Next Rate Adjustment Date        Mortgage Loans   Balance Outstanding       Mortgage Loans
-------------------------------     --------------   -------------------   -----------------------
May 2006 ......................            23          $     4,924,449               1.70%
August 2006 ...................             1                   69,583               0.02
September 2006 ................             1                   73,933               0.03
October 2006 ..................             1                   54,957               0.02
November 2006 .................             1                   62,560               0.02
May 2007 ......................             2                  269,371               0.09
June 2007 .....................             2                  675,500               0.23
August 2007 ...................             7                2,257,339               0.78
September 2007 ................             5                1,823,894               0.63
November 2007 .................             4                1,071,313               0.37
December 2007 .................             6                2,153,824               0.74
January 2008 ..................             2                  372,201               0.13
February 2008 .................            21                7,286,592               2.52
March 2008 ....................            48               13,469,515               4.65
April 2008 ....................           318               73,040,862              25.24
May 2008 ......................           289               64,072,872              22.14
June 2008 .....................           114               22,954,766               7.93
July 2008 .....................           213               48,811,692              16.87
September 2008 ................             1                  670,500               0.23
November 2008 .................             2                  443,072               0.15
January 2009 ..................            10                1,650,710               0.57
February 2009 .................             2                  375,869               0.13
March 2009 ....................             7                1,617,707               0.56
April 2009 ....................            25                5,069,671               1.75
May 2009 ......................            15                3,931,840               1.36
June 2009 .....................             6                1,187,575               0.41
July 2009 .....................            11                2,518,346               0.87
November 2010 .................             2                  599,000               0.21
February 2011 .................            11                2,855,882               0.99
March 2011 ....................            24                7,120,123               2.46
April 2011 ....................            37               10,944,863               3.78
May 2011 ......................            17                4,509,640               1.56
June 2011 .....................             5                1,457,300               0.50
July 2011 .....................             4                  962,700               0.33
                                        -----          ---------------             ------
   Total ......................         1,237          $   289,360,019             100.00%
                                        =====          ===============             ======

As of May 1, 2006, the weighted average number of months to the next adjustment date for the Group III Statistical Calculation Mortgage Loans was approximately 27 months.

                                   Annex II-44

PROSPECTUS

                                INDYMAC MBS, INC.
                                    Depositor

                       Mortgage Pass-Through Certificates
                           Mortgage Pass-Through Notes
                              (Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under "Risk Factors" beginning on page 5.

The securities will represent obligations of the related issuing entity only and will not represent an interest in or obligation of IndyMac MBS, Inc., any originator, servicer, or any of their affiliates.

The Trusts

Each issuing entity will be established to hold assets transferred to it by IndyMac MBS, Inc. The assets in each issuing entity will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests issued by cooperative housing corporations or participations in that type of loan,

o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o closed-end second lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed use loans),

o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

The Securities

IndyMac MBS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the issuing entity to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                                   ----------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

June 14, 2006

                               Table of Contents

                                                                            Page
                                                                            ----
Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement ...................................     4
Risk Factors ............................................................     5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer ..........................................................     5
   Credit Enhancement May Not Be Sufficient to Protect You from Losses ..     6
   Losses on Balloon Payment Mortgages Are Borne by You .................     6
   Multifamily Lending ..................................................     6
   Junior Liens .........................................................     7
   Partially Unsecured Loans ............................................     8
   Home Equity Lines of Credit ..........................................     8
   Nature of Mortgages ..................................................     9
   Your Risk of Loss May Be Higher Than You Expect If Your Securities
      Are Backed by Partially Unsecured Home Equity Loans ...............    13
   Impact of World Events ...............................................    13
   You Could Be Adversely Affected by Violations of Environmental Laws ..    14
   Ratings of the Securities Do Not Assure Their Payment ................    14
   Book-Entry Registration ..............................................    15
   Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans ...    15
   Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as
      Principal to Securityholders ......................................    16
   Secondary Market for the Securities May Not Exist ....................    16
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities ...................................    16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues ....    18
   The Principal Amount of Securities May Exceed the Market Value of the
      Issuing Entity Assets .............................................    18
The Issuing Entity ......................................................    19
   The Mortgage Loans--General ..........................................    20
   Agency Securities ....................................................    26
   Private Mortgage-Backed Securities ...................................    30
   Substitution of Issuing Entity Assets ................................    32
   Available Information ................................................    32
   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC ...........................................................    32
   Reports to Securityholders ...........................................    33
Use of Proceeds .........................................................    34

                                                                            Page
                                                                            ----
The Depositor ...........................................................    34
Mortgage Loan Program ...................................................    35
   Underwriting Standards ...............................................    35
   Underwriting Process .................................................    35
   Qualifications of Sellers ............................................    36
   Representations by Sellers; Repurchases ..............................    36
Static Pool Data ........................................................    37
Description of the Securities ...........................................    38
   General ..............................................................    39
   Distributions on Securities ..........................................    41
   Advances .............................................................    42
   Mandatory Auction ....................................................    43
   Categories of Classes of Securities ..................................    43
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ...........................................................    45
   Book-Entry Securities ................................................    49
   Global Clearance, Settlement And Tax Documentation Procedures ........    52
Credit Enhancement ......................................................    55
   General ..............................................................    55
   Subordination ........................................................    56
   Letter of Credit .....................................................    57
   Mortgage Pool Insurance Policies .....................................    57
   Special Hazard Insurance Policies ....................................    58
   Bankruptcy Bonds .....................................................    59
   Reserve Fund .........................................................    59
   Cross Support ........................................................    60
   Insurance Policies, Surety Bonds and Guaranties ......................    60
   Over-Collateralization ...............................................    60
   Financial Instruments ................................................    61
   Deposit Agreements ...................................................    61
Yield and Prepayment Considerations .....................................    61
   Prepayment Standards or Models .......................................    64
   Yield ................................................................    64
The Agreements ..........................................................    64
   Assignment of Issuing Entity Assets ..................................    64
   Payments on Issuing Entity Assets; Deposits to Security Account ......    67
   Pre-Funding Account ..................................................    69
   Collection Procedures ................................................    69
   The Surety Provider ..................................................    70
   Hazard Insurance .....................................................    71
   Realization upon Defaulted Mortgage Loans ............................    72
   Servicing and Other Compensation and Payment of Expenses .............    75
   Evidence as to Compliance ............................................    75
   List of Securityholders ..............................................    76
   Certain Matters Regarding the Servicer and the Depositor .............    76
   Events of Default ....................................................    77
   Amendment ............................................................    79
   Termination; Optional Termination ....................................    81

   The Trustee ..........................................................    82
Certain Legal Aspects of the Mortgage Loans .............................    82
   General ..............................................................    82
   Foreclosure and Repossession .........................................    83
   Rights of Redemption .................................................    85
   Anti-Deficiency Legislation and Other Limitations on Lenders .........    85
   Environmental Risks ..................................................    86
   Due-on-sale Clauses ..................................................    87
   Prepayment Charges ...................................................    87
   Applicability of Usury Laws ..........................................    88
   Servicemembers Civil Relief Act ......................................    88
Material Federal Income Tax Consequences ................................    88
   General ..............................................................    88
   Taxation of Debt Securities ..........................................    89
   REMIC Securities .....................................................    95
   Tax Status as a Grantor Trust ........................................   103
   Final Trust Reporting Regulations ....................................   110
   Tax Characterization of the Issuing Entity as a Partnership ..........   111
   Tax Consequences to Holders of the Notes .............................   111
   Tax Consequences to Holders of the Certificates ......................   113
State Tax Considerations ................................................   117
ERISA Considerations ....................................................   117
   Exemptions Available to Debt Instruments .............................   117
   Underwriter Exemption ................................................   118
Legal Investment ........................................................   121
Method of Distribution ..................................................   121
Legal Matters ...........................................................   123
Financial Information ...................................................   123
Rating ..................................................................   123
INDEX OF PRINCIPAL TERMS ................................................   124

         Important Notice About Information in this Prospectus and Each
                       Accompanying Prospectus Supplement

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

      If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Issuing Entity--Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" on page 33.

                                  Risk Factors

      You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

      Limited Source of Payments -- No    The applicable prospectus supplement
      Recourse to Sellers, Depositor or   may provide that securities will be
      Servicer                            payable from other issuing entities in
                                          addition to their associated issuing
                                          entity, but if it does not, they will
                                          be payable solely from their
                                          associated issuing entity. If the
                                          issuing entity does not have
                                          sufficient assets to distribute the
                                          full amount due to you as a
                                          securityholder, your yield will be
                                          impaired. The return of your principal
                                          may be impaired, and you will not have
                                          recourse to any other entity.
                                          Furthermore, at the times specified in
                                          the applicable prospectus supplement,
                                          certain assets of the issuing entity
                                          may be released and paid out to other
                                          people, such as the depositor, a
                                          servicer, a credit enhancement
                                          provider, or any other person entitled
                                          to payments from the issuing entity.
                                          Those assets will no longer be
                                          available to make payments to you.
                                          Those payments are generally made
                                          after other specified payments that
                                          may be set forth in the applicable
                                          prospectus supplement have been made.

                                          You will not have any recourse against
                                          the depositor or any servicer if you
                                          do not receive a required distribution
                                          on the securities. Unless otherwise
                                          specified in the applicable prospectus
                                          supplement, you also will not have
                                          recourse against the assets of the
                                          issuing entity of any other series of
                                          securities.

                                          The securities will not represent an
                                          interest in the depositor, any
                                          servicer, any seller to the depositor,
                                          or anyone else except the issuing
                                          entity. The only obligation of the
                                          depositor to an issuing entity comes
                                          from certain representations and
                                          warranties made by it about assets
                                          transferred to the issuing entity. If
                                          these representations and warranties
                                          turn out to be untrue, the depositor
                                          may be required to repurchase or
                                          substitute for some of the transferred
                                          assets. IndyMac MBS, Inc., which is
                                          the depositor, does not have
                                          significant assets and is unlikely to
                                          have significant assets in the future.
                                          If the depositor were required to
                                          repurchase a loan because of a breach
                                          of a representation, its only sources
                                          of funds for the repurchase would be:

                                          o   funds obtained from enforcing a
                                              corresponding obligation of a
                                              seller or originator of the loan,
                                              or

                                          o   funds from a reserve fund or
                                              similar credit enhancement
                                              established to pay for loan
                                              repurchases.

                                          The only obligations of the servicer
                                          to an issuing entity (other than its
                                          servicing obligations) comes from
                                          certain representations and warranties
                                          made by it in connection with its loan
                                          servicing activities. If these
                                          representations and warranties turn
                                          out to be untrue, the servicer may be
                                          required to repurchase some of the
                                          loans. However, the servicer may not
                                          have the financial ability to make the
                                          required repurchase.

                                          The only obligations to an issuing
                                          entity of a seller of loans to the
                                          depositor comes from certain
                                          representations and warranties made by
                                          it in connection with its sale of the
                                          loans and certain document delivery
                                          requirements. If these representations
                                          and warranties turn out to be untrue,
                                          or the seller fails to deliver
                                          required documents, it may be required
                                          to repurchase some of the loans.
                                          However, the seller may not have the
                                          financial ability to make the required
                                          repurchase.

      Credit Enhancement May Not Be       Credit enhancement is intended to
      Sufficient to Protect You from      reduce the effect of loan losses.
      Losses                              Credit enhancements, however, may
                                          benefit only some classes of a series
                                          of securities and the amount of any
                                          credit enhancement will be limited as
                                          described in the applicable prospectus
                                          supplement. Furthermore, the amount of
                                          a credit enhancement may decline over
                                          time pursuant to a schedule or formula
                                          or otherwise, and could be depleted
                                          from payments or for other reasons
                                          before the securities covered by the
                                          credit enhancement are paid in full.
                                          In addition, a credit enhancement may
                                          not cover all potential sources of
                                          loss. For example, a credit
                                          enhancement may or may not cover fraud
                                          or negligence by a loan originator or
                                          other parties. Also, all or a portion
                                          of a credit enhancement may be
                                          reduced, substituted for, or even
                                          eliminated, so long as the rating
                                          agencies rating the securities
                                          indicate that the change in credit
                                          enhancement would not cause them to
                                          adversely change their rating of the
                                          securities. Consequently,
                                          securityholders may suffer losses even
                                          though a credit enhancement exists and
                                          its provider does not default.

      Losses on Balloon Payment           Some of the underlying loans may not
      Mortgages Are Borne by You          be fully amortizing over their terms
                                          to maturity and, thus, will require
                                          substantial principal payments (that
                                          is, balloon payments) at their stated
                                          maturity. Loans with balloon payments
                                          involve a greater degree of risk than
                                          fully amortizing loans because
                                          typically the borrower must be able to
                                          refinance the loan or sell the
                                          property to make the balloon payment
                                          at maturity. The ability of a borrower
                                          to do this will depend on factors such
                                          as mortgage rates at the time of sale
                                          or refinancing, the borrower's equity
                                          in the property, the relative strength
                                          of the local housing market, the
                                          financial condition of the borrower,
                                          and tax laws. Losses on these loans
                                          that are not otherwise covered by a
                                          credit enhancement will be borne by
                                          the holders of one or more classes of
                                          securities.

      Multifamily Lending                 Multifamily lending may expose the
                                          lender to a greater risk of loss than
                                          single family residential lending.
                                          Owners of multifamily residential
                                          properties rely on monthly rent
                                          payments from tenants to:

                                          o   pay for maintenance and other
                                              operating expenses of those
                                              properties,

                                          o   fund capital improvements, and

                                          o   service any loan or other debt
                                              that may be secured by those
                                              properties.

                                          Various factors, many of which are
                                          beyond the control of the owner or
                                          operator of a multifamily property,
                                          may affect the economic viability of
                                          that property.

                                          Changes in payment patterns by tenants
                                          may result from a variety of social,
                                          legal and economic factors. Economic
                                          factors include the rate of inflation,
                                          unemployment levels and relative rates
                                          offered for various types of housing.
                                          Shifts in economic factors may trigger
                                          changes in payment patterns including
                                          increased risks of defaults by tenants
                                          and higher vacancy rates. Adverse
                                          economic conditions, either local or
                                          national, may limit the amount of rent
                                          that can be charged and may result in
                                          a reduction in timely lease payments
                                          or a reduction in occupancy levels.
                                          Occupancy and rent levels may also be
                                          affected by construction of additional
                                          housing units, competition and local
                                          politics, including rent stabilization
                                          or rent control laws and policies. In
                                          addition, the level of mortgage
                                          interest rates may encourage tenants
                                          to purchase single family housing. We
                                          cannot determine and have no basis to
                                          predict whether, or to what extent,
                                          economic, legal or social factors will
                                          affect future rental or payment
                                          patterns.

                                          The location and construction quality
                                          of a particular property may affect
                                          the occupancy level as well as the
                                          rents that may be charged for
                                          individual units. The characteristics
                                          of a neighborhood may change over time
                                          or in relation to newer developments.
                                          The effects of poor construction
                                          quality will increase over time in the
                                          form of increased maintenance and
                                          capital improvements. Even good
                                          construction will deteriorate over
                                          time if adequate maintenance is not
                                          performed in a timely fashion.

      Junior Liens                        The mortgages and deeds of trust
                                          securing the closed-end second-lien
                                          loans will be, the home equity line of
                                          credit loans and home improvement
                                          contracts will primarily be, and other
                                          loans may be junior liens subordinate
                                          to the rights of the related senior
                                          mortgage(s) or deed(s) of trust.
                                          Accordingly, the proceeds from any
                                          liquidation, insurance policy or
                                          condemnation proceeding will be
                                          available to satisfy the outstanding
                                          balance of the junior lien only to the
                                          extent that the claims of the related
                                          senior mortgagees have been satisfied
                                          in full, including any related
                                          foreclosure costs. In addition, if a
                                          junior mortgagee forecloses on the
                                          property securing a junior mortgage,
                                          the junior mortgagee will have to
                                          foreclose subject to any senior
                                          mortgage and must take one of the
                                          following steps to protect its
                                          interest in the property:

                                          o   pay the senior mortgage in full at
                                              or prior to the foreclosure sale,
                                              or

                                          o   assume the payments on the senior
                                              mortgage if the mortgagor is in
                                              default under that mortgage.

                                          Unless the servicer is obligated under
                                          the applicable agreement to advance
                                          such funds, the issuing entity may
                                          effectively be prevented from
                                          foreclosing on the related property
                                          because it will not have sufficient
                                          funds to satisfy any senior mortgages
                                          or make
                                          payments due to any senior mortgagees.

                                          Some states have imposed legal limits
                                          on the remedies of a secured lender in
                                          the event that the proceeds of any
                                          sale under a deed of trust or other
                                          foreclosure proceedings are
                                          insufficient to pay amounts owed to
                                          that secured lender. In some states,
                                          including California, if a lender
                                          simultaneously originates a loan
                                          secured by a senior lien on a
                                          particular property and a loan secured
                                          by a junior lien on the same property,
                                          that lender as the holder of the
                                          junior lien may be precluded from
                                          obtaining a deficiency judgment with
                                          respect to the excess of:

                                          o   the aggregate amount owed under
                                              both the senior and junior loans,
                                              over

                                          o   the proceeds of any sale under a
                                              deed of trust or other foreclosure
                                              proceedings.

                                          See "Certain Legal Aspects of the
                                          Loans-Anti-Deficiency Legislation;
                                          Bankruptcy Laws; Tax Liens."

      Partially Unsecured Loans           The issuing entity for any series may
                                          include closed-end second-lien loans,
                                          home equity line of credit loans and
                                          home improvement contracts that were
                                          originated with loan-to-value ratios
                                          or combined loan-to-value ratios in
                                          excess of the value of the related
                                          property.

                                          Under these circumstances, the issuing
                                          entity for the related series could be
                                          treated as a general unsecured
                                          creditor as to any unsecured portion
                                          of any related loan. If a borrower
                                          defaults under a loan that is
                                          unsecured in part, the related issuing
                                          entity generally will have recourse
                                          only against the borrower's assets for
                                          the unsecured portion of the loan,
                                          along with all other general unsecured
                                          creditors of the borrower. In a
                                          bankruptcy or insolvency proceeding
                                          relating to a borrower on a partially
                                          unsecured loan, the borrower's
                                          unsecured obligation on that loan will
                                          be treated as an unsecured loan and
                                          may be discharged by the bankruptcy
                                          court. Losses on any partially
                                          unsecured loans that are not otherwise
                                          covered by a credit enhancement will
                                          be borne by the holders of one or more
                                          classes of securities of the related
                                          series.

      Home Equity Lines of Credit         Generally, a home equity line of
                                          credit has a draw period that lasts
                                          for the first ten years (during which
                                          no principal or minimal amount of
                                          principal is due) and, unless
                                          otherwise specified in the related
                                          prospectus supplement, a repayment
                                          term following the draw period of
                                          zero, ten, fifteen or twenty years. As
                                          a result, there may be limited
                                          collections available to make payments
                                          to related securityholders or payments
                                          of principal may be received more
                                          slowly than anticipated, which will
                                          affect the yield on one or more
                                          classes of securities of the related
                                          series.

                                          Home equity lines of credit that do
                                          not have a repayment term
                                          following the draw period are
                                          effectively balloon loans that pose an
                                          additional risk because a borrower
                                          must make a large lump sum payment of
                                          principal at the end of the draw
                                          period. If the borrower is unable to
                                          pay the lump sum or refinance such
                                          amount, holders of one or more classes
                                          of securities of the related series
                                          may suffer a loss if the related
                                          credit enhancement is not sufficient
                                          to cover such shortfall.

      Nature of Mortgages                 The value of the properties underlying
  Declines In Property Values             the loans held in the issuing entity
  May Adversely Affect You                may decline over time. Among the
                                          factors that could adversely affect
                                          the value of the properties are:

                                          o   an overall decline in the
                                              residential real estate market in
                                              the areas in which they are
                                              located,

                                          o   a decline in their general
                                              condition from the failure of
                                              borrowers to maintain their
                                              property adequately, and

                                          o   natural disasters that are not
                                              covered by insurance, such as
                                              earthquakes and floods.

                                          If property values decline, the actual
                                          rates of delinquencies, foreclosures,
                                          and losses on all underlying loans
                                          could be higher than those currently
                                          experienced in the mortgage lending
                                          industry in general. These losses, to
                                          the extent not otherwise covered by a
                                          credit enhancement, will be borne by
                                          the holder of one or more classes of
                                          securities.

  Cooperative Loans May Experience        Cooperative loans are evidenced by
  Relatively Higher Losses                promissory notes secured by security
                                          interests in shares issued by private
                                          corporations that are entitled to be
                                          treated as housing cooperatives under
                                          the Internal Revenue Code and in the
                                          related proprietary leases or
                                          occupancy agreements granting
                                          exclusive rights to occupy specific
                                          dwelling units in the corporations'
                                          buildings.

                                          If a blanket mortgage (or mortgages)
                                          exists on the cooperative apartment
                                          building and/or underlying land, as is
                                          generally the case, the cooperative,
                                          as property borrower, is responsible
                                          for meeting these mortgage or rental
                                          obligations. If the cooperative is
                                          unable to meet the payment obligations
                                          arising under a blanket mortgage, the
                                          mortgagee holding a blanket mortgage
                                          could foreclose on that mortgage and
                                          terminate all subordinate proprietary
                                          leases and occupancy agreements. A
                                          foreclosure by the holder of a blanket
                                          mortgage could eliminate or
                                          significantly diminish the value of
                                          any collateral held by the lender who
                                          financed an individual
                                          tenant-stockholder of cooperative
                                          shares or, in the case of the mortgage
                                          loans, the collateral securing the
                                          cooperative loans.

                                          If an underlying lease of the land
                                          exists, as is the case in some
                                          instances, the cooperative is
                                          responsible for meeting the related
                                          rental obligations. If the cooperative
                                          is unable to meet its obligations
                                          arising under its land lease, the
                                          holder of the land lease could
                                          terminate the land lease and all
                                          subordinate proprietary leases and
                                          occupancy agreements. The termination
                                          of the land lease by its holder could
                                          eliminate or significantly diminish
                                          the
                                          value of any collateral held by the
                                          lender who financed an individual
                                          tenant-stockholder of the cooperative
                                          shares or, in the case of the mortgage
                                          loans, the collateral securing the
                                          cooperative loans. A land lease also
                                          has an expiration date and the
                                          inability of the cooperative to extend
                                          its term or, in the alternative, to
                                          purchase the land could lead to
                                          termination of the cooperative's
                                          interest in the property and
                                          termination of all proprietary leases
                                          and occupancy agreements which could
                                          eliminate or significantly diminish
                                          the value of the related collateral.

                                          In addition, if the corporation
                                          issuing the shares related to the
                                          cooperative loans fails to qualify as
                                          a cooperative housing corporation
                                          under the Internal Revenue Code, the
                                          value of the collateral securing the
                                          cooperative loan could be
                                          significantly impaired because the
                                          tenant-stockholders would not be
                                          permitted to deduct its proportionate
                                          share of certain interest expenses and
                                          real estate taxes of the corporation.

                                          The cooperative shares and proprietary
                                          lease or occupancy agreement pledged
                                          to the lender are, in almost all
                                          cases, subject to restrictions on
                                          transfer, including obtaining the
                                          consent of the cooperative housing
                                          corporation prior to the transfer,
                                          which may impair the value of the
                                          collateral after a default by the
                                          borrower due to an inability to find a
                                          transferee acceptable to the related
                                          housing corporation.

  Delays in Liquidation May               Even if the properties underlying the
  Adversely Affect You                    loans held in the issuing entity
                                          provide adequate security for the
                                          loans, substantial delays could occur
                                          before defaulted loans are liquidated
                                          and their proceeds are forwarded to
                                          investors. Property foreclosure
                                          actions are regulated by state
                                          statutes and rules and are subject to
                                          many of the delays and expenses of
                                          other lawsuits if defenses or
                                          counterclaims are made, sometimes
                                          requiring several years to complete.
                                          Furthermore, an action to obtain a
                                          deficiency judgment is regulated by
                                          statutes and rules, and the amount or
                                          availability of a deficiency judgment
                                          may be limited by law. In the event of
                                          a default by a borrower, these
                                          restrictions may impede the ability of
                                          the servicer to foreclose on or to
                                          sell the mortgaged property or to
                                          obtain a deficiency judgment to obtain
                                          sufficient proceeds to repay the loan
                                          in full. In addition, the servicer
                                          will be entitled to deduct from
                                          liquidation proceeds all expenses
                                          reasonably incurred in attempting to
                                          recover on the defaulted loan,
                                          including legal and appraisal fees and
                                          costs, real estate taxes, and property
                                          maintenance and preservation expenses.

                                          In the event that:

                                                o   the mortgaged properties
                                                    fail to provide adequate
                                                    security for the related
                                                    loans,

                                                o   if applicable to a series as
                                                    specified in the related
                                                    prospectus supplement,
                                                    excess cashflow (if any) and
                                                    overcollateralization (if
                                                    any) is insufficient to
                                                    cover
                                                    these shortfalls,

                                                o   if applicable to a series as
                                                    specified in the related
                                                    prospectus supplement, the
                                                    subordination of certain
                                                    classes are insufficient to
                                                    cover these shortfalls, and

                                                o   with respect to the
                                                    securities with the benefit
                                                    of an insurance policy as
                                                    specified in the related
                                                    prospectus supplement, the
                                                    credit enhancement provider
                                                    fails to make the required
                                                    payments under the related
                                                    insurance policies,

                                          you could lose all or a portion of the
                                          money you paid for the securities and
                                          could also have a lower yield than
                                          anticipated at the time you purchased
                                          the securities.

  Disproportionate Effect of              Liquidation expenses of defaulted
  Liquidation Expenses May                loans generally do not vary directly
  Adversely Affect You                    with the outstanding principal balance
                                          of the loan at the time of default.
                                          Therefore, if a servicer takes the
                                          same steps for a defaulted loan having
                                          a small remaining principal balance as
                                          it does for a defaulted loan having a
                                          large remaining principal balance, the
                                          amount realized after expenses is
                                          smaller as a percentage of the
                                          outstanding principal balance of the
                                          small loan than it is for the
                                          defaulted loan having a large
                                          remaining principal balance.

  Consumer Protection Laws                Federal, state and local laws
  May Adversely Affect You                extensively regulate various aspects
                                          of brokering, originating, servicing
                                          and collecting mortgage loans secured
                                          by consumers' dwellings. Among other
                                          things, these laws may regulate
                                          interest rates and other charges,
                                          require disclosures, impose financial
                                          privacy requirements, mandate specific
                                          business practices, and prohibit
                                          unfair and deceptive trade practices.
                                          In addition, licensing requirements
                                          may be imposed on persons that broker,
                                          originate, service or collect mortgage
                                          loans secured by consumers' dwellings.

                                          Additional requirements may be imposed
                                          under federal, state or local laws on
                                          so-called "high cost" mortgage loans,
                                          which typically are defined as loans
                                          secured by a consumer's dwelling that
                                          have interest rates or origination
                                          costs in excess of prescribed levels.
                                          These laws may limit certain loan
                                          terms, such as prepayment charges, or
                                          the ability of a creditor to refinance
                                          a loan unless it is in the borrower's
                                          interest. In addition, certain of
                                          these laws may allow claims against
                                          loan brokers or mortgage originators,
                                          including claims based on fraud or
                                          misrepresentations, to be asserted
                                          against persons acquiring the mortgage
                                          loans, such as the trust.

                                          The federal laws that may apply to
                                          loans held in the trust include the
                                          following:

                                          o   the Truth in Lending Act and its
                                              regulations, which (among other
                                              things) require disclosures to
                                              borrowers regarding the terms of
                                              mortgage loans and provide
                                              consumers who pledged
                                              their principal dwelling as
                                              collateral in a non-purchase money
                                              transaction with a right of
                                              rescission that generally extends
                                              for three days after proper
                                              disclosures are given (but in no
                                              event more than three years);

                                          o   the Home Ownership and Equity
                                              Protection Act and its
                                              regulations, which (among other
                                              things) imposes additional
                                              disclosure requirements and
                                              limitations on loan terms with
                                              respect to non-purchase money,
                                              installment loans secured by the
                                              consumer's principal dwelling that
                                              have interest rates or origination
                                              costs in excess of prescribed
                                              levels;

                                          o   the Home Equity Loan Consumer
                                              Protection Act and its
                                              regulations, which (among other
                                              things) limit changes that may be
                                              made to open-end loans secured by
                                              the consumer's dwelling, and
                                              restricts the ability to
                                              accelerate balances or suspend
                                              credit privileges on this type of
                                              loans;

                                          o   the Real Estate Settlement
                                              Procedures Act and its
                                              regulations, which (among other
                                              things) prohibit the payment of
                                              referral fees for real estate
                                              settlement services (including
                                              mortgage lending and brokerage
                                              services) and regulate escrow
                                              accounts for taxes and insurance
                                              and billing inquiries made by
                                              borrowers;

                                          o   the Equal Credit Opportunity Act
                                              and its regulations, which (among
                                              other things) generally prohibits
                                              discrimination in any aspect of a
                                              credit transaction on certain
                                              enumerated basis, such as age,
                                              race, color, sex, religion,
                                              marital status, national origin or
                                              receipt of public assistance;

                                          o   the Federal Trade Commission's
                                              Rule on Preservation of Consumer
                                              Claims and Defenses, which
                                              generally provides that the rights
                                              of an assignee of a conditional
                                              sales contract (or of certain
                                              lenders making purchase money
                                              loans) to enforce a consumer
                                              credit obligation are subject to
                                              the claims and defenses that the
                                              consumer could assert against the
                                              seller of goods or services
                                              financed in the credit
                                              transaction; and

                                          o   the Fair Credit Reporting Act,
                                              which (among other things)
                                              regulates the use of consumer
                                              reports obtained from consumer
                                              reporting agencies and the
                                              reporting of payment histories to
                                              consumer reporting agencies.

                                          The penalties for violating these
                                          federal, state, or local laws vary
                                          depending on the applicable law and
                                          the particular facts of the situation.
                                          However, private plaintiffs typically
                                          may assert claims for actual damages
                                          and, in some cases, also may recover
                                          civil money penalties or exercise a
                                          right to rescind the mortgage loan.
                                          Violations of certain laws may limit
                                          the ability to collect all or part of
                                          the principal or interest on a
                                          mortgage loan and, in some cases,
                                          borrowers even may be entitled to a
                                          refund of amounts previously paid.
                                          Federal, state and local
                                          administrative or law enforcement
                                          agencies also may be entitled to bring
                                          legal actions, including actions for
                                          civil money penalties or restitution,
                                          for violations of certain of these
                                          laws.

                                          Depending on the particular alleged
                                          misconduct, it is possible that claims
                                          may be asserted against various
                                          participants in the secondary mortgage
                                          market, including assignees that hold
                                          the mortgage loan, such as the trust.
                                          Losses on loans from the application
                                          of these federal, state and local laws
                                          that are not otherwise covered by one
                                          or more forms of credit enhancement
                                          will be borne by holders of one or
                                          more classes of securities.
                                          Additionally, the trust may experience
                                          losses arising from lawsuits related
                                          to alleged violations of these laws,
                                          which, if not covered by one or more
                                          forms of credit enhancement or the
                                          seller, will be borne by the holders
                                          of one or more classes of securities.

 Your Risk of Loss May Be Higher Than     The issuing entity may also include
 You Expect If Your Securities Are        home equity loans that were originated
 Backed by Partially Unsecured Home       with loan-to-value ratios or combined
 Equity Loans                             loan-to-value ratios in excess of the
                                          value of the related mortgaged
                                          property. Under these circumstances,
                                          the issuing entity could be treated as
                                          a general unsecured creditor as to any
                                          unsecured portion of any related loan.
                                          In the event of a default under a loan
                                          that is unsecured in part, the issuing
                                          entity will have recourse only against
                                          the borrower's assets generally for
                                          the unsecured portion of the loan,
                                          along with all other general unsecured
                                          creditors of the borrower.

Impact of World Events                    The economic impact of the United
                                          States' military operations in Iraq
                                          and other parts of the world, as well
                                          as the possibility of any terrorist
                                          attacks domestically or abroad, is
                                          uncertain, but could have a material
                                          effect on general economic conditions,
                                          consumer confidence, and market
                                          liquidity. We can give no assurance as
                                          to the effect of these events on
                                          consumer confidence and the
                                          performance of the loans held by
                                          issuing entity. Any adverse impact
                                          resulting from these events would be
                                          borne by the holders of one or more
                                          classes of the securities.

                                          United States military operations also
                                          increase the likelihood of shortfalls
                                          under the Servicemembers Civil Relief
                                          Act or similar state laws (referred to
                                          as the "Relief Act" ). The Relief Act
                                          provides relief to borrowers who enter
                                          active military service and to
                                          borrowers in reserve status who are
                                          called to active duty after the
                                          origination of their loan. The Relief
                                          Act provides generally that these
                                          borrowers may not be charged interest
                                          on a loan in excess of 6% per annum
                                          during the period of the borrower's
                                          active duty. These shortfalls are not
                                          required to be paid by the borrower at
                                          any future time and will not be
                                          advanced by the servicer, unless
                                          otherwise specified in the related
                                          prospectus supplement. To the extent
                                          these shortfalls reduce the amount of
                                          interest paid to the holders of
                                          securities with the benefit of an
                                          insurance policy, unless otherwise
                                          specified in the related prospectus
                                          supplement, they will not be covered
                                          by the related insurance policy. In
                                          addition, the Relief Act imposes
                                          limitations that would impair the
                                          ability of the servicer to foreclose
                                          on an affected loan during the
                                          borrower's
                                          period of active duty status, and,
                                          under some circumstances, during an
                                          additional period thereafter.

 You Could Be Adversely Affected by       Federal, state, and local laws and
 Violations of Environmental Laws         regulations impose a wide range of
                                          requirements on activities that may
                                          affect the environment, health, and
                                          safety. In certain circumstances,
                                          these laws and regulations impose
                                          obligations on "owners" or "operators"
                                          of residential properties such as
                                          those that secure the loans held in
                                          the issuing entity. Failure to comply
                                          with these laws and regulations can
                                          result in fines and penalties that
                                          could be assessed against the trust if
                                          it were to be considered an "owner" or
                                          "operator" of the related property. A
                                          property "owner" or "operator" can
                                          also be held liable for the cost of
                                          investigating and remediating
                                          contamination, regardless of fault,
                                          and for personal injury or property
                                          damage arising from exposure to
                                          contaminants.

                                          In some states, a lien on the property
                                          due to contamination has priority over
                                          the lien of an existing mortgage.
                                          Also, under certain circumstances, a
                                          mortgage lender may be held liable as
                                          an "owner" or "operator" for costs
                                          associated with the release of
                                          hazardous substances from a site, or
                                          petroleum from an underground storage
                                          tank under certain circumstances. If
                                          the issuing entity were to be
                                          considered the "owner" or "operator"
                                          of a property, it will suffer losses
                                          as a result of any liability imposed
                                          for environmental hazards on the
                                          property.

      Ratings of the Securities Do Not    Any class of securities offered under
      Assure Their Payment                this prospectus and the accompanying
                                          prospectus supplement will be rated in
                                          one of the four highest rating
                                          categories of at least one nationally
                                          recognized rating agency. A rating is
                                          based on the adequacy of the value of
                                          the trust assets and any credit
                                          enhancement for that class, and, in
                                          the case of surety bonds, insurance
                                          policies, letters of credit or
                                          guarantees, primarily on the claims
                                          paying ability of any related surety
                                          provider, insurer, letter of credit
                                          provider or guarantor, and reflects
                                          the rating agency's assessment of how
                                          likely it is that holders of the class
                                          of securities will receive the
                                          payments to which they are entitled. A
                                          rating does not constitute an
                                          assessment of how likely it is that
                                          principal prepayments on the
                                          underlying loans will be made, the
                                          degree to which the rate of
                                          prepayments might differ from that
                                          originally anticipated, or the
                                          likelihood that the securities will be
                                          redeemed early. A rating is not a
                                          recommendation to purchase, hold, or
                                          sell securities because it does not
                                          address the market price of the
                                          securities or the suitability of the
                                          securities for any particular
                                          investor.

                                          A rating may not remain in effect for
                                          any given period of time and the
                                          rating agency could lower or withdraw
                                          the rating in the future. For example,
                                          the rating agency could lower or
                                          withdraw its rating due to:

                                          o   a decrease in the adequacy of the
                                              value of the trust assets or any
                                              related credit enhancement,

                                          o   an adverse change in the financial
                                              or other condition of a credit
                                              enhancement provider, or

                                          o   a change in the rating of the
                                              credit enhancement provider's
                                              long-term debt.

                                          The amount, type, and nature of credit
                                          enhancement established for a class of
                                          securities will be determined on the
                                          basis of criteria established by each
                                          rating agency rating classes of the
                                          securities. These criteria are
                                          sometimes based upon an actuarial
                                          analysis of the behavior of similar
                                          loans in a larger group. That analysis
                                          is often the basis upon which each
                                          rating agency determines the amount of
                                          credit enhancement required for a
                                          class. The historical data supporting
                                          any actuarial analysis may not
                                          accurately reflect future experience,
                                          and the data derived from a large pool
                                          of similar loans may not accurately
                                          predict the delinquency, foreclosure,
                                          or loss experience of any particular
                                          pool of mortgage loans. Mortgaged
                                          properties may not retain their
                                          values. If residential real estate
                                          markets experience an overall decline
                                          in property values such that the
                                          outstanding principal balances of the
                                          loans held in a particular issuing
                                          entity and any secondary financing on
                                          the related mortgaged properties
                                          become equal to or greater than the
                                          value of the mortgaged properties, the
                                          rates of delinquencies, foreclosures,
                                          and losses could be higher than those
                                          now generally experienced in the
                                          mortgage lending industry. In
                                          addition, adverse economic conditions
                                          may affect timely payment by
                                          mortgagors on their loans regardless
                                          of whether the conditions affect real
                                          property values and, accordingly, the
                                          rates of delinquencies, foreclosures,
                                          and losses in any issuing entity.
                                          Losses from this that are not covered
                                          by a credit enhancement will be borne,
                                          at least in part, by the holders of
                                          one or more classes of securities.

      Book-Entry Registration             Securities issued in book-entry form
  Limit on Liquidity                      may have only limited liquidity in the
                                          resale market, since investors may be
                                          unwilling to purchase securities for
                                          which they cannot obtain physical
                                          instruments.

  Limit on Ability to Transfer or Pledge  Transactions in book-entry securities can be effected only through The
                                          Depository Trust Company, its
                                          participating organizations, its
                                          indirect participants, and certain
                                          banks. Therefore, your ability to
                                          transfer or pledge securities issued
                                          in book-entry form may be limited.

  Delays in Distributions                 You may experience some delay in the
                                          receipt of distributions on book-entry
                                          securities since the distributions
                                          will be forwarded by the trustee to
                                          The Depository Trust Company for it to
                                          credit the accounts of its
                                          participants. In turn, these
                                          participants will then credit the
                                          distributions to your account either
                                          directly or indirectly through
                                          indirect participants.

 Pre-Funding Accounts Will Not Be Used    The prospectus supplement for a series
 to Cover Losses on the Loans             of securities may provide that on the
                                          closing date for that series, the
                                          depositor will deposit cash into a
                                          pre-funding account. The amount
                                          deposited into the pre-funding account
                                          will never exceed 50% of the initial
                                          aggregate principal amount of the
                                          certificates and/or notes of the
                                          related
                                          series. The pre-funding account will
                                          only be used to purchase additional
                                          loans from the depositor during the
                                          period beginning with the related
                                          closing date and ending not more than
                                          one year after the closing date. The
                                          depositor will acquire these
                                          additional loans from the seller or
                                          sellers specified in the related
                                          prospectus supplement. The trustee for
                                          the related series will maintain the
                                          pre-funding account. Amounts on
                                          deposit in the pre-funding account
                                          will not be used to cover losses on or
                                          in respect of the related loans.

 Unused Amounts on Deposit in Any Pre-    Any amounts remaining in a pre-funding
 Funding Account Will Be Paid as          account at the end of the period
 Principal to Securityholders             specified in the applicable prospectus
                                          supplement will be distributed as a
                                          prepayment of principal to the related
                                          securityholders on the first
                                          distribution date after the end of
                                          that period. Any such distribution
                                          will be made in the amounts and
                                          according to the priorities specified
                                          in the related prospectus supplement.
                                          The holders of one or more classes of
                                          the related series of securities will
                                          bear the entire reinvestment risk
                                          resulting from that prepayment.

 Secondary Market for the Securities      The related prospectus supplement for
 May Not Exist                            each series will specify the classes
                                          in which the underwriter intends to
                                          make a secondary market, but no
                                          underwriter will have any obligation
                                          to do so. We can give no assurance
                                          that a secondary market for the
                                          securities will develop or, if it
                                          develops, that it will continue.
                                          Consequently, you may not be able to
                                          sell your securities readily or at
                                          prices that will enable you to realize
                                          your desired yield. If only a portion
                                          of a class of offered certificates has
                                          been sold to the public, the market
                                          for the offered certificates could be
                                          illiquid because of the small amount
                                          of these certificates held by the
                                          public. In addition, the market
                                          overhang created by the existence of
                                          offered certificates that the market
                                          is aware may be sold to the public in
                                          the near future could adversely affect
                                          your ability to sell your
                                          certificates. The market values of the
                                          securities are likely to fluctuate.
                                          Fluctuations may be significant and
                                          could result in significant losses to
                                          you.

                                          The secondary markets for asset backed
                                          securities have experienced periods of
                                          illiquidity and can be expected to do
                                          so in the future. Illiquidity can have
                                          a severely adverse effect on the
                                          prices of securities that are
                                          especially sensitive to prepayment,
                                          credit or interest rate risk, or that
                                          have been structured to meet the
                                          investment requirements of limited
                                          categories of investors.

 Bankruptcy or Insolvency May Affect      The seller and the depositor will take
 the Timing and Amount of Distributions   steps to structure the transfer of the
 on the Securities                        loans held in the issuing entity by
                                          the seller to the depositor as a sale.
                                          The depositor and the issuing entity
                                          will take steps to structure the
                                          transfer of the loans from the
                                          depositor to the issuing entity as a
                                          sale. If these characterizations are
                                          correct, then if the seller were to
                                          become bankrupt, the loans would not
                                          be part of the seller's bankruptcy
                                          estate and would not be available to
                                          the seller's creditors. On the other
                                          hand, if the seller becomes bankrupt,
                                          its
                                          bankruptcy trustee or one of its
                                          creditors may attempt to
                                          recharacterize the sale of the loans
                                          as a borrowing by the seller, secured
                                          by a pledge of the loans. Presenting
                                          this position to a bankruptcy court
                                          could prevent timely payments on the
                                          securities and even reduce the
                                          payments on the securities.
                                          Additionally, if that argument is
                                          successful, the bankruptcy trustee
                                          could elect to sell the loans and pay
                                          down the securities early. Thus, you
                                          could lose the right to future
                                          payments of interest, and might suffer
                                          reinvestment losses in a lower
                                          interest rate environment. Similarly,
                                          if the characterizations of the
                                          transfers as sales are correct, then
                                          if the depositor were to become
                                          bankrupt, the loans would not be part
                                          of the depositor's bankruptcy estate
                                          and would not be available to the
                                          depositor's creditors. On the other
                                          hand, if the depositor becomes
                                          bankrupt, its bankruptcy trustee or
                                          one of its creditors may attempt to
                                          recharacterize the sale of the loans
                                          as a borrowing by the depositor,
                                          secured by a pledge of the loans.
                                          Presenting this position to a
                                          bankruptcy court could prevent timely
                                          payments on the securities and even
                                          reduce the payments on the securities.

                                          If the servicer becomes bankrupt, the
                                          bankruptcy trustee may have the power
                                          to prevent the appointment of a
                                          successor servicer. Any related delays
                                          in servicing could result in increased
                                          delinquencies or losses on the loans.
                                          The period during which cash
                                          collections may be commingled with the
                                          servicer's own funds before each
                                          distribution date for securities will
                                          be specified in the applicable
                                          prospectus supplement. If the servicer
                                          becomes bankrupt and cash collections
                                          have been commingled with the
                                          servicer's own funds, the issuing
                                          entity will likely not have a
                                          perfected interest in those
                                          collections. In this case the trust
                                          might be an unsecured creditor of the
                                          servicer as to the commingled funds
                                          and could recover only its share as a
                                          general creditor, which might be
                                          nothing. Collections commingled but
                                          still in an account of the servicer
                                          might also be included in the
                                          bankruptcy estate of the servicer even
                                          though the trust may have a perfected
                                          security interest in them. Their
                                          inclusion in the bankruptcy estate of
                                          the servicer may result in delays in
                                          payment and failure to pay amounts due
                                          on the securities. Federal and state
                                          statutory provisions affording
                                          protection or relief to distressed
                                          borrowers may affect the ability of
                                          the secured mortgage lender to realize
                                          upon its security in other situations
                                          as well. For example, in a proceeding
                                          under the federal Bankruptcy Code, a
                                          lender may not foreclose on a
                                          mortgaged property without the
                                          permission of the bankruptcy court. In
                                          certain instances a bankruptcy court
                                          may allow a borrower to reduce the
                                          monthly payments, change the rate of
                                          interest, and alter the mortgage loan
                                          repayment schedule for under
                                          collateralized mortgage loans. The
                                          effect of these types of proceedings
                                          can be to cause delays in receiving
                                          payments on the loans underlying
                                          securities and even to reduce the
                                          aggregate amount of payments on the
                                          loans underlying securities.

 Holders of Original Issue Discount       Debt securities that are compound
 Securities Are Required to Include       interest securities will be, and
 Original Issue Discount in Ordinary      certain other debt may be, securities
 Gross Income as It Accrues               issued with original issue income
                                          discount for federal tax purposes. A
                                          holder of debt securities issued with
                                          original issue discount is required to
                                          include original issue discount in
                                          ordinary gross income for federal
                                          income tax purposes as it accrues,
                                          before receiving the cash attributable
                                          to that income. Accrued but unpaid
                                          interest on the debt securities that
                                          are compound interest securities
                                          generally will be treated as original
                                          issue discount for this purpose.

                                          See "Federal Income Tax
                                          Consequences-Taxation of Debt
                                          Securities-Interest and Acquisition
                                          Discount" and "-Market Discount."

 The Principal Amount of Securities May   The market value of the assets
 Exceed the Market Value of the Issuing   relating to a series of securities at
 Entity Assets                            any time may be less than the
                                          principal amount of the securities of
                                          that series then outstanding, plus
                                          accrued interest. In the case of a
                                          series of notes, after an event of
                                          default and a sale of the assets
                                          relating to a series of securities,
                                          the trustee, the servicer, the credit
                                          enhancer, if any, and any other
                                          service provider specified in the
                                          related prospectus supplement
                                          generally will be entitled to receive
                                          the proceeds of that sale to the
                                          extent of unpaid fees and other
                                          amounts owing to them under the
                                          related transaction document prior to
                                          distributions to securityholders. Upon
                                          any sale of the assets in connection
                                          with an event of default, the proceeds
                                          may be insufficient to pay in full the
                                          principal of and interest on the
                                          securities of the related series.

                                          Certain capitalized terms are used in
                                          this prospectus to assist you in
                                          understanding the terms of the
                                          securities. The capitalized terms used
                                          in this prospectus are defined on the
                                          pages indicated under the caption
                                          "Index of Principal Terms" on page
                                          124.

                              The Issuing Entity(1)

      This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related issuing entity, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. Each issuing entity will consist of the issuing entity assets (the "Issuing Entity Assets") consisting of:

      o a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

      o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

      o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

      The depositor will cause the Issuing Entity Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Issuing Entity Assets pursuant to:

      o a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

      o a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

      o a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

      The servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

      In the case of a series consisting of certificates, the term "agreement" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "agreement" means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term "agreement" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

      If specified in the related prospectus supplement, an issuing entity for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

      Before the initial offering of a series of securities, the issuing entity for that series will have no assets or liabilities. The issuing entity for a series is not expected to engage in any activities other than:

----------
(1) Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single issuing entity consisting primarily of the Issuing Entity Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term issuing entity will refer to one specific issuing entity.

      o acquiring, holding and managing the related Issuing Entity Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

      o     issuing securities and making distributions on them, and

      o     certain other related activities.

      The issuing entity for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

      The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the seller and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Issuing Entity Assets." The servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under "Loan Program-Representations by Seller; Repurchases" and "-Assignment of the Issuing Entity Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

      The securities will be entitled to payment from the assets of the related issuing entity or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor. The applicable prospectus supplement may specify the Issuing Entity Assets that an issuing entity will consist of, but if it does not, the Issuing Entity Assets of any issuing entity will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

      The following is a brief description of the Issuing Entity Assets expected to be included in the issuing entities. If specific information about the Issuing Entity Assets is not known at the time the related series of securities initially is offered, the related prospectus supplement will contain more general information of the nature described below, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related series of securities. A maximum of 5% of the Issuing Entity Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Issuing Entity Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Issuing Entity Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans--General

      The mortgage loans will be secured by first and, if so specified in the related prospectus supplement, subordinate mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

      The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

      The real property that secures repayment of the mortgage loans is referred to collectively as "mortgaged properties." The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

      The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "Loan Rate") for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment (referred to as a "balloon payment") of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

      o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      An issuing entity may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

      The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "Properties" and are individually referred to as a "Property." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

      The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

      Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

      Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Issuing Entity Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

      Home Improvement Contracts. The Issuing Entity Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

      Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

      o the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real property or home improvements),

      o     the original terms to maturity of the mortgage loans,

      o     the ranges of the principal balances of the mortgage loans,

      o the earliest origination date and latest maturity date of any of the mortgage loans,

      o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans at origination,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

      o     the maximum and minimum per annum mortgage rates and

      o     the geographical distribution of the mortgage loans.

      If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

      Unless otherwise specified in the related prospectus supplement, the "Loan-to-Value Ratio" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

      Unless otherwise specified in the related prospectus supplement, the "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of

      (x) the sum of

      o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

      o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

      (y) the collateral value of the related Property.

      The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

      o     the sales price for the property, and

      o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

      We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

      The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and will receive a fee for its services. See "Mortgage Loan Program" and "The Agreements."

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements--Assignment of Issuing Entity Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable (including its obligation to enforce the obligations of the sellers, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases") and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

      The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first and, if so specified in the related prospectus supplement, subordinate, liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

      Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

      Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in an issuing entity will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

      Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

      The Ginnie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

      Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

      Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

      The Fannie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

      Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in an issuing entity.

Private Mortgage-Backed Securities

      Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related issuing entity. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

      The prospectus supplement for a series for which the issuing entity includes Private Mortgage-Backed Securities will specify

      o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the issuing entity;

      o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

            o     the payment features of the mortgage loans,

            o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

            o the servicing fee or range of servicing fees with respect to the mortgage loans and

            o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

      o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

      o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

      o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

      o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

      o as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

      Private Mortgage-Backed Securities included in the issuing entity for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Substitution of Issuing Entity Assets

      Substitution of Issuing Entity Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Issuing Entity Assets may be substituted for Issuing Entity Assets initially included in the issuing entity.

Available Information

      The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-132042.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

      All documents filed for the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or servicer on behalf of the issuing entity of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related issuing entity, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Issuing Entity Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity formed by the depositor will have a separate file number assigned by the SEC. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under issuing entity's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. All other reports filed with the SEC concerning the issuing entity will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any issuing entity, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

      The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

      o     the amount of the distribution allocable to interest;

      o     the amount of any advance;

      o the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

      o the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o the percentage of principal payments on the Issuing Entity Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

      o the percentage of principal prepayments with respect to the Issuing Entity Assets, if any, which each class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

      o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

      o the pass-through rate as of the day before the preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

                                 Use of Proceeds

      The depositor will apply the net proceeds from the sale of the securities to the purchase of Issuing Entity Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Issuing Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  The Depositor

      IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Issuing Entity Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under the laws of the United States. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

      The depositor's obligations after issuance of the securities include delivery of the Issuing Entity Assets and certain related documents and instruments, repurchasing Issuing Entity Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first and/or subordinate priority perfected security interest in the Issuing Entity Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                              Mortgage Loan Program

      The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Standards

      The applicable prospectus supplement may provide for the seller's representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

Underwriting Process

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

      In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

      In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

      Certain of the types of mortgage loans that may be included in an issuing entity may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

      Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

Representations by Sellers; Repurchases

      Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

      o that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

      o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

      o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement or sale and servicing agreement, as applicable) and that the Property was free of material damage;

      o that there were no delinquent tax or assessment liens against the Property; and

      o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

      As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, the representations concerning fraud in the origination of the mortgage loan will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the issuing entity for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

      The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

            o repurchase the mortgage loan from the issuing entity at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan or

            o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

      If an election is to be made to treat an issuing entity or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related issuing entity or from any holder of the related residual certificate. See "Description of the Securities-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller.

      Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Issuing Entity Assets."

                                Static Pool Data

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

      o with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

      o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         Description of the Securities

      The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

      o a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

      o the initial aggregate principal balance of each class of securities included in the series, the dates on which distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

      o information as to the assets comprising the issuing entity, including the general characteristics of the Issuing Entity Assets included in the issuing entity and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the issuing entity, and the amount and source of any reserve fund;

      o the circumstances, if any, under which the issuing entity may be subject to early termination;

      o the method used to calculate the amount of principal to be distributed with respect to each class of securities;

      o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

      o     the distribution dates with respect to the series;

      o additional information with respect to the plan of distribution of the securities;

      o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

      o the aggregate original percentage ownership interest in the issuing entity to be evidenced by each class of securities;

      o information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

      o     information as to the seller, the servicer and the trustee.

      Each series of certificates will be issued pursuant to a separate Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related issuing entity and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Issuing Entity Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

      A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Transaction Management. The following summaries describe material provisions that may appear in each agreement.

General

      The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related issuing entity. In the case of notes, the securities will be secured by the assets of the related issuing entity. In both cases, the securities will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Issuing Entity Assets will not be insured or guaranteed by any governmental entity or other person. Each issuing entity will consist of, to the extent provided in the related agreement,

      o the Issuing Entity Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

      o the assets required to be deposited in the related Security Account from time to time;

      o property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

      o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

      If specified in the related prospectus supplement, an issuing entity may also include one or more of the following: reinvestment income on payments received on the Issuing Entity Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

      Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Issuing Entity Assets in the related issuing entity. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Issuing Entity Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under"--Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Issuing Entity Assets in the related issuing entity, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

      The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code of certain classes of securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

      As to each series, an election may be made to treat the related issuing entity or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the issuing entity or from any holder of the related residual certificate or ownership interest. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

Distributions on Securities

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

      The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

      Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held in the Security Account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the issuing entity, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class Security Balance of the class of securities specified in the prospectus supplement,

            o reduced by all distributions reported to the holders of the securities as allocable to principal

            o in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities,

            o in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

            o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

      A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" and "Credit Enhancement--Subordination of the Subordinated Securities" in the related prospectus supplement.

      Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

      To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Issuing Entity Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

      If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Security Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Issuing Entity Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement or sale and servicing agreement, as applicable). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

      In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

Mandatory Auction

      The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

Categories of Classes of Securities

      In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

Categories of Classes                                Definition
                                                  Principal Types

Accretion Directed Class ...........  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Issuing Entity Assets or other assets of the issuing entity for the related series.

Companion Class ....................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class ....................  A class consisting of "components." The components of a class of component
                                      securities may have different principal
                                      and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Categories of Classes                                Definition
                                                  Principal Types

Non-Accelerated Senior or NAS ......  A class that, for the period of time specified in the related prospectus
                                      supplement, generally will not receive (in other words, is locked out) (1) principal prepayments on the underlying Issuing Entity Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the issuing entity and/or (2) scheduled principal payments on the underlying Issuing Entity Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Issuing Entity Assets of which the NAS Class is locked out will be distributed to the other classes of senior securities.

Notional Amount Class ..............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs ....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class ..........  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class ...............  Classes that receive principal payments in a prescribed sequence, that do not have
                                      predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip Class ........................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Issuing Entity Assets or other assets of the issuing entity.

Super Senior Class .................  A class that will not bear its proportionate share of realized losses
                                      (other than excess losses) as its share is directed to another class (the "Support Class") until the Class Security Balance of the Support Class is reduced to zero.

Support Class ......................  A class that absorbs realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated securities are no longer outstanding.

Categories of Classes                                Definition
                                                  Principal Types

Targeted Principal Class or TACs ...  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Issuing Entity Assets.

                                                    Interest Types

Fixed Rate .........................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate ......................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate ..............  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate ......................  A class with an interest rate that resets periodically and is calculated by
                                      reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only ......................  A class that receives some or all of the interest payments made on the underlying
                                      Issuing Entity Assets or other assets of the issuing entity and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only .....................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual ....................  A class that accretes a portion of the amount of accrued interest on it, which
                                      amount will be added to the principal
                                      balance of the class on each applicable
                                      distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual ............................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

      Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

      Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o LIBOR as determined on the previous LIBOR determination date or

            o     the reserve interest rate.

      The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

            o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

            o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

      The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The calculations agent's determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

      The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Securities

      If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

      o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

      o indirectly through organizations that are participants in these systems.

      Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

      The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

      Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

      Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

      Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 30 currencies, including United States dollars.

Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

         Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related issuing entity will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

      Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

      The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

      o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

      o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Clearance, Settlement And Tax Documentation Procedures

      Except in certain limited circumstances, the securities offered by a prospectus supplement, other than any residual securities, will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

      Investors electing to hold their Global Securities through DTC or through Clearstream or Euroclear accounts will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on each class of Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

      Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            2. borrowing the Global Securities in the United States from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.

      Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

o Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               Credit Enhancement

General

      Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Issuing Entity Assets in the related issuing entity. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

      If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Issuing Entity Assets and losses with respect to the Issuing Entity Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Issuing Entity Assets over the lives of the securities or at any time, the aggregate losses on Issuing Entity Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Issuing Entity Assets or aggregate losses on the Issuing Entity Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

      In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

      If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

      As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

      With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

Letter of Credit

      Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

      o     the mortgage loans on the related cut-off date, or

      o     one or more classes of securities.

      If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Mortgage Pool Insurance Policies

      If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

      In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

      o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

      o hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

      o if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

      o the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

      The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Special Hazard Insurance Policies

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Reserve Fund

      If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the issuing entity for a series.

      The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related issuing entities. If applicable, the related prospectus supplement will identify the issuing entities to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified issuing entities.

Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, an issuing entity may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the issuing entity, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the issuing entity may include a guaranteed investment contract pursuant to which the issuing entity is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

      If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Issuing Entity Assets in the related issuing entity. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

      If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

Financial Instruments

      If specified in the related prospectus supplement, the issuing entity may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity or the securities issued by the issuing entity. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the issuing entity from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

      If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Deposit Agreements

      If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

                       Yield and Prepayment Considerations

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets included in the related issuing entity. The original terms to maturity of the underlying mortgage loans of the Issuing Entity Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Issuing Entity Assets will affect the weighted average lives of the related securities.

      The rate of prepayment on the mortgage loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

      A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

      Collections on home equity line of credit loans may vary because, among other things, borrowers may:

      o     make payments as low as the minimum monthly payment for any month,

      o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

      o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

      In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers' payment habits.

      The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

      The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      Even if the Properties underlying the mortgage loans held in the issuing entity or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

      Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

      State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the issuing entity or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

      If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

      Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby effecting earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

      Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity Assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

Prepayment Standards or Models

      Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 The Agreements

      The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

Assignment of Issuing Entity Assets

      Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

      In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

      o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

      o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

      o     an assignment of the mortgage to the trustee in recordable form and

      o any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

      With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

      o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, so provides, a lost note affidavit),

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement and

      o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

      The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

      For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

      The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

      o purchase the related mortgage loan from the issuing entity at the Purchase Price or,

      o if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

      There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller's obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to an issuing entity for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

      Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from an issuing entity for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

      Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Issuing Entity--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Issuing Entity Assets; Deposits to Security Account

      The servicer will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets in the issuing entity (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

      o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

      o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

      o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

      o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities at the request of the depositor.

      The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

      Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each issuing entity on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

      o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

      o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Agreements--Assignment of Issuing Entity Assets" above and all proceeds of any mortgage loan repurchased as described under "The Agreements--Termination; Optional Termination";

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

      o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

      o to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

      o to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

      o to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

      o to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

      o to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

      o to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

      o to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

      o     to pay any lender-paid primary mortgage insurance premium;

      o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

      o to clear and terminate the Security Account upon termination of the related agreement.

      In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

Pre-Funding Account

      If specified in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the offering proceeds of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

      In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "Capitalized Interest Account") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

Collection Procedures

      The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

         Consistent with the above and pursuant to the authority granted to the servicer in the related agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

      Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity's ability to sell and realize the value of shares securing a cooperative loan.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

The Surety Provider

      The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

Hazard Insurance

      The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing the mortgage loan or

      o     the greater of

            o     the outstanding principal balance of the mortgage loan and

            o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of an issuing entity, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

      The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

      Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

      Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

      o     advance or discharge

            o     all hazard insurance policy premiums and

            o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

      o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the primary insurer good and merchantable title to and possession of the Property.

      The servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

      If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

      If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

      FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

      The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      Application of Liquidation Proceeds. Unless the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

            first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;

            second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

            third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

            fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

      If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related issuing entity. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

      The servicer will, to the extent provided in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the servicer and the seller. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

      Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, throughout the preceding year.

      Each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Issuing Entity Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o     general servicing considerations;

            o     cash collection and administration;

            o     investor remittances and reporting; and

            o     pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

List of Securityholders

      Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

Certain Matters Regarding the Servicer and the Depositor

      The servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

      Each agreement will provide that the servicer may not resign from its obligations and duties under the agreement except

      o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

      o upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

      Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, or for reckless disregard of obligations and duties under the applicable agreement. Each agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Issuing Entity Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

      Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

Events of Default

      Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

      o any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

      o any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

      o any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the securities; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the issuing entity and in and to the related Issuing Entity Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

      If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $15,000,000 to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

      If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of the issuing entity described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

      o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

      o failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

      o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

      If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

      o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

      o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

      o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

      If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

      If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

      Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

Amendment

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,

            (a) to cure any ambiguity or mistake;

            (b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

            (c) to conform the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

            (d) to add to the duties of the depositor, the seller or the servicer;

            (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to comply with any rules or regulations promulgated by the SEC from time to time;

            (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable; or

            (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

      In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the issuing entity, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on Issuing Entity Assets that are required to be distributed on any security without the consent of the holder of the security,

            (b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the issuing entity from engaging in any activity that would disqualify the issuing entity from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

            (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

      Pooling and Servicing Agreement, Sale and Servicing Agreement or Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

      o the final payment or other liquidation of the last of the Issuing Entity Assets subject to it or the disposition of all property acquired upon foreclosure of the Issuing Entity Assets remaining in the issuing entity and

      o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of the Issuing Entity Assets.

      Any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to an issuing entity, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

      In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

      The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

The Trustee

      The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

                   Certain Legal Aspects of the Mortgage Loans

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the issuing entity for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

General

      The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

      Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

      In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

Due-on-sale Clauses

      Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

      Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act or similar state and local laws (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular issuing entity, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

                    Material Federal Income Tax Consequences

      The following discussion is the opinion of Sidley Austin LLP, Heller Ehrman LLP, Mayer, Brown, Rowe & Maw LLP or Thacher Proffitt & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of the applicable law firm is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

General

      The federal income tax consequences to Holders will vary depending on whether

o     the securities of a series are classified as indebtedness;

o an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

o the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

o an election is made to treat the issuing entity relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related issuing entity containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

      Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests ("Regular Interest Securities") will be referred to hereinafter collectively as "Debt Securities."

Taxation of Debt Securities

      Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Debt Security and its "issue price." Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt Securities (the "Debt Securityholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment Assumption or at any other rate.

      Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

      In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The

OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities' stated redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID Regulations.

      Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to an issuing entity may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Securities"). The income tax treatment of Super-Premium Securities is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Securities should be limited to their principal amount (subject to the discussion under "--Accrued Interest Securities"), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Debt Securities --Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

      Under the REMIC Regulations, if the issue price of a Regular Interest Security (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such a Debt Security generally should not be treated as a Super-Premium Security and the rules described under "--Debt Securities--Premium" should apply. However, it is possible that Regular Interest Securities issued at a premium, even if the premium is less than 25% of the security's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

      Generally, a Debt Securityholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Debt Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

      o           adding

            o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the Prepayment Assumption) of all remaining payments to be received on the Debt Securities under the Prepayment Assumption and

            o any payments included in the stated redemption price at maturity received during the same accrual period, and

      o subtracting from that total the adjusted issue price of the Debt Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

      o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Debt Securityholder (who purchased the Debt Security at its issue price), less

      o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

      The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the depositor intends to treat Debt Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt Securities will be deemed to be the index in effect through the life of the Debt Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with "true" non-de minimis original issue discount.

      Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Debt Securities --Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

      Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Debt Security's stated principal amount or, in the case of a Debt Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the Debt Security's stated redemption price at maturity multiplied by the Debt Security's weighted average maturity remaining after the date of purchase. If market discount on a Debt Security is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Debt Security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt Securityholder in that taxable year or thereafter.

      Premium. A purchaser of a Debt Security that purchases the Debt Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Debt Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Debt Securities and will be applied as an offset against the interest payment. Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion). Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

      Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

      Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder's adjusted basis in the Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes market discount and (b) in the case of Regular Interest Securities, to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Regular Interest Security, over the amount actually includible in the holder's income. In addition, the Debt Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Securities. Certain of the Debt Securities ("Payment Lag Securities") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular v issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the issuing entity intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag Security during the first accrual period.

      Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

      Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds." An increase in a principal balance caused by a Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

      Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf other than in connection with a United States trade or business carried on by such non-U.S. Person will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a debt security, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of the issuing entity in a particular transaction, a controlled foreign corporation related to the issuing entity in a particular transaction or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

      Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

      In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC Securities

      The issuing entity relating to a series of securities may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that an issuing entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the "REMIC Securities") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of an issuing entity as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, as applicable, each issuing entity that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests ("Regular Securities") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make one or more REMIC elections and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect to each issuing entity for which a REMIC election is to be made, tax counsel will issue an opinion confirming the conclusions expressed above concerning the status of the issuing entity as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.

      In general, with respect to each series of securities for which a REMIC election is made, securities held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

      In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Securities--Single Class of Securities." REMIC Securities held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

      Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as separate REMICs (respectively, the "Subsidiary REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each issuing entity for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

      To the extent more than one REMIC election is made with respect to portions of an issuing entity, only the REMIC Securities issued by the Master REMIC will be offered under this prospectus. Solely for purposes of determining whether the REMIC Securities issued by an issuing entity will be "real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B), all related Subsidiary REMICs and the Master REMIC will be treated as one REMIC.

   a. Regular Securities

      General. Except as otherwise stated in this discussion, Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Interest Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Interest Securities, see the discussion above under "Taxation of Debt Securities."

      Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Securityholders that are "pass-through interest holders." securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

   b. Residual Certificates

      Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

      A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Securities and, except as described under "--Regular Securities--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

      Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

      Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

      In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common issuing entities and certain cooperatives are subject to similar rules.

      Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

      Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Securities -- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors."

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Securities -- a. Regular Securities -- Treatment of Realized Losses" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

   c. Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the issuing entity for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to an issuing entity as to which an election has been made to treat the issuing entity as a REMIC made after the day on which the issuing entity issues all of its interest could result in the imposition of a tax on the issuing entity equal to 100% of the value of the contributed property (the "Contributions Tax"). No issuing entity for any series of securities will accept contributions that would subject it to a Contributions Tax.

      In addition, an issuing entity as to which an election has been made to treat the issuing entity as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the issuing entity for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

   d. Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

      Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

   e. Tax-Exempt Investors

      Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

   f. Tax-Related Restrictions on Transfers of Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common issuing entity; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

      Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

      Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and (c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if:
(a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

      The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the securities.

Tax Status as a Grantor Trust

      If a REMIC election is not made, the issuing entity will not be classified as an association taxable as a corporation and that each issuing entity will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the issuing entity's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each issuing entity for which no REMIC election is made.

   a. Single Class of Securities

      Characterization. The issuing entity may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the issuing entity. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the issuing entity represented by securities, including interest, original issue discount ("OID"), if any, prepayment charges, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuing entity. Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the issuing entity plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of securities:

      o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

      o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

      o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Buydown Loans. Certain issuing entities may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

      Premium. The price paid for a security by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments.

      If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      Regulations dealing with amortizable bond premium (the "Amortizable Bond Premium Regulations") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a securityholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Securities--Securities Representing Interests in Loans Other Than ARM Loans."

      Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a market discount. The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

      Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Single Class of Securities--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

   b. Multiple Classes of Securities

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If an issuing entity is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Securities"), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Securities").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Securities" and "Multiple Classes of Senior Securities--Stripped Bonds and Stripped Coupons."

      Although current authority is not entirely clear, a Stripped Bond Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Securities" and "--Single Class of Securities--Original Issue Discount." However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the issuing entity's mortgage loans.

      The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the Code.

      Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

      Holders of Stripped Bond Securities and Stripped Coupon Securities are encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

      2. Securities Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

      OID on each security must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the securities (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

      Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the "daily portions," as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Securities Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "--Securities Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred Interest to the security's principal balance will result in additional income (including possibly OID income) to the securityholder over the remaining life of the securities.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

   c. Sale or Exchange of a Security

      Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the security. The adjusted basis of a security generally will equal the seller's purchase price for the security, increased by the OID included in the seller's gross income with respect to the security, and reduced by principal payments on the security previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a security is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

      The securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.

   d. Non-U.S. Persons

      Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by securityholders.

      As used in this prospectus, a "U.S. Person" means

      o           a citizen or resident of the United States,

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

      o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

      Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the securities as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this summary does not address the consequences of a Non-U.S. Person holding the Residual Securities. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

      A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

      Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

      The securities will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

   e. Backup Withholding

      Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

      In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

Final Trust Reporting Regulations

      On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

Tax Characterization of the Issuing Entity as a Partnership

      Tax counsel will deliver its opinion that an issuing entity that is intended to be treated as a partnership will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

      If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the issuing entity.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the

OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

o is not actually or constructively a "10 percent shareholder" of the issuing entity or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the issuing entity or the seller is a "related person" within the meaning of the Code and

o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses.

Tax Consequences to Holders of the Certificates

      Treatment of the Issuing Entity as a Partnership. The issuing entity and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any issuing entity income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the issuing entity of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

      An individual taxpayer's share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

      The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the issuing entity acquires the loans at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the issuing entity were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder's basis in its certificates would remain the same.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Among Transferors and Transferees. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder's allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuing entity.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            State Tax Considerations

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA Considerations

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold "plan assets" of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a "Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuer were deemed to be assets of the Plan. Under a regulation issued by the United State Department of Labor (the "Plan Assets Regulation"), the assets of the issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuer and none of the exceptions to plan asset treatment contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the securities constitute debt for local law purposes, the issuer believes that, at the time of their issuance, the security should not be treated an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the securities, including the reasonable expectation of purchasers of securities that the securities will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the securities for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for securities that are subordinated to other classes of securities.

      However, without regard to whether the securities are treated as equity interests for purposes of the Plan Assets Regulation, the acquisition or holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the servicer, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a security, each purchaser will be deemed to represent that either (i) it is not acquiring the securities with the assets of a Plan or (ii) the acquisition and holding of the securities will not give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.

      Governmental plans, as defined in the Code and ERISA, are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective state pension codes with respect to investments in the securities, and the considerations discussed above, to the extent applicable.

      The issuing entity, the servicer, the trustee and the underwriter of the securities of any series may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the servicer, the trustee or the underwriter of the notes, or any of their respective affiliates:

            o has investment or administrative discretion with respect to plan assets to be invested in the securities;

            o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice
                  (i) will serve as a primary basis for investment decision with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

            o     is an employer maintaining or contributing to the plan,

may not invest in the securities unless an appropriate administrative prohibited transaction exemption applies to the investment.

Underwriter Exemption

      The United States Department of Labor ("DOL") has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

      o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "Designated Transaction");

      o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings ("Fitch"). However, the certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;

      o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

      o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

      o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

      The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

      The issuer must also meet the following requirements:

      o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

      o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

      o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

      In addition, if the issuer is a legal entity of certain types, the legal document establishing the issuer must contain restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

      o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

      The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions, including, without limitation, (a) all additional loans must meet the same terms and conditions for determining eligibility as the initial loans;
(b) the additional loans may not result in a lower credit rating; and (c) the characteristics of the additional loans must be substantially similar to those of the loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional loans must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller.

      The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it.) A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met. If the ratings decline below one of the four highest generic rating categories from S&P, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the securities and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

      The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             Method of Distribution

      Securities are being offered hereby in series from time to time (each series evidencing a separate issuing entity) through any of the following methods:

      o by negotiated firm commitment underwriting and public reoffering by underwriters;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

      (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  Legal Matters

      The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin LLP, New York, New York; Heller Ehrman LLP, New York, New York; Mayer, Brown, Rowe & Maw LLP, New York, New York; or Thacher Proffitt & Wood LLP, New York, New York.

                              Financial Information

      A new issuing entity will be formed for each series of securities and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                     Rating

      It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                                            Page
                                                                    ------------
1986 Act ........................................................            107
2001 Act ........................................................            100
2003 Act ........................................................            100
Agency Securities ...............................................             19
Amortizable Bond Premium Regulations ............................            105
Applicable Amount ...............................................             99
APR .............................................................             24
ARM Loans .......................................................            107
Asset Conservation Act ..........................................             86
Capitalized Interest Account ....................................             69
CERCLA ..........................................................             86
Class Security Balance ..........................................             41
Clearstream, Luxembourg .........................................             50
Code ............................................................         37, 88
Contingent Regulations ..........................................             89
Contributions Tax ...............................................           .101
Cooperative .....................................................             51
cooperative loans ...............................................             21
cooperatives ....................................................             21
DBC .............................................................             50
Debt Securities .................................................             89
Deferred Interest ...............................................            108
Designated Transaction ..........................................            118
DOL .............................................................            118
DTC .............................................................             49
Eleventh District ...............................................             47
ERISA ...........................................................            117
Euroclear Operator ..............................................             51
excess inclusion ................................................             99
excess servicing ................................................            106
Exchange Act ....................................................             32
FHA .............................................................             21
FHLBSF ..........................................................             47
Fitch ...........................................................            118
foreign person ..................................................            112
Garn-St Germain Act .............................................             87
Global Securities ...............................................             52
Indenture .......................................................             39
Insured Expenses ................................................             67
Issuing Entity Assets ...........................................             19
Legislative History .............................................            107
Liquidated Mortgage .............................................             75
market discount .................................................             92
Master REMIC ....................................................             96
Moody's .........................................................            118
National Cost of Funds Index ....................................             48
New CI ..........................................................             50
new partnership .................................................            114

                                                                            Page
                                                                    ------------
Non-U.S. Person .................................................            109
offshore location ...............................................            102
OID .............................................................            103
OID Regulations .................................................            107
old partnership .................................................            114
OTS .............................................................             48
Payment Lag Securities ..........................................             94
phantom income ..................................................             97
Plan ............................................................            117
Plan Assets Regulation ..........................................            117
pre-issuance accrued interest ...................................             94
Prepayment Assumption ...........................................            107
Private Mortgage-Backed Securities ..............................             19
Prohibited Transactions Tax .....................................            100
PTCE ............................................................            117
RCRA ............................................................             87
Regular Interest Securities .....................................             89
Regular Securities ..............................................             96
Regular Securityholders .........................................             89
Relevant Implementation Date ....................................            122
Relevant Member State ...........................................            122
Relief Act ......................................................         13, 88
REMIC ...........................................................             88
REMIC Securities ................................................             96
REMICs ..........................................................             96
Residual Certificates ...........................................             96
Restricted Group ................................................            120
S&P .............................................................            118
SEC .............................................................             20
secured creditor exemption ......................................             86
Securities Act ..................................................             32
Security Account ................................................             67
Short-Term Note .................................................            112
Single Family Properties ........................................             22
SMMEA ...........................................................            121
Stripped ARM Obligations ........................................            108
Stripped Bond Securities ........................................            106
Stripped Coupon Securities ......................................            106
Subsequent Recoveries ...........................................             95
Subsidiary REMIC ................................................             96
Super-Premium Securities ........................................             90
Terms and Conditions ............................................             51
Title V .........................................................             88
U.S. Person .....................................................   55, 102, 109
Underwriter Exemptions ..........................................            118
VA ..............................................................             21
W-8BEN ..........................................................       109, 112
Withholding Agent ...............................................            112

                 HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                              SERIES INABS 2006-C
                                 ISSUING ENTITY

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                           [INDYMACBANK, F.S.B. LOGO]

                          SPONSOR, SELLER AND SERVICER

                                  $749,959,000
                                 (Approximate)

              HOME EQUITY MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                              SERIES INABS 2006-C

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

CREDIT SUISSE                                                 UBS SECURITIES LLC
                      (CO-LEAD MANAGERS AND BOOK-RUNNERS)

    RBS GREENWICH CAPITAL         LEHMAN BROTHERS INC.         MORGAN STANLEY
                                 (CO-MANAGERS)

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series INABS 2006-C Home Equity Mortgage Loan Asset-Backed Certificates in any state where the offer is not permitted.

                                 JUNE 14, 2006